UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

AMEDISYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT
August 10, 2023
Dear Stockholders of Amedisys, Inc.:
As previously announced, UnitedHealth Group Incorporated (“Parent”), Amedisys, Inc. (“Amedisys”) and Aurora Holdings Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of June 26, 2023 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Amedisys, upon the terms and subject to the conditions set forth in the Merger Agreement, with Amedisys continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”). Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger: (i) each share of Amedisys common stock (“Amedisys Common Stock”) held in treasury by Amedisys or owned by Parent or Merger Sub or any of their respective subsidiaries, in each case, immediately prior to the Effective Time will be cancelled (collectively, “cancelled shares”) without consideration; and (ii) each share of Amedisys Common Stock, other than any cancelled shares, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $101 per share in cash, without interest (the “per share merger consideration” and the total amount to be paid, the “Merger Consideration”), less any applicable withholding taxes.
To obtain the approval of the Amedisys stockholders required in connection with the Merger, Amedisys will hold a special meeting of its stockholders (the “Amedisys Special Meeting”).
At the Amedisys Special Meeting, Amedisys stockholders will be asked to consider and vote on, among other things, a proposal to adopt the Merger Agreement (the “Amedisys Merger Proposal”).
We cannot consummate the Merger unless the stockholders of Amedisys approve the Amedisys Merger Proposal, as described in this proxy statement. Your vote is very important, regardless of the number of shares you own.
Whether or not you expect to attend the Amedisys Special Meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Amedisys Special Meeting.
The Amedisys Board of Directors (the “Amedisys Board”) has carefully considered and unanimously approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Amedisys and its stockholders. The Amedisys Board unanimously recommends that Amedisys stockholders vote “FOR” the Amedisys Merger Proposal and “FOR” each of the other proposals to be considered at the Amedisys Special Meeting and described in the accompanying proxy statement.
If the Merger is completed, stockholders and beneficial owners of shares of Amedisys Common Stock who continuously hold their shares through the effective date of the Merger, who do not vote in favor of the Amedisys Merger Proposal, who properly demand in writing an appraisal of their shares of Amedisys Common Stock delivered to Amedisys prior to the taking of the vote on the Amedisys Merger Proposal and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, the applicable provisions of Delaware law, which are summarized in the section entitled “Appraisal Rights” in the accompanying proxy statement and which may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262), will be entitled to appraisal rights to receive, in cash, the fair value of their shares of Amedisys Common Stock as determined by the Delaware Court of Chancery.

The obligations of Parent and Amedisys to consummate the Merger are subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement, including receipt of stockholder approval for the proposals described above. The accompanying proxy statement contains detailed information about Amedisys, the Amedisys Special Meeting, the Merger Agreement, the Merger and the other business to be considered by the Amedisys stockholders at the Amedisys Special Meeting.
Amedisys encourages you to read the accompanying proxy statement carefully.
On behalf of the Amedisys Board, thank you for your consideration and continued support.
Paul Kusserow
Chair of the Board
Amedisys, Inc.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger or any other transaction described in the accompanying proxy statement or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated August 10, 2023 and is first being mailed to the Amedisys stockholders on or about August 10, 2023.

AMEDISYS, INC.
3854 American Way, Suite A
Baton Rouge, LA 70816
(225) 292-2031 or (800) 467-2662
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 8, 2023
Notice is hereby given that Amedisys, Inc. (“Amedisys”) will hold a special meeting of its stockholders (the “Amedisys Special Meeting”) at our executive office, 1005 17th Avenue South, Nashville, Tennessee 37212 on September 8, 2023, beginning at 10:00 a.m., Central Daylight Saving Time.
The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares of common stock of Amedisys (“Amedisys Common Stock”), $0.001 par value per share.
Amedisys has entered into an Agreement and Plan of Merger, dated June 26, 2023 (the “Merger Agreement”), by and among UnitedHealth Group Incorporated (“Parent”), Aurora Holdings Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and Amedisys, pursuant to which Merger Sub will merge with and into Amedisys, which is referred to as the “Merger,” upon the terms and subject to the conditions set forth in the Merger Agreement, with Amedisys surviving the Merger as a wholly owned subsidiary of Parent.
The Amedisys Special Meeting will be held for the purpose of Amedisys stockholders to consider and vote on the following proposals:
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to adopt the Merger Agreement, as it may be amended from time to time (the “Amedisys Merger Proposal”);

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to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Amedisys named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Amedisys Compensation Proposal”); and

3.
to approve the adjournment of the Amedisys Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Amedisys Special Meeting to approve the Amedisys Merger Proposal (the “Amedisys Adjournment Proposal”).

These proposals are described in more detail in the accompanying proxy statement, which you should read carefully and in its entirety before you vote. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.
Only Amedisys stockholders of record at the close of business on August 4, 2023, the record date for the Amedisys Special Meeting (the “Amedisys Record Date”), are entitled to notice of and to vote at the Amedisys Special Meeting and any adjournments or postponements thereof.
The Amedisys Board of Directors (the “Amedisys Board”) has unanimously (a) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (b) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Amedisys and its stockholders, (c) resolved to recommend the adoption of the Merger Agreement to the stockholders of Amedisys, on the terms and subject to the conditions set forth in the

Merger Agreement and (d) directed that the Merger Agreement be submitted to the stockholders of Amedisys for adoption at the Amedisys Special Meeting.
Accordingly, the Amedisys Board unanimously recommends that Amedisys stockholders vote:
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“FOR” the Amedisys Merger Proposal;

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“FOR” the Amedisys Compensation Proposal; and

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“FOR” the Amedisys Adjournment Proposal.

Your vote is very important, regardless of the number of shares of Amedisys Common Stock you own. The parties cannot complete the transactions contemplated by the Merger Agreement, including the Merger, without approval of the Amedisys Merger Proposal. Approval of the Amedisys Merger Proposal requires the affirmative vote of the holders of a majority of the shares of Amedisys Common Stock outstanding at the close of business on the Amedisys Record Date.
Whether or not you plan to attend the Amedisys Special Meeting, we encourage you to vote your shares of Amedisys Common Stock by proxy as promptly as possible. You can vote your shares by proxy via the internet, telephone or mail, and instructions regarding all three methods of voting are provided on the proxy card. If you hold your shares through a broker, bank or other nominee in “street name” (instead of as a registered holder) please follow the instructions on the voting instruction form provided by your bank, broker or nominee to vote your shares.
If the Merger is completed, stockholders and beneficial owners of shares of Amedisys Common Stock who continuously hold their shares through the effective date of the Merger, who do not vote in favor of the Amedisys Merger Proposal, who properly demand in writing an appraisal of their shares of Amedisys Common Stock delivered to Amedisys prior to the taking of the vote on the Amedisys Merger Proposal and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, the applicable provisions of Delaware law, which are summarized in the section entitled “Appraisal Rights” in the accompanying proxy statement and which may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262), will be entitled to appraisal rights to receive, in cash, the fair value of their shares of Amedisys Common Stock as determined by the Delaware Court of Chancery.
The list of Amedisys stockholders entitled to vote at the Amedisys Special Meeting will be available at Amedisys’ principal executive offices, located at 3854 American Way, Suite A, Baton Rouge, Louisiana 70816, during ordinary business hours for examination by any Amedisys stockholder for any purpose germane to the Amedisys Special Meeting for a period of ten days ending on the day before the Amedisys Special Meeting.
PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE AMEDISYS SPECIAL MEETING. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, THE MERGER AGREEMENT, THE MERGER, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT.
BY ORDER OF THE BOARD OF DIRECTORS
Paul B. Kusserow
Chairman of the Board
August 10, 2023

REFERENCES TO ADDITIONAL INFORMATION
The accompanying proxy statement incorporates important business and financial information about Amedisys from other documents that Amedisys has filed with the U.S. Securities and Exchange Commission (“SEC”) and that are not contained in and are instead incorporated by reference in the accompanying proxy statement. For a list of documents incorporated by reference in the accompanying proxy statement, see the section entitled “Where You Can Find More Information.” This information is available for you, without charge, to review through the SEC’s website at www.sec.gov.
You may request a copy of the accompanying proxy statement, any of the documents incorporated by reference in the accompanying proxy statement or any other information filed with the SEC by Amedisys, without charge, by written or telephonic request directed to Amedisys at the following contact:
Attention: Investor Relations — Nicholas Muscato
3854 American Way, Suite A,
Baton Rouge, Louisiana 70816
(225) 292-2031 or (800) 467-2662
In order for you to receive timely delivery of the documents in advance of the special meeting of Amedisys stockholders to be held on September 8, 2023, which is referred to as the “Amedisys Special Meeting,” you must request the information no later than August 25, 2023.
If you have any questions about the Amedisys Special Meeting, or need to obtain proxy cards or other information, please contact Amedisys’ proxy solicitor at the following contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders may call toll free: (877) 750-0625
Banks and Brokers may call collect: (212) 750-5833
The contents of the websites of the SEC, Amedisys or any other entity are not incorporated in the accompanying proxy statement.   The information about how you can obtain certain documents that are incorporated by reference in the accompanying proxy statement at these websites is being provided only for your convenience.

ABOUT THIS PROXY STATEMENT
This document constitutes a proxy statement of Amedisys under Section 14(a) of the Exchange Act. This proxy statement also constitutes a notice of meeting with respect to the Amedisys Special Meeting.
Amedisys has supplied all information contained or incorporated by reference in this proxy statement relating to Amedisys and such information relating to the Merger. Parent has supplied, and Amedisys has not independently verified, all of the information relating to Parent and Merger Sub.
You should rely only on the information contained or incorporated by reference in this proxy statement. Neither Amedisys nor Parent has authorized anyone to provide you with information that is different from that contained or incorporated by reference in this proxy statement. This proxy statement is dated        , 2023, and you should not assume that the information contained in this proxy statement is accurate as of any date other than such date unless otherwise specifically provided herein.
Further, you should not assume that the information incorporated by reference in this proxy statement is accurate as of any date other than the date of the incorporated document. The mailing of this proxy statement to Amedisys stockholders will not create any implication to the contrary.
This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
Unless otherwise indicated or the context otherwise requires, when used in this proxy statement:
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“Amedisys” refers to Amedisys, Inc., a Delaware corporation;

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“Amedisys Adjournment Proposal” refers to the proposal for Amedisys stockholders to approve the adjournment of the Amedisys Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Amedisys Special Meeting to approve the Amedisys Merger Proposal;

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“Amedisys Board” refers to the board of directors of Amedisys;

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“Amedisys Common Stock” refers to the common stock, par value $0.001 per share, of Amedisys;

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“Amedisys Compensation Proposal” refers to the proposal for Amedisys stockholders to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Amedisys executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement;

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“Amedisys Merger Proposal” refers to the proposal for Amedisys stockholders to adopt the Merger Agreement;

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“Amedisys Record Date” refers to August 4, 2023;

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“Amedisys Special Meeting” refers to the special meeting of Amedisys stockholders to consider and vote upon the Amedisys Merger Proposal, the Amedisys Compensation Proposal and the Amedisys Adjournment Proposal;

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“Amedisys Stockholder Approval” refers to the approval by Amedisys stockholders of the Amedisys Merger Proposal;

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“business day” refers to any day that is not a Saturday, a Sunday or a federal holiday, or a day on which banks are authorized or obligated to be closed in New York, New York;

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“Code” refers to the Internal Revenue Code of 1986, as amended;

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“DGCL” refers to the General Corporation Law of the State of Delaware;

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“Effective Time” refers to the date and time when the Merger becomes effective under the DGCL;

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“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

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“GAAP” refers to U.S. generally accepted accounting principles;

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“Guggenheim Securities” refers to Guggenheim Securities, LLC, financial advisor to Amedisys in connection with the Merger;

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“HSR Act” refers to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

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“Merger” refers to the merger of Merger Sub with and into Amedisys, with Amedisys surviving as a wholly owned subsidiary of Parent, as contemplated by, subject to and in accordance with the terms of the Merger Agreement;

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“Merger Agreement” refers to the Agreement and Plan of Merger, dated June 26, 2023, as it may be amended from time to time, by and among, Parent, Merger Sub and Amedisys, a copy of which is attached to this proxy statement as Annex A;

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“Merger Sub” refers to Aurora Holdings Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent;

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“Nasdaq” refers to the Nasdaq Global Select Market;

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“OPCH Merger Sub” refers to Uintah Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Option Care Health

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“OPCH Merger Agreement” refers to the Agreement and Plan of Merger, dated May 3, 2023, by and among, Option Care Health, OPCH Merger Sub and Amedisys;

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“Option Care Health” refers to Option Care Health, Inc., a Delaware corporation;

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“Outside Date” refers initially to June 26, 2024, which may be extended to December 27, 2024 pursuant to the terms of the Merger Agreement, as further described in this proxy statement;

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“Parent” refers to UnitedHealth Group Incorporated, a Delaware corporation;

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“per share merger consideration” refers to the $101 per share of Amedisys Common Stock in cash, without interest;

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“SEC” refers to the U.S. Securities and Exchange Commission;

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“Securities Act” refers to the Securities Act of 1933, as amended; and

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“Termination Agreement” refers to the Termination Agreement, dated June 26, 2023, by and among Amedisys, Option Care Health and OPCH Merger Sub.

i

ii

QUESTIONS AND ANSWERS
The following questions and answers briefly address some questions that you, as an Amedisys stockholder, may have regarding the Merger and the other matters being considered at the Amedisys Special Meeting. You are urged to carefully read this proxy statement and the other documents referred to in this proxy statement in their entirety because this section may not provide all the information that is important to you regarding these matters. See the section entitled “Summary” for a summary of important information regarding the Merger Agreement, the Merger and the related transactions. Additional important information is contained in the annexes to, and the documents incorporated by reference in, this proxy statement. You may obtain the information incorporated by reference in this proxy statement, without charge, by following the instructions in the section entitled “Where You Can Find More Information.”
Why am I receiving this proxy statement?
You are receiving this proxy statement because Amedisys, Merger Sub and Parent have entered into the Merger Agreement, pursuant to which Amedisys will survive the Merger as a wholly owned subsidiary of Parent. The Merger Agreement, which governs the terms and conditions of the Merger, is attached as Annex A hereto.
Your vote is required in connection with the Merger. Amedisys is sending these materials to its stockholders to help them decide how to vote their shares with respect to the adoption of the Merger Agreement and other important matters and in connection with the solicitation of proxies to be voted at the Amedisys Special Meeting.
What matters am I being asked to vote on?
In order to complete the Merger, among other things: Amedisys stockholders must approve the Amedisys Merger Proposal. Amedisys is holding the Amedisys Special Meeting to obtain approval of the Amedisys Merger Proposal. At the Amedisys Special Meeting, Amedisys stockholders will also be asked to consider and vote on the Amedisys Compensation Proposal and the Amedisys Adjournment Proposal.
Does my vote matter?
Yes, your vote is very important, regardless of the number of shares that you own. The Merger cannot be completed unless the Amedisys Merger Proposal is approved by Amedisys stockholders.
The approval of the Amedisys Compensation Proposal and the Amedisys Adjournment Proposal are not required to complete the Merger.
What happened to the proposed merger with Option Care Health and the related special meeting of Amedisys stockholders?
The OPCH Merger Agreement was terminated on June 26, 2023 pursuant to the Termination Agreement, dated June 26, 2023, by and among Amedisys, Option Care Health and OPCH Merger Sub (the “Termination Agreement”), which was effective upon receipt by Option Care Health of a $106 million termination fee (the “OPCH Termination Fee”) paid by Parent, on behalf of, Amedisys. On June 26, 2023, following receipt by Option Care Health of the OPCH Termination Fee, Parent, Merger Sub and Amedisys entered into the Merger Agreement. For more information regarding the background of the merger, see the section entitled “The Merger — Background of the Merger.”
When and where will the Amedisys Special Meeting take place?
The Amedisys Special Meeting is scheduled to be held at 10:00 a.m., Central Daylight Saving Time, on September 8, 2023, at our executive office located at 1005 17th Avenue South, Nashville, Tennessee 37212.
Attendance at the Amedisys Special Meeting is limited to Amedisys stockholders of record as of the Amedisys Record Date for the Amedisys Special Meeting.
If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Amedisys Special Meeting, you must present proof of your ownership of Amedisys

Common Stock, such as a bank or brokerage account statement, as of the Amedisys Record Date to be admitted to the Amedisys Special Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Amedisys Special Meeting.
Amedisys stockholders also must present a form of personal identification in order to be admitted to the Amedisys Special Meeting. No cameras, recording equipment or electronic devices will be permitted in the Amedisys Special Meeting.
Even if you plan to attend the Amedisys Special Meeting, Amedisys recommends that you vote by proxy in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the Amedisys Special Meeting.
What will Amedisys stockholders receive for their shares of Amedisys Common Stock if the Merger is completed?
Subject to the terms and conditions of the Merger Agreement, at the Effective Time, by virtue of the Merger: (i) each share of Amedisys Common Stock held in treasury by Amedisys or owned by Parent or Merger Sub or any of their respective subsidiaries, in each case, immediately prior to the Effective Time will be cancelled (collectively, “cancelled shares”) without consideration; and (ii) each share of Amedisys Common Stock, other than any cancelled shares, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $101 per share in cash, without interest (the “per share merger consideration” and the total amount to be paid, the “Merger Consideration”), less any applicable withholding taxes. Stockholders and beneficial owners of shares of Amedisys Common Stock who continuously hold their shares through the effective date of the Merger, who do not vote in favor of the Amedisys Merger Proposal, who properly demand in writing an appraisal of their shares of Amedisys Common Stock delivered to Amedisys prior to the taking of the vote on the Amedisys Merger Proposal and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, the applicable provisions of Delaware law, which are summarized in the section entitled “Appraisal Rights” in the accompanying proxy statement and which may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262), will be entitled to appraisal rights to receive, in cash, the fair value of their shares of Amedisys Common Stock as determined by the Delaware Court of Chancery.
How does the Amedisys Board recommend that I vote at the Amedisys Special Meeting?
The Amedisys Board has carefully considered and unanimously approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Amedisys and its stockholders. The Amedisys Board unanimously recommends that Amedisys stockholders vote “FOR” the Amedisys Merger Proposal and “FOR” each of the other proposals to be considered at the Amedisys Special Meeting and described in the accompanying proxy statement.
In considering the recommendations of the Amedisys Board, Amedisys stockholders should be aware that Amedisys directors and executive officers have interests in the Merger, including financial interests, that are different from, or in addition to, their interests as Amedisys stockholders generally. The members of the Amedisys Board were aware of and carefully considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and in determining to recommend that Amedisys stockholders approve the Amedisys Merger Proposal. For a more complete description of these interests, see the section entitled “Interests of Amedisys Directors and Executive Officers in the Merger.”
Who is entitled to vote at the Amedisys Special Meeting?
All holders of record of shares of Amedisys Common Stock who held shares at the close of business on August 4, 2023, the Amedisys Record Date, are entitled to receive notice of, and to vote at, the Amedisys Special Meeting. Each share of Amedisys Common Stock is entitled to one vote per share. Attendance at the Amedisys Special Meeting is not required to vote. See below and the section entitled “The Amedisys Special Meeting — Methods of Voting” for instructions on how to vote without attending the Amedisys Special Meeting.
In accordance with Delaware law, a list of stockholders entitled to vote at the Amedisys Special Meeting will be available for a period of ten days ending on the day before the Amedisys Special Meeting, Monday through Friday between the hours of 9:00 a.m. and 4:00 p.m., local time, at Amedisys’ principal executive offices located at 3854 American Way, Suite A, Baton Rouge, Louisiana 70816.
What is a proxy?
A proxy is a stockholder’s legal designation of another person to vote shares owned by such stockholder on their behalf. You can vote your shares by proxy via the internet, telephone or mail, and instructions regarding all methods of voting are provided on the proxy card. If you hold shares beneficially through a broker, bank or other nominee in “street name,” you should follow the voting instructions provided by your broker, bank or other nominee.
How many votes do I have at the Amedisys Special Meeting?
Each Amedisys stockholder is entitled to one vote on each proposal for each share of Amedisys Common Stock held of record at the close of business on the Amedisys Record Date. At the close of business on the Amedisys Record Date, there were 32,632,961 shares of Amedisys Common Stock outstanding.
What constitutes a quorum for the Amedisys Special Meeting?
A quorum is the minimum number of shares required to be represented, either through attendance at the Amedisys Special Meeting or through representation by proxy, to hold a valid meeting. The holders of a majority of the voting power of the outstanding shares of Amedisys entitled to vote generally in the election of directors must be present in person or represented by proxy in order to constitute a quorum for the transaction of business at the Amedisys Special Meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the Amedisys Special Meeting. Since all of the proposals currently expected to be voted on at the Amedisys Special Meeting are considered non-routine and non-discretionary matters, shares held in “street name” through a broker, bank or other nominee are not expected to be counted as present for the purpose of determining the existence of a quorum if such broker, bank or other nominee does not have instructions to vote on any such proposals.
What happens if the Merger is not completed?
If the Amedisys Merger Proposal is not approved by Amedisys stockholders or if the Merger is not completed for any other reason, Amedisys stockholders will not receive the Merger Consideration or any other consideration in connection with the Merger, and their shares of Amedisys Common Stock will remain outstanding.
If the Merger Agreement is terminated under certain specified circumstances, Amedisys may be required to pay Parent a termination fee of $125,000,000 (the “Amedisys Termination Fee”). If the Merger Agreement is terminated under other specified circumstances, Parent may be required to pay Amedisys a regulatory break fee equaling a net amount of $144,000,000 (the “Regulatory Break Fee”). Further, under specified circumstances Amedisys may be required to reimburse Parent for the $106,000,000 OPCH Termination Fee that Parent paid to Option Care Health in connection with the termination of the OPCH Merger Agreement (the “OPCH Agreement Termination Fee Refund”). See the sections entitled “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Expenses and Termination Fees” for a more complete discussion of the circumstances under which the Merger Agreement could be terminated and when the Amedisys Termination Fee, Regulatory Break Fee or OPCH Agreement Termination Fee Refund may be payable by, or on behalf of, Amedisys or Parent, respectively.
If the Merger is not completed, Amedisys will remain an independent public company and the Amedisys Common Stock will continue to be listed and traded on Nasdaq under the symbol “AMED”.

How can I vote my shares?
If you are an Amedisys stockholder of record, you may vote at the Amedisys Special Meeting by proxy over the internet, by telephone or by mail, or in person by attending and voting at the Amedisys Special Meeting at 10:00 a.m., Central Daylight Saving Time, on September 8, 2023 located at our executive office, 1005 17th Avenue South, Nashville, Tennessee 37212.
If voting by internet, go to www.proxyvote.com and follow the instructions for internet voting as shown on your proxy card. If voting by telephone, dial 1-800-690-6903 and follow the instructions for telephone voting shown on your proxy card. If voting by mail, your completed proxy card must be received no later than close of business on September 7, 2023 for shares held directly or by September 6, 2023 for shares held in the Amedisys ESPP or the Amedisys 401(k) plan.
You may also vote in person at the Amedisys Special Meeting. Voting via the internet, by telephone or by mail will not limit your right to vote at the Amedisys Special Meeting if you decide to attend and vote in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Amedisys Special Meeting. You should contact your bank or brokerage account representative to obtain a legal proxy.
If your shares of Amedisys Common Stock are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. You must follow the voting instructions provided by your broker in order to instruct your broker on how to vote your shares. Stockholders who hold shares in street name should generally be able to vote by returning the voting instruction form to their broker or by telephone or via the internet. However, the availability of telephone or internet voting will depend on the voting process of your broker.
What is a “broker non-vote”?
Banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” or “discretionary” but not with respect to “non-routine” or “non-discretionary” matters. All of the proposals currently expected to be voted on at the Amedisys Special Meeting are “non-routine” or “non-discretionary” matters.
A “broker non-vote” occurs on a proposal when (i) a broker, bank or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares, and (ii) the beneficial owner fails to provide the broker, bank or other nominee with such instructions. Because all of the proposals currently expected to be voted on at the Amedisys Special Meeting are non-routine or non-discretionary matters for which brokers do not have discretionary authority to vote, Amedisys does not expect there to be any broker non-votes at the Amedisys Special Meeting. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other nominee, your shares of Amedisys Common Stock will not be voted.
What stockholder vote is required for the approval of each Amedisys proposal at the Amedisys Special Meeting? What will happen if I fail to vote or abstain from voting on each Amedisys proposal at the Amedisys Special Meeting?
Amedisys Proposal 1: Amedisys Merger Proposal
Assuming a quorum is present at the Amedisys Special Meeting, approval of the Amedisys Merger Proposal requires the affirmative vote of the holders of a majority of all outstanding shares of Amedisys Common Stock entitled to vote thereon. If you are an Amedisys stockholder and fail to vote, fail to instruct your bank, broker or other nominee to vote with respect to the Amedisys Merger Proposal or abstain from voting, it will have the same effect as a vote “AGAINST” the Amedisys Merger Proposal. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Amedisys Merger Proposal.

Amedisys Proposal 2: Amedisys Compensation Proposal
Assuming a quorum is present at the Amedisys Special Meeting, approval of the Amedisys Compensation Proposal requires the affirmative vote of a majority of the shares of Amedisys Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Any shares not present or represented by proxy (including due to the failure of an Amedisys stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Amedisys Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Amedisys Compensation Proposal, provided that a quorum is otherwise present. An abstention by any shares present or represented by proxy to vote on the Amedisys Compensation Proposal will have the same effect as a vote “AGAINST” the Amedisys Compensation Proposal. Broker non-votes, if any, will have no effect on the Amedisys Compensation Proposal.
Amedisys Proposal 3: Amedisys Adjournment Proposal
Approval of the Amedisys Adjournment Proposal requires the affirmative vote of a majority of the shares of Amedisys Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Any shares not present or represented by proxy (including due to the failure of an Amedisys stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Amedisys Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Amedisys Adjournment Proposal. An abstention by any shares present or represented by proxy to vote on the Amedisys Adjournment Proposal will have the same effect as a vote “AGAINST” the Amedisys Adjournment Proposal. Broker non-votes, if any, will have no effect on the Amedisys Adjournment Proposal.
Why am I being asked to consider and vote on a proposal to approve, by non-binding advisory vote, the Merger-related compensation for Amedisys executive officers?
Under SEC rules, Amedisys is required to seek the approval, by non-binding advisory vote, of its stockholders relating to the compensation that may be paid or become payable to Amedisys’ executive officers that is based on or otherwise relates to the Merger. Amedisys urges its stockholders to read the section entitled “Interests of Amedisys Directors and Executive Officers in the Merger.”
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?
If your shares of Amedisys Common Stock are registered directly in your name with the transfer agent of Amedisys, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote directly at the Amedisys Special Meeting. You may also grant a proxy directly to Amedisys or to a third party to vote your shares at the Amedisys Special Meeting.
If your shares of Amedisys Common Stock are held by a brokerage firm, bank, dealer or other similar organization, trustee, or nominee, you are considered the beneficial owner of shares held in “street name.” Your brokerage firm, bank, dealer or other similar organization, trustee, or nominee will send you, as the beneficial owner, a package describing the procedures for voting your shares. You should follow the instructions provided by your brokerage firm, bank, dealer or other similar organization, trustee, or nominee to vote your shares.
In order to attend and vote at the Amedisys Special Meeting, you should follow the voting instructions provided by your bank, broker or other nominee. If you hold your shares of Amedisys Common Stock through a stockbroker, nominee, fiduciary or other custodian you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Amedisys Special Meeting. You should contact your bank or brokerage account representative to obtain a legal proxy.
If my shares of Amedisys Common Stock are held in “street name” by my brokerage firm, bank, dealer or other similar organization, trustee, or nominee, will my brokerage firm, bank, dealer or other similar organization, trustee, or nominee automatically vote those shares for me?
No. Your bank, broker or other nominee will only be permitted to vote your shares of Amedisys Common Stock at the Amedisys Special Meeting if you instruct your bank, broker or other nominee. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares. Banks, brokers and other nominees who hold shares of Amedisys Common Stock in “street name” for their customers have authority to vote on “routine” and “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are prohibited from exercising their voting discretion with respect to non-routine and non-discretionary matters, which include all of the proposals currently expected to be voted on at the Amedisys Special Meeting. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokers and other nominees are not empowered to vote such shares.
Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Amedisys Merger Proposal. Broker non-votes, if any, will have no effect on the Amedisys Compensation Proposal or the Amedisys Adjournment Proposal.
What should I do if I receive more than one set of voting materials for the same special meeting?
If you hold shares of Amedisys Common Stock in “street name” and also directly in your name as a stockholder of record or otherwise, or if you hold shares of Amedisys Common Stock in more than one brokerage account, you may receive more than one set of voting materials relating to the same Amedisys Special Meeting.
Record Holders.   For shares held directly, you can vote your shares by proxy via the internet, telephone or mail, and instructions regarding all three methods of voting are provided on the proxy card.
Shares Held in “Street Name.”   For shares held in “street name” through a bank, broker or other nominee, you should follow the procedures provided by such bank, broker or other nominee to submit a proxy or vote your shares.
If a stockholder gives a proxy, how are the shares of Amedisys Common Stock voted?
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Amedisys Common Stock in the way that you indicate. For each item before the Amedisys Special Meeting you may specify whether your shares of Amedisys Common Stock should be voted “for” or “against,” or abstain from voting.
For more information regarding how your shares will be voted if you properly sign, date and return a proxy card, but do not indicate how your Amedisys Common Stock should be voted, see “Questions & Answers — How will my shares be voted if I return a blank proxy?”
How will my shares be voted if I return a blank proxy?
If you sign, date and return your proxy and do not indicate how you want your shares of Amedisys Common Stock to be voted, then your shares of Amedisys Common Stock will be voted in accordance with the recommendation of the Amedisys Board: “FOR” the Amedisys Merger Proposal, “FOR” the Amedisys Compensation Proposal and “FOR” the Amedisys Adjournment Proposal.
Can I change my vote after I have submitted my proxy?
Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Amedisys Special Meeting by: (a) sending a signed written notice of revocation to Amedisys’ Corporate Secretary; (b) providing new voting instructions over the internet or telephone as instructed on your proxy card; (c) submitting a properly signed and dated proxy card with a later date that is received by Amedisys’ Corporate Secretary; or (d) attending the Amedisys Special Meeting and voting in person. Only your last submitted proxy will be considered. If you beneficially hold shares in “street name,” you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy. You may also change your vote by obtaining a legal proxy, executed in your favor from the holder of record, and voting your shares in person at the Amedisys Special Meeting.

If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker or other nominee?
If your shares are held in the name of a bank, broker or other nominee and you previously provided voting instructions to your bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee to revoke or change your voting instructions.
Where can I find the voting results of the Amedisys Special Meeting?
The preliminary voting results for the Amedisys Special Meeting are expected to be announced at that special meeting. In addition, within four business days following certification of the final voting results, Amedisys will file the final voting results of the Amedisys Special Meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.
What will happen to Amedisys as a result of the Merger?
If the Merger is completed, each share of Amedisys Common Stock you hold (excluding shares held by Amedisys as treasury stock or owned by Parent or Merger Sub or any of their respective subsidiaries, in each case, immediately prior to the Effective Time) will represent only the right to receive $101.00 in cash, without interest and subject to any applicable withholding taxes. In addition, Amedisys Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and Amedisys will no longer be required to file periodic reports with the SEC with respect to Amedisys Common Stock, in accordance with applicable law, rules and regulations. Following the completion of the Merger, Amedisys Common Stock will no longer be publicly traded and you will no longer have any interest in Amedisys’ future earnings or growth. Amedisys will also become a wholly owned subsidiary of Parent at the Effective Time.
Do Amedisys stockholders have dissenters’ or appraisal rights?
Yes. If the Merger is completed and you are a stockholder or beneficial owner of shares of Amedisys Common Stock who does not vote in favor of the Amedisys Merger Proposal and otherwise complies with, and does not validly withdraw or otherwise lose your appraisal rights under the applicable provisions of Delaware law, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the Merger if you take certain actions and meet certain conditions. For additional information, see the section entitled “Appraisal Rights.” In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Failure to comply with all procedures required by Section 262 of the DGCL may result in a loss of your right to appraisal. Amedisys encourages you to read these provisions carefully and in their entirety and, in view of their complexity, to promptly consult with your legal and financial advisors if you wish to pursue your appraisal rights in connection with the Merger.
Are there any risks that I should consider in deciding whether to vote for the approval of the Amedisys Merger Proposal?
Yes, there are risks associated with all business combinations including the Merger. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
What happens if I sell my shares of Amedisys Common Stock after the Amedisys Record Date but before Amedisys Special Meeting?
The Amedisys Record Date is earlier than the date of the Amedisys Special Meeting. If you sell or otherwise transfer your shares of Amedisys Common Stock after the Amedisys Record Date but before the Amedisys Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Amedisys Special Meeting. However, in order to receive the Merger Consideration, you must hold your shares of Amedisys Common Stock through the completion of the Merger. Consequently, if you transfer your shares of Amedisys Common Stock before completion of the Merger, you will have transferred your right to receive the Merger Consideration. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares of Amedisys Common Stock. Even if you sell or otherwise transfer your shares of Amedisys Common Stock after the Amedisys Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically or by telephone using the instructions provided in the enclosed proxy card.
What happens if I sell my shares of Amedisys Common Stock after the Amedisys Special Meeting, but before the completion of the Merger?
If you transfer your shares of Amedisys Common Stock before completion of the Merger, you will have transferred your right to receive the Merger Consideration. In order to receive the Merger Consideration, you must hold your shares of Amedisys Common Stock through the completion of the Merger. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares of Amedisys Common Stock.
Who will solicit and pay the cost of soliciting proxies?
Amedisys has engaged Innisfree M&A Incorporated, which is referred to as “Innisfree,” to assist in the solicitation of proxies for the Amedisys Special Meeting. Amedisys estimates that it will pay Innisfree a fee of approximately $30,000, plus reimbursement for certain out-of-pocket fees and expenses relating to this transaction and their work in connection with the OPCH Merger). Amedisys has agreed to indemnify Innisfree against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Amedisys also may reimburse banks, brokers and other custodians, nominees and fiduciaries and its agents for their expenses in forwarding proxy materials to beneficial owners of Amedisys Common Stock. Amedisys directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.
When is the Merger expected to be completed?
The transaction is expected to close in 2024, subject to the approval of both companies’ stockholders, regulatory approvals, and other closing conditions. See the section entitled “The Merger Agreement — Conditions to the Consummation of the Merger.”
What are the conditions to the Merger?
The Merger is subject to a number of conditions to closing as specified in the Merger Agreement. These closing conditions include, among others, (i) approval by Amedisys stockholders of the Amedisys Merger Proposal; (ii) the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act; (iii) the receipt of the required state regulatory approvals; (iv) the absence of any law or order that has the effect of enjoining or otherwise prohibiting the completion of the Merger; (v) the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under all applicable antitrust laws without the imposition by any governmental entity of any term, condition, obligation, requirement, limitation, prohibition, remedy, sanction or other action that has resulted in or would reasonably be expected to result in a Burdensome Condition (as defined in the Merger Agreement); (vi) subject to certain exceptions, the accuracy of the representations and warranties of the other party; and (vii) performance by each party of its respective obligations under the Merger Agreement. See the section entitled “The Merger Agreement — Conditions to the Consummation of the Merger.”
If I am an Amedisys stockholder, how will I receive the merger consideration to which I am entitled?
If you are a holder of record of a certificate (an “Amedisys Certificate”) that immediately prior to the Effective Time represented outstanding shares of Amedisys Common Stock, as promptly as practicable following the Effective Time, and in no event later than the fourth business day thereafter, Parent will cause the paying agent to mail to you a letter of transmittal. The letter of transmittal will be accompanied by instructions for use in effecting the surrender of the Amedisys Certificates in exchange for the right to receive the per share merger consideration of $101 in cash, without interest. Upon surrender of an Amedisys

Certificate (or affidavit of loss in lieu thereof) for cancellation to the paying agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Amedisys Certificate will be entitled to receive the per share merger consideration.
If you are a holder of record of a book-entry share (an “Amedisys Book-Entry Share”) that immediately prior to the Effective Time represented outstanding shares of Amedisys Common Stock, you will not be required to deliver an Amedisys Certificate or letter of transmittal or surrender such Amedisys Book-Entry Shares to the paying agent, and in lieu thereof, upon receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request), the holder of such Amedisys Book-Entry Share shall be entitled, upon or following the Effective Time, to receive in exchange therefor the per share merger consideration. With respect to Amedisys Book-Entry Shares held directly or indirectly through The Depository Trust Company (“DTC”), Parent and Amedisys will cooperate to establish procedures to ensure that the paying agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, and in any event on the closing date, upon surrender of such Amedisys Book-Entry Shares, the per share merger consideration. No interest will be paid or will accrue for the benefit of holders of the Amedisys Certificates or Amedisys Book-Entry Shares on the Merger Consideration or any cash payable pursuant to the Merger Agreement.
What are certain of the material U.S. federal income tax consequences of the Merger to U.S. holders of shares of Amedisys Common Stock?
The exchange of Amedisys Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. In general, for such purposes, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in the Merger in exchange for shares of Amedisys Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that the U.S. holder receives pursuant to the Merger with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Should I send in my Amedisys Certificate now?
No. Please do not send your Amedisys Certificate now. If you are a holder of record of an Amedisys Certificate, as promptly as practicable following the Effective Time, and in no event later than the fourth business day thereafter, Parent will cause the paying agent to mail to you a letter of transmittal. The letter of transmittal will be accompanied by instructions for use in effecting the surrender of the Amedisys Certificates in exchange for the right to receive the per share merger consideration of $101 in cash, without interest. Upon surrender of an Amedisys Certificate (or affidavit of loss in lieu thereof) for cancellation to the paying agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, such holder of such Amedisys Certificate will be entitled to receive the per share merger consideration.
If you are a holder of record of an Amedisys Book-Entry Share, you will not be required to deliver an Amedisys Certificate or letter of transmittal or surrender such Amedisys Book-Entry Shares to the paying agent, and in lieu thereof, upon receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request), the holder of such Amedisys Book-Entry Share shall be entitled, upon or following the Effective Time, to receive in exchange therefor the per share merger consideration. With respect to Amedisys Book-Entry Shares held directly or indirectly through DTC, Parent and Amedisys will cooperate to establish procedures to ensure that the paying agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, and in any event on the closing date, upon surrender of such Amedisys Book-Entry Shares, the per share merger consideration. No interest will be paid or will accrue for the benefit of holders of the Amedisys Certificates or Amedisys Book-Entry Shares on the Merger Consideration or any cash payable pursuant to the Merger Agreement.

What should I do now?
You should read this proxy statement carefully and in its entirety, including the annexes.
If you are an Amedisys stockholder of record, you may vote at the Amedisys Special Meeting by proxy over the internet, by telephone, by mail, or by attending and voting at the Amedisys Special Meeting at 10:00 a.m., Central Daylight Saving Time, on September 8, 2023 located at our executive office, 1005 17th Avenue South, Nashville, Tennessee 37212.
If your shares of Amedisys Common Stock are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. You must follow the voting instructions provided by your broker in order to instruct your broker on how to vote your shares.
What is householding?
Householding is a procedure approved by the SEC under which a single copy of certain materials are delivered to multiple stockholders of Amedisys who share the same address, unless a contrary instruction is received from one or more of such stockholders. Amedisys has previously adopted householding for stockholders of record. As a result, stockholders with the same address and last name may receive only one copy of this proxy statement from Amedisys. Requests for additional copies of this proxy statement should be directed to: Amedisys, Inc., 3854 American Way, Suite A, Baton Rouge, Louisiana 70816, Attention: Investor Relations — Nicholas Muscato, Phone: (225) 292-2031 or (800) 467-2662. “Street name” stockholders may contact their broker, bank, or other nominee to request information about householding.
Who will count the votes?
The votes will be counted by a representative of Broadridge Financial Solutions, Inc. Mr. Scott Ginn, the Chief Financial Officer and Acting Chief Operating Officer of Amedisys, will act as the inspector of election appointed for the Amedisys Special Meeting.
How can I find more information about Amedisys?
You can find more information about Amedisys from various sources described in the section entitled “Where You Can Find More Information.”
Whom do I call if I have questions about the Amedisys Special Meeting or the Merger?
If you have questions about the Amedisys Special Meeting or the Merger, or desire additional copies of this proxy statement or additional proxies, you may use the contact information below:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders may call toll free: (877) 750-0625
Banks and Brokers may call collect: (212) 750-5833

SUMMARY
For your convenience, provided below is a brief summary of certain information contained in this proxy statement. This summary highlights selected information from this proxy statement and does not contain all of the information that may be important to you as an Amedisys stockholder. For a more complete description of the terms of the Merger, you should read carefully this entire proxy statement, its annexes and the other documents to which you are referred. Items in this summary include a page reference directing you to a more complete description of those items. You may obtain the information incorporated by reference in this proxy statement, without charge, by following the instructions under “Where You Can Find More Information.”
The Parties to the Merger (Page 36)
UnitedHealth Group Incorporated
Parent is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone. Parent has nearly 400,000 colleagues in two distinct and complementary businesses working to help build a modern, high-performing health system through improved access, affordability, outcomes and experiences. Optum combines clinical expertise, technology and data to empower people, partners and providers with the care, guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care.
The principal executive offices of Parent are located at 9900 Bren Road East, Minnetonka, MN 55343, and its telephone number is (952) 936-1300. Shares of common stock of Parent are listed on the New York Stock Exchange under the symbol “UNH.”
Amedisys, Inc.
Amedisys is a leading healthcare services company committed to helping its patients age in place by providing clinically excellent care and support in the home. Its operations involve serving patients across the United States through three operating divisions: home health, hospice and high acuity care. Amedisys delivers clinically distinct care that best suits its patients’ needs, whether that is home-based recovery and rehabilitation after an operation or injury or care that empowers patients to manage a chronic disease through its home health division, hospice care at the end of life or delivering the essential elements of inpatient hospital, palliative and skilled nursing facility care to patients in their homes through Amedisys’ high acuity care division.
Amedisys is among the largest providers of home health and hospice care in the United States, with approximately 18,000 employees in 522 care centers in 37 states within the United States and the District of Columbia. Its employees deliver the highest quality care performing more than 11.2 million visits for more than 455,000 patients annually. Over 3,000 hospitals and 102,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Amedisys’ principal executive offices are located at 3854 American Way, Suite A, Baton Rouge, Louisiana, 70816, and its telephone number is (225) 292-2031.
Aurora Holdings Merger Sub Inc.
Merger Sub is a Delaware corporation that was formed solely for the purposes of entering into the Merger Agreement and engaging in the transactions contemplated by the Merger Agreement. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will cease to exist and Amedisys will survive the Merger as a wholly owned subsidiary of Parent.
The principal executive offices of Merger Sub’s ultimate parent, Parent, are located at 9900 Bren Road East, Minnetonka, MN 55343, and its telephone number is (952) 936-1300.

The Merger and the Merger Agreement (Pages 36 and 77)
The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A hereto. Amedisys encourages you to read the Merger Agreement carefully and in its entirety, as it is the legal document that governs the Merger.
The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Amedisys, with Amedisys continuing as the surviving corporation, and as a wholly owned subsidiary of Parent.
Merger Consideration (Page 37)
Subject to the terms and conditions of the Merger Agreement, at the Effective Time, by virtue of the Merger: (i) each share of Amedisys Common Stock held in treasury by Amedisys or owned by Parent or Merger Sub or any of their respective subsidiaries, in each case, immediately prior to the Effective Time will be cancelled (collectively, “cancelled shares”) without consideration; and (ii) each share of Amedisys Common Stock, other than any cancelled shares, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $101 per share in cash, without interest (the “per share merger consideration” and the total amount to be paid, the “Merger Consideration”), less any applicable withholding taxes. Stockholders who have properly made and not validly withdrawn or lost a demand for appraisal rights with respect to their shares of Amedisys Common Stock pursuant to Section 262 of the DGCL will only be entitled to receive the payment provided by such appraisal and will cease to have any rights with respect to their shares.
Treatment of Amedisys Equity Awards (Page 79)
At the Effective Time, Amedisys equity awards will be treated as follows:
•
Each outstanding time-based vesting Amedisys restricted stock unit award (each, an “Amedisys RSU Award”) will be converted into a restricted stock unit award of Parent (a “Converted RSU Award”) with the same terms and conditions that applied to the Amedisys RSU Award, adjusted so that the number of shares of Parent common stock underlying the Converted RSU Award equals (1) the number of shares of Amedisys Common Stock subject to the Amedisys RSU Award immediately prior to the Effective Time, multiplied by (2) the per share merger consideration divided by the volume-weighted average of the closing sales price of Parent common stock on the New York Stock Exchange on each of the five full consecutive trading days ending on and including the third business day prior to the closing date (such calculation described in (2), the “Equity Award Exchange Ratio”), rounded to the nearest whole number of shares of Parent common stock;

•
Each outstanding performance-based vesting Amedisys restricted stock unit award (each, an “Amedisys PSU Award”) will be converted into a restricted stock unit award of Parent (a “Converted PSU Award”) with the same terms and conditions that applied to the Amedisys PSU Award (other than performance-based vesting conditions), adjusted so that that the number of shares of Parent common stock underlying the Converted PSU Award equals (1) the number of shares of Amedisys Common Stock subject to such Amedisys PSU Award immediately prior to the Effective Time, multiplied by (2) the Equity Award Exchange Ratio, assuming achievement at target performance with respect to any Amedisys PSU Award for which the level of performance-vesting has not yet been determined, rounded to the nearest whole number of shares of Parent common stock;

•
Each outstanding option to purchase shares of Amedisys Common Stock (each, an “Amedisys Option Award”) will be converted into an option to purchase shares of Parent common stock (a “Converted Option Award”) with the same terms and conditions that applied to the Amedisys Option Award, adjusted so that the number of shares of Parent common stock underlying the Converted Option Award equals (1) the number of shares of Amedisys Common Stock subject to the Amedisys Option Award immediately prior to the Effective Time, multiplied by (2) the Equity Award Exchange Ratio, rounded down to the nearest whole number of shares of Parent common stock. A Converted Option Award will have an exercise price per share equal to (1) the exercise price per share of the equivalent Amedisys Option Award immediately prior to the Effective Time divided by (2) the Equity Award Exchange Ratio, rounded up to the nearest whole cent; and

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Each Amedisys RSU Award held by a current or former non-employee director of Amedisys (each, a “Director RSU Award”) outstanding as of immediately prior to the Effective Time shall be cancelled and only entitle such holder to receive (without interest) an amount in cash equal to the product of (1) the number of shares of Amedisys Common Stock subject to such Director RSU Award immediately prior to the Effective Time and (2) the per share merger consideration.

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Each Converted RSU Award, Converted PSU Award and Converted Option Award will have the same terms and conditions (including any double-trigger protections but excluding any performance- based vesting conditions) that applied to the corresponding Amedisys RSU Award, Amedisys Option Award or Amedisys PSU Award, respectively, immediately prior to the Effective Time (other than any other terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or other immaterial administrative or ministerial changes).

Amedisys Employee Stock Purchase Plan (Page 80)
With respect to the Amended and Restated Amedisys Composite Employee Stock Purchase Plan (the “Amedisys ESPP”), the Amedisys Board or the appropriate committee thereof will terminate the Amedisys ESPP immediately prior to the Effective Time, and, as soon as practicable after the date of the Merger Agreement, will take all reasonably necessary action to ensure that (i) participation following the date of the Merger Agreement will be limited to those employees who participate on the date of the Merger Agreement, (ii) except to the extent necessary to maintain the status of the Amedisys ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code, participants may not increase their payroll deductions or purchase elections from those in effect on the date of the Merger Agreement, (iii) no offering period will be commenced after the date of the Merger Agreement, and (iv) each participant’s outstanding rights to purchase shares of Amedisys Common Stock under the Amedisys ESPP will automatically be exercised on the day immediately prior to the day on which the Effective Time occurs (if not earlier terminated pursuant to the terms of the Amedisys ESPP), and the resulting shares of Amedisys Common Stock will be converted into the right to receive the per share merger consideration in accordance with the Merger Agreement.
Amedisys’ Reasons for the Merger and Recommendation of the Amedisys Board (Page 56)
The Amedisys Board unanimously recommends that you vote “FOR” the Amedisys Merger Proposal, “FOR” the Amedisys Compensation Proposal and “FOR” the Amedisys Adjournment Proposal. For a description of factors considered by the Amedisys Board in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and additional information on the recommendation of the Amedisys Board, see the section entitled “The Merger — Amedisys’ Reasons for the Merger and Recommendation of the Amedisys Board.”
Opinion of Amedisys’ Financial Advisor
Opinion of Guggenheim Securities, LLC (Page 61; Annex B)
Amedisys retained Guggenheim Securities as its financial advisor in connection with a potential business combination involving Amedisys. In connection with the Merger, Guggenheim Securities delivered its oral opinion, subsequently confirmed in writing, to the Amedisys Board that, as of June 25, 2023 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the per share merger consideration was fair, from a financial point of view, to the stockholders of Amedisys.
The full text of the written opinion of Guggenheim Securities, dated June 25, 2023, which is attached as Annex B to this proxy statement and which you should read carefully and in its entirety, is subject to the assumptions made, procedures followed, matters considered and limitations, qualifications and other conditions contained in such opinion and necessarily based on economic, business, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion.
Guggenheim Securities’ opinion was provided to the Amedisys Board (in its capacity as such) for its information and assistance in connection with its evaluation of the per share merger consideration.

Guggenheim Securities’ opinion and any materials provided in connection therewith do not constitute a recommendation to the Amedisys Board with respect to the Merger, nor does Guggenheim Securities’ opinion or the summary of its underlying financial analyses elsewhere in this proxy statement constitute advice or a recommendation to any holder of Amedisys Common Stock as to how to vote or act in connection with the Merger or otherwise. Guggenheim Securities’ opinion does not address Amedisys’ underlying business or financial decision to pursue or effect the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Amedisys or the effects of any other transaction in which Amedisys might engage. Guggenheim Securities’ opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, of the per share merger consideration to the stockholders of Amedisys and did not express any view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without limitation, the form or structure of the Merger) or the Merger Agreement or (b) any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities, creditors or other constituencies of Amedisys. Furthermore, Guggenheim Securities did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Amedisys’ directors, officers or employees, or any class of such persons, in connection with the Merger relative to the per share merger consideration or otherwise.
Pursuant to the terms of Guggenheim Securities’ engagement, Amedisys has agreed to pay Guggenheim Securities an estimated cash transaction fee of approximately $37 million. In connection with Guggenheim Securities’ engagement, Amedisys has previously paid Guggenheim Securities cash opinion fees of $8 million in the aggregate which will be credited against the foregoing cash transaction fee. In addition, Amedisys has agreed to reimburse Guggenheim Securities for certain expenses and to indemnify Guggenheim Securities against certain liabilities arising out of its engagement.
This summary is qualified in its entirety by reference to the full text of such opinion. For a description of the opinion that the Amedisys Board received from Guggenheim Securities, see the section entitled “The Merger — Opinion of Guggenheim Securities, LLC.”
The Amedisys Special Meeting (Page 27)
The Amedisys Special Meeting will be held at our executive office, 1005 17th Avenue South, Nashville, Tennessee 37212 on September 8, 2023, beginning at 10:00 a.m., Central Daylight Saving Time.
The purposes of the Amedisys Special Meeting are as follows:
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Amedisys Proposal 1: Adoption of the Merger Agreement.   To consider and vote on the Amedisys Merger Proposal;

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Amedisys Proposal 2: Approval, on an Advisory Non-Binding Basis, of Certain Merger-Related Compensatory Arrangements with Amedisys Named Executive Officers.   To consider and vote on the Amedisys Compensation Proposal; and

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Amedisys Proposal 3: Adjournment of the Amedisys Special Meeting.   To consider and vote on the Amedisys Adjournment Proposal.

Approval of the Amedisys Merger Proposal by Amedisys stockholders is a condition to the Merger. Approval of the advisory Amedisys Compensation Proposal and the Amedisys Adjournment Proposal are not conditions to the obligation of either Parent or Amedisys to complete the Merger.
Each Amedisys stockholder is entitled to one vote on each proposal for each share of Amedisys Common Stock held of record at the close of business on the Amedisys Record Date. Only Amedisys stockholders of record at the close of business on the Amedisys Record Date are entitled to receive notice of and to vote at the Amedisys Special Meeting and any and all adjournments or postponements thereof.
A quorum of Amedisys stockholders is necessary to conduct business at the Amedisys Special Meeting. The holders of a majority of the voting power of outstanding shares of Amedisys Common Stock entitled to vote at the Amedisys Special Meeting must be present in person or represented by proxy in order to constitute a quorum for the transaction of business at the Amedisys Special Meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the Amedisys Special Meeting. Since all of the proposals currently expected to be voted on at the Amedisys Special Meeting are considered non-routine and non-discretionary matters, shares held in “street name” through a broker, bank or other nominee are not expected to be counted as present for the purpose of determining the existence of a quorum if such broker, bank or other nominee does not have instructions to vote on at least one of the proposals brought before the Amedisys Special Meeting.
Amedisys Proposal 1: Amedisys Merger Proposal
Assuming a quorum is present at the Amedisys Special Meeting, approval of the Amedisys Merger Proposal requires the affirmative vote of the holders of a majority of all outstanding shares of Amedisys Common Stock entitled to vote thereon at the Amedisys Special Meeting. If you are an Amedisys stockholder and fail to vote, fail to instruct your bank, broker or other nominee to vote with respect to the Amedisys Merger Proposal, or abstain from voting, it will have the same effect as a vote “AGAINST” the Amedisys Merger Proposal. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Amedisys Merger Proposal.
Amedisys Proposal 2: Amedisys Compensation Proposal
Assuming a quorum is present at the Amedisys Special Meeting, approval of the Amedisys Compensation Proposal requires the affirmative vote of a majority of the shares of Amedisys Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Any shares not present or represented by proxy (including due to the failure of an Amedisys stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Amedisys Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Amedisys Compensation Proposal, provided that a quorum is otherwise present. An abstention by any shares present or represented by proxy on the Amedisys Compensation Proposal will have the same effect as a vote “AGAINST” the Amedisys Compensation Proposal. Broker non-votes, if any, will have no effect on the Amedisys Compensation Proposal.
Amedisys Proposal 3: Amedisys Adjournment Proposal
Approval of the Amedisys Adjournment Proposal requires the affirmative vote of a majority of the shares of Amedisys Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Any shares not present or represented by proxy (including due to the failure of an Amedisys stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Amedisys Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Amedisys Adjournment Proposal. An abstention or failure to vote any shares present or represented by proxy on the Amedisys Adjournment Proposal will have the same effect as a vote “AGAINST” the Amedisys Adjournment Proposal. Broker non-votes, if any, will have no effect on the Amedisys Adjournment Proposal.
Interests of Amedisys Directors and Executive Officers in the Merger (103)
In considering the recommendation of the Amedisys Board to vote in favor of the Amedisys Merger Proposal, Amedisys stockholders should be aware that the directors and executive officers of Amedisys have interests in the Merger, including financial interests, that may be different from, or in addition to, the interests of Amedisys stockholders generally. The members of the Amedisys Board were aware of and carefully considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and in determining to recommend that Amedisys stockholders approve the Amedisys Merger Proposal and the Amedisys Adjournment Proposal. For more information, see the section entitled “Interests of Amedisys Directors and Executive Officers in the Merger.”

Certain Beneficial Owners of Amedisys Common Stock (Page 119)
At the close of business on July 24, 2023, the members of the Amedisys Board and Amedisys’ executive officers and their affiliates, as a group, owned and were entitled to vote approximately 2.12% of the shares of Amedisys Common Stock.
Amedisys currently expects that all members of the Amedisys Board and Amedisys’ executive officers will vote their shares of Amedisys Common Stock “FOR” the Amedisys Merger Proposal, “FOR” the Amedisys Compensation Proposal and “FOR” the Amedisys Adjournment Proposal. For more information regarding the security ownership of the members of the Amedisys Board and Amedisys’ executive officers, see the section entitled “Certain Beneficial Owners of Amedisys Common Stock.”
Regulatory Approvals and Related Matters (Page 74)
The obligations of Parent and Amedisys to consummate the Merger are subject to, among other conditions, the expiration or earlier termination of any waiting period (and any extension thereof) under the HSR Act. Parent and Amedisys filed the notifications required under the HSR Act with the Premerger Notification Office of the Federal Trade Commission and the Antitrust Division of the Department of Justice on July 5, 2023 and Parent and Amedisys received a request for additional information (a “second request”) under the HSR Act from the U.S. Department of Justice relating to the Merger on August 4, 2023, extending the HSR Act waiting period until the parties have substantially complied with the second request, unless the period is extended voluntarily by the parties or terminated sooner by the U.S. Department of Justice. Additionally, the obligations of Parent and Amedisys to consummate the Merger are subject to the receipt of approvals from certain state regulatory and government authorities pursuant to health care laws and regulations of certain states, which are referred to as the “required state regulatory approvals”. As discussed further in the section entitled, “The Merger — Regulatory Approvals and Related Matters”, Parent and Amedisys cannot complete the Merger until certain antitrust approvals and exemptions are received from U.S. regulatory authorities. Under the Merger Agreement, each of Parent and Amedisys has agreed to cooperate with each other and use their respective reasonable best efforts, with certain specified limitations, to cause the conditions to consummate the transactions contemplated by the Merger Agreement and cause the conditions to the Merger to be satisfied as promptly as reasonably practicable; however, Parent and its subsidiaries are not required to proffer or agree to any term, condition, obligation, liability, requirement, limitation, qualification, remedy, commitment, sanction or other action that is, or would reasonably be expected to result in a “Burdensome Condition” (as defined in the Merger Agreement), including a requirement of Parent, Amedisys or any of their respective subsidiaries to divest assets generating greater than $333 million in annual revenue from third parties, any term or terms that would reasonably be expected to result in a material adverse effect on the business, operations, financial condition or results of operations of Amedisys and its subsidiaries or Parent and its subsidiaries, in each case, taken as a whole or that would reasonably be expected to require either party or their affiliates to obtain approval, including prior approval, from a governmental entity, to submit a notification to a governmental entity or to appoint a monitor with respect to consummating any future transactions. Additionally, Amedisys must agree, if reasonably requested by Parent so as to permit (if deemed reasonably likely to be necessary to permit)the expiration or termination of the applicable waiting periods under the HSR Act or the receipt of any other consent under any other applicable antitrust law, in each case as soon as reasonably practicable after the date of the Merger Agreement, to effect and agree to any sale, divestiture, license, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, any assets, operations, rights, product lines, licenses, businesses or interests therein of Amedisys and its subsidiaries that is conditioned on the occurrence of the closing of the transactions contemplated by the Merger Agreement.
While the parties to the Merger have no reason to believe it will not be possible to complete the antitrust reviews in a timely manner, there is no certainty that the antitrust reviews will be completed within the period of time contemplated by the Merger Agreement or that the completion of such reviews would not be conditioned upon actions that would be materially adverse to Amedisys or Parent, or that a regulatory challenge to the Merger will not be made.
Litigation Related to the Merger (Page 76)
After the filing of the preliminary joint proxy statement regarding the OPCH Merger Agreement (the “OPCH Preliminary Registration Statement”), but prior to the OPCH Preliminary Registration Statement being withdrawn by Option Care Health, Amedisys received demand letters from four purported stockholders alleging that the OPCH Preliminary Registration Statement omitted material information that rendered it misleading or incomplete in violation of federal securities laws and the Amedisys Board breached their fiduciary duties. The demand letters demand corrective disclosure to the OPCH Preliminary Registration Statement. Amedisys believes the claims asserted in the demand letters are meritless. Amedisys has also received a demand from a purported stockholder in connection with the OPCH Preliminary Registration Statement seeking to inspect certain Amedisys corporate books and records under Section 220 of the DGCL. In connection with the Merger Agreement, a complaint has been filed as an individual action in the United States District Court for the Southern District of New York, captioned O’Dell v. Amedisys, Inc., et al., 22-cv-6977 (filed August 8, 2023). Amedisys believes that the foregoing complaint is without merit. Other potential plaintiffs may file additional lawsuits challenging the proposed transaction. See the section entitled “Litigation Related to the Merger.”
Appraisal Rights (Page 113)
If the Merger is completed, stockholders and beneficial owners of shares of Amedisys Common Stock who do not vote in favor of the Amedisys Merger Proposal are entitled to appraisal rights under the DGCL in connection with the Merger, provided that such persons comply with the requirements of Section 262 of the DGCL, which are further summarized in the section entitled “Appraisal Rights.” In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. This means that you may be entitled to have the “fair value” of your shares of Amedisys Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, determined by the Delaware Court of Chancery and paid to you in cash, together with interest as determined by the Delaware Court of Chancery, in lieu of the amount of the Merger Consideration you would have received pursuant to the Merger Agreement, if you follow the procedures set forth in Section 262 of the DGCL and certain other conditions are met. The ultimate amount you may receive in an appraisal proceeding may be less than, equal to or more than the amount you would have otherwise received under the Merger Agreement if you do not seek appraisal of your shares of Amedisys Common Stock.
To exercise your appraisal rights with respect to your shares of Amedisys Common Stock, you must, among other things, deliver a written demand for appraisal to Amedisys before the vote is taken on the Amedisys Merger Proposal and you must not vote (either in person or via the website, telephone, mail or by proxy) in favor of the Amedisys Merger Proposal with respect to such shares of Amedisys Common Stock, and you must continue to hold such shares of Amedisys Common Stock from the date of making the demand for appraisal through the Effective Time. As such, merely voting against, abstaining or failing to vote on the Amedisys Merger Agreement Proposal will not by itself constitute a demand for appraisal under the DGCL. If you fail to follow the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights.” In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Amedisys encourages you to read these provisions carefully and in their entirety.
In view of the complexity of the DGCL, Amedisys stockholders and beneficial owners who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, accessible without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Conditions to the Consummation of the Merger (Page 80)
The obligations of Parent and Amedisys to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver (to the extent permitted by applicable law) by Parent and Amedisys of the following conditions:

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approval by Amedisys stockholders of the Amedisys Merger Proposal;

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the expiration or termination of any waiting period (and any extension thereof) under the HSR Act relating to the consummation of the Merger;

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the receipt of the required state regulatory approvals; and

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the absence of any order issued or entered, or any law enacted or promulgated, after the date of the Merger Agreement by any governmental body enjoining or otherwise prohibiting the consummation of the Merger.

In addition, Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by the Merger Agreement, including the Merger, are subject to the satisfaction or waiver by Parent (to the extent permitted by applicable law) of the following conditions:
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representations and warranties Amedisys made in the Merger Agreement being true and correct, subject to the various standards and qualifications set forth in the Merger Agreement;

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performance by Amedisys in all material respects of all obligations required to be performed by it under the Agreement at or prior to the closing date;

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the delivery by Amedisys to Parent of a certificate duly executed by an authorized officer of Amedisys, to the effect that that the conditions in the two preceding bullet points have been satisfied; and

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the expiration or termination of any waiting period (and any extension thereof) under all antitrust laws applicable to the consummation of the transactions contemplated by the Merger Agreement is done so without the imposition by any governmental entity of any term, condition, obligation, requirement, limitation, prohibition, remedy, sanction or other action that would reasonably be expected to result in a “Burdensome Condition” (as defined in the Merger Agreement).

In addition, Amedisys’ obligations to consummate the transactions contemplated by the Merger Agreement, including the Merger, are subject to the satisfaction or waiver by Amedisys (to the extent permitted by applicable law) of the following conditions:
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representations and warranties Parent and Merger Sub made in the Merger Agreement being true and correct, subject to the various standards and qualifications set forth in the Merger Agreement;

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performance by Parent in all material respects of all obligations required to be performed by it under the Merger Agreement at or prior to the closing date; and

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the delivery by Parent to Amedisys of a certificate duly executed by an authorized officer of Parent, to the effect that that the conditions in the two preceding bullet points have been satisfied.

No Solicitation; Obligations to Recommend the Approval of the Approval of the Amedisys Merger Proposal (Pages 88 and 90)
Subject to certain exceptions, Amedisys has agreed that it will not, and it will cause its affiliates and its and their respective officers, directors and employees, not to, and it will use reasonable best efforts to cause its and its controlled affiliates’ investment bankers, financial advisors, attorneys, accountants and other representatives not to, directly or indirectly, (1) solicit, initiate or knowingly encourage or take any other action to knowingly facilitate any alternative transaction (as defined in the section entitled “The Merger Agreement — No Solicitation”) to acquire 20% or more of Amedisys’ voting power, consolidated revenues, net income or assets; (2) participate in any discussions or negotiations, or cooperate in any way with any person, with respect to any alternative transaction; or (3) amend or grant any waiver of any standstill or similar agreement.
The Merger Agreement includes certain exceptions to the non-solicitation covenant such that, prior to obtaining the Amedisys Stockholder Approval, Amedisys may participate in discussions and negotiations concerning an unsolicited alternative transaction if the Amedisys Board determines in good faith, after consultation with its outside counsel and financial advisors, that the alternative transaction constitutes or could reasonably be expected to result in a “superior proposal” (as defined in the section entitled “The

Merger Agreement — No Solicitation”). Also, the Amedisys Board may, subject to complying with certain specified procedures, including providing Parent and Amedisys with a good faith opportunity to negotiate, (1) withdraw its recommendation in favor of the Amedisys Merger Proposal in response to an unsolicited “superior proposal” and, subject to compliance with certain terms and conditions of the Merger Agreement, enter into a definitive agreement with a third party with respect to such unsolicited “superior proposal”, to the extent failure to do so would be inconsistent with its fiduciary duties under applicable law; or (2) withdraw its recommendation in favor of the Amedisys Merger Proposal in response to an “intervening event” (as defined in the section entitled “The Merger Agreement — Obligations to Recommend the Approval of the Amedisys Merger Proposal”) that becomes known after the date of the Merger Agreement but prior to the Amedisys Stockholder Approval to the extent failure to do so would be inconsistent with its fiduciary duties under applicable law.
Notwithstanding the foregoing, the Merger Agreement provides that Amedisys’ obligation to hold the Amedisys Special Meeting will not be affected by the commencement, public proposal, public disclosure or communication to Amedisys or any other person of any Amedisys alternative transaction or an Amedisys Board recommendation change (as defined below).
For a more complete description of the limitations on the solicitation of transaction proposals from third parties and the ability of the Amedisys Board to withdraw its respective recommendation with respect to the transaction or terminate the Merger Agreement in order to enter into a definitive agreement for an alternative transaction with respect to an unsolicited “superior proposal”, see the sections entitled “The Merger Agreement — No Solicitation”; “The Merger Agreement — Obligations to Recommend the Approval of the Amedisys Merger Proposal” and “The Merger Agreement — Termination of the Merger Agreement.”
Termination of the Merger Agreement (Page 97)
The Merger Agreement may be terminated at any time prior to the Effective Time:
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by the mutual written consent of Amedisys and Parent;

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by either Amedisys or Parent if:

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the Merger shall not have been consummated by June 26, 2024 (the “Outside Date”); provided that if the closing shall not have occurred by the Outside Date but on that date any of the conditions that relate to any antitrust laws or healthcare laws or orders entered thereunder shall not be satisfied or waived but all other conditions shall have been satisfied or waived (other than those that by their terms are to be fulfilled at the closing, provided that each such condition would be capable of being fulfilled if the closing were to occur on such date), then the Outside Date will automatically, without any action on the part of the parties to the Merger Agreement, be extended to December 27, 2024, and such date shall be the “Outside Date” under the Merger Agreement; provided, further, that the right to terminate the Merger Agreement pursuant to this bullet point will not be available to any party if a material breach by such party of any of its obligations under the Merger Agreement has been the principal cause of or principally resulted in the failure of the closing to have occurred on or before the Outside Date;

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the Amedisys Stockholder Approval has not been obtained upon a vote taken thereon at the Amedisys Special Meeting duly convened therefor or at any adjournment or postponement thereof;

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(A) prior to the Effective Time, any governmental entity of competent jurisdiction has issued or entered any order that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and such order has become final and non-appealable, or (B) any expiration, termination, authorization or consent from a governmental entity required to be obtained related to (i) the HSR Act and (ii) the required state regulatory approvals specified in Amedisys’ confidential disclosure letter has been denied and such denial has become final and non-appealable; provided that the right to terminate the Merger Agreement under this bullet point will not be available to a party if a material breach by such party of any of its relevant obligations under the Merger Agreement has been the principal cause of or principally resulted in the issuance of such order or the denial of such expiration, termination, authorization or consent;

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by Parent:

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if Amedisys has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that any of the closing conditions for Parent relating to the accuracy of Amedisys’ representations and warranties or compliance by Amedisys with its covenants and agreements would not be satisfied and such breach or failure to perform is incapable of being cured by Amedisys or is not cured by the earlier of (x) the Outside Date and (y) 45 days of written notice thereof from Parent, provided, that Parent will not have the right to terminate the Merger Agreement as described in this bullet point if Parent is then in breach of any representation, warranty, covenant or obligation under the Merger Agreement in the such that any of the closing conditions for Amedisys relating to the accuracy of Parent’s representations and warranties or compliance by Parent with its covenants and agreements would not be satisfied;

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at any time prior to the Amedisys Special Meeting, (A) if the Amedisys Board or any committee thereof has (i) withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or modify, or failed to make, in each case in a manner adverse to Parent, the approval or recommendation by the Amedisys Board or such committee of the Merger or the Merger Agreement, (ii) failed to include in this proxy statement the recommendation of the Amedisys Board in favor of the Merger Agreement and the Merger, (iii) failed to publicly, within ten business days after the commencement of a tender or exchange offer relating to shares of Amedisys Common Stock (or, if earlier, at least two business days prior to the Amedisys Special Meeting), recommend the rejection of such tender or exchange offer by the holders of such shares of Amedisys Common Stock and reaffirm its recommendation of the Merger Agreement and the Merger or (iv) failed to publicly reaffirm its recommendation of the Merger Agreement and the Merger within ten business days of Parent’s written request to do so (or, if earlier, at least two business days prior to the Amedisys Special Meeting) following the public announcement of any Amedisys alternative transaction or any material amendment, including any change to the price or form of consideration of such Amedisys alternative transaction (which request may only be made once with respect to any particular Amedisys alternative transaction and each material modification thereof) (any such action or failure to act, an “Amedisys Board recommendation change”) or (B) if Amedisys or its subsidiaries have materially breached the obligations set forth in the Merger Agreement regarding no solicitation (see the section entitled “The Merger Agreement — No Solicitation”);

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by Amedisys:

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if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that any of the closing conditions for Amedisys relating to the accuracy of Parent’s representations and warranties or compliance by Parent with its covenants and agreements would not be satisfied and such breach or failure to perform is incapable of being cured by Parent or is not cured by the earlier of (x) the Outside Date and (y) 45 days of written notice thereof from Amedisys, provided, however, that Amedisys will not have the right to terminate the Merger Agreement as described in this bullet point if Amedisys is then in breach of any representation, warranty, covenant or obligation under the Merger Agreement such that any of the closing conditions for Parent relating to the accuracy of Amedisys’ representations and warranties or compliance by Amedisys with its covenants and agreements would not be satisfied; and

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at any time prior to the Amedisys Special Meeting, in order to enter into a definitive agreement with any person (or group of persons) other than Parent and its subsidiaries with respect to a “superior proposal” (as defined in the section entitled “The Merger Agreement — Obligations to Recommend the Approval of the Amedisys Merger Proposal”), provided, however, that Amedisys will not have the right to terminate the Merger Agreement as described in this bullet point if Amedisys (i) has not paid a termination fee of $125,000,000 to Parent (the “Amedisys Termination Fee”), (ii) has not refunded the $106,000,000 OPCH Termination Fee that Parent had paid, on behalf of Amedisys, to Option Care Health in connection with the termination of the OPCH Merger Agreement (the “OPCH Termination Fee Refund”), or (iii) has materially breached its obligations to not solicit in respect of such “superior proposal” (see the section entitled “The Merger Agreement — No Solicitation”).
Certain provisions in the Merger Agreement relating to fees and expenses, confidentiality, termination fees, applicable law, no third-party beneficiaries, effect of termination, non-survival of representations and warranties, specific performance and certain other miscellaneous provisions will survive the termination of the Merger Agreement and will remain in full force and effect, and no such termination will relieve any person of any liability for a material breach or failure to perform under the Merger Agreement that is the consequence of an intentional act or omission of a party with the knowledge that such act or omission would, or would reasonably be expected to, cause a material breach of the Merger Agreement. For a more complete description of the Merger Agreement provisions that will survive the termination of the Merger Agreement see the section entitled “The Merger Agreement — Termination of the Merger Agreement.”
Termination Fees (Page 99)
The Merger Agreement provides that Amedisys will pay Parent the Amedisys Termination Fee of $125 million:
•
if Parent terminates the Merger Agreement in response to (i) the Amedisys Board or any committee thereof making an Amedisys Board recommendation change or if Parent or Amedisys terminates the Merger Agreement because the Amedisys Stockholder Approval is not obtained at the Amedisys Special Meeting or any adjournment or postponement thereof and, immediately prior to the Amedisys Special Meeting, Parent would have been entitled to terminate the Merger Agreement in response to the Amedisys Board or any committee thereof making an Amedisys Board recommendation change or (ii) Amedisys or its subsidiaries having materially breached the obligations set forth in the Merger Agreement regarding no solicitation (see the section entitled “The Merger Agreement — No Solicitation”);

•
if the Merger Agreement is terminated by either Parent or Amedisys as a result of (i) the Outside Date having passed or (ii) the Amedisys Stockholder Approval not having been obtained at the Amedisys Special Meeting, and, in each case, (A) at or prior to the Amedisys Special Meeting in the case of a termination as a result of the Amedisys Stockholder Approval not having been obtained at the Amedisys Special Meeting or any adjournment or postponement thereof, or at or prior to the time of such termination in the case of a termination as a result of the Outside Date having passed, a person has publicly announced a proposal (or the intention to make a proposal) for an Amedisys alternative transaction or such proposal has otherwise become publicly known, and (B) Amedisys enters into or consummates an alternative transaction within 12 months of such termination;

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if the Merger Agreement is terminated by Parent as a result of Amedisys having breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in the failure of a condition related to the accuracy of its representations and warranties or performance of its covenants in the Merger Agreement and which breach or failure to perform is incapable of being cured by Amedisys or was not cured by the earlier of (i) the Outside Date and (ii) 45 days of written notice from Parent, and (A) at or prior to the time of such termination, a person has publicly announced a proposal (or the intention to make a proposal) for an Amedisys alternative transaction or such proposal has otherwise become publicly known, and (B) Amedisys enters into or consummates an alternative transaction within 12 months of such termination; or

•
if the Merger Agreement is terminated by Amedisys at any time prior to the Amedisys Special Meeting in order to enter into a definitive agreement with any person (or group of persons) other than Parent and its subsidiaries with respect to a “superior proposal” (as defined in the section entitled “The Merger Agreement — Obligations to Recommend the Approval of the Amedisys Merger Proposal”) (see the section entitled “The Merger Agreement — No Solicitation”).

Additionally, the Merger Agreement provides that Amedisys will pay Parent the OPCH Termination Fee Refund of $106 million within two days after the date of termination of the Merger Agreement under all circumstances in which the Merger Agreement is terminated pursuant to its terms except:

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if the Merger Agreement is terminated by either Parent or Amedisys as a result of the Outside Date having passed, and at the time of such termination (A) any of the following conditions have not been satisfied or waived (i) the expiration or termination of any waiting period (and any extension thereof) under all antitrust laws applicable to the consummation of the transactions contemplated by the Merger Agreement is done so without the imposition by any governmental entity of any term, condition, obligation, requirement, limitation, prohibition, remedy, sanction or other action that would reasonably be expected to result in a “Burdensome Condition” (as defined in the Merger Agreement); (ii) the expiration or termination of any waiting period (and any extension thereof) under the HSR Act relating to the consummation of the Merger or (iii) the absence of any order issued or entered, or any law enacted or promulgated, after the date of the Merger Agreement by any governmental entity enjoining or otherwise prohibiting the consummation of the Merger (solely to the extent such condition in this (iii) relates to any antitrust law), (B) all other conditions for the obligations of Parent and Amedisys to consummate the transactions contemplated by the Merger Agreement are satisfied or waived, other than (1) the conditions to closing specified in clause (A) of this bullet point, (2) those that were to be fulfilled at Closing and (3) those that would have been fulfilled had the contemplated transactions been consummated at such time, and (C) no willful breach by Amedisys of its obligation under the regulatory efforts covenant contained in the Merger Agreement to cooperate with Parent and use reasonable best efforts to consummate the transactions contemplated by the Merger Agreement contributed materially to the failure of the conditions set forth in (A) above;

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if the Merger Agreement is terminated by either Parent or Amedisys as a result of (A) any governmental entity of competent jurisdiction issuing or entering any order that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and such order has become final and non-appealable prior to the Effective Time, or (B) any expiration, termination, authorization or consent from a governmental entity required to be obtained related to (i) the HSR Act or (ii) the required state regulatory approvals specified in Amedisys’ confidential disclosure letter has been denied and such denial has become final and non-appealable and in the case of each of (A) and (B) of this bullet point, (1) that a material breach by the terminating party of any of its relevant obligations under the Merger Agreement has not been the principal cause of or principally resulted in the issuance of such order or the denial of such expiration, termination, authorization or consent and (2) that the applicable order, expiration, termination authorization or consent in clause (A) or (B) of this bullet point that gives rise to such termination right is in respect of, pursuant to or arises under any applicable antitrust law; or

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if the Merger Agreement is terminated by Amedisys as a result of Parent having breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in the failure of a condition related to the accuracy of its representations and warranties or performance of its covenants in the Merger Agreement and which breach or failure to perform is incapable of being cured by Parent or was not cured by the earlier of (i) the Outside Date and (ii) 45 days of written notice from Amedisys, provided that Amedisys is not at the time of such termination in breach of any representations, warranties covenants or agreements contained in the Merger Agreement, which breach would result in a failure of a condition related to the accuracy of its representations and warranties or performance of its covenants in the Merger Agreement.

The Merger Agreement provides that Parent will pay Amedisys a termination fee of $250 million less an amount of $106 million representing the OPCH Termination Fee paid by Parent to Option Care Health on behalf of Amedisys, equaling a net amount of $144 million (such fee, the “Regulatory Break Fee”):
•
if the Merger Agreement is terminated by either Parent or Amedisys as a result of the Outside Date having passed, and at the time of such termination (A) any of the following conditions have not been satisfied or waived (i) the expiration or termination of any waiting period (and any extension thereof) under all antitrust laws applicable to the consummation of the transactions contemplated by the Merger Agreement is done so without the imposition by any governmental entity of any term, condition, obligation, requirement, limitation, prohibition, remedy, sanction or other action that would reasonably be expected to result in a “Burdensome Condition” (as defined in the Merger

Agreement); (ii) the expiration or termination of any waiting period (and any extension thereof) under the HSR Act relating to the consummation of the Merger or (iii) the absence of any order issued or entered, or any law enacted or promulgated, after the date of the Merger Agreement by any governmental entity enjoining or otherwise prohibiting the consummation of the Merger (solely to the extent such condition in this (iii) relates to any antitrust law), (B) all other conditions for the obligations of Parent and Amedisys to consummate the transactions contemplated by the Merger Agreement are satisfied or waived, other than (1) the conditions to closing specified in clause (A) of this bullet point, (2) those that were to be fulfilled at Closing and (3) those that would have been fulfilled had the contemplated transactions been consummated at such time, and (C) no willful breach by Amedisys of its obligation under the regulatory efforts covenant contained in the Merger Agreement to cooperate with Parent and use reasonable best efforts to consummate the transactions contemplated by the Merger Agreement contributed materially to the failure of the conditions set forth in (A) above; or
•
if the Merger Agreement is terminated by either Parent or Amedisys as a result of (A) any governmental entity of competent jurisdiction issuing or entering any order that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and such order has become final and non-appealable prior to the Effective Time, or (B) any expiration, termination, authorization or consent from a governmental entity required to be obtained related to (i) the HSR Act or (ii) the required state regulatory approvals specified in Amedisys’ confidential disclosure letter has been denied and such denial has become final and non-appealable and in the case of each of (A) and (B) of this bullet point, (1) that a material breach by the terminating party of any of its relevant obligations under the Merger Agreement has not been the principal cause of or principally resulted in the issuance of such order or the denial of such expiration, termination, authorization or consent and (2) that the applicable order, expiration, termination authorization or consent in clause (A) or (B) of this bullet point that gives rise to such termination right is in respect of, pursuant to or arises under any applicable antitrust law.

Material U.S. Federal Income Tax Consequences of the Merger (Page 110)
The exchange of Amedisys Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. In general, for such purposes, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in the Merger in exchange for shares of Amedisys Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that the U.S. holder receives pursuant to the Merger with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Delisting and Deregistration of Amedisys Common Stock (Page 76)
If the Merger is completed, Amedisys Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, following which Amedisys will no longer be required to file periodic reports with the SEC with respect to Amedisys Common Stock.

MARKET PRICE AND DIVIDEND INFORMATION
Market Prices
Amedisys Common Stock is listed on Nasdaq under the symbol “AMED.”
On June 23, 2023, the last trading day before the public announcement of the execution of the Merger Agreement, the high and low sale prices for the Amedisys Common Stock as reported on Nasdaq were $91.61 and $90.52 per share, respectively. The closing price of the shares of Amedisys Common Stock on Nasdaq on June 23, 2023 was $91.21 per share.
On August 9, 2023, the latest practicable trading day before the printing of this proxy statement, the closing price of the Amedisys Common Stock on Nasdaq was $92.25 per share. You are encouraged to obtain current market quotations for Amedisys Common Stock.
The market price of Amedisys Common Stock has fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this proxy statement to the date of the Amedisys Special Meeting and the date the Merger is completed.
The per share merger consideration that Amedisys stockholders will receive in the Merger is fixed and will not change.
Accordingly, Amedisys stockholders are advised to obtain a current market quotation for Amedisys Common Stock in determining whether to vote in favor of the proposals at the Amedisys Special Meeting, including the Amedisys Merger Proposal.
Dividends
Amedisys has never declared nor paid any cash dividends on Amedisys Common Stock.
Under the terms of the Merger Agreement, Amedisys is prohibited from declaring, setting aside or paying any dividends on, or make any other distributions in respect of, any of their respective capital stock prior to the Effective Time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements in this proxy statement that are not reported financial results or other historical information of Amedisys are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to the potential benefits of the proposed transaction between the Amedisys and Parent; the prospective performance and outlook of Amedisys’ business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, as well as any assumptions underlying any of the foregoing. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include projections as to the anticipated benefits of the Merger as well as statements regarding the impact of the Merger on Parent’s and Amedisys’ business and future financial and operating results, the amount and timing of synergies from the Merger and the closing date for the Merger.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Amedisys’ business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Amedisys’ control. Amedisys’ actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of various factors. These factors include, among other things, (i) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the inability to complete the Merger on the anticipated terms and timetable, (ii) the inability to complete the Merger due to the failure to obtain approval of the stockholders of Amedisys or to satisfy any other condition to closing in a timely manner or at all, or the risk that a regulatory approval that may be required for the Merger is delayed, is not obtained or is obtained subject to conditions that are not anticipated, (iii) the effect of the pendency of the Merger, which may be affected by, among other things, the ability of Amedisys to maintain relationships with its patients, payers and providers and retain its management and key employees, (iv) costs related to the Merger and (v) the diversion of management’s time and attention from ordinary course business operations to completion of the Merger and integration matters. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions can be found in Parent’s and Amedisys’ respective filings with the SEC, including the risk factors discussed in Amedisys’ most recent Annual Reports on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC. See the section entitled “Where You Can Find More Information.
Any forward-looking statement included in this proxy statement is based only on information currently available to Amedisys and speaks only as of the date hereof. Amedisys undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. You are cautioned not to rely on Amedisys’ forward-looking statements.

THE PARTIES TO THE MERGER
UnitedHealth Group Incorporated
Parent is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone. Parent has nearly 400,000 colleagues in two distinct and complementary businesses working to help build a modern, high-performing health system through improved access, affordability, outcomes and experiences. Optum combines clinical expertise, technology and data to empower people, partners and providers with the care, guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care.
The principal executive offices of Parent are located at 9900 Bren Road East, Minnetonka, MN 55343, and its telephone number is (952) 936-1300. Shares of common stock of Parent are listed on the New York Stock Exchange under the symbol “UNH.”
Amedisys, Inc.
Amedisys is a leading healthcare services company committed to helping its patients age in place by providing clinically excellent care and support in the home. Its operations involve serving patients across the United States through three operating divisions: home health, hospice and high acuity care. Amedisys delivers clinically distinct care that best suits its patients’ needs, whether that is home-based recovery and rehabilitation after an operation or injury or care that empowers patients to manage a chronic disease through its home health division, hospice care at the end of life or delivering the essential elements of inpatient hospital, palliative and skilled nursing facility care to patients in their homes through Amedisys’ high acuity care division.
Amedisys is among the largest providers of home health and hospice care in the United States, with approximately 18,000 employees in 522 care centers in 37 states within the United States and the District of Columbia. Its employees deliver the highest quality care performing more than 11.2 million visits for more than 455,000 patients annually. Over 3,000 hospitals and 102,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Amedisys’ principal executive offices are located at 3854 American Way, Suite A, Baton Rouge, Louisiana 70816, and its telephone number is (225) 292-2031.
Aurora Holdings Merger Sub Inc.
Merger Sub is a Delaware corporation that was formed solely for the purposes of entering into the Merger Agreement and engaging in the transactions contemplated by the Merger Agreement. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will cease to exist and Amedisys will survive the Merger as a wholly owned subsidiary of Parent.
The principal executive offices of Merger Sub’s ultimate parent, Parent, are located at 9900 Bren Road East, Minnetonka, MN 55343, and its telephone number is (952) 936-1300.

THE AMEDISYS SPECIAL MEETING
This proxy statement is being provided to Amedisys stockholders in connection with the solicitation of proxies by the Amedisys Board for use at the Amedisys Special Meeting and at any adjournments or postponements thereof. Amedisys stockholders are encouraged to read this entire document carefully, including its annexes and the documents incorporated by reference herein, for more detailed information regarding the Merger Agreement and the transactions contemplated thereby, including the Merger.
Date, Time and Place of the Amedisys Special Meeting
The Amedisys Special Meeting is scheduled to be held at our executive office, 1005 17th Avenue South, Nashville, Tennessee 37212 on September 8, 2023, beginning at 10:00 a.m., Central Daylight Saving Time.
Matters to Be Considered at the Amedisys Special Meeting
The purpose of the Amedisys Special Meeting is to consider and vote on each of the following proposals, each of which is further described in this proxy statement:
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Amedisys Proposal 1 — Adoption of the Merger Agreement:   To adopt the Merger Agreement;

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Amedisys Proposal 2 — Advisory Non-Binding Vote on Merger-Related Compensation for Named Executive Officers:   To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Amedisys named executive officers that is based on or otherwise relates to the Merger; and

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Amedisys Proposal 3 — Adjournment of the Amedisys Special Meeting:   To approve the adjournment of the Amedisys Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Amedisys Special Meeting to approve the Amedisys Merger Proposal.

Approval of the Amedisys Merger Proposal by Amedisys stockholders is a condition to the Merger. Approval of the non-binding advisory Amedisys Compensation Proposal and the Amedisys Adjournment Proposal are not conditions to the obligations of either Parent or Amedisys to complete the Merger.
Only business within the purposes described in the Amedisys Special Meeting notice may be conducted at the Amedisys Special Meeting.
Recommendation of the Amedisys Board of Directors
At a special meeting held on June 25, 2023, the Amedisys Board unanimously: (1) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement; (2) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Amedisys and the stockholders of Amedisys; (3) resolved to recommend the adoption of the Merger Agreement to the stockholders of Amedisys, on the terms and subject to the conditions set forth in the Merger Agreement; and (4) directed that the Merger Agreement be submitted to the stockholders of Amedisys for adoption at the Amedisys Special Meeting.
Accordingly, the Amedisys Board unanimously recommends that Amedisys stockholders vote:
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Amedisys Proposal 1:   “FOR” the Amedisys Merger Proposal;

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Amedisys Proposal 2:   “FOR” the Amedisys Compensation Proposal; and

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Amedisys Proposal 3:   “FOR” the Amedisys Adjournment Proposal.

See the section entitled “The Merger — Amedisys’ Reasons for the Merger and Recommendation of the Amedisys Board.”
Record Date for the Amedisys Special Meeting and Voting Rights
The record date to determine Amedisys stockholders who are entitled to receive notice of and to vote at the Amedisys Special Meeting or any adjournments or postponements thereof is August 4, 2023. At the close of business on the Amedisys Record Date, there were 32,632,961 shares of Amedisys Common Stock issued and outstanding and entitled to vote at the Amedisys Special Meeting.
Each Amedisys stockholder is entitled to one vote on each proposal for each share of Amedisys Common Stock held of record at the close of business on the Amedisys Record Date. Only Amedisys stockholders of record at the close of business on the Amedisys Record Date are entitled to receive notice of and to vote at the Amedisys Special Meeting and any and all adjournments or postponements thereof.
Quorum, Abstentions and Broker Non-Votes
A quorum of Amedisys stockholders is necessary to conduct business at the Amedisys Special Meeting. The presence, in person or by proxy of the holders of a majority of the voting power of outstanding shares of Amedisys Common Stock entitled to vote at the Amedisys Special Meeting will constitute a quorum. Shares of Amedisys Common Stock present at the Amedisys Special Meeting or represented by proxy and entitled to vote, including shares for which an Amedisys stockholder directs an “abstention” from voting, will be counted for purposes of determining a quorum. However, because all of the proposals for consideration at the Amedisys Special Meeting are considered “non-routine” and “non-discretionary” matters, shares held in “street name” are not expected to be counted as present for the purpose of determining the existence of a quorum unless the Amedisys stockholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals at the Amedisys Special Meeting. If a quorum is not present, the Amedisys Special Meeting will be adjourned or postponed until the holders of the number of shares of Amedisys Common Stock required to constitute a quorum attend. The Amedisys Special Meeting may also be adjourned to another place, date or time, even if a quorum is present.
Banks, brokers or other nominees who hold shares in “street name” on behalf of the beneficial owner of such shares have the authority to vote such shares in their discretion on certain “routine” proposals when they have not received voting instructions from the beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to matters that are “non-routine.” This can result in a “broker non-vote,” which occurs on a proposal when (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other “non-routine” proposals without instructions from the beneficial owner of the shares, and (ii) the beneficial owner fails to provide the bank, broker or other nominee with voting instructions on a “non-routine” matter. All of the proposals for consideration at the Amedisys Special Meeting are considered “non-routine” matters, and banks, brokers or other nominees will not have discretionary authority to vote on any matter before the Amedisys Special Meeting. As a result, Amedisys does not expect any broker non-votes at the Amedisys Special Meeting and if you hold your shares of Amedisys Common Stock in “street name,” your shares will not be represented and will not be voted on any matter unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instructions provided by your bank, broker or other nominee. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote. Brokers will not be able to vote on any of the proposals before the Amedisys Special Meeting unless they have received voting instructions from the beneficial owners.
Required Votes
The vote required to approve each of the proposals listed below assumes the presence of a quorum at the Amedisys Special Meeting. As described above, Amedisys does not expect there to be any broker non- votes at the Amedisys Special Meeting.
Proposal	Required Vote	Effects of Certain Actions
Amedisys Proposal 1: Amedisys Merger Proposal	Approval requires the affirmative vote of the holders of a majority of all outstanding shares of Amedisys Common Stock entitled to vote thereon at the Amedisys Special Meeting	The failure to vote, the failure to instruct your brokerage firm, bank, dealer or other similar organization, trustee, or nominee to vote shares held in “street name” on the Amedisys Merger Proposal, an abstention from voting, or a broker

Proposal	Required Vote	Effects of Certain Actions
non-vote, if any, will have the same effect as a vote “AGAINST” the Amedisys Merger Proposal.
Amedisys Proposal 2: Amedisys Compensation Proposal	Approval requires the affirmative vote of a majority of the shares of Amedisys Common Stock present or represented by proxy at the Amedisys Special Meeting and entitled to vote thereon	Any shares not present or represented by proxy (including due to the failure of an Amedisys stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Amedisys Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Amedisys Compensation Proposal, provided that a quorum is otherwise present. An abstention by any shares present or represented by proxy on the Amedisys Compensation Proposal will have the same effect as a vote “AGAINST” the Amedisys Compensation Proposal. Broker non-votes, if any, will have no effect on the Amedisys Compensation Proposal
Amedisys Proposal 3: Amedisys Adjournment Proposal	Approval requires the affirmative vote of a majority of the shares of Amedisys Common Stock present or represented by proxy at the Amedisys Special Meeting and entitled to vote thereon	Any shares not present or represented by proxy (including due to the failure of an Amedisys stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Amedisys Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Amedisys Adjournment Proposal. An abstention by any shares present or represented by proxy on the Amedisys Adjournment Proposal will have the same effect as a vote “AGAINST” the Amedisys Adjournment Proposal. Broker non-votes, if any, will have no effect on the Amedisys Adjournment Proposal.
Vote of Amedisys Directors and Executive Officers
As of August 4, 2023, the Amedisys Record Date, Amedisys directors and executive officers beneficially owned and were entitled to vote in the aggregate shares of Amedisys Common Stock which represented approximately 2.1% of the Amedisys Common Stock issued and outstanding on the Amedisys Record Date.

Amedisys currently expects that all Amedisys directors and Amedisys executive officers will vote their shares “FOR” the Amedisys Merger Proposal, “FOR” the Amedisys Compensation Proposal and “FOR” the Amedisys Adjournment Proposal, although none of them has entered into any agreements obligating them to do so.
Methods of Voting
Stockholders of Record
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares and the notice of the Amedisys Special Meeting is being sent to you directly by Broadridge Financial Solutions, Inc. If you are an Amedisys stockholder of record, you may vote at the Amedisys Special Meeting by proxy over the internet, by telephone, or by mail, as described below.
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By Internet:   Go to the web address www.proxyvote.com and follow the instructions for internet voting as shown on your proxy card. Your vote must be received before the polls close at the Amedisys Special Meeting to be counted. If you vote via the internet, you do not need to return a proxy card by mail.

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By Telephone:   Dial the toll-free number specified on your proxy card and follow the instructions for telephone voting shown on the proxy card mailed to you.

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By Mail:   If you received a proxy card in the mail, and you do not wish to vote via the internet or by telephone, you can complete, sign, date and mail the proxy card in the envelope provided. If you vote via the internet or by telephone, please do not mail your proxy card. If you vote by mail, your completed proxy card must be received prior to the Amedisys Special Meeting.

Unless revoked, all duly executed proxies representing shares of Amedisys Common Stock entitled to vote at the Amedisys Special Meeting will be voted at the Amedisys Special Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. If you submit an executed proxy without providing instructions for any proposal, your shares will be voted “FOR” the Amedisys Merger Proposal, “FOR” the Amedisys Compensation Proposal and “FOR” the Amedisys Adjournment Proposal. Amedisys does not expect that any matter other than the proposals listed above will be brought before the Amedisys Special Meeting.
Beneficial (“Street Name”) Stockholders
If your shares of Amedisys Common Stock are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. You must follow the voting instructions provided by your broker in order to instruct your broker on how to vote your shares. Stockholders who hold shares in street name should generally be able to vote by returning the voting instruction form to their broker or by telephone or via the internet. However, the availability of telephone or internet voting will depend on the voting process of your broker. See the section entitled “Stockholders of Record.”
Revocability of Proxies
You may revoke your proxy at any time before the polls close by submitting a subsequent proxy with a later date by using the Internet, by telephone or by mail or by sending our Corporate Secretary a written revocation. Your proxy will also be considered revoked if you attend the Amedisys Special Meeting and vote in person. If your shares are held in “street name” by a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Amedisys Special Meeting.
Proxy Solicitation Costs
Amedisys is soliciting proxies on behalf of Amedisys and the Amedisys Board. Amedisys will bear the entire cost of soliciting proxies from Amedisys stockholders. Proxies may be solicited on behalf of Amedisys or the Amedisys Board by Amedisys directors, officers and other employees in person or by mail, telephone, facsimile, messenger, the internet or other means of communication, including electronic communication. Amedisys directors, officers and employees will not be paid any additional amounts for their services or solicitation in this regard.
Amedisys will request that brokerage firms and other custodians, nominees and fiduciaries send proxies and proxy material to the beneficial owners of Amedisys Common Stock and secure their voting instructions, if necessary. Amedisys may be required to reimburse those other custodians, nominees and fiduciaries on request for their reasonable expenses in taking those actions.
Amedisys has also retained Innisfree to assist in soliciting proxies and in communicating with Amedisys stockholders and estimates that it will pay Innisfree a fee of approximately $30,000, plus reimbursement for certain out-of-pocket fees and expenses (relating to this transaction and their work in connection with the OPCH Merger). Amedisys also has agreed to indemnify Innisfree against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Householding
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Amedisys has previously adopted householding for Amedisys stockholders of record. As a result, Amedisys stockholders with the same address and last name may receive only one copy of this proxy statement. Registered Amedisys stockholders (those who hold shares of Amedisys Common Stock directly in their name with Amedisys’ transfer agent) may opt out of householding and receive a separate proxy statement or other proxy materials, at any time prior to thirty days before the mailing of the notice of the Amedisys Special Meeting, the proxy statement or other proxy materials, by sending a written request to Amedisys at the address below or by calling Amedisys at the telephone number below.
Some brokers also household proxy materials, delivering a single proxy statement or notice to multiple Amedisys stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
If you reside at the same address as another Amedisys stockholder and wish to receive a separate copy of the applicable materials, you may do so by contacting the bank, broker or other holder of record, or Amedisys by telephone at: (225) 292-2031 or (800) 467-2662 or by mail to: 3854 American Way, Suite A, Baton Rouge, Louisiana 70816, Attn: Investor Relations — Nicholas Muscato. Upon written or oral request, we will promptly deliver a separate copy of the notice of the Amedisys Special Meeting and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.
Rights of Stockholders Who Seek Appraisal
If the Merger is completed, stockholders and beneficial owners of shares of Amedisys Common Stock are entitled to appraisal rights under the DGCL in connection with the Merger, provided that such persons comply with the requirements of Section 262 of the DGCL. If the Merger is completed, any Amedisys stockholder or beneficial owner who does not vote in favor of the Amedisys Merger Proposal and who otherwise complies with the requirements of Section 262 of the DGCL has the right to seek appraisal of such person’s shares of Amedisys Common Stock and to receive payment in cash for the “fair value” of such person’s shares of Amedisys Common Stock, as determined by the Delaware Court of Chancery, to be paid upon the amount determined to be “fair value,” together with interest as determined by the Delaware Court of Chancery, in lieu of the amount of the Merger Consideration such person would have received pursuant to the Merger Agreement. The ultimate amount you may receive in an appraisal proceeding may be less than, equal to or more than the amount you would have otherwise received under the Merger Agreement if you do not seek appraisal of your shares of Amedisys Common Stock.
To exercise your appraisal rights with respect to your shares of Amedisys Common Stock, you must, among other things, deliver a written demand for appraisal to Amedisys before the vote is taken on the Amedisys Merger Proposal, and you must not vote (either in person or via internet, telephone, mail or by proxy) in favor of the Amedisys Merger Proposal with respect to such shares of Amedisys Common Stock, and you must continue to hold such shares of Amedisys Common Stock from the date of making the demand for appraisal through the Effective Time. As such, merely voting against, abstaining or failing to vote on the Amedisys Merger Proposal will not by itself constitute a demand for appraisal under the DGCL. If you fail to follow the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights.” In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
We encourage you to read these provisions carefully and in their entirety. In view of the complexity of the DGCL, Amedisys stockholders and beneficial owners who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, accessible without subscription or costs at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Adjournments
If a quorum is present at the Amedisys Special Meeting but there are insufficient votes at the time of the Amedisys Special Meeting to approve the Amedisys Merger Proposal, then Amedisys stockholders may be asked to vote on the Amedisys Adjournment Proposal. If a quorum is not present, the Chairman of the Meeting or the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the Amedisys Special Meeting, from time to time, without notice other than (i) announcement at the meeting, (ii) display during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) notice given in accordance with Amedisys’ by-laws. The Amedisys Special Meeting may also be adjourned to another place, if any, date or time, even if a quorum is present.
At any subsequent reconvening of the Amedisys Special Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the Amedisys Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.
Assistance
If you need assistance voting or completing your proxy card, or if you have questions regarding the Amedisys Special Meeting, please contact Innisfree, Amedisys’ proxy solicitor for the Amedisys Special Meeting at:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders may call toll free: (877) 750-0625
Banks and Brokers may call collect: (212) 750-5833
AMEDISYS STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT AND THE MERGER. IN PARTICULAR, AMEDISYS STOCKHOLDERS ARE DIRECTED TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A HERETO.

AMEDISYS PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
This proxy statement is being furnished to you as an Amedisys stockholder in connection with the solicitation of proxies by the Amedisys Board for use at the Amedisys Special Meeting. At the Amedisys Special Meeting, Amedisys is asking Amedisys stockholders to consider and vote upon a proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Amedisys, with Amedisys continuing as the surviving corporation and as a wholly owned subsidiary of Parent. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger: (i) each share of Amedisys common stock (“Amedisys Common Stock”) held in treasury by Amedisys or owned by Parent or Merger Sub or any of their respective subsidiaries, in each case, immediately prior to the Effective Time will be cancelled (collectively, “cancelled shares”) without consideration; and (ii) each share of Amedisys Common Stock, other than any cancelled shares, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $101 per share in cash, without interest (the “per share merger consideration” and the total amount to be paid, the “Merger Consideration”), less any applicable withholding taxes.
The Amedisys Board has unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Amedisys and its stockholders, (iii) resolved to recommend the adoption of the Merger Agreement to the stockholders of Amedisys, on the terms and subject to the conditions set forth in the Merger Agreement and (iv) directed that the Merger Agreement be submitted to the stockholders of Amedisys for adoption at the Amedisys Special Meeting.
Accordingly, the Amedisys Board unanimously recommends that Amedisys stockholders vote “FOR” the Amedisys Merger Proposal.
The Merger and a summary of the terms of the Merger Agreement are described in more detail under “The Merger” and “The Merger Agreement,” and Amedisys stockholders are encouraged to read the full text of the Merger Agreement, which is attached as Annex A hereto.
Assuming a quorum is present at the Amedisys Special Meeting, approval of the Amedisys Merger Proposal requires the affirmative vote of a majority of the outstanding shares of Amedisys Common Stock entitled to vote thereon at the close of business on the Amedisys Record Date. If an Amedisys stockholder fails to vote, fails to instruct its bank, broker or nominee to vote with respect to the Amedisys Merger Proposal or abstains from voting, it will have the same effect as a vote “AGAINST” the Amedisys Merger Proposal. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Amedisys Merger Proposal.
It is a condition to the completion of the Merger that Amedisys stockholders approve the Amedisys Merger Proposal.
THE AMEDISYS BOARD UNANIMOUSLY RECOMMENDS THAT AMEDISYS STOCKHOLDERS VOTE “FOR” THE AMEDISYS MERGER PROPOSAL

AMEDISYS PROPOSAL 2: ADVISORY NON-BINDING VOTE ON MERGER-RELATED COMPENSATION FOR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Amedisys is required to provide its stockholders the opportunity to vote to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Amedisys’ named executive officers that is based on or otherwise relates to the Merger, as described in the section entitled “Interests of Amedisys Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Amedisys’ Named Executive Officers in Connection with the Merger — Golden Parachute Compensation,” including the footnotes to the table. Accordingly, Amedisys stockholders are being provided the opportunity to cast an advisory vote on such payments.
The Amedisys Board encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement, and is asking Amedisys stockholders to vote “FOR” the adoption of the following resolution:
“RESOLVED, that the Amedisys stockholders hereby approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Amedisys’ named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement entitled “Interests of Amedisys Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Amedisys’ Named Executive Officers in Connection with the Merger — Golden Parachute Compensation,” including the footnotes to the table and the related narrative disclosures.”
The Amedisys Board unanimously recommends that Amedisys stockholders vote “FOR” the Amedisys Compensation Proposal.
The vote on the Amedisys Compensation Proposal is a vote separate and apart from the vote on the Amedisys Merger Proposal. Accordingly, you may vote to approve the Merger Agreement and vote not to approve the named executive officer Merger-related compensation proposal and vice versa. Because the vote on the Amedisys Compensation Proposal is advisory only, it will not be binding on either Amedisys or Parent. Accordingly, if the Merger Agreement is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Amedisys stockholders.
Assuming a quorum is present at the Amedisys Special Meeting, approval of the Amedisys Compensation Proposal requires the affirmative vote of a majority of the shares of Amedisys Common Stock present, including by remote communication, or represented by proxy at the meeting and entitled to vote thereon. Any shares not present or represented by proxy (including due to the failure of an Amedisys stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Amedisys Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Amedisys Compensation Proposal, provided that a quorum is otherwise present. An abstention by any shares present or represented by proxy to vote on the Amedisys Compensation Proposal will have the same effect as a vote “AGAINST” the Amedisys Compensation Proposal. Broker non-votes, if any, will have no effect on the Amedisys Compensation Proposal.
THE AMEDISYS BOARD UNANIMOUSLY RECOMMENDS THAT AMEDISYS STOCKHOLDERS VOTE “FOR” THE AMEDISYS COMPENSATION PROPOSAL.

AMEDISYS PROPOSAL 3: ADJOURNMENT OF THE AMEDISYS SPECIAL MEETING
The Amedisys Special Meeting may be adjourned to another time and place if necessary or appropriate in order to permit the solicitation of additional proxies if there are insufficient votes to approve the Amedisys Merger Proposal. Any determination of whether it is necessary to adjourn the Amedisys Special Meeting (or any adjournment or postponement thereof) to solicit additional proxies will be made solely by Amedisys.
Amedisys is asking Amedisys stockholders to authorize the holder of any proxy solicited by the Amedisys Board to vote in favor of any adjournment of the Amedisys Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Amedisys Merger Proposal.
Approval of the Amedisys Adjournment Proposal is not a condition to the obligation of either Parent or Amedisys to complete the Merger.
The Amedisys Board unanimously recommends that Amedisys stockholders vote “FOR” the Amedisys Adjournment Proposal.
Approval of the Amedisys Adjournment Proposal requires the affirmative vote of a majority of the shares of Amedisys Common Stock present, including by remote communication, or represented by proxy at the meeting and entitled to vote thereon. Any shares not present or represented by proxy (including due to the failure of an Amedisys stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Amedisys Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Amedisys Adjournment Proposal. An abstention by any shares present or represented by proxy on the Amedisys Adjournment Proposal will have the same effect as a vote “AGAINST” the Amedisys Adjournment Proposal. Broker non-votes, if any, will have no effect on the Amedisys Adjournment Proposal.
THE AMEDISYS BOARD UNANIMOUSLY RECOMMENDS THAT AMEDISYS STOCKHOLDERS VOTE “FOR” THE AMEDISYS ADJOURNMENT PROPOSAL.

THE MERGER
The following is a description of material aspects of the Merger. While Parent and Amedisys believe that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you. You are encouraged to read carefully this entire proxy statement, including the text of the Merger Agreement attached as Annex A hereto, for a more complete understanding of the Merger. In addition, important business and financial information about Amedisys is contained or incorporated by reference in this proxy statement. For more information, see the section entitled “Where You Can Find More Information.”
General
Parent, Merger Sub and Amedisys have entered into the Merger Agreement, which provides for the merger (which we refer to as the “Merger”) of Merger Sub with and into Amedisys. As a result of the Merger, the separate existence of Merger Sub will cease to exist under the laws of the State of Delaware as the surviving corporation and a wholly owned subsidiary of Parent. If the Merger is completed, Amedisys Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, following which Amedisys will no longer be required to file periodic reports with the SEC with respect to Amedisys Common Stock.
The Parties to the Merger
UnitedHealth Group Incorporated
Parent is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone. Parent has nearly 400,000 colleagues in two distinct and complementary businesses working to help build a modern, high-performing health system through improved access, affordability, outcomes and experiences. Optum combines clinical expertise, technology and data to empower people, partners and providers with the care, guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care.
The principal executive offices of Parent are located at 9900 Bren Road East, Minnetonka, MN 55343, and its telephone number is (952) 936-1300. Shares of common stock of Parent are listed on the New York Stock Exchange under the symbol “UNH.”
Amedisys, Inc.
Amedisys is a leading healthcare services company committed to helping its patients age in place by providing clinically excellent care and support in the home. Its operations involve serving patients across the United States through three operating divisions: home health, hospice and high acuity care. Amedisys delivers clinically distinct care that best suits its patients’ needs, whether that is home-based recovery and rehabilitation after an operation or injury or care that empowers patients to manage a chronic disease through its home health division, hospice care at the end of life or delivering the essential elements of inpatient hospital, palliative and skilled nursing facility care to patients in their homes through Amedisys’ high acuity care division.
Amedisys is among the largest providers of home health and hospice care in the United States, with approximately 18,000 employees in 522 care centers in 37 states within the United States and the District of Columbia. Its employees deliver the highest quality care performing more than 11.2 million visits for more than 455,000 patients annually. Over 3,000 hospitals and 102,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Amedisys’ principal executive offices are located at 3854 American Way, Suite A, Baton Rouge, Louisiana 70816, and its telephone number is (225) 292-2031.
Aurora Holdings Merger Sub Inc.
Merger Sub is a Delaware corporation that was formed solely for the purposes of entering into the Merger Agreement and engaging in the transactions contemplated by the Merger Agreement. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will cease to exist and Amedisys will survive the Merger as a wholly owned subsidiary of Parent.
The principal executive offices of Merger Sub’s ultimate parent, Parent, are located at 9900 Bren Road East, Minnetonka, MN 55343, and its telephone number is (952) 936-1300.
Merger Consideration
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger: (i) each share of Amedisys Common Stock held in treasury by Amedisys or owned by Parent or Merger Sub or any of their respective subsidiaries, in each case, immediately prior to the Effective Time will be cancelled (collectively, “cancelled shares”) without consideration; and (ii) each share of Amedisys Common Stock, other than any cancelled shares, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $101 per share in cash, without interest (the “per share merger consideration” and the total amount to be paid, the “Merger Consideration”), less any applicable withholding taxes. Stockholders who have properly made and not validly withdrawn or lost a demand for appraisal rights with respect to their shares of Amedisys Common Stock pursuant to Section 262 of the DGCL will only be entitled to receive the payment provided by such appraisal and will cease to have any rights with respect to their shares.
Background of the Merger
On an ongoing basis, the Amedisys Board, together with Amedisys’ senior management and, from time to time, with the assistance of Amedisys’ outside advisors, regularly evaluates Amedisys’ performance, future growth prospects, market conditions and overall strategic direction and considers potential opportunities to strengthen Amedisys’ business and enhance stockholder value, including the review of Amedisys’ strategy on a standalone basis and potential opportunities for business combinations, acquisitions, strategic partnerships, joint ventures and other financial, strategic and commercial alternatives.
From time to time, members of Amedisys senior management, under the direction of the Amedisys Board, have held preliminary, exploratory discussions regarding Amedisys’ industry and business, as well as partnering opportunities with its customers and various other potential commercial or business partners. During the period between 2020 and April 2023, members of Amedisys senior management, working on occasion with outside financial advisors and legal advisors, were contacted by (or contacted) a number of potential transaction counterparties. These potential counterparties generally fell into three categories: (i) payers, (ii) strategics and (iii) financial sponsors. Members of Amedisys management engaged in preliminary exploratory discussions with such potential counterparties related to various potential strategic transactions involving Amedisys, including strategic partnerships, joint ventures, potential acquisition opportunities by, and potential sale of, Amedisys, business combination transactions involving Amedisys and other potential financial, strategic and commercial alternatives. Except as set forth below, following such preliminary discussions, representatives of each of the various potential counterparties indicated that either the time was not optimal for a potential strategic transaction or that they were not interested in continuing discussions regarding a potential strategic transaction with Amedisys at such time and, following such initial discussions, no further discussions regarding a potential strategic transaction were held between Amedisys and each such potential counterparty.
During 2020 and continuing into early 2022, Amedisys management held a number of meetings and engaged in a number of discussions in the ordinary course of business with one of its significant customers, UnitedHealth Group Incorporated (“Parent”) regarding the existing commercial relationship and arrangements between the two companies and, from time to time, discussed the possibility of identifying collaborative partnership opportunities and additional commercial collaborations between Parent and Amedisys in general terms. In the course of these discussions in 2020, and continuing into early 2022, Amedisys management and Parent management engaged, from time to time, in various preliminary discussions regarding a potential acquisition of Amedisys by Parent, on behalf of Optum, a distinct business platform of Parent that combines clinical expertise, technology and data to empower people, partners and providers with the care, guidance and tools they need to achieve better health. During these discussions, Amedisys and Parent did not execute a confidentiality agreement and no non-public information about Amedisys was provided to representatives of Parent. From time to time in 2021 and continuing into early 2022 during these preliminary discussions, representatives of Parent provided representatives of Amedisys with various preliminary, non-binding proposals relating to a potential acquisition of Amedisys, including (i) a written proposal in October 2021 (the “ October 2021 Parent Proposal”) to acquire all Amedisys Common Stock in an all-cash transaction at a price representing a premium of approximately 28% to the closing trading price per share of Amedisys Common Stock on October 15, 2021, the last trading day prior to the receipt of the October 2021 Parent Proposal, subject to completion of due diligence, negotiation of mutually acceptable definitive documentation and receipt of applicable requisite board of director, shareholder and regulatory approvals and (ii) a verbal indication in January 2022 (the “January 2022 Parent Interest Indication”) that Parent may be interested in potentially making an offer to acquire Amedisys at a valuation range representing a premium of approximately 48% to the closing trading price of Amedisys Common Stock on January 7, 2022, the last trading day prior to the receipt of the January 2022 Parent Interest Indication, and the Amedisys management team promptly provided updates to, and received directions from, the Amedisys Board with respect to such matters.
On October 17, 2021, the Amedisys Board held a meeting with members of Amedisys senior management in attendance. At the meeting, Mr. Kusserow informed the members of the Amedisys Board and the senior management team of the receipt of the October 2021 Parent Proposal. Following discussion, the Amedisys Board determined to discuss the matter further at its regularly scheduled board meeting on October 20-21, 2021.
On October 20 and 21, 2021, the Amedisys Board held a meeting with members of Amedisys senior management in attendance. At the meeting, and following discussion, the Amedisys Board determined not to pursue further discussions with representatives of Parent in respect of a transaction with Parent at that time as the October 2021 Parent Proposal did not, in the view of the Amedisys Board at that time, represent superior value to Amedisys at that time as compared with its value as a standalone company based upon, among other things, (i) the Amedisys Board’s review of internal Amedisys’ then-current forecasts of its future business performance, which had assumed both a near-term normalization of operational performance as the impacts of COVID-19 diminished and an increase in reimbursement and payment rates under the applicable Center for Medicare and Medicaid Services (“CMS”) rules, (ii) the Amedisys Board’s views regarding the likelihood of completing a transaction with Parent, (iii) the Amedisys Board’s views that the trading price of Amedisys Common Stock in October 2021 did not appropriately reflect the value of Amedisys’ Contessa business and (iv) the Amedisys Board’s confidence in the ability of Amedisys management to execute Amedisys’ internal strategies and plans for its development as a standalone business.
On December 15, 2021, the Amedisys Board held a meeting with members of Amedisys senior management in attendance. At the meeting, members of Amedisys senior management reviewed Amedisys’ preliminary five-year forecasts (the “preliminary Amedisys 2022 LRP”) with the Amedisys Board and the Amedisys Board directed members of Amedisys senior management to provide additional detail regarding the factors considered in the preliminary Amedisys 2022 LRP. Mr. Kusserow then provided the Amedisys Board with an update on discussions with Parent and Parent’s interest in a potential acquisition of Amedisys. Mr. Kusserow informed the Amedisys Board that representatives of Parent had requested Amedisys to provide a price range in which it would be prepared to engage in negotiations for such a transaction. After discussion, the Amedisys Board determined to tell representatives of Parent that Amedisys was focused on its performance and fourth quarter results, and that Amedisys would not provide the requested valuation range at this time, but Amedisys would remain open to considering acquisition offers from representatives of Parent. To ensure that it was sufficiently prepared for any potential offer, the Amedisys Board further determined that Amedisys management should explore the engagement of an outside strategy consultant to conduct a market evaluation, as well as one or more outside financial advisors. The Amedisys Board directed Amedisys senior management to inform Parent of its determination and to explore the engagement of advisors.
On January 21, 2022, the Amedisys Board held a meeting with members of Amedisys senior management in attendance. At the meeting, the Amedisys Board reviewed the January 2022 Parent Interest Indication. The Amedisys Board then discussed the potential engagement of Guggenheim Securities, LLC (“Guggenheim Securities”) and an additional outside financial advisor to perform preliminary financial analyses and the potential engagement of an outside strategy consultant to provide industry insights, and the identification and engagement of outside legal counsel, in each case, to provide the information and professional advice regarding next steps with Parent. After discussion, the Amedisys Board determined that Amedisys would not pursue further engagement with representatives of Parent unless and until representatives of Parent submitted an improved offer reflecting a price increase to the Amedisys Board and that Amedisys would receive additional information and advice from outside financial advisors, legal counsel and consultants in connection therewith. In respect of such advisors, the Amedisys Board further determined to (i) continue discussions with Guggenheim Securities, as well as with an additional outside financial advisor and an outside strategy consultant, the latter two of which were not ultimately engaged by Amedisys and (ii) identify appropriate outside legal counsel.
Following the January 21, 2022 meeting of the Amedisys Board, Amedisys contacted representatives of Paul, Weiss, Rifkind Wharton & Garrison LLP (“Paul, Weiss”) and later retained Paul, Weiss as legal counsel with respect to a potential transaction.
On February 18, 2022, the Amedisys Board held a regularly scheduled meeting with members of Amedisys senior management in attendance. At the meeting, a representative of Paul, Weiss reviewed the fiduciary duties of the Amedisys Board with respect to any potential strategic transactions. Representatives of an outside strategy consultant that was not engaged by Amedisys provided an update on trends in the healthcare industry and in the home healthcare sector. Representatives of Guggenheim Securities and an additional outside financial advisor that was not engaged by Amedisys presented their respective preliminary financial analyses of Amedisys on a standalone basis based on the preliminary Amedisys 2022 LRP. At the conclusion of the meeting, the Amedisys Board directed Amedisys senior management to prepare certain adjustments to the preliminary Amedisys 2022 LRP and requested that a full summary of the preliminary Amedisys 2022 LRP be presented to the Amedisys Board at the upcoming meeting of the Amedisys Board.
On February 22, 2022, the Amedisys Board held a meeting with members of Amedisys senior management and representatives of Paul, Weiss in attendance. At the meeting, members of Amedisys senior management reviewed the updated preliminary Amedisys 2022 LRP. They also reviewed key inputs to the preliminary Amedisys 2022 LRP, including the potential for the CMS to raise reimbursement and payment rates. At the conclusion of this discussion, the Amedisys Board authorized the use of the preliminary Amedisys 2022 LRP presented to the Amedisys Board for use in a financial advisor’s preliminary financial analyses of Amedisys.
On February 28, 2022, the Amedisys Board held a meeting with members of Amedisys senior management in attendance. After discussion, including a review of the Amedisys Board’s prior consultations with outside financial, strategic and legal advisors, the various analysis and presentations that the Amedisys Board had received during the preceding months and Amedisys’ internal strategies and plans for its development as a standalone business, and the dynamic regulatory landscape, the Amedisys Board determined that it would not be in the best interests of Amedisys’ stockholders for the Amedisys Board to engage in further discussions with representatives of Parent at this time as the preliminary non-binding proposals received from Parent to date had not, and the Amedisys Board did not expect that further discussions would result in a proposal that would, in the Amedisys Board’s view at that time, provide superior value to Amedisys as compared with its value as a standalone company based upon, among other things, (i) the Amedisys Board’s views that the trading price of Amedisys Common Stock, both at the time of receipt of the October 2021 Parent Proposal and in February of 2022, did not appropriately reflect the value of Amedisys’ Contessa business, (ii) the Amedisys Board’s review of internal Amedisys’ forecasts of its future business performance, which has assumed both for a near-term normalization of operational performance as the impacts of COVID-19 diminished and an increase in reimbursement and payment rates under applicable CMS rules, (iii) the Amedisys Board’s views regarding transaction certainty and (iv) the Amedisys Board’s confidence in the ability of Amedisys management to execute Amedisys’ internal strategies and plans for its development as a standalone business.
Between February 2022 and continuing through March 2023, representatives of Amedisys and Parent engaged in a number of discussions regarding commercial transactions and arrangements between the two companies in the ordinary course of their businesses. From time to time during these discussions, the potential for a strategic transaction between the two companies was briefly raised without any discussion of a particular transaction or any engagement by either party and at no point were any confidentiality agreements entered into in connection with any such strategic transactions.
On March 30, 2022, CMS issued a proposed rule to update hospice payment rates and the wage index for fiscal year 2023, effective for services provided beginning October 1, 2022. CMS estimated that hospices serving Medicare beneficiaries would see a 2.7% increase in payments as well as an increase in the aggregate cap amount by 2.7% to $32,143.
Effective on April 15, 2022, Mr. Christopher Gerard was appointed as Chief Executive Officer and President of Amedisys, succeeding Mr. Kusserow who retained his position as Chairman of the Amedisys Board.
On May 9, 2022, Mr. Gerard, Mr. Scott Ginn, the Chief Financial Officer and Acting Chief Operating Officer of Amedisys and Mr. Nick Muscato, the Chief Strategy Officer of Amedisys met with Mr. John Rademacher, the President and Chief Executive Officer of Option Care Health, and Mr. Michael Shapiro, the Chief Financial Officer of Option Care Health at the Bank of America Merrill Lynch Global Healthcare Conference in Las Vegas, Nevada. During this conversation, members of management of each company discussed preliminary results of a pilot program regarding antibody infusion COVID-19 treatment, which the two companies collaborated on beginning in early January 2021 as well as other potential strategic partnerships and other collaborative commercial opportunities. No economic terms of any such potential strategic partnership were discussed at this meeting and the members of management from each company planned to continue exploratory discussions regarding the potential strategic partnership and to make arrangements for representatives of each party to visit a facility of the other party.
On June 17, 2022 and October 31, 2022 CMS released the CY 2023 Proposed and Final rule, which reflected a -4.2% (proposed) and 0.0% (final) Amedisys specific impact which significantly departed from the expectations and forecasts for the contents of upcoming CMS rule changes held by the Amedisys Board and Amedisys senior management team during October 2021-March 2022. The change in CMS rules resulted in a reduction of $30,000,000 to the 2023 EBITDA presented in the preliminary Amedisys 2022 LRP. In the three months following the first of the CMS proposed rules on March 30, 2022, the price of Amedisys Common Stock declined from over $172 per share to $105.12 per share as of June 30, 2022, which reflected, in Amedisys senior management’s viewpoint, the perspective of the market with respect to the impact of CMS’s proposed rules and the claw back on Amedisys’ long-term prospects.
On August 15, 2022 and August 16, 2022, Messrs. Gerard, Ginn and Muscato met with Messrs. Rademacher and Shapiro and other members of Option Care Health management at Option Care Health’s Itasca, Illinois facility during which the representatives of both companies further discussed exploratory opportunities for a potential strategic partnership or other collaborative commercial opportunities that could be explored between Option Care Health and Amedisys’ Contessa business unit. No economic terms of any potential strategic partnership were discussed during the meetings of August 15, 2022 and August 16, 2022.
On August 25, 2022, the Amedisys Board held a meeting with members of the Amedisys senior management in attendance. At the meeting, members of the Amedisys senior management discussed with the Amedisys Board various strategic alternatives and other commercial and partnership opportunities available to Amedisys and members of Amedisys’ senior management updated the Amedisys Board on recent discussions with Option Care Health regarding a potential strategic partnership and other collaborative commercial opportunities. Following this meeting, representatives of Amedisys provided a draft mutual confidentiality agreement to representatives of Option Care Health, to facilitate further discussions regarding a potential strategic partnership or other collaborative commercial opportunities.
On September 9, 2022, following discussion and exchange of drafts, Amedisys and Option Care Health entered into a mutual confidentiality agreement (the “September 9 NDA”) to facilitate further discussions regarding a potential strategic partnership or other collaborative commercial opportunities between Option Care Health and Amedisys’ Contessa business unit. The September 9 NDA did not contain a standstill restriction on either party. Following execution of the September 9 NDA, each company began to provide confidential information to the other party in connection with a potential strategic partnership or other collaborative commercial opportunities between Option Care Health and Amedisys’ Contessa business unit.

On October 5, 2022 and October 6, 2022, representatives of the Option Care Health management team met with Messrs. Gerard, Ginn and Muscato and other members of Amedisys’ management at Amedisys’ Nashville, Tennessee facility during which representatives of the two companies discussed Amedisys’ Contessa operations and various opportunities for a potential strategic partnership or other collaborative commercial opportunities. No economic terms of a potential strategic partnership or other collaborative commercial opportunities were discussed during the meetings of October 5, 2022 and October 6, 2022.
On October 19, 2022 and October 20, 2022, the Amedisys Board held a meeting with members of Amedisys senior management and representatives from McKinsey & Company, Inc. (“McKinsey”), a strategy consultant to Amedisys, in attendance. At the meeting, representatives of McKinsey provided a review of the home health and hospice industry and competitive landscape, ways to improve employee retention, potential areas for growth in the industry and organic and incremental opportunities. The Amedisys Board discussed McKinsey’s ability to conduct a comprehensive analysis of Amedisys’ business and operations, including a review of Amedisys’ preliminary five-year forecasts, which were not approved by the Amedisys Board, were unaudited and which we refer to as the “initial Amedisys 2023 LRP”, to assist the Amedisys Board in its evaluation of the initial Amedisys 2023 LRP, which the Amedisys Board believed would further assist the directors in their evaluation of the various strategic alternatives available to Amedisys. During this meeting, members of Amedisys senior management and the Amedisys Board discussed the potential strategic alternatives and other commercial and partnership opportunities available to Amedisys, including a potential strategic partnership and other collaborative commercial opportunities with Option Care Health involving Amedisys’ Contessa operations and other potential business combination transactions. During this meeting, the Amedisys Board also received a presentation from a financial advisor that was not engaged by Amedisys with respect to the changing conditions in the industries in which Amedisys operates and the impact those conditions could have on Amedisys’ business and operations and viable strategic alternatives including parties that may be interested in acquiring Amedisys and parties that Amedisys may wish to acquire and other related matters. Following these discussions, the Amedisys Board authorized members of Amedisys’ senior management to pursue discussions with Option Care Health and other potentially interested third parties regarding various potential strategic transactions and other commercial and partnership opportunities that could be advantageous to Amedisys’ stockholders.
Between October 2022 and March 2023, members of Amedisys’ senior management contacted or were contacted by a number of potential transaction counterparties. In five instances, Amedisys entered into confidentiality agreements with such counterparties, provided limited confidential information to such counterparties (generally consisting of the initial Amedisys 2023 LRP) and had engaged in preliminary exploratory meetings with such parties. The confidentiality agreements generally contained a standstill restriction of at least six months in length, which include a customary “fall-away” provision providing that the standstill obligations terminated following Amedisys entering into a definitive agreement providing for a change of control like the Merger Agreement and therefore such confidentiality agreements do not prevent such counterparties from making a competing proposal to the Amedisys Board. Following such limited discussions, representatives of each of the various potential counterparties indicated that either the time was not optimal or that they were not interested in continuing discussions regarding a potential strategic transaction with Amedisys at such time and, following such initial discussions, no further discussions regarding a potential strategic transaction were held between Amedisys and each such potential counterparty.
On November 17, 2022, Amedisys announced that Mr. Gerard had been terminated without cause as Chief Executive Officer and President of Amedisys. In addition, on November 17, 2022, Amedisys announced that the Amedisys Board announced had appointed Mr. Kusserow as Chief Executive Officer of Amedisys until a replacement chief executive officer was hired and that Amedisys had retained an executive search firm to conduct a comprehensive search process to identify a successor Chief Executive Officer.
On November 29, 2022, Amedisys and representatives of a financial sponsor with a portfolio company in the hospice industry which we refer to as “Party A” entered into a mutual confidentiality agreement to facilitate exploratory discussions. In the course of these discussions, representatives of Party A indicated that they were interested in involving a partner in the home health industry, a healthcare insurance party, which we refer to as “Party B”, in discussions regarding potential strategic transactions that could be available to the three parties.

On December 7, 2022, Mr. Kusserow and Mr. Richard Ashworth had breakfast to discuss the role of President and Chief Executive Officer of Amedisys. During this breakfast, Mr. Kusserow informed Mr. Ashworth that various parties had, from time to time, contacted Amedisys regarding Amedisys’ business and potential strategic transactions, including partnerships, joint ventures, acquisition opportunities and other potential strategic transactions. Messrs. Kusserow and Ashworth did not discuss any potential strategic transaction involving Option Care Health during the meeting.
On December 7, 2022, Messrs. Kusserow, Ginn and Muscato met Messrs. Rademacher and Shapiro for dinner in Nashville, Tennessee. During the dinner, the participants discussed a potential strategic relationship and other collaborative commercial opportunities involving Option Care Health and Amedisys’ Contessa segment. As discussions regarding a potential strategic relationship and other collaborative commercial opportunities progressed, the attendees preliminarily discussed the potential for a larger strategic transaction involving the combination of both companies. No specific economic terms of such a transaction were discussed at the dinner and Mr. Kusserow noted that Amedisys was focused on its business plan but that he would report the discussion to the Amedisys Board.
Following the dinner of December 7, 2022, Mr. Kusserow had conversations with various members of the Amedisys Board, including Julie Klapstein, the Lead Independent Director of Amedisys, regarding the statements made by Mr. Rademacher during such dinner.
On December 9, 2022, Amedisys and Party B entered into a mutual confidentiality agreement to facilitate discussions with respect to Party B’s interest in pursuing an acquisition of Amedisys that could include the involvement of Party A.
On December 14, 2022, the Amedisys Board held a meeting with members of Amedisys senior management in attendance. At the meeting, members of Amedisys senior management provided an update regarding McKinsey’s analysis of Amedisys’ business and operations, with a focus on potential areas of growth for Amedisys. Members of Amedisys senior management then discussed with the Amedisys Board the current status of ongoing exploratory discussions regarding a potential strategic transaction with potential strategic partners or other potentially interested counterparties, including Option Care Health. Following these discussions, the Amedisys Board authorized management to continue to pursue these discussions regarding potential strategic transactions.
On January 3, 2023, members of the Amedisys Board had a teleconference with Mr. Ashworth as a potential candidate to fill the role of President and Chief Executive Officer of Amedisys. There was no specific discussion of a potential strategic transaction involving Option Care Health during this meeting.
Between January 9 and January 12, 2023, members of Amedisys’ senior management attended the JP Morgan Healthcare Conference in San Francisco. During the JP Morgan Healthcare Conference, members of Amedisys’ senior management had business development discussions with various parties, including representatives of Party A and Party B, as well as representatives of a financial sponsor which we refer to as “Party C” that indicated an interest in engaging in exploratory discussions regarding a potential acquisition of Amedisys. During these discussions at the JPMorgan Healthcare Conference, members of Amedisys senior management indicated to representatives of various parties that, if there was further interest in such a potential transaction, then such potential counterparties should contact Amedisys. However, none of these potential counterparties (other than Party C) contacted Amedisys about a potential strategic transaction after the JP Morgan Healthcare Conference and no further substantive discussions regarding a potential transaction between Amedisys and Party A and Party B occurred after this time.
On January 16, 2023, Amedisys and a health insurance company which we refer to as “Party D” entered into a mutual confidentiality agreement to facilitate discussions and disclosure of information between Amedisys and Party D with respect to Party D’s interest in pursuing an acquisition of Amedisys. Following the execution of the confidentiality agreement, members of Amedisys’ management engaged in limited discussions with representatives of Party D regarding a potential transaction over the next few weeks including an in-person meeting. During the course of these discussions, members of Amedisys’ senior management indicated to Party D that, if there was further interest in such a potential transaction, then Party D should contact Amedisys. Representatives of Party D did not contact Amedisys, and no further discussions between Amedisys and Party D occurred after this time.

During January and February of 2023, members of senior management of Amedisys and Option Care Health had several telephone conversations and email exchanges regarding their respective businesses and a potential business combination transaction involving both companies.
On February 1, 2023 and February 2, 2023, the Amedisys Board held a meeting with members of Amedisys senior management in attendance. At the meeting, members of Amedisys senior management provided the Amedisys Board with an update regarding McKinsey’s ongoing analysis on Amedisys’ business and operations, including with respect to salesforce, contracting process and centralization. During the meetings, consistent with Amedisys’ past practice to review such matters on an annual basis, members of the Amedisys senior management discussed with the Amedisys Board management’s 2023 budget (the “Amedisys 2023 budget”) and management’s views on projected EBITDA. Following this discussion, the Amedisys Board approved the Amedisys 2023 budget and authorized management of Amedisys to share such plan with certain potentially interested third parties that had executed a confidentiality agreement with Amedisys that may be interested in a potential strategic transaction with Amedisys. Members of Amedisys senior management also discussed with the Amedisys Board the status of the exploratory discussions with Option Care Health regarding potential strategic transactions including a potential acquisition of Amedisys or a business combination transaction with Option Care Health.
On February 3, 2023, members of Amedisys’ senior management shared a copy of the Amedisys 2023 budget with Option Care Health’s management.
On February 6, 2023, Mr. Ginn and Mr. Muscato held a call with members of Option Care Health’s management team to discuss the Amedisys 2023 budget.
Also on February 8, 2023, members of Amedisys management provided representatives of Option Care Health with a copy of the initial Amedisys 2023 LRP, which representatives of Amedisys’ management indicated to representatives of Option Care Health had not previously been approved by the Amedisys Board.
On February 9, 2023, Amedisys and Party C entered into a mutual confidentiality agreement to facilitate discussions with respect to Party C’s interest in pursuing an acquisition of Amedisys. Following delivery of limited confidential information, Amedisys determined that Party C was no longer interested in pursuing further discussions and no further discussions were had with Party C regarding a potential transaction.
On February 21, 2023, Option Care Health sent Amedisys a draft of the amended and restated confidentiality agreement to facilitate further discussions regarding a potential business combination transaction.
Upon execution of a non-disclosure agreement after acceptance of his offer to serve as the President and Chief Executive Officer of Amedisys on February 24, 2023, members of the Amedisys Board discussed with Mr. Ashworth the potential business combination transaction with Option Care Health and the status of discussions with other potentially interested parties. During these discussions, Mr. Ashworth indicated that he understood the strategic rationale for the potential business combination transaction with Option Care Health and was supportive of Amedisys continuing to explore such a transaction in his new role as President and Chief Executive Officer of Amedisys.
On February 26, 2023, Mr. Kusserow and Mr. Rademacher participated in a call to discuss the potential business combination transaction, during which Mr. Rademacher outlined the key terms of Option Care Health’s initial proposal, which contemplated an all-stock merger that would result in Amedisys stockholders owning between 36% and 38% of the shares of the combined company, in each case, on a fully-diluted basis. Mr. Kusserow did not provide feedback to the proposal on the call and indicated he would provide any formal written proposal to the Amedisys Board for evaluation once received.
On March 3, 2023, following discussion and exchange of drafts, Amedisys and Option Care Health entered into the amended and restated confidentiality agreement (the “March 3 NDA”). The March 3 NDA included a mutual standstill provision covering a 12-month period that permitted either party to make confidential proposals to the other party’s board of directors or chief executive officer with a customary

“fall away” provision providing that the standstill obligations terminated following Amedisys entering into a definitive agreement providing for a change of control.
Also on March 3, 2023, Mr. Rademacher sent Mr. Kusserow a non-binding indication of interest (the “March 3 Letter”), which proposed to combine Amedisys and Option Care Health in an all-stock transaction. Mr. Kusserow subsequently provided the Amedisys Board with a copy of the March 3 Letter. Option Care Health’s March 3 Letter proposed a business combination transaction that would result in Amedisys stockholders owning between 36% and 38% of the shares of the combined company, with Option Care Health stockholders owning the remaining 62% to 64%, in each case, on a fully-diluted basis. Option Care Health’s March 3 Letter implied a premium for Amedisys common stock of 16% to 26% based on the closing price of Option Care Health common stock on March 3, 2023. Option Care Health’s March 3 Letter also included a request from Option Care Health that the parties enter into an exclusivity agreement in order to facilitate further discussion regarding a potential business combination transaction. Mr. Kusserow subsequently provided the Amedisys Board with a copy of the March 3 Letter.
On March 5, 2023, the Amedisys Board held a meeting with members of Amedisys senior management in attendance. At the meeting, members of Amedisys senior management discussed the current status of Amedisys’ exploration of strategic alternatives, which discussions included a review of the terms set forth in Option Care Health’s March 3 Letter and Amedisys senior management’s preliminary views with respect to a potential business combination transaction with Option Care Health and an update on the status of discussions with other potentially interested third parties. The Amedisys Board discussed that Guggenheim Securities and Paul, Weiss, had from time to time in the preceding two years, worked with Amedisys in connection with Amedisys’ continuing exploration of strategic alternatives and had broad experience in Amedisys’ industries and in transactions similar to a potential business combination of the type described in Option Care Health’s March 3 Letter. Following those discussions, the Amedisys Board authorized Amedisys management to contact representatives of Guggenheim Securities and Paul, Weiss to determine if Guggenheim Securities and Paul, Weiss would be in a position to act as Amedisys’ financial advisor and legal advisor, respectively, in connection with a potential business combination transaction with Option Care Health.
Following the March 5, 2023 Amedisys Board meeting, Amedisys contacted representatives of Guggenheim Securities and representatives of Paul, Weiss to provide counsel and advice regarding a potential business combination and transactions similar to a potential business combination transaction of the type described in Option Care Health’s March 3 Letter.
On March 12, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance. During the meeting, representatives of Paul, Weiss reviewed with Amedisys’ directors the fiduciary duties of the Amedisys Board with respect to a potential transaction of the type proposed by Option Care Health’s March 3 Letter and the Amedisys Board received an update from Amedisys’ management and representatives of Guggenheim Securities on the status of discussions with Option Care Health. Representatives of Guggenheim Securities then provided the Amedisys Board with its preliminary financial analysis of the transaction contemplated by the March 3 Letter and discussed other alternatives available to Amedisys, including remaining independent. Members of Amedisys senior management also provided an update on discussions with other potentially interested third parties, noting that no other counterparties expressed serious interest in a potential strategic transaction with Amedisys. Members of Amedisys senior management reviewed the base case of the long-range plan (covering a five-year period, from December 31, 2023 – December 31, 2027) (the “Amedisys March long-range plan”) which, as presented, included various sensitivities and assumptions which Amedisys’ management team discussed with the Amedisys Board. During this meeting, members of Amedisys senior management noted that representatives from McKinsey were working with Amedisys to analyze potential new revenue opportunities and potential synergies that could be achievable from a business combination transaction with Option Care Health to provide context to the Amedisys Board in evaluating the Amedisys March long-range plan as well as the various strategic alternatives available to Amedisys. Following discussion, the Amedisys Board approved the Amedisys March long-range plan, and authorized Amedisys senior management to share the Amedisys March long-range plan with representatives of Guggenheim Securities to serve as a basis for its preliminary financial analysis of Amedisys and the potential business combination transaction with Option Care Health. The Amedisys Board also authorized

Amedisys senior management to engage in discussions with Option Care Health regarding the potential synergy opportunities that would be achievable in connection with a potential business combination transaction with Option Care Health and to share the Amedisys March long-range plan with representatives of Option Care Health.
Also at the meeting of the Amedisys Board on March 12, 2023, Guggenheim Securities delivered to Amedisys and the Amedisys Board a relationship disclosure letter describing, inter alia, certain of Guggenheim Securities’ investment banking relationships with Option Care Health. Following discussion and review of such relationship disclosure letter, the Amedisys Board authorized Amedisys senior management to move forward with engaging Guggenheim Securities as financial advisor to Amedisys in connection with the potential business combination transaction with Option Care Health on customary terms.
On March 13, 2023, Mr. Kusserow and Mr. Rademacher participated in a call, during which Mr. Kusserow indicated that Amedisys was planning to respond with a formal counterproposal within the coming days.
Also on March 13, 2023, Amedisys announced that the Amedisys Board had appointed Mr. Ashworth to serve as the President and Chief Executive Officer of Amedisys and had elected Mr. Ashworth as a director on the Amedisys Board, all to be effective as of April 10, 2023.
On March 14, 2023 and March 17, 2023, Messrs. Ginn and Muscato held a call with certain representatives of Option Care Health’s senior management team to discuss potential cost synergies that may be achievable in connection with a potential business combination transaction involving Amedisys and Option Care Health.
On March 20, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities, representatives of McKinsey and representatives of Paul, Weiss in attendance. At the meeting, representatives of McKinsey discussed with the Amedisys Board the results of McKinsey’s preliminary analysis of the home infusion industry, including potential growth opportunities for Amedisys. Representatives of McKinsey also reviewed with the Amedisys Board a preliminary financial analysis of potential synergies that could be achieved in a potential business combination transaction involving Amedisys and Option Care Health. Representatives of Guggenheim Securities reviewed with the Amedisys Board its preliminary financial analysis of the financial terms of Option Care Health’s March 3 Letter, and discussed with the Amedisys Board a preliminary financial analysis of the potential synergies identified by Amedisys’ senior management as being achievable in a potential business combination transaction with Option Care Health. Representatives of Paul, Weiss discussed with the Amedisys Board certain governance and social matters that the Amedisys Board could consider in connection with its evaluation of a potential business combination transaction with Option Care Health. The Amedisys Board discussed with members of Amedisys senior management and representatives of Guggenheim Securities and Paul, Weiss the terms of the exclusivity agreement requested by Option Care Health in its March 3 Letter, including the length of the requested exclusivity period and the level of interest (or lack thereof) received from other potentially interested counterparties. The Amedisys Board also discussed other potential strategic alternatives, including Amedisys’ standalone strategy as well as the potential risks and merits of a potential business combination transaction with Option Care Health, including in relation to the Amedisys March long-range plan. Following discussions with Amedisys senior management and representatives of Guggenheim Securities and representatives of Paul, Weiss, the Amedisys Board determined that it would be advisable for Mr. Kusserow to inform Mr. Rademacher that Amedisys would remain open to further discussions with Option Care Health, and would consider agreeing to a limited period of exclusive negotiations with Option Care Health, if Option Care Health could confirm that the basis of such further discussions would be that Amedisys stockholders would own 39% of the shares of the combined company on a fully-diluted basis.
Following this meeting, on March 20, 2023, Mr. Kusserow contacted Mr. Rademacher and informed him that Amedisys was open to proceeding with further transaction discussions and would consider agreeing to a limited period of exclusivity with Option Care Health if Mr. Rademacher could confirm that the basis of such further discussions would be on the basis that Amedisys stockholders would own 39% of the shares of the combined company on a fully-diluted basis.

On March 21, 2023, Mr. Kusserow, on behalf of Amedisys, sent to Mr. Rademacher a written letter (the “Amedisys Response Letter”), indicating that Amedisys was prepared to engage in discussions regarding a business combination transaction in which Amedisys stockholders would, following the transaction, own 39% of the shares of the combined company, and Option Care Health stockholders would own the remaining 61%, in each case, on a fully-diluted basis. The Amedisys Response Letter also indicated that Amedisys would consider agreeing to enter into an agreement providing for exclusive negotiations until April 16, 2023, subject to alignment on proceeding with discussions on the basis of the transaction terms described in the Amedisys Response Letter. At the direction of the Amedisys Board, a copy of the Amedisys March long-range plan was also included as an attachment to the Amedisys Response Letter.
On the morning of March 27, 2023, Messrs. Kusserow and Rademacher had a discussion in which Mr. Rademacher indicated that Option Care Health intended to submit a revised written, non-binding indication of interest to Amedisys providing for a combination pursuant to which Amedisys stockholders would own between approximately 34% and 36% of the shares of the combined company on a fully-diluted basis, subject to Option Care Health’s continued diligence. Mr. Rademacher, on behalf of Option Care Health, sent a revised non-binding indication of interest (the “March 27 Letter”) to Mr. Kusserow, which set forth terms of an all-stock business combination transaction that would result in Amedisys stockholders owning between approximately 34% and 36% of the shares of the combined company, and Option Care Health stockholders owning the remaining 64% to 66%, in each case, on a fully-diluted basis. On March 27, 2023, the closing price of the Amedisys common stock was $74.18 and the closing price of the Option Care Health common stock was $31.56, reflecting an implied premium for Amedisys common stock of 21% to 32%. The March 27 Letter also reiterated Option Care Health’s request that the parties enter into an agreement providing for an exclusive negotiation period. Mr. Kusserow subsequently provided the Amedisys Board with a copy of the March 27 Letter.
On March 29, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance. At the meeting, members of Amedisys senior management provided the Amedisys Board with an update regarding recent discussions with Option Care Health, and representatives of Guggenheim Securities provided an overview of the financial terms of Option Care Health’s March 27 Letter. The Amedisys Board discussed the terms of Option Care Health’s March 27 Letter, as well as the potential benefits and risks associated with such a transaction and the comparative attractiveness of such a potential combination transaction relative to other strategic alternatives readily available to Amedisys. Following discussion of potential responses to Option Care Health’s proposal, the Amedisys Board directed Mr. Kusserow to engage with Option Care Health to allow Amedisys to more fully assess the potential opportunity afforded by a potential business combination transaction with Option Care Health. The Amedisys Board further instructed Mr. Kusserow to emphasize to Option Care Health that the Amedisys Board believed that any such transaction should result in Amedisys stockholders owning at least 36% of the shares of the combined company on a fully-diluted basis.
On March 31, 2023, Mr. Kusserow called Mr. Rademacher and Mr. M. Jansen Harry Kraemer, Jr., the chairman of the Option Care Health board of directors, separately and outlined Amedisys’ counterproposal which provided for a business combination following which Amedisys stockholders would own between 36% and 38% of the shares of the combined company on a fully-diluted basis, subject to additional diligence.
On April 2, 2023, Messrs. Kusserow and Ashworth had a dinner with Mr. Rademacher to introduce Mr. Ashworth as the new President and Chief Executive Officer of Amedisys to Mr. Rademacher and to discuss the potential business combination transaction described in Option Care Health’s March 27 Letter. During the course of this discussion, Messrs. Kusserow and Ashworth reiterated the Amedisys Board’s views on the relative ownership of the combined company and the parties aligned on moving forward with mutual diligence on the basis that Option Care Health would consider a business combination transaction that would result in Amedisys stockholders owning at least 36% of the shares of the combined company on a fully-diluted basis, subject to completion of due diligence and agreement on the other terms of any such transaction.
During the period following the April 2, 2023 meeting and during the course of April 3, 2023, Messrs. Kusserow and Ashworth had several telephone calls or email exchanges with each of the members of the Amedisys Board and confirmed with each member that the directors were in agreement with authorizing

Amedisys to enter into an exclusivity agreement on the terms previously reviewed with the Amedisys Board at the meeting of the Amedisys Board on March 21, 2023.
On April 3, 2023, representatives of Kirkland & Ellis LLP (“Kirkland”) sent an initial draft exclusivity agreement to representatives of Paul, Weiss, which contemplated a 45-day period of exclusive negotiations between the parties.
Following further negotiations and the exchange of revised drafts of the exclusivity agreement, Amedisys, in line with the prior authorization provided by the Amedisys Board, and Option Care Health entered into the exclusivity agreement on April 5, 2023, which provided for a 30-day period of exclusive negotiations.
Between March 2023 and May 2023, representatives of the Amedisys commercial team and the Parent commercial team engaged in a number of discussions regarding commercial contracts and arrangements between the two companies in the ordinary course of business.
On April 7, 2023, Amedisys executed an engagement letter, subsequently ratified by the Amedisys Board, formally retaining Guggenheim Securities as its financial advisor in connection with evaluation of the potential business combination transaction with Option Care Health.
On April 10, 2023, Messrs. Ashworth and Kusserow of Amedisys and Mr. Kraemer and Mr. Rademacher of Option Care Health had dinner in Chicago, Illinois during which the participants discussed the potential business combination transaction, including the due diligence process.
Also on April 10, 2023, Amedisys provided access to Option Care Health, Kirkland and Goldman Sachs to a virtual data room. Representatives of Paul, Weiss also sent an initial draft mutual clean team agreement to representatives of Kirkland to facilitate the sharing of certain non-public, competitively sensitive information. Following negotiations and the exchange of revised drafts of the clean team agreement, Amedisys and Option Care Health executed the clean team agreement on April 12, 2023.
On April 11, 2023, Option Care Health provided access to Amedisys, Paul, Weiss and Guggenheim Securities to a virtual data room.
Over the course of April 10 through April 12, 2023, members of Amedisys senior management, representatives of Guggenheim Securities, members of Option Care Health senior management and representatives of Goldman Sachs met in person in Chicago, Illinois to discuss the potential business combination transaction, which included responses to each party’s due diligence questions and discussions of potential cost synergies and risks related to such a potential business combination.
During the period from April 10, 2023, when the virtual data room was opened, through May 3, 2023, the date of the execution of the OPCH Merger Agreement, representatives and advisors of Amedisys and Option Care Health engaged in a mutual business and legal due diligence review, which included a number of discussions with representatives and advisors of the other party.
On April 12, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance. At the meeting, members of Amedisys senior management provided an update on the April 11 and April 12 meetings with members of Option Care Health senior management. Members of Amedisys senior management provided the Amedisys Board with Amedisys management’s views on the strategic rationale for a potential strategic transaction with Option Care Health, including the premium proposed by Option Care Health and the synergies that could drive additional value creation for Amedisys stockholders. Representatives of Guggenheim Securities then discussed with the Amedisys Board the proposed premium offered to Amedisys stockholders in the business combination transaction, the effects of recent market conditions on Amedisys’ stock price and Guggenheim Securities’ preliminary financial analyses of Amedisys on a standalone basis as compared to the pro forma combined company expected to result from a business combination transaction involving Amedisys and Option Care Health. Members of Amedisys senior management discussed an illustrative timeline for negotiating definitive transaction documentation and finalizing a due diligence review of Option Care Health. Following the discussion, the Amedisys Board directed members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss to continue negotiations with Option Care Health and its advisors. The Amedisys Board also discussed the terms of the engagement letter between Amedisys and Guggenheim Securities and ratified the engagement of Guggenheim Securities as Amedisys’ financial advisor based on Guggenheim Securities’ expertise in the healthcare sector, its experience in advising on complex strategic transactions, and its familiarity with Amedisys.
On April 15, 2023, representatives of Kirkland, on behalf of Option Care Health, sent an initial draft of the OPCH Merger Agreement to representatives of Paul, Weiss, on behalf of Amedisys. The initial draft proposed, among other things, that Amedisys would be entitled to designate two directors to the post-closing board and that each party would be required to pay a break fee equal to 3.75% of the implied equity value paid for Amedisys if the OPCH Merger Agreement was terminated under certain circumstances. From this time until the OPCH Merger Agreement was executed on May 3, 2023, representatives of Kirkland and representatives of Paul, Weiss exchanged several drafts of the OPCH Merger Agreement and negotiated the terms of the OPCH Merger Agreement, including with respect to certain governance arrangements, restrictions on the parties’ ability to solicit third party bidders, restrictions on the parties’ businesses between signing and closing, the obligations of the parties with respect to obtaining regulatory approvals and the amount of and circumstances in which the termination fees would be payable by either party.
On April 21, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance. At the meeting, members of Amedisys senior management provided the Amedisys Board with an update of the status of Amedisys’ due diligence review of Option Care Health and also discussed with the Amedisys Board an updated illustrative transaction timeline and illustrative communications plan relating to the potential transaction with Option Care Health. Representatives of Paul, Weiss then discussed with the Amedisys Board the key terms included in the draft of the OPCH Merger Agreement received from representatives of Kirkland on April 15, 2023, including restrictions on Amedisys’ ability to solicit third party bidders, the obligations of the parties with respect to obtaining regulatory approvals, the amount of and circumstances in which the termination fees would be payable by either party, and the governance arrangements set forth therein. The Amedisys Board also discussed certain governance considerations with Amedisys management and representatives of Paul, Weiss and following such discussion, the Amedisys Board authorized Mr. Ashworth to have discussions with Mr. Rademacher regarding such considerations.
On April 22, 2023, representatives of Paul, Weiss, on behalf of Amedisys, sent a markup of the OPCH Merger Agreement to representatives of Kirkland, on behalf of Option Care Health. The revised draft proposed, among other things, that Amedisys would be entitled to designate four directors to a ten-person post-closing board and certain committee chair positions, that Amedisys would be required to pay a break fee equal to 2.5% of the implied equity value paid for Amedisys if the OPCH Merger Agreement was terminated under certain circumstances and that Option Care Health would be required to pay a break fee equal to 3.5% of the implied equity value paid for Amedisys if the OPCH Merger Agreement was terminated under certain circumstances.
On April 23, 2023, Mr. Kraemer and Ms. Julie Klapstein, Amedisys’ lead independent director, had a conversation about the potential business combination transaction, during which Ms. Klapstein reiterated Amedisys’ position that it be entitled to designate four members to a ten-person post-closing board, which members would be entitled to certain committee chair positions. Mr. Kraemer responded that four designees was too many and rejected the request for committee chair positions.
On April 24, 2023, Mr. Rademacher and Mr. Ashworth had a discussion in which Mr. Ashworth indicated to Mr. Rademacher that Amedisys would be open to considering a governance provision entitling Amedisys to appoint three members to a ten-person post-closing board.
On April 25, 2023, Mr. Ashworth and Mr. Rademacher had dinner during which the participants discussed certain governance issues raised in the draft of the OPCH Merger Agreement delivered by Option Care Health, including the size and composition of the board of the combined company and Option Care Health’s expectations regarding the senior management team of the combined company.
Also on April 25, 2023, members of senior management from Option Care Health and Amedisys participated in in-person meetings in Nashville, Tennessee, to discuss, among other things, cost and revenue synergy opportunities and Amedisys’ Contessa business.

Between April 26 and April 27, 2023, Mr. Kraemer, Mr. Rademacher and Ms. Klapstein had numerous conversations regarding governance matters for the combined company, including the number of Amedisys directors that would be appointed to the post-closing board and the independence requirements of such directors.
On April 27, 2023, representatives of Kirkland, on behalf of Option Care Health, sent a markup of the OPCH Merger Agreement to representatives of Paul, Weiss, on behalf of Amedisys.
On April 28, 2023, after consulting with the SEC given the unique nature of Amedisys’ Contessa risk-based palliative contract, Amedisys updated its approach regarding the recognition of revenue related to that contract. This update only resulted in changes to Amedisys’ projected revenue and cost of service and did not impact projected EBITDA or earnings for Amedisys. Following this update, members of the Amedisys Board and the audit committee of the Amedisys Board confirmed agreement with Amedisys senior management’s plan to revise the Amedisys March long-range plan to update the accounting treatment of the risk-based palliative contract and to concurrently update the Amedisys March long-range plan to reflect Amedisys’ actual year-to-date performance results, which we refer to as the “Amedisys long-range plan”. Members of Amedisys senior management provided the Amedisys long-range plan to representatives of Guggenheim Securities as a basis for Guggenheim Securities’ financial analysis of the transaction between Amedisys and Option Care Health.
Later on April 28, 2023, representatives of Guggenheim Securities, on behalf of Amedisys, delivered to Option Care Health and representatives of Goldman Sachs that portion of the Amedisys long-range plan reflecting the changes made to address Amedisys’ approach to the application of the accounting rules recently adopted by the SEC to Amedisys’ Contessa segment.
Subsequently on April 28, 2023, Mr. Kraemer and Ms. Klapstein participated in a discussion regarding the change in accounting treatment described above, during which Mr. Kraemer informed Ms. Klapstein that the Option Care Health Board would require further information regarding the impact of the change before proceeding with the proposed business combination transaction on the proposed terms.
On April 29, 2023, Mr. Kraemer contacted Ms. Klapstein indicating that, in light of the updated approach to the recognition of revenue related to Amedisys’ Contessa risk-based palliative contract that were reflected in the Amedisys long-range plan, the Option Care Health Board would unlikely be able to support a potential strategic business combination transaction that would result in Amedisys stockholders owning 36% of the shares of the combined company on a fully-diluted basis and suggested a counteroffer in the range of 33-34% of the shares of the combined company on a fully-diluted basis, together with Amedisys’ right to designate two of the current members of the Amedisys Board to an 11-member board of the combined company.
In addition, on the morning of April 30, 2023, Mr. Rademacher contacted Mr. Ashworth and indicated that the Option Care Health Board was reconsidering the proposed ownership split given the accounting treatment issue described above.
On April 30, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance. At the meeting, members of Amedisys senior management reviewed and discussed with the Amedisys Board the Amedisys long-range plan, including adjustments related to Amedisys’ Contessa segment. Representatives of Guggenheim Securities then reviewed their financial analysis of the potential strategic transaction which would result in Amedisys stockholders owning 36% of the shares of the combined company on a fully-diluted basis. Members of Amedisys senior management then provided the Amedisys Board with a summary of the due diligence review conducted on Option Care Health. At the meeting, members of Amedisys senior management and representatives of Paul, Weiss provided the Amedisys Board with an update on the status of negotiations of transaction documents with Option Care Health.
The Amedisys Board discussed those terms still subject to ongoing negotiation with Option Care Health, including the pro forma ownership of the combined company, the size and composition of the board of the combined company, and the amount of the termination fees payable by either company in certain circumstances specified in the OPCH Merger Agreement. The Amedisys Board directed Amedisys senior management and representatives of Paul, Weiss to continue to negotiate with Option Care Health and its advisors with a view to reaching final terms that could be reviewed with the Amedisys Board.
Later that day on April 30, 2023, in response to a discussion of the potential reduction in ownership that Option Care Health would be willing to offer Amedisys in light of the aforementioned accounting change, representatives of Guggenheim Securities informed representatives of Goldman Sachs that, given that the Contessa related accounting changes did not ultimately impact operating profit, the suggestion of a price reduction was not well received and that the Amedisys Board was not likely to be supportive of a transaction in which its shareholders did not own 36% of the combined company on a fully-diluted basis with proportional board representation.
Subsequently, Mr. Rademacher contacted Mr. Ashworth indicating that, in light of the updated approach to the recognition of revenue related to Amedisys’ Contessa risk-based palliative contract that were reflected in the Amedisys long-range plan, Option Care Health was revising its proposed terms for the potential transaction such that (i) Amedisys stockholders would own 35% of the shares of the combined company and Option Care Health stockholders would own the remaining 65% of the shares of the combined company, in each case on a fully-diluted basis, and (ii) Amedisys would have the right to designate three of the current members of the Amedisys Board to an 11-member board of the combined company (the “April Revised Offer”).
Subsequent to this discussion, representatives of Guggenheim Securities contacted representatives of Goldman Sachs to indicate that Amedisys would seek higher pro forma ownership and proportionate board representation relative to the April Revised Offer.
During the day of May 1, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance. At the meeting, members of Amedisys senior management discussed with the Amedisys Board and Amedisys’ financial and legal advisors the status of negotiations with Option Care Health, including the terms of the April Revised Offer. Members of Amedisys senior management provided the Amedisys Board with senior management’s perspective on the terms of the April Revised Offer. Following discussion, the Amedisys Board directed Mr. Ashworth to continue to negotiate with Option Care Health to seek a higher pro forma ownership of the combined company for Amedisys stockholders and the right for Amedisys to designate a number of directors on the board of the combined company in a percentage that would be proportional to Amedisys’ stockholders’ proposed ownership of the combined company shares.
Following this meeting, Mr. Ashworth presented the terms discussed at the Amedisys Board meeting to Mr. Rademacher. During the course of this discussion, Mr. Rademacher indicated that, subject to formal approval of the Option Care Health Board, Option Care Health would be willing to proceed on the basis of a transaction that would (i) result in Amedisys stockholders owning 35.5% of the shares of the combined company, and Option Care Health stockholders owning the remaining 64.5% of the shares of the combined company, in each case on a fully-diluted basis, and (ii) provide Amedisys with the right to designate three of the current members of the Amedisys Board to a 10-member board of the combined company.
Later on May 1, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance. At the meeting, members of Amedisys senior management provided the Amedisys Board with an update on the status of negotiations with Option Care Health, noting that following discussions with Option Care Health, Option Care Health had indicated it was willing to agree to a transaction that would (i) result in Amedisys stockholders owning 35.5% of the shares of the combined company, and Option Care Health stockholders owning the remaining 64.5% of the shares of the combined company, in each case, on a fully-diluted basis and (ii) provide Amedisys with the right to designate three of the current members of the Amedisys Board to a 10-member board of the combined company. The Amedisys Board then discussed next steps and logistics with respect to finalizing the terms of a definitive OPCH Merger Agreement with Option Care Health and communications plans related thereto.
Following this meeting, on May 1, 2023, Mr. Ashworth contacted Mr. Rademacher to agree, subject to approval of the Amedisys Board, to a potential business combination transaction that would (i) result in Amedisys stockholders owning 35.5% of the shares of the combined company, and Option Care Health stockholders owning the remaining 64.5% of the shares of the combined company, in each case, on a fully-diluted basis and (ii) provide Amedisys with the right to designate three of the current members of the Amedisys Board to a 10-member board of the combined company.
From May 1, 2023 until the time OPCH Merger Agreement was executed on May 3, 2023, representatives of Kirkland and Paul, Weiss exchanged drafts of the OPCH Merger Agreement reflecting parties’ agreement on certain key terms, including the exchange ratio for the consideration to be paid to Amedisys stockholders in connection with the OPCH Merger under the OPCH Merger Agreement, Amedisys’ right to designate three directors to a ten-member post-closing board, a break fee for each party under certain circumstances equal to 3.25% of the implied equity value paid for Amedisys and certain exceptions to the interim operating covenants.
On May 3, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance. Representatives of Paul, Weiss updated the Amedisys Board regarding the finalization of the proposed OPCH Merger Agreement terms. Representatives of Guggenheim Securities then reviewed its financial analysis of the exchange ratio for the consideration to be paid to Amedisys stockholders in connection with the OPCH Merger under the OPCH Merger Agreement and delivered to the Amedisys Board an oral opinion, which was confirmed by delivery of a written opinion, dated May 3, 2023, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the exchange ratio was fair, from a financial point of view, to the stockholders of Amedisys. Following discussion, the Amedisys Board unanimously (i) approved and declared advisable the OPCH Merger Agreement and the transactions contemplated by the OPCH Merger Agreement, including the OPCH Merger, on the terms and subject to the conditions set forth in the OPCH Merger Agreement, (ii) determined that the OPCH Merger Agreement and the transactions contemplated by the OPCH Merger Agreement, including the OPCH Merger, are fair to, and in the best interests of, Amedisys and the stockholders of Amedisys, (iii) recommended the adoption of the OPCH Merger Agreement to the stockholders of Amedisys, on the terms and subject to the conditions set forth in the OPCH Merger Agreement, and (iv) directed that the OPCH Merger Agreement be submitted to the stockholders of Amedisys for adoption at the meeting of the Amedisys stockholders.
After the meetings of the Amedisys Board and Option Care Health Board, on May 3, 2023, Amedisys and Option Care Health executed the OPCH Merger Agreement. Amedisys and Option Care Health then issued a joint press release announcing the parties’ entry into the OPCH Merger Agreement and held a joint investor call.
On May 22, 2023, Mr. Kusserow received a telephone call from Mr. John Rex, a representative of Parent, informing Mr. Kusserow that Parent had interest in submitting a proposal to acquire Amedisys and would like to engage in further discussions with representatives of Amedisys. Pursuant to Amedisys’ obligations under the OPCH Merger Agreement, Mr. Kusserow informed Mr. Rex that he could not engage in any discussions regarding such topic before terminating the telephone call. Following this discussion and in accordance with Amedisys’ obligations under the OPCH Merger Agreement, representatives of Amedisys notified representatives of Option Care Health of the May 22, 2023 telephone conversation between Mr. Kusserow and Mr. Rex.
On May 26, 2023, representatives of Parent sent Amedisys an unsolicited, non-binding written proposal to acquire all Amedisys Common Stock in an all-cash transaction at a price of $100.00 per share (the “Parent May 26 Letter”). This $100 per share represented a 29.4% premium to the unaffected share price of Amedisys Common Stock prior to the announcement of the transaction with Option Care Health, a 30.3% premium to the closing trading price of Amedisys Common Stock on May 25, 2023, the last trading day prior to receipt of the Parent May 26 Letter and a 19.8% premium to the implied value of the Option Care Health stock consideration to be issued to Amedisys stockholders pursuant to the pending transaction with Option Care Health, based on Option Care Health’s closing trading price on May 25, 2023. The Parent May 26 Letter stated that representatives of Parent required access to confirmatory diligence, had the support of the Parent management team and that representatives of Parent were confident it would be able to obtain all necessary regulatory approvals.
On May 27, 2023, pursuant to Amedisys’ obligations under the OPCH Merger Agreement, representatives of Amedisys notified representatives of Option Care Health of Amedisys’ receipt of the Parent May 26 Letter.

On May 27, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance, to discuss the Parent May 26 Letter. Representatives of Guggenheim Securities and Paul, Weiss discussed the financial, legal and regulatory aspects of the potential transaction contemplated by the Parent May 26 Letter. Representatives of Paul, Weiss reviewed with Amedisys Board its fiduciary duties under applicable law as well as the limitations in the OPCH Merger Agreement on Amedisys engaging in discussions with representatives of Parent unless the Amedisys’ Board determined that the proposal set forth in the Parent May 26 Letter could reasonably be expected to result in an Amedisys Superior Proposal (as defined in the OPCH Merger Agreement). Following this discussion and review of Amedisys’ obligations under the OPCH Merger Agreement, including consultation with Amedisys’ outside counsel and financial advisor, the Amedisys Board determined, in accordance with the terms of the OPCH Merger Agreement, that the Parent May 26 Letter could reasonably be expected to result in an Amedisys Superior Proposal (as defined in the OPCH Merger Agreement). The Amedisys Board further discussed with its outside advisors that the transaction proposed by the Parent May 26 Letter did not provide sufficient details with respect to transaction certainty. In order to obtain additional information about Parent’s proposal, the Amedisys Board, in each case in accordance with the OPCH Merger Agreement, directed Amedisys to (i) instruct Paul, Weiss to deliver a draft confidentiality agreement to representatives of Parent, and (ii) participate in discussions or negotiations regarding the Parent May 26 Letter with representatives of Parent.
On May 28, 2023, representatives of Amedisys notified representatives of Option Care Health of the Amedisys Board’s determination and Amedisys’ intention to take the actions described in the immediately foregoing sentence, in each case in accordance with the terms of the OPCH Merger Agreement. Also on May 28, 2023, representatives of Paul, Weiss sent a draft confidentiality agreement to representatives of Parent, a copy of which was also provided to representatives of Option Care Health in accordance with the OPCH Merger Agreement.
On May 30, 2023, Amedisys and Parent entered into a customary confidentiality agreement (the “Parent NDA”), which (i) contained substantive terms that were not less favorable in any material respect to Amedisys than those contained in the March 3 NDA, (ii) did not contain any “standstill” or similar provision and (iii) did not include any provision calling for an exclusive right to negotiate with Amedisys or providing for the reimbursement by Amedisys’ or any of its subsidiaries of any of Parent’s costs or expenses. Also on May 30, 2023, representatives of Amedisys notified representatives of Option Care Health that Amedisys and Parent had entered into the Parent NDA and provided representatives of Option Care Health with a copy of the Parent NDA.
Following the execution of the Parent NDA, representatives from Amedisys, representatives of Parent, and their representatives engaged in exploratory discussions relating to a potential transaction involving Parent and Amedisys. During the course of these discussions, Amedisys and representatives of Parent began to share information and perspectives with respect to value and commitments and remedies related to transaction certainty. In accordance with its obligations under the OPCH Merger Agreement, following the execution of the Parent NDA on May 30, 2023 through the effectiveness of the termination of the OPCH Merger Agreement on June 26, 2023, Amedisys and its representatives provided Option Care Health and its representatives with prompt notice of any material developments and documents related to its discussions with representatives of Parent, as well as copies of any drafts of the Merger Agreement and other written materials exchanged by Amedisys and any of its subsidiaries or any of their representatives, on the one hand, and Parent and any of its representatives on the other hand, in each case, relating to Parent’s proposals, and otherwise complied with its obligations under the OPCH Merger Agreement.
On May 31, 2023, Messrs. Kusserow and Ashworth had dinner with Mr. Rex and Mr. Richard Mattera, representing Parent, during which the parties discussed a potential transaction as described in the Parent May 26 Letter.
On June 2, 2023, Amedisys received an unsolicited written proposal from representatives of Parent to acquire Amedisys in an all-cash transaction at a price of $100.00 per share of Amedisys Common Stock (the “Parent June 2 Letter”). The Parent June 2 Letter included additional terms relating to commitments and remedies related to transaction certainty reflecting the exploratory negotiations between representatives of Amedisys and Parent following the execution of the Parent NDA, including statements that Parent was willing, as part of its reasonable best efforts commitment with respect to obtain the requisite antitrust approvals, agree to the following, if required: (i) divest assets generating up to 15% of Amedisys’ 2022 net service revenue of $2,223,000,000, (iii) undertake non-divestiture remedies that, individually or in the aggregate with other remedies, are not expected to have a material adverse effect on Amedisys or Parent (assuming any such material adverse effect is measured against Amedisys) and (iv) to agree to a termination fee in connection with the failure to consummate the Merger due to regulatory reasons equal to 5% of Amedisys’ enterprise value.
On June 3, 2023, pursuant to Amedisys’ obligations under the OPCH Merger Agreement, representatives of Amedisys notified representatives of Option Care Health of Amedisys’ receipt of the Parent June 2 Letter. Representatives of Amedisys also engaged in further discussion with representatives of Parent regarding the terms of a potential transaction, including those set forth in the Parent June 2 Letter.
On the evening of June 4, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance, to discuss the Parent June 2 Letter and other recent developments in connection with the OPCH Merger Agreement and the unsolicited proposals received from representatives of Parent. At this meeting, Guggenheim Securities provided updated relationship disclosure information to the Amedisys Board.
On June 5, 2023, Amedisys issued a press release with respect to the OPCH Merger Agreement and the unsolicited proposal received from representatives of Parent in which Amedisys confirmed that the recommendation of the Amedisys Board in favor of the OPCH Merger Agreement and the OPCH Merger continues to be in effect. The Amedisys Board, in accordance with the OPCH Merger Agreement, directed Amedisys to furnish information with respect to Amedisys and its subsidiaries to Parent and its representatives to facilitate Parent to undertake its confirmatory diligence.
On June 5, 2023, Option Care Health filed a joint preliminary proxy/prospectus regarding the OPCH Merger and related transactions with the SEC which included disclosures regarding the terms contained within the Parent June 2 Letter and subsequent discussions between representatives of Amedisys, on the one hand, and the respective representatives of each of Parent and Option Care Health, on the other hand, related thereto.
Also on June 5, 2023, Parent publicly announced that it had made an unsolicited $100.00 per share of Amedisys Common Stock all-cash proposal to the Amedisys Board in the Parent June 2 Letter.
On June 5, 2023, representatives of Amedisys provided Parent and its representatives with access to a virtual data room and thereafter to additional due diligence information.
On June 6, 2023, representatives of Paul, Weiss provided representatives of Sullivan & Cromwell LLP (“Sullivan & Cromwell), Parent’s outside legal counsel, with an initial draft of a confidential disclosure letter to be provided by Amedisys to Parent in connection with the proposed Merger Agreement. Between June 6, 2023 and June 25, 2023, representatives of Paul, Weiss and Sullivan & Cromwell exchanged drafts of the confidential disclosure letter to be provided by Amedisys to Parent in connection with the Merger Agreement.
On June 7, 2023, representatives of Sullivan & Cromwell sent an initial draft of the Merger Agreement to representatives of Paul, Weiss which, among other things, provided that: (i) Amedisys would pay the $106,000,000 termination fee to Option Care Health in connection with the termination of the OPCH Merger Agreement, (ii) Amedisys would not have the benefit of a materiality qualifier or reasonable best efforts standards in respect of the interim operating covenants that would apply to the operation of its business between signing and closing and (iii) both Amedisys and Parent were precluded from consummating any acquisitions or similar transactions that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement, but did not preclude Amedisys or Parent from announcing or entering into any such agreements.
Also on June 7, 2023, members of senior management of Amedisys provided representatives of Parent with a management presentation.
Between June 7, 2023 and June 25, 2023, representatives of Amedisys and Parent engaged in discussions and negotiations, which focused, among other things, on value, commitments and remedies related to transaction certainty, including restrictions on the operation of Amedisys’ business between signing and closing, obligations of the parties with respect to regulatory approvals, employment matters and the circumstances under which termination fees would be payable by either party, and the amount of such fees.
During June 13, 2023, representatives of Amedisys had a series of telephone conversation with representatives of Parent during which the representatives of Parent suggested that Parent may be prepared to further increase its proposed offer to acquire all outstanding shares of Amedisys Common Stock to $101 per share in cash (the “Parent June 13 Indication”), representing a 30.7% premium to the unaffected share price of Amedisys Common Stock prior to the announcement of the transaction with Option Care Health, a 10.5% premium over the closing trading price of Amedisys Common Stock on June 12, 2023, the last trading day prior to receipt of the Parent June 13 Indication, and a 11.2% premium to the implied value of the Option Care Health stock consideration to be issued to Amedisys stockholders pursuant to the pending transaction with Option Care Health, based on Option Care Health's closing trading price on June 12, 2023, subject to completion of confirmatory diligence and the acceptance of particular transaction terms. The representatives of Parent stated that such an increase in its proposal would represent its best and final proposal. Following such telephone conversations, and in accordance with Amedisys’ obligations under the OPCH Merger Agreement, representatives of Amedisys notified representatives of Option Care Health of the Parent June 13 Indication.
Also during June 13, 2023, representatives of Paul, Weiss sent a revised draft of the Merger Agreement to representatives of Sullivan & Cromwell.
On the evening of June 13, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance. Members of Amedisys senior management and representatives of Paul, Weiss and Guggenheim Securities provided updates on the status of exploratory discussions and negotiations with representatives of Parent, including the Parent June 13 Indication. During the meeting, members of Amedisys senior management and representatives of Paul, Weiss and Guggenheim Securities also provided updates on the impact of the June 5, 2023 public announcements of the Parent May 26 Letter, Parent June 6 Letter and ongoing discussions with Parent on Amedisys’ stock performance, shareholder base, management team, employees, operations and the pending OPCH Merger. Representatives of Guggenheim Securities and Paul, Weiss discussed the financial, legal and regulatory aspects of the potential transaction contemplated, including the drafts of the Merger Agreement that had been exchanged. Representatives of Paul, Weiss reviewed with Amedisys Board its fiduciary duties in connection with its consideration of a potential transaction with Parent. Representatives of Guggenheim Securities presented its preliminary financial analyses of the OPCH Merger and a potential all-cash acquisition of Amedisys by Parent at the value proposed by Parent. The Amedisys Board directed Amedisys senior management and representatives of Paul, Weiss to continue to engage in exploratory discussions and negotiations with representatives of Parent in accordance with the terms of the OPCH Merger Agreement in order to obtain additional information about Parent’s proposal.
On June 15, 2023 and June 16, 2023, representatives of Amedisys and representatives of Parent held confirmatory diligence calls regarding financial, legal, human capital, information technology, tax accounting and compliance matters.
On June 15, 2023, representatives of Paul, Weiss, on behalf of Amedisys, sent a proposed draft termination agreement by and between Amedisys, Option Care Health and OPCH Merger Sub (the “Termination Agreement”) related to the OPCH Merger Agreement to representatives of Kirkland for discussion purposes only.
On June 16, 2023, the waiting period under the HSR Act with respect to the OPCH Merger expired at 11:59 p.m. ET.
During the period between June 16, 2023 through June 20, 2023, representatives of Amedisys and representatives of Parent had several conversations regarding the terms of a potential transaction between Parent and Amedisys.
During the period between June 16, 2023 and June 22, 2023, representatives of Paul, Weiss, on behalf of Amedisys, and Sullivan & Cromwell, on behalf of Parent, exchanged multiple drafts of the Merger Agreement.

On the morning of June 22, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance. Members of Amedisys senior management and representatives of Paul, Weiss and Guggenheim Securities provided an update on the status of exploratory discussions and negotiations with representatives of Parent. Representatives of Amedisys senior management also provided the attendees with an update on the financial performance and operational results of Amedisys and the status of the anticipated upcoming announcement regarding new CMS rules and guidelines. Representatives of Paul, Weiss also provided an update to the Amedisys Board on the status of negotiations of the Merger Agreement. At the conclusion of the meeting, the Amedisys Board directed Amedisys senior management and representatives of Paul, Weiss to continue to engage in exploratory negotiations with representatives of Parent in accordance with the terms of the OPCH Merger Agreement in order to obtain additional information about Parent’s proposal.
During June 24, 2023 and June 25, 2023, representatives of Kirkland and Paul, Weiss had several conversations regarding the terms of the draft Termination Agreement and timing related thereto, during which representatives of Kirkland indicated that members of Option Care Health leadership had expressed that Option Care Health was willing to enter into the Termination Agreement with Amedisys, subject to the approval of the Option Care Health board of directors.
Additionally, during June 24, 2023 and June 25, 2023, members of Amedisys senior management, representatives of Paul, Weiss, representatives of Parent and representatives of Sullivan & Cromwell had several conversations regarding certain terms in the proposed Merger Agreement related to, amongst other matters, employee retention.
On June 25, 2023, representatives of Kirkland and Paul, Weiss finalized the terms of the proposed Termination Agreement.
Also on June 25, 2023, representatives of Paul, Weiss and Sullivan & Cromwell exchanged multiple drafts of the Merger Agreement, the final drafts of which, among other things: (i) provided that Parent, on behalf of Amedisys, would pay the $106,000,000 termination fee to Option Care Health in connection with the termination of the OPCH Merger Agreement subject to an obligation on Amedisys’ to reimburse Parent for such in certain circumstances, which would, in those circumstances, have the effect of reducing the net termination fee payable to Amedisys by Parent in connection with the failure to consummate the Merger due to regulatory reasons to $144,000,000, (ii) provided that Amedisys would have the benefit of a materiality qualifier and reasonable best efforts standards in respect of the interim operating covenants that would apply to the operation of its business between signing and closing, (iii) precluded both Amedisys and Parent from entering into agreements or making announcements regarding acquisitions or similar transactions that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement, (iv) provided that the Amedisys Board would have the ability to terminate the Merger Agreement in order to enter into a definitive agreement with a third party with respect to a superior proposal and (v) revised certain provisions related to employee retention, benefits and compensation to reflect recent discussions between the parties and their representatives.
On June 25, 2023, the Amedisys Board held a meeting with members of Amedisys senior management, representatives of Guggenheim Securities and representatives of Paul, Weiss in attendance. Representatives of Paul, Weiss described the terms of the proposed Merger Agreement and reviewed with Amedisys Board its fiduciary duties in connection with its consideration of a potential transaction with Parent. Representatives of Guggenheim Securities then reviewed its financial analysis of the consideration of $101 per share of Amedisys Common Stock in cash, without interest (the “per share merger consideration”), less any applicable withholding taxes and delivered to the Amedisys Board an oral opinion, which was confirmed by delivery of a written opinion, dated June 25, 2023, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, that the per share merger consideration was fair, from a financial point of view, to the stockholders of Amedisys. Representatives of Paul, Weiss next reviewed with the Amedisys Board the terms of the proposed Termination Agreement and discussed with the attendees the conversations between representatives of Paul, Weiss and representatives of Kirkland on June 24, 2023 and June 25, 2023. Following discussion, the Amedisys Board unanimously (i) approved and declared advisable the Termination Agreement and the transactions contemplated by the Termination Agreement on the terms and conditions set forth in the Termination Agreement (ii) determined that the Termination Agreement and the transactions contemplated by the Termination Agreement, are fair to, and in the best interests of, Amedisys and the stockholders of Amedisys, (iii) subject to and conditioned upon the prior execution and delivery of the Termination Agreement and the termination of the OPCH Merger Agreement, approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, on the terms and conditions set forth in the Merger Agreement, (iv) subject to and conditioned upon the prior execution and delivery of the Termination Agreement and the termination of the OPCH Merger Agreement, determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Amedisys and the stockholders of Amedisys, (v) recommended the adoption of the Merger Agreement to the stockholders of Amedisys, on the terms and subject to the conditions set forth in the Merger Agreement and (vi) directed that the Merger Agreement be submitted to the stockholders of Amedisys for adoption at the meeting of the Amedisys stockholders.
After the meeting of the Amedisys Board, on the morning of June 26, 2023, Amedisys, Option Care Health and OPCH Merger Sub entered into the Termination Agreement, pursuant to which the parties thereto agreed to terminate the OPCH Merger Agreement and grant mutual releases by the parties of all claims against the other parties based upon, arising from, in connection with or relating to the OPCH Merger Agreement. Pursuant to the terms of the Termination Agreement, each of the termination of the OPCH Merger Agreement and the mutual releases provided for in the Termination Agreement would become effective upon receipt by Option Care Health of a $106,000,000 termination fee payable by, or on behalf of, Amedisys within 24 hours of the execution of the Termination Agreement (i.e., before the market open on June 27, 2023).
On the morning of June 26, 2023, following the execution of the Termination Agreement, Parent, on behalf of Amedisys, delivered funds to Option Care Health in an amount equal to $106,000,000, representing the termination fee payable to Option Care Health under the OPCH Merger Agreement and the Termination Agreement, satisfying the condition precedent to the effectiveness of the termination of the OPCH Merger Agreement and the releases contained in the Termination Agreement.
Later on the morning of June 26, 2023, Amedisys and Parent executed the Merger Agreement. Following the execution of the Merger Agreement, prior to the market opening on June 26, 2023, Amedisys issued a press release announcing the parties’ entry into the Merger Agreement.
Amedisys’ Reasons for the Merger and Recommendation of the Amedisys Board
At a special meeting held on June 25, 2023, the Amedisys Board unanimously: (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Amedisys and its stockholders, (iii) resolved to recommend the adoption of the Merger Agreement to the stockholders of Amedisys, on the terms and subject to the conditions set forth in the Merger Agreement and (iv) directed that the Merger Agreement be submitted to the stockholders of Amedisys for adoption at the Amedisys Special Meeting.
Accordingly, the Amedisys Board unanimously recommends that Amedisys stockholders vote “FOR” the Amedisys Merger Proposal.
In evaluating the proposed transaction, reaching its determinations and making its recommendations, the Amedisys Board, as described in the section titled “Background of the Merger” beginning on page 37, consulted with Amedisys senior management and its outside legal and financial advisors, and considered a number of factors, including the following factors that weighed in favor of the transaction:
Value of Consideration
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the aggregate value and nature of the consideration to be received in the Merger by Amedisys stockholders, including:

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the Amedisys Board’s view, after consultation with its outside legal and financial advisors, that the Merger Consideration to be received by the Amedisys stockholders in the Merger is more favorable to the Amedisys stockholders than the consideration that the Amedisys stockholders were to receive under the OPCH Merger Agreement;
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the Amedisys Board’s view that the Merger Consideration was an attractive value for the shares of Amedisys Common Stock and represents a significant premium across a number of measuring periods including: a premium of approximately 30.7% to Amedisys stockholders based on the closing price of Amedisys Common Stock on May 2, 2023, the last day before the signing of the OPCH Merger Agreement, a premium of approximately 10.7% to the Amedisys stockholders based on the closing price of Amedisys Common Stock on June 23, 2023, the last trading day prior to the public announcement of the Merger Agreement and a 31.6% premium based on the 30-day volume weighted average share price of Amedisys Common Stock as of May 2, 2023; and

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the fact that the Merger Consideration would be paid solely in cash, which, compared to non-cash consideration provides certainty of value and liquidity to the Amedisys stockholders upon the consummation of the Merger, in comparison to the risks and uncertainty inherent in remaining an independent public company or engaging in a transaction in which all of the consideration is payable in stock.

Most Attractive Strategic Alternative
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the view of the Amedisys Board that the proposed transaction with Parent was the most attractive strategic alternative available to Amedisys and its stockholders, including in comparison to remaining independent and continuing to execute on Amedisys’ long-term business strategy. In this regard, the Amedisys Board considered:

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its belief that the certainty provided by the acquisition of Amedisys by Parent for $101 per share in cash was more favorable to Amedisys stockholders than (1) pursuing other potential alternatives, including the transactions contemplated by the OPCH Merger Agreement, or (2) the potential risk-weighted value of remaining an independent public company and provided the best alternative for maximizing stockholder value reasonably available to Amedisys and its stockholders, including when compared to continuing to operate on a standalone basis and taking into account certain risks associated with continuing to operate as a standalone company, including the achievability of meeting financial projections, the regulatory and business environment in which Amedisys operates, and the potential risks posed by changes to laws, regulations and other requirements affecting Amedisys’ business and industry and the other risk factors associated with continued independence set forth in the section titled “Risk Factors” in Amedisys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference into this proxy statement, and other documents that are incorporated by reference into this proxy statement;

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that the limited number of potential strategic partners had expressed or indicated that they were not interested or were unlikely to be interested in a strategic transaction with Amedisys during the period prior to the signing of the OPCH Merger Agreement;

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the fact that since the announcement of the proposed OPCH Merger on May 3, 2023, no other potential buyer, strategic transaction partner or business combination transaction partner has approached Amedisys to indicate an interest in acquiring, or undertaking a potential business combination transaction with Amedisys, or submitted an offer to acquire, or complete a business combination with Amedisys at a purchase price per share higher than the $101 per share, the per share merger consideration to be paid to Amedisys stockholders in the proposed Merger;

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the challenges facing financial sponsors in obtaining attractive financing in the current market environment, as well as the lack of potential synergies for financial sponsors as compared to the acquisition of Amedisys by Parent;

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that Parent is a creditworthy entity with the financial capacity to complete an acquisition of this size and complexity, and Parent’s prior track record of completing large and complex acquisitions, which the Amedisys Board believes supported the conclusion that a transaction with Parent could be successfully completed;

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the benefits that Amedisys was able to obtain as a result of extensive negotiations with representatives of Parent, as well as extensive negotiations between Amedisys and Option Care Health, including an increase in the price per share from $100 per share in the proposal contained in the Parent May 26 Letter as compared to Parent’s best and final price of $101 per share, and the Amedisys Board’s belief that (i) as a result of an active, extensive, arms-length negotiating process with representatives of Parent over the course of several weeks, the final price of $101 per share was the maximum consideration that Parent would be willing to offer under the circumstances and (ii) there was substantial risk of losing Parent’s best and final offer if Amedisys continued to pursue a more favorable price per share; and

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that Amedisys’ management and outside advisors had conducted due diligence investigations regarding the regulatory implications associated with the Merger. In this regard, the Amedisys Board noted that the parties and their respective legal counsel engaged early in the transaction process to assess any potential antitrust issues that an acquisition of Amedisys by Parent could present.

Opinion of Amedisys’ Financial Advisor
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the oral opinion of Guggenheim Securities, dated June 25, 2023, which was confirmed by delivery of a written opinion, dated June 25, 2023, to the effect that, as of such date, and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the per share merger consideration was fair, from a financial point of view, to the stockholders of Amedisys, as more fully described below in the section titled “The Merger — Opinion of Amedisys’ Financial Advisor” beginning on page 61 of this proxy statement and in the full text of Guggenheim Securities’ written opinion attached to this proxy statement as Annex B.

Likelihood of Completion of the Merger
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the likelihood that the Merger will be completed, based on, among other factors, the specific and limited closing conditions to the completion of the Merger, the fact that the definition of “Material Adverse Effect” has customary exclusions, the absence of a financing condition or similar contingency relating to Parent’s ability to obtain financing and the commitment made by both Amedisys and Parent to use reasonable best efforts to obtain approval for the Merger required under the HSR Act (requisite approval (or the expiration or termination of the waiting period) under the HSR Act is the only antitrust clearance required to complete the Merger) and applicable state health care laws and regulations and the expectation of both Amedisys and Parent that such requisite approval for the Merger (or the expiration or termination of the waiting period) under the HSR Act, as well as all requisite healthcare regulatory approvals, will be obtained, as further described in the section of this proxy statement titled “The Merger — Regulatory Approvals and Related Matters” beginning on page 74 of this proxy statement;

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that Parent represented to Amedisys in the Merger Agreement that Parent will have sufficient resources at the closing to pay the aggregate Merger Consideration and to consummate the Merger;

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the Merger Agreement is not subject to the approval of the stockholders of Parent, unlike the transactions contemplated by the OPCH Merger Agreement, which require approval of the shareholders of Option Care Health;

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the Amedisys Board’s belief, informed by inbound communications from certain of Amedisys’ stockholders, that Amedisys’ stockholders would likely vote in favor of a Merger Agreement providing for an all-cash merger consideration around the value of the per share merger consideration;

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the fact that the Outside Date of the Merger Agreement, taking into account the automatic extension of the initial June 26, 2024 Outside Date in specified circumstances to December 27, 2024, (as more fully described in the section of this proxy statement titled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 97 of this proxy statement), is expected to allow for sufficient time to obtain all required regulatory approvals to consummate the Merger; and

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the ability of Amedisys to specifically enforce Parent’s obligations under the Merger Agreement.

Favorable Terms of the Merger Agreement
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the ability of Amedisys to, subject to specified limitations, respond to and engage in discussions regarding unsolicited third-party acquisition proposals under certain circumstances and, ultimately, (1) to change its recommendation that the Amedisys stockholders adopt the Merger Agreement and vote “FOR” the Amedisys Merger Proposal and (2) to terminate the Merger Agreement in order to accept an Amedisys Superior Proposal and enter into an Amedisys Alternative Transaction, subject to compliance with the procedural terms and conditions set forth in the Merger Agreement and including, in certain circumstances, the payment of a termination fee (which is customary in transactions of this nature) of $125,000,000 (as well as the reimbursement of the $106,000,000 OPCH Termination Fee paid to Option Care Health by Parent), which the Amedisys Board does not believe to be preclusive of, or a substantial impediment to, a third party making an acquisition proposal, as further discussed in the sections of this proxy statement titled “The Merger Agreement — No Solicitation”, “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Expenses and Termination Fees” beginning on pages 88, 97 and 99 of this proxy statement;

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the fact that the Merger is subject to approval by the holders of a majority of the shares of Amedisys Common Stock;

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the fact that if the Merger is completed, stockholders and beneficial owners of shares of Amedisys Common Stock who continuously hold their shares throughout the effective date of the Merger, who do not vote in favor of the Amedisys Merger Proposal, who properly demand in writing an appraisal of their shares of Amedisys Common Stock delivered to Amedisys prior to the taking of the vote on the Amedisys Merger Proposal and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, the applicable provisions of Delaware law, will be entitled to appraisal rights to receive, in cash, the fair value of their shares of Amedisys Common Stock as determined by the Delaware Court of Chancery;

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the fact that Parent paid the $106,000,000 OPCH Termination Fee to Option Care Health on behalf of Amedisys, subject to reimbursement in certain specified situations, as further discussed in the section of this proxy statement titled “The Merger — Background of the Merger” beginning on page 37 of this proxy statement; and

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the obligation of Parent to pay Amedisys a regulatory break fee in a net amount of $144,000,000 upon termination of the Merger Agreement under specified circumstances related to the failure to satisfy certain closing conditions related to antitrust approvals, as further discussed in the section of this proxy statement titled “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Expenses and Termination Fees” beginning on pages 97 and 99 of this proxy statement.

Governance Matters
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the fact that the Amedisys Board consists of a majority of independent directors who carefully reviewed the transaction with the assistance of Amedisys’ management and legal and financial advisors, and also took into consideration the financial expertise and prior industry experience of a number of directors.

The Amedisys Board weighed these advantages and opportunities against a number of potentially negative factors in its deliberations concerning the Merger Agreement and the transaction, including:
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the fact that the per share merger consideration, while providing relative certainty of value, would not allow Amedisys’ stockholders to participate in the possible growth and potential future earnings of Amedisys following the consummation of the Merger, including any possible future increase in Amedisys’ value, which could result if Amedisys remained an independent, publicly traded company;

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the fact that the gain realized by Amedisys stockholders as a result of the per share merger consideration and the Merger generally will be taxable to the stockholders for U.S. federal income tax purposes;

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the terms of the Merger Agreement that restrict Amedisys’ ability to solicit alternative acquisition proposals and to provide information to, or engage in discussions with, a third party interested in pursuing an alternative acquisition proposal, subject to certain exceptions, as further discussed in the section of this proxy statement titled “The Merger Agreement — No Solicitation” beginning on page 88 of this proxy statement;

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that certain provisions of the Merger Agreement may have the effect of discouraging alternative transaction proposals involving Amedisys;

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the risk that Amedisys stockholders may not approve the Amedisys Merger Proposal at the Amedisys Special Meeting;

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the possibility that governmental authorities might seek to require certain actions of Amedisys or Parent or impose certain terms, conditions or limitations on Amedisys’ or Parent’s businesses in connection with granting approval of the Merger or might otherwise seek to prevent or delay the Merger, including the risk that governmental authorities might seek an injunction or order in court;

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the potential for diversion of management attention and employee attrition due to the possible effects of the announcement and pendency of the Merger and the potential effects on customers, clients, patients, employees, vendors, strategic partners and business relationships;

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the amount of time it could take to complete the Merger, including (1) with respect to obtaining antitrust or other requisite regulatory approvals or (2) the fact that completion of the Merger depends on factors outside of Amedisys’ control, and the risk that the pendency of the Merger for an extended period of time could have an adverse impact on Amedisys, including its business relationships, business operations, financial results and ability to attract and retain key personnel while the proposed transaction is pending;

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the interim operating covenants in the Merger Agreement that restrict or negatively impact Amedisys’ ability to operate its business and engage in and pursue certain business opportunities or strategic initiatives that may arise before the completion of the Merger, including the requirement that Amedisys use reasonable best efforts to carry on business in all material respects in the ordinary course consistent with past practice, subject to specific limitations;

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that there can be no assurance that all conditions to the obligations of Amedisys or Parent to the consummation of the Merger will be satisfied or waived even if the Amedisys Merger Proposal is approved by Amedisys stockholders;

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the possibility of non-consummation of the Merger, including due to a failure to obtain the requisite approval under the HSR Act or due to a failure to obtain any requisite healthcare regulatory approvals or consents from state-level regulators and agencies in a timely manner, and the potential consequences of non-consummation, including the potential negative impacts on Amedisys, its business and the trading price of Amedisys Common Stock;

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the obligation of Amedisys to (1) pay Parent a termination payment of $125,000,000 and (2) reimburse Parent for the $106,000,000 OPCH Termination Fee that Parent paid to Option Care Health in connection with the termination of the OPCH Merger Agreement, in each case, upon termination of the Merger Agreement under specified circumstances, as further discussed in the section of this proxy statement titled “The Merger Agreement — Termination of the Merger Agreement and “The Merger Agreement — Expenses and Termination Fees” beginning on pages 97 and 99 of this proxy statement;

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Parent’s ability, subject to certain conditions, to terminate the Merger Agreement, as further discussed in the section of this proxy statement titled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 97 of this proxy statement;

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the risk that the expiration or termination of the waiting period under the HSR Act or under the approvals required under other healthcare regulatory regimes may not be obtained, may be delayed or may be conditioned and the risk that regulators may require divestitures or other remedies. In this regard, the Amedisys Board particularly considered the risk that remedies sought by governmental antitrust entities would constitute a “Burdensome Condition”, in which case Parent would not be required to agree to such remedies;

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the risks of litigation relating to the Merger;

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the significant costs involved in connection with entering into the Merger Agreement and consummating the Merger (many of which are payable whether or not the Merger is consummated); and

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the risks and considerations of the type and nature described under the section of this proxy statement titled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25 of this proxy statement and described under the sections of Amedisys’ most recent Form 10-K and Form 10-Q captioned “Risk Factors.”

The Amedisys Board considered the factors described above as a whole, including through engaging in discussions with Amedisys senior management and Amedisys’ outside legal and financial advisors. Based on this review and consideration, the Amedisys Board unanimously concluded that these factors, on balance, supported a determination that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, were fair to and in the best interests of Amedisys and its stockholders, and resolved to recommend the adoption of the Merger Agreement to the stockholders of Amedisys, on the terms and subject to the conditions set forth in the Merger Agreement.
In addition, the Amedisys Board was aware of and considered the fact that Amedisys’ directors and executive officers may have certain interests in the transaction that are different from, or in addition to, the interests of Amedisys stockholders generally, as described in the section of this proxy statement titled “Interests of Amedisys Directors and Executive Officers in the Merger” beginning on page 103 of this proxy statement.
The foregoing discussion of the information and factors that the Amedisys Board considered is not, and is not intended to be, exhaustive. The Amedisys Board collectively reached the conclusion to approve the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, in light of the various factors described above and other factors that the members of the Amedisys Board believed appropriate. In view of the complexity and wide variety of factors, both positive and negative, that the Amedisys Board considered in connection with its evaluation of the transaction, the Amedisys Board did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Amedisys Board. In considering the factors discussed above, individual directors may have given different weights to different factors.
The foregoing discussion of the information and factors considered by the Amedisys Board in approving the Merger Agreement is forward-looking in nature. This information should be read in light of the factors discussed in the section of this proxy statement titled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25 of this proxy statement and in the sections of Amedisys’ most recent Form 10-K and Form 10-Q captioned “Risk Factors.”
Opinion of Amedisys’ Financial Advisor
Opinion of Guggenheim Securities, LLC
Overview
Amedisys retained Guggenheim Securities as its financial advisor in connection with a potential business combination transaction involving Amedisys. In selecting Guggenheim Securities as its financial advisor, Amedisys considered that, among other things, Guggenheim Securities is an internationally recognized investment banking, financial advisory and securities firm whose senior professionals have substantial experience advising companies in, among other industries, the healthcare services industry. Guggenheim Securities, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, recapitalizations, spin-offs/split-offs, restructurings, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.

At the June 25, 2023 meeting of the Amedisys Board, Guggenheim Securities rendered an oral opinion, which was confirmed by delivery of a written opinion, dated June 25, 2023, to the Amedisys Board to the effect that, as of June 25, 2023 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the per share merger consideration was fair, from a financial point of view, to the stockholders of Amedisys.
This description of Guggenheim Securities’ opinion is qualified in its entirety by the full text of the written opinion, which is attached as Annex B to this proxy statement and which you should read carefully and in its entirety. Guggenheim Securities’ written opinion sets forth the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim Securities. Guggenheim Securities’ written opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities, is necessarily based on economic, business, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion. Guggenheim Securities has no responsibility for updating or revising its opinion based on facts, circumstances or events occurring after the date of the rendering of the opinion.
In reading the discussion of Guggenheim Securities’ opinion set forth below, you should be aware that such opinion (and, as applicable, any materials provided in connection therewith):
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was provided to the Amedisys Board (in its capacity as such) for its information and assistance in connection with its evaluation of the per share merger consideration;

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did not constitute a recommendation to the Amedisys Board with respect to the Merger;

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does not constitute advice or a recommendation to any stockholder of Amedisys as to how to vote or act in connection with the Merger or otherwise;

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did not address Amedisys’ underlying business or financial decision to pursue or effect the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Amedisys or the effects of any other transaction in which Amedisys might engage;

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addressed only the fairness, from a financial point of view and as of the date of such opinion, of the per share merger consideration to the stockholders of Amedisys;

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expressed no view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without limitation, the form or structure of the Merger) or the Merger Agreement or (b) any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities (other than as expressly specified therein), creditors or other constituencies of Amedisys; and

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expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Amedisys’ directors, officers or employees, or any class of such persons, in connection with the Merger relative to the per share merger consideration or otherwise.

In the course of performing its reviews and analyses for rendering its opinion, Guggenheim Securities:
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reviewed a draft of the Merger Agreement dated June 22, 2023;

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reviewed certain publicly available business and financial information regarding Amedisys;

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reviewed certain non-public business and financial information regarding Amedisys’ business and future prospects (including the Amedisys long-range plan, as defined and summarized in the section entitled “Certain Amedisys Unaudited Prospective Financial Information” (the “Amedisys-Provided Financial Projections”) and certain other estimates and other forward-looking information), all as prepared by, discussed with and approved for Guggenheim Securities’ use by Amedisys’ senior management (collectively, the “Amedisys-Provided Information”);

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discussed with Amedisys’ senior management their strategic and financial rationale for the Merger as well as their views of Amedisys’ businesses, operations, historical and projected financial results and future prospects and the commercial, competitive and regulatory dynamics in the home healthcare and hospice sectors;

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performed a discounted cash flow analysis based on the Amedisys-Provided Financial Projections;

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reviewed the valuation and financial metrics of certain mergers and acquisitions that Guggenheim Securities deemed relevant in evaluating the Merger;

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reviewed the historical prices, trading multiples and trading activity of the Amedisys Common Stock;

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compared the financial performance of Amedisys and the trading multiples and trading activity of the Amedisys Common Stock with corresponding data for certain other publicly traded companies that Guggenheim Securities deemed relevant in evaluating Amedisys; and

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conducted such other studies, analyses, inquiries and investigations as Guggenheim Securities deemed appropriate.

With respect to the information used in arriving at its opinion, Guggenheim Securities noted that:
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Guggenheim Securities relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information provided by or discussed with Amedisys (including, without limitation, the Amedisys-Provided Information) or obtained from public sources, data suppliers and other third parties.

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Guggenheim Securities (i) did not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim Securities did not independently verify, any such information (including, without limitation, the Amedisys-Provided Information), (ii) expressed no view or opinion regarding the reasonableness or achievability of the Amedisys-Provided Financial Projections, any other estimates and any other forward-looking information provided by Amedisys or the assumptions upon which any of the foregoing are based and (iii) relied upon the assurances of Amedisys’ senior management that they were unaware of any facts or circumstances that would make the Amedisys-Provided Information incomplete, inaccurate or misleading.

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Specifically, with respect to (i) the Amedisys-Provided Financial Projections utilized in Guggenheim Securities’ analyses, (a) Guggenheim Securities was advised by Amedisys’ senior management, and Guggenheim Securities assumed, that the Amedisys-Provided Financial Projections had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of Amedisys’ senior management as to the expected future performance of Amedisys on a stand-alone basis and (b) Guggenheim Securities assumed that the Amedisys-Provided Financial Projections had been reviewed by the Amedisys Board with the understanding that such information would be used and relied upon by Guggenheim Securities in connection with rendering its opinion and (ii) any other financial projections/forecasts, any other estimates and/or any other forward-looking information obtained from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable.

Guggenheim Securities also noted certain other considerations with respect to its engagement and the rendering of its opinion:
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Guggenheim Securities did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Amedisys or any other entity or the solvency or fair value of Amedisys or any other entity, nor was Guggenheim Securities furnished with any such appraisals.

•
Guggenheim Securities’ professionals are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in Guggenheim Securities’ opinion should not be construed as constituting advice with respect to such matters; accordingly, Guggenheim Securities relied on the assessments of Amedisys’ senior management and Amedisys’ other professional advisors with respect to such matters. Guggenheim Securities did not express any view or render any opinion regarding the tax consequences of the Merger to Amedisys or its securityholders.
Guggenheim Securities further assumed that:
•
In all respects meaningful to its analyses, (i) the final executed form of the Merger Agreement did not differ from the draft that Guggenheim Securities reviewed, (ii) Amedisys, Parent and Merger Sub will comply with all terms and provisions of the Merger Agreement and (iii) the representations and warranties of Amedisys, Parent and Merger Sub contained in the Merger Agreement were true and correct and all conditions to the obligations of each party to the Merger Agreement to consummate the Merger would be satisfied without any waiver, amendment or modification thereof.

•
The Merger will be consummated in a timely manner in accordance with the terms of the Merger Agreement and in compliance with all applicable legal and other requirements, without any delays, limitations, restrictions, conditions, divestiture or other requirements, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on Amedisys or the Merger in any way meaningful to Guggenheim Securities’ analyses or opinion.

•
Guggenheim Securities did not express any view or opinion as to (i) the prices at which the Amedisys Common Stock or other securities or financial instruments of or relating to Amedisys may trade or otherwise be transferable at any time, (ii) the potential effects of volatility in the credit, financial or equity markets on Amedisys, any such securities or other financial instruments, the Merger or the financing thereof or (iii) the impact of the Merger on the solvency or viability of Parent or Merger Sub or the ability of Parent or Merger Sub to pay their respective obligations when they come due.

Summary of Financial Analyses
Overview of Financial Analyses
This “Summary of Financial Analyses” presents a summary of the principal financial analyses performed by Guggenheim Securities and presented to the Amedisys Board in connection with Guggenheim Securities’ rendering of its opinion. Such presentation to the Amedisys Board was supplemented by Guggenheim Securities’ oral discussion, the nature and substance of which may not be fully described herein, but none of which materially impacted the financial analyses performed by Guggenheim Securities.
Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully such financial analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Guggenheim Securities’ financial analyses.
The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant financial analyses and the application of those methods to the particular circumstances involved. A fairness opinion therefore is not readily susceptible to partial analysis or summary description, and taking portions of the financial analyses set forth below, without considering such analyses as a whole, would in Guggenheim Securities’ view create an incomplete and misleading picture of the processes underlying the financial analyses considered in rendering Guggenheim Securities’ opinion.
In arriving at its opinion, Guggenheim Securities:
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based its financial analyses on various assumptions, including assumptions concerning general business, economic and capital markets conditions and industry-specific and company-specific factors, all of which are beyond the control of Amedisys, Parent and Guggenheim Securities;

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did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion;

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considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor; and

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ultimately arrived at its opinion based on the results of all of its financial analyses assessed as a whole and believes that the totality of the factors considered and the various financial analyses performed by Guggenheim Securities in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view and as of the date of such opinion, of the per share merger consideration, to the stockholders of Amedisys to the extent expressly specified in such opinion.

With respect to the financial analyses performed by Guggenheim Securities in connection with rendering its opinion:
•
Such financial analyses, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

•
None of the selected precedent merger and acquisition transactions used in the selected precedent merger and acquisition transactions analysis described below is identical or directly comparable to the Merger, and none of the selected publicly traded companies used in the selected publicly traded companies analysis described below is identical or directly comparable to Amedisys. However, such transactions and companies were selected by Guggenheim Securities, among other reasons, because they involved target companies or represented publicly traded companies which may be considered broadly similar, for purposes of Guggenheim Securities’ financial analyses, to Amedisys based on Guggenheim Securities’ familiarity with its sectors.

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In any event, selected precedent merger and acquisition transactions analysis and selected publicly traded comparable companies analysis are not mathematical. Rather, such analyses involve complex considerations and judgments concerning the differences in business, financial, operating and capital markets-related characteristics and other factors regarding the selected precedent merger and acquisition transactions to which the Merger was compared and the selected publicly traded companies to which Amedisys was compared.

•
Such financial analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

Certain Definitions
Throughout this section titled “The Merger — Opinion of Amedisys’ Financial Advisor — Summary of Financial Analyses,” the following financial terms are used in connection with Guggenheim Securities’ various financial analyses:
•
“CY” means calendar year.

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“Adjusted EBITDA” or “Adj. EBITDA” means the relevant company’s operating earnings before interest, taxes, depreciation and amortization, shown after the deduction of stock-based compensation expense and non-controlling interest expense.

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“EBITDA multiple” represents the relevant company’s enterprise value divided by its historical or projected Adjusted EBITDA or PF Adjusted EBITDA, as applicable.

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“Enterprise value” represents the relevant company’s market capitalization plus (i) the principal or face amount of total debt and preferred stock and less (ii) cash, cash equivalents, short- and long-term marketable investments and certain other cash-like items.

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“Last Closing Amedisys Share Price” means the closing price of shares of Amedisys Common Stock on June 23, 2023.

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“PF Adjusted EBITDA” or “PF Adj. EBITDA” means, with respect to Amedisys, Amedisys’ EBITDA excluding the Personal Care segment which was divested at the end of the first quarter of 2023.

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“Unaffected date” means May 2, 2023, the last date prior to the announcement that Amedisys had signed a merger agreement with Option Care Health.

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“Unlevered free cash flow” or “ULFCF” means the relevant company’s after-tax unlevered operating cash flow minus capital expenditures and after giving effect to positive or negative changes in net working capital.

Recap of Amedisys Stand-Alone Financial Analyses.
In evaluating Amedisys in connection with rendering its opinion, Guggenheim Securities performed various financial analyses which are summarized in the table below and described in more detail elsewhere herein, including discounted cash flow analysis, selected precedent M&A transactions and selected publicly traded comparable companies analyses. Solely for informational reference purposes, Guggenheim Securities also reviewed the Analyst Price Targets and 52 Week High/Low Stock Prices described below.
Recap of Amedisys Stand-Alone Financial Analyses
June 23, 2023 Closing Amedisys Share Price	$91.21
May 2, 2023 Closing Amedisys Share Price	$77.26
Per Share Merger Consideration	$101.00
	Reference Range for Amedisys Valuation
	Low	High
Financial Analyses
Discounted Cash Flow Analysis	$63.75	$103.25
Selected Precedent M&A Transactions	$71.00	$108.25
Selected Publicly Traded Companies Analyses:
2023E PF Adj. EBITDA	$77.00	$99.00
2024E PF Adj. EBITDA	$75.50	$90.25
For Informational Reference Purposes
May 2, 2023 Analyst Price Targets	$72.00	$130.00
June 23, 2023 Analyst Price Targets	$73.00	$115.00
52 Week High/Low Stock Prices	$69.37	$131.32
Amedisys Stand-Alone Financial Analyses
Discounted Cash Flow Analysis.   Guggenheim Securities performed a discounted cash flow analysis of Amedisys based on the forecasted unlevered free cash flows for Amedisys and a two-stage terminal value calculated using an estimate of an interim growth rate during a five-year period following the end of the projection horizon and a range of perpetual growth rates thereafter.
In performing its discounted cash flow analysis with respect to Amedisys:
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Guggenheim Securities utilized the Amedisys-Provided Financial Projections as provided and approved for Guggenheim Securities’ use by Amedisys’ senior management.

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Guggenheim Securities used a discount rate range of 8.25% – 10.50% based on its estimate of Amedisys’ weighted average cost of capital.

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In estimating Amedisys’ two-stage terminal value, Guggenheim Securities used an interim growth rate of 5.5% for an interim growth period in the years 2028 – 2032 and a range of perpetual growth rates of Amedisys’ normalized after-tax unlevered free cash flow after the interim growth period of 2.00% – 3.00%. The two-stage terminal values implied by the foregoing interim growth rate estimate and perpetual growth rate rage were cross-checked for reasonableness by reference to Amedisys’ implied terminal year (2027) EV/EBITDA multiples.

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Guggenheim Securities rounded share prices to the nearest $0.25.

Guggenheim Securities’ discounted cash flow analysis for purposes of evaluating the Amedisys Common Stock resulted in an overall reference range of $63.75 – $103.25 per share of Amedisys Common Stock.
Selected Precedent Merger and Acquisition Transactions.   Guggenheim Securities reviewed and analyzed certain financial metrics associated with selected precedent merger and acquisition transactions in the home health and hospice sectors with publicly available data that were announced in or after September 2013 that Guggenheim Securities deemed relevant for purposes of this analysis. Guggenheim Securities calculated, among other things and to the extent publicly available, certain implied change-of-control transaction multiples for the selected precedent merger and acquisition transactions (based on Wall Street equity research consensus estimates, each company’s most recent publicly available financial filings and certain other publicly available information). Guggenheim Securities selected a reference range of transaction multiples of 11.0x – 16.0x last twelve month PF Adjusted EBITDA (net of minority interests) and applied this range to Amedisys’ last twelve month (3/31) PF Adjusted EBITDA (net of minority interests) to calculate a reference range of implied Amedisys share prices of $71.00 – $108.25 per share of Amedisys Common Stock (rounded to the nearest $0.25 per share). The implied change-of-control transaction multiples calculated by Guggenheim Securities are summarized in the table below:
Announcement Date	Acquiror	Target	Multiple of Transaction Equity Value to LTM EBITDA (excluding non-controlling interest)
Apr-22	Clayton, Dubilier & Rice LLC	Kindred at Home	10.6x
Mar-22	UnitedHealth Group Incorporated	LHC Group, Inc.	22.7x(1)
Dec-21	Aveanna Healthcare	Comfort Care Home Health	13.8x
Apr-21	Humana Inc.	Kindred Healthcare, Inc.	12.5x(2)
Feb-21	BrightSpring Health Services	Abode Healthcare	15.5x
Oct-20	H.I.G. Capital	St. Croix Hospice	15.5x(3)
Oct-20	Thomas H. Lee	Care Hospice	15.0x(4)
Apr-20	Amedisys, Inc.	AseraCare Hospice	12.4x(5)
Oct-19	TowerBrook Capital Partners L.P. / Ascension Health	Compassus	11.8x(3)
Oct-18	Amedisys, Inc.	Compassionate Care Hospice Group, Inc.	10.7x
Apr-18	Humana Inc. / TPG Capital / Welsh, Carson, Anderson & Stowe	Curo Health Services	14.0x(6)
Nov-17	LHC Group, Inc.	Almost Family, Inc.	15.7x
Nov-14	HealthSouth Corporation	EHHI Holdings, Inc.	10.6x(7)
Oct-14	Kindred Healthcare, Inc.	Gentiva Health Services, Inc.	11.1x
Sep-13	Gentiva Health Services, Inc.	Harden Healthcare Holdings, Inc.	11.1x
Statistical Summary
25th Percentile			11.1x
Median			12.5x
Mean			13.5x
75th Percentile			15.5x

(1)
Disclosed Amounts calendarized to Q1 2022.

(2)
Humana investor presentation materials stated an approximately $7.1bn purchase price (adjusted for value of its existing and initial stake) and an approximately 11.0x multiple to imply approximately $645mm of EBITDA.

(3)
Based on midpoint of EBITDA range provided on PE Hub.

(4)
Represents EBITDA underwritten by sponsors as part of the sale process according to PE Hub.

(5)
Assumes approximately 14% EBITDA margins on $117mm on revenue per Wall Street Research.

(6)
Represents the low end of the EBITDA range listed on PE Hub.

(7)
EBITDA multiple reflects publicly disclosed 2014E EBITDA.

Selected Publicly Traded Companies Analysis.   Guggenheim Securities reviewed and analyzed Amedisys’ historical stock price performance, trading metrics and historical and projected/forecasted financial performance compared to corresponding data for publicly traded companies in home and community based healthcare service providers sectors in order to provide context for a reference range of generally comparable public trading EV/Adj. EBITDA multiples. Guggenheim Securities calculated, among other things, various public market trading multiples for Amedisys and the selected publicly traded companies (in the case of the selected publicly traded companies, based on Wall Street equity research consensus estimates and each company’s most recent publicly available financial filings), which are summarized in the table below:
Amedisys Selected Publicly Traded Companies Analysis
	Enterprise Value / CY 2023E Adj. EBITDA	Enterprise Value / CY 2024E Adj. EBITDA
Unaffected Amedisys(1)
Amedisys-Provided Financial Information	12.0x	11.7x
Wall Street Equity Research Consensus Estimates	12.8x	11.4x
Other Home and Community Based Services Providers(2)
Addus Homecare Corporation	15.2x	13.9x
Aveanna Healthcare Holdings Inc.	15.8x	14.2x
Chemed Corporation	18.5x	17.1x
Enhabit, Inc.	10.2x	9.7x
ModivCare, Inc.	7.4x	6.6x
Statistical Summary for Other Home and Community Based Services Providers
Median	15.2x	13.9x

(1)
Unaffected date is May 2, 2023, the last date prior to the announcement that it had signed a merger agreement with Option Care Health. Amedisys multiples utilize PF Adj. EBITDA reflecting the divestiture of Amedisys’ Personal Care segment. Wall Street equity research consensus estimates for Amedisys are from FactSet as of May 2, 2023.

(2)
Other Home and Community Based Services Providers multiples derived from Wall Street equity research consensus estimates and historical filings per FactSet as of June 23, 2023.

In performing its selected publicly traded companies analysis with respect to Amedisys, Guggenheim Securities selected a reference range of CY 2023E Adjusted EBITDA multiples of 12.0x – 15.0x and a reference range of CY 2024E Adjusted EBITDA multiples of 11.5x – 13.5x. Guggenheim Securities’ selected publicly traded companies analysis resulted in an overall reference range (rounded to the nearest $0.25 per share) for purposes of evaluating the Amedisys Common Stock on a stand-alone public market trading basis of $77.00 – $99.00 per share of Amedisys Common Stock based on Amedisys’ CY 2023E PF Adjusted EBITDA from the Amedisys-Provided Financial Projections and $75.50 – $90.25 per share of Amedisys Common Stock based on Amedisys’ CY 2024E PF Adjusted EBITDA from the Amedisys-Provided Financial Projections.

Other Financial Reviews for Reference Information Purposes
In order to provide certain context for the financial analyses of Amedisys in connection with its opinion as described above, Guggenheim Securities undertook various additional financial reviews and analyses as summarized below solely for informational reference purposes. As a general matter, Guggenheim Securities did not consider such additional financial reviews and analyses to be determinative methodologies for purposes of its opinion.
Analyst Stock Price Targets.   Guggenheim Securities reviewed fifteen selected Wall Street equity research analyst stock price targets for Amedisys that were published during February, March and April of 2023. Guggenheim Securities noted that such Wall Street equity research analyst stock price targets for Amedisys Common Stock were between $72.00 – $130.00 per share, with a median stock price target of $107.00. Guggenheim Securities also reviewed stock price targets for Amedisys from the same Wall Street equity research analysts that were published after May 2, 2023 (the date of the public announcement of the signing of the merger agreement between Amedisys and Option Care Health) and prior to June 23, 2023. Guggenheim Securities noted that three of these Wall Street equity research analysis did not publish a stock price target for Amedisys during this period and that the remaining twelve Wall Street equity research analysts stock price targets for Amedisys Common Stock published during this period were between $73.00 – $115.00 per share, with a median stock price target of $97.00.
52-Week High/Low Stock Prices.   Guggenheim Securities reviewed Amedisys’ stock price trading history over the last twelve months preceding the June 23, 2023. Guggenheim Securities noted that the lowest trading price was $69.37 on March 23, 2023, and the highest trading price was $131.32 on July 22, 2022.
Other Considerations
Except as described in the summary above, Amedisys did not provide specific instructions to, or place any limitations on, Guggenheim Securities with respect to the procedures to be followed or factors to be considered in performing its financial analyses, or providing its opinion. The type and amount of consideration payable in the Merger were determined through negotiations between Amedisys and Parent and were approved by the Amedisys Board. The decision to enter into the Merger Agreement was solely that of the Amedisys Board. Guggenheim Securities’ opinion was just one of the many factors taken into consideration by the Amedisys Board. Consequently, Guggenheim Securities’ financial analyses should not be viewed as determinative of the decision of the Amedisys Board with respect to the fairness, from a financial point of view of the per share merger consideration to the stockholders of Amedisys.
Pursuant to the terms of Guggenheim Securities’ engagement, Amedisys has agreed to pay Guggenheim Securities an estimated cash transaction fee of approximately $37 million. In connection with Guggenheim Securities’ engagement, Amedisys has previously paid Guggenheim Securities cash opinion fees of $8 million in the aggregate which will be credited against the foregoing cash transaction fee. In addition, Amedisys has agreed to reimburse Guggenheim Securities for certain expenses and to indemnify Guggenheim Securities against certain liabilities arising out of its engagement.
Aside from its current engagement by Amedisys, Guggenheim Securities has not previously been engaged during the past two years by Amedisys, nor has Guggenheim Securities been previously engaged during the past two years by Parent, to provide any financial advisory or investment banking services for which Guggenheim Securities received fees. Guggenheim Securities may seek to provide Amedisys and Parent and their respective affiliates with financial advisory and investment banking services unrelated to the Merger in the future, for which services Guggenheim Securities would expect to receive compensation.
Guggenheim Securities and its affiliates and related entities engage in a wide range of financial services activities for its and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities and its affiliates and related entities may (i) provide such financial services to Amedisys, Parent, Option Care Health, other participants in the Merger and their respective affiliates, for which services Guggenheim

Securities and its affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to Amedisys, Parent, Option Care Health, other participants in the Merger and their respective affiliates. Furthermore, Guggenheim Securities and its affiliates and related entities and its or their respective directors, officers, employees, consultants and agents may have investments in Amedisys, Parent, Option Care Health and other participants in the Merger and their respective affiliates.
Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities’ research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Amedisys, Parent, Option Care Health, other participants in the Merger and their respective affiliates and the Merger that differ from the views of Guggenheim Securities’ investment banking personnel.
Certain Amedisys Unaudited Prospective Financial Information
Amedisys does not generally publicly disclose its long-term business plans or its financial projections as to future performance, revenues, production, earnings or other results due to a variety of risks and uncertainties that could cause actual results to differ materially from such estimates, due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates other than providing, from time to time annual financial guidance for the then current year in its regular earnings press releases and other investor materials.
In the ordinary course of business, Amedisys senior management prepares an annual plan, which is periodically updated and reviewed with the Amedisys Board, that reflects Amedisys management’s financial and business outlook for Amedisys generally over a one-year period. As part of Amedisys’ annual business review, Amedisys senior management prepared and provided to the Amedisys Board Amedisys’ financial plan for the 2023 fiscal year, which we refer to as the “Amedisys 2023 budget”. On June 5, 2023, Amedisys shared the Amedisys 2023 budget with representatives of Parent.
Amedisys senior management, with the assistance of its advisors also prepared a five-year long range business plan for the years ending December 31, 2023 through December 31, 2027, on a stand-alone basis, assuming Amedisys would continue as an independent company, without giving effect to the OPCH Merger or the Merger (the “Amedisys March long-range plan”). The Amedisys March long-range plan was provided to the Amedisys Board, but not Parent nor Parent’s representatives, in connection with its evaluation of the Merger, and to Guggenheim Securities, Amedisys’ financial advisor in March 2023 (as more fully described in the section titled “The Merger — Background of the Merger” beginning on page 37 of this proxy statement). The Amedisys Board, but not Parent nor its representatives, also received high case and low case sensitivities to the Amedisys March long-range plan based on different assumptions as to (i) rate adjustments, (ii) admissions growth, (iii) costs per visit/day, (iv) revenue growth and (v) corporate SG&A.
On April 28, 2023, after consulting with the SEC given the unique nature of Amedisys’ Contessa risk-based palliative contract, Amedisys updated its approach regarding the recognition of revenue related to that contract. This update only resulted in changes to Amedisys’ projected revenue and cost of service and did not impact projected EBITDA or earnings for Amedisys. Following this update, members of Amedisys senior management revised the Amedisys March long-range plan to update the accounting treatment of the risk-based palliative contract and to concurrently update the Amedisys March long-range plan to reflect Amedisys’ actual year-to-date performance results, which we collectively refer to as the “Amedisys long-range plan” and provided the Amedisys long-range plan to the Amedisys Board in connection with its evaluation of the Merger and to Guggenheim Securities in connection with their financial analysis described above in the section titled “The Merger — Opinion of Amedisys’ Financial Advisor” beginning on page 61 of this proxy statement. On June 5, 2023, Amedisys shared the Amedisys long-range plan with representatives of Parent.
Amedisys directed Guggenheim Securities to use and rely upon, for purposes of its financial analysis and fairness opinion, the Amedisys long-range plan (as more fully described in the section titled “The

Merger — Opinion of Amedisys’ Financial Advisor” beginning on page 61 of this proxy statement). The Amedisys March long-range plan and the Amedisys long-range plan are collectively referred to as the “Amedisys financial projections”.
The Amedisys financial projections were prepared treating Amedisys on a standalone basis, without giving effect to the proposed transaction or to the proposed transaction contemplated under the OPCH Merger Agreement, including any impact of the negotiation or execution of the proposed Merger or the proposed OPCH Merger, the expenses that may be incurred in connection with the proposed Merger or the consummation thereof and any expenses incurred in connection with the OPCH Merger, including the OPCH Termination Fee, the potential synergies that may be achieved as a result of the proposed Merger or the OPCH Merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement or the OPCH Merger Agreement having been executed or in anticipation of the proposed Merger or the OPCH Merger, or the effect of any alteration, acceleration, postponement or decision not to take any business or strategic decisions or actions which would likely have been taken if the Merger Agreement or the OPCH Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger or the OPCH Merger.
A summary of the Amedisys financial projections is being included in this proxy statement to give Amedisys stockholders access to certain non-public information provided to the Amedisys Board and Amedisys’ financial advisor and to representatives of Parent. The summary of the Amedisys financial projections discussed herein is not being included in this proxy statement to influence your decisions whether to vote for or against the Amedisys Merger Proposal, but is being included because the projections by Amedisys were provided to Amedisys’ financial advisor for use in its financial analysis and to the Amedisys Board for purposes of considering and evaluating the Merger.
The Amedisys financial projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. While presented with numerical specificity, the Amedisys financial projections are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by Amedisys’ senior management as of the date of their preparation. These estimates and assumptions may prove to be inaccurate for any number of reasons, including general economic conditions, trends in home health care industry, the regulatory environment, competition, and the risks discussed in this proxy statement under the sections entitled “Cautionary Statement Regarding Forward- Looking Statements” beginning on page 25 of this proxy statement. See also “Where You Can Find More Information” beginning on page 124 of this proxy statement. The Amedisys financial projections also reflect assumptions as to certain business decisions that are subject to change. Because the Amedisys financial projections were developed for Amedisys on a standalone basis without giving effect to the Merger or the OPCH Merger, they do not reflect any divestitures or other restrictions that, in each case, may be imposed in connection with receipt of any necessary governmental or regulatory approvals or synergies that may be realized as a result of the Merger or any changes to Amedisys’ operations or strategy that may be implemented after completion of the transaction. There can be no assurance that the Amedisys financial projections will be realized, and actual results may differ materially or adversely from those shown. Generally, the Amedisys financial projections cover multiple years and such projections, by their nature, become less predictable and more unreliable with each successive year.
All of the Amedisys financial projections are “forward looking statements” and, although Amedisys’ senior management believes there is a reasonable basis for the Amedisys financial projections, Amedisys cautions stockholders that actual future results may differ materially or adversely from the forecasted financial information discussed in this proxy statement. These and other forward-looking statements are expressly qualified in their entirety by the risks and uncertainties identified herein and the cautionary statements contained in Amedisys’ Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports and Current Reports on Form 10-Q and Form 8-K. Please carefully consider the discussions in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25 of this proxy statement as well as the information contained under the caption “Risk Factors” in Amedisys’ most recent Form 10-K and Form 10-Q filed with the SEC. See also “Where You Can Find Additional Information” beginning on page 124 of this proxy statement.
The Amedisys financial projections include certain non-GAAP financial measures, and they were presented because Amedisys’ senior management believed they could be useful indicators of the projected future operating performance of Amedisys. Amedisys prepared the Amedisys financial projections on a non-GAAP basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Amedisys may not be comparable to similarly titled amounts used by other companies. The SEC rules, which otherwise would require a reconciliation of an adjusted financial measure to a GAAP financial measure, do not apply to adjusted financial measures provided to a board of directors or a financial advisor in connection with a proposed transaction such as the Merger if the disclosure is included in a document such as this proxy statement. Reconciliations of non-GAAP financial measures to a GAAP financial measure were not provided to or relied upon by the Amedisys Board or Amedisys’ financial advisor in connection with their respective evaluations of the Merger. Accordingly, Amedisys has not provided a reconciliation of the non-GAAP financial measures included in the projections by Amedisys to the relevant GAAP financial measures.
In addition, the Amedisys financial projections were prepared for Amedisys’ internal use. The Amedisys financial projections were not prepared with a view towards public disclosure or with a view toward complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of forecasted financial information, but, in the view of Amedisys’ senior management, were prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Amedisys on a standalone basis as described above. However, this information is not fact and should not be relied upon as necessarily indicative of future results. Accordingly, there can be no assurance that the Amedisys financial projections will be realized or the future financial results of Amedisys will not vary materially from the Amedisys financial projections.
None of Amedisys or any of its affiliates, advisors, officers, directors or other representatives can provide any assurance that actual results will not differ from the Amedisys financial projections accompanying this proxy statement and none of them undertakes any obligation to update, or otherwise revise or reconcile the projections by Amedisys to reflect circumstances existing after the date that the Amedisys financial projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections by Amedisys is shown to be in error. Except as required by applicable securities laws, Amedisys does not intend to make publicly available any update or other revision to the Amedisys financial projections.
None of Amedisys or its affiliates, advisors, officers, directors or other representatives has made or makes any representation to any Amedisys stockholder or other person regarding the ultimate performance of Amedisys compared to the information contained in the projections by Amedisys in this proxy statement or that forecasted results will be achieved. Amedisys has made no representation to Parent in the Merger Agreement or otherwise, concerning the Amedisys financial projections. The inclusion of the Amedisys financial projections herein should not be deemed an admission or representation by Amedisys, its advisors or other representatives or any other person that it is viewed as material information of Amedisys or be relied upon or regarded as an indication that any of the foregoing considered, or now considers, the Amedisys financial projections to be an assurance of the achievement of future results or an accurate prediction of future results, particularly in light of the inherent risks and uncertainties associated with such forecasts. As a result, the Amedisys financial projections discussed in this proxy statement should not be relied on as necessarily predictive of actual future events.
Neither KPMG LLP nor any other independent accountant has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Amedisys financial projections nor have they expressed any opinion or any other form of assurance on such Amedisys financial projections included in this proxy statement or its achievability, and assume no responsibility for, and disclaim any association with, the unaudited Amedisys financial projections included in this document. KPMG LLP’s report included in or incorporated by reference in this document relate to previously issued financial statements. They do not extend to the accompanying prospective financial information and should not be read to do so.
In light of the foregoing factors, the uncertainties inherent in the projections by Amedisys, and the fact that the Amedisys Special Meeting will be held several months after the Amedisys financial projections were prepared, Amedisys’ stockholders are cautioned not to rely on the Amedisys financial projections and all Amedisys stockholders are encouraged to review Amedisys’ most recent SEC filings for a description of Amedisys’ reported financial results.
Subject to the foregoing qualifications, the following tables reflect selected metrics included in the Amedisys financial projections:
Amedisys March Long-Range Plan(1)
	For Fiscal Year Ending December 31,
(dollars in millions)	2023E	2024E	2025E	2026E	2027E
Revenue	$2,291	$2,481	$2,759	$3,157	$3,576
Adjusted EBITDA(2)	$239	$249	$272	$295	$318
EBIT(3)	$216	$232	$254	$278	$300
NOPAT(4)	$158	$169	$185	$203	$219
Free Cash Flow(5)	$159	$187	$180	$183	$199
Amedisys Long-Range Plan(1)
	For Fiscal Year Ending December 31,
(dollars in millions)	Q2-Q4 2023E	2024E	2025E	2026E	2027E
Revenue	$1,729	$2,435	$2,628	$2,845	$3,086
Adjusted EBITDA(2)	$187	$249	$272	$295	$318
EBIT(3)	$170	$232	$254	$278	$300
NOPAT(4)	$124	$169	$185	$203	$219
Free Cash Flow(5)	$147	$163	$172	$185	$198

(1)
Projected cash flow items reflect the divestiture of the personal care segment at the end of Q1 2023.

(2)
Non-GAAP Financial Measure. “Adjusted EBITDA” is defined as the relevant company’s operating earnings before interest, taxes, depreciation and amortization, shown after the deduction of stock-based compensation expense and non-controlling interest expense.

(3)
Non-GAAP Financial Measure. “EBIT” is defined as EBITDA less depreciation and amortization.

(4)
Non-GAAP Financial Measure. “Net Operating Profit After Tax” is defined as EBIT less cash taxes.

(5)
Non-GAAP Financial Measure. “Free Cash Flow” is defined as the relevant company’s Net Operating Profit After Tax plus depreciation and amortization minus capital expenditures after giving effect to positive or negative changes in net working capital.

Closing and Effective Time of the Merger
The closing of the Merger will take place on the third business day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions to closing (described in the section entitled “The Merger Agreement — Conditions to the Consummation of the Merger”) other than those conditions that by their terms are to be fulfilled at the closing, but subject to the fulfillment or (to the extent permitted by applicable law) waiver of such conditions, or such other date as may be agreed upon in writing by Amedisys, Parent and Merger Sub.
As soon as practicable on the closing date, Amedisys, Parent and Merger Sub will cause a duly executed and completed certificate of merger relating to the Merger to be to be filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The Merger will become effective at such time as the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by Amedisys and Parent and specified in the certificate of merger in accordance with the DGCL (the “Effective Time”).

Parent and Amedisys currently expect the Merger to close in 2024 and are working to complete the Merger on this timeline. However, it is possible that factors outside the control of the parties to the Merger Agreement could result in the Merger being completed at a different time, or not at all.
Financing of the Merger
The consummation of the Merger is not subject to any financing conditions. Parent has represented to Amedisys in the Merger Agreement that, as of the closing of the Merger, it will have available to it, or will cause Merger Sub to have available to it, funds sufficient to consummate the transactions contemplated by the Merger Agreement.
Material U.S. Federal Income Tax Consequences
The exchange of Amedisys Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. In general, for such purposes, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in the Merger in exchange for shares of Amedisys Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that the U.S. holder receives pursuant to the Merger with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Regulatory Approvals and Related Matters
Department of Justice, Federal Trade Commission and Other U.S. Antitrust Authorities
The obligations of Parent and Amedisys to consummate the Merger are subject to, among other conditions, the expiration or earlier termination of any waiting period (and any extension thereof) under the HSR Act.
Under the HSR Act, certain transactions, including the Merger, may not be completed unless certain waiting period requirements have expired or been terminated. The HSR Act provides that each party must file a notification and report form with the Antitrust Division of the United States Department of Justice (which we refer to as the “Antitrust Division”) and the Federal Trade Commission (which we refer to as the “FTC”). A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective notification and report forms. If the Antitrust Division or the FTC issues a Request for Additional Information and Documentary Material (a “Second Request”) prior to the expiration of this initial 30-calendar-day waiting period, the transaction cannot close until the parties observe a second 30-calendar-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless such second waiting period is terminated earlier. The parties filed their respective notification and report forms required under the HSR Act with the Premerger Notification of Office of the FTC and the Antitrust Division on July 5, 2023 and Parent and Amedisys received a Second Request under the HSR Act from the U.S. Department of Justice relating to the Merger on August 4, 2023, extending the HSR Act waiting period until the parties have substantially complied with the second request, unless the period is extended voluntarily by the parties or terminated sooner by the U.S. Department of Justice.
At any time before the Effective Time, notwithstanding the expiration or termination of the waiting period applicable to the transactions contemplated by the Merger Agreement under the HSR Act, the FTC or the Antitrust Division of the Department of Justice, or any state could take such action under antitrust laws as it deems necessary or desirable in the public interest with respect to the Merger, including seeking to enjoin the completion of the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of substantial assets, or to impose restrictions on the operations of Amedisys or Parent following the completion of the Merger. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that the Merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.

Subject to the terms and conditions set forth in the Merger Agreement, Amedisys and Parent have agreed to cooperate with each other and use (and to cause their respective subsidiaries to use) their respective reasonable best efforts to consummate the transactions contemplated by the Merger Agreement and cause the conditions to the Merger to be satisfied as promptly as reasonably practicable (and in any event prior to the Outside Date), including by using their respective reasonable best efforts to accomplish the following (in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger) as promptly as reasonably practicable (and in any event prior to the Outside Date): (i) obtain all actions, consents, approvals, registrations, waivers, permits, authorizations, orders, expirations or terminations of waiting periods and other confirmations from any governmental entity or other person that are necessary, proper or advisable; (ii) prepare and make all registrations, filings, forms, notices, petitions, statements, submissions of information, applications and other documents (including filings with governmental entities) that are necessary, proper or advisable; (iii) take all step that are necessary, proper or advisable to obtain an approval from, or to avoid an action by, any governmental entity or other person; (iv) defend any lawsuits or other actions, whether judicial or administrative, challenging the Merger Agreement or that would otherwise prevent or delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger, including seeking to have any stay, temporary restraining order or preliminary or permanent injunction or other order, decree, decision, determination or judgment of any kind entered by any court or other governmental entity vacated, modified, reversed, suspended, eliminated or removed; and (v) execute and deliver any additional instruments that are reasonably necessary, proper or advisable to carry out fully the purposes of the Merger Agreement.
However, Parent and its subsidiaries will not be required to proffer or agree to any term, condition, obligation, liability, requirement, limitation, qualification, remedy, commitment, sanction or other action that is, or would reasonably be expected to result in a “Burdensome Condition” (as defined in the Merger Agreement), including a requirement of Parent, Amedisys or any of their respective subsidiaries to divest assets generating greater than $333 million in annual revenue from third parties, any term or terms that would reasonably be expected to result in a material adverse effect on the business, operations, financial condition or results of operations of Amedisys and its subsidiaries or Parent and its subsidiaries, in each case, taken as a whole or that would reasonably be expected to require either party or their affiliates to obtain approval, including prior approval, from a governmental entity, to submit a notification to a governmental entity or to appoint a monitor with respect to consummating any future transactions.
Furthermore, if reasonably requested by Parent (or as identified by the parties as reasonably likely to be necessary to permit) the expiration or termination of the applicable waiting periods under the HSR Act or the receipt of any other consent under any other applicable antitrust law, Amedisys is required to effect and agree to any sale, divestiture, license, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, any assets, operations, rights, product lines, licenses, businesses or interests therein of Amedisys and its subsidiaries, and take such action or actions (each “a Potential Sale Transaction”) that would in the aggregate have a similar effect; provided, however, that Potential Sale Transaction is conditioned on the occurrence of, and shall become effective only from and after, the closing. To the extent requested by Parent, Amedisys and its subsidiaries are also required to cooperate with Parent to facilitate a Potential Sale Transaction, including by taking certain actions specified in the Merger Agreement.
State Regulatory Approvals
Pursuant to health care laws and regulations of certain states, and pursuant to certain licenses of certain of Amedisys’ and Parent’s subsidiaries, applicable state regulatory and governmental authorities must approve, or be notified of, Parent’s acquisition of control of Amedisys’ regulated businesses or entities, including the required state regulatory approvals on which completion of the Merger is conditioned under the Merger Agreement. To obtain these approvals and provide such notices, Amedisys, or the applicable Amedisys subsidiary, and in some instances Parent, or the applicable Parent regulated entity, as the case may be, have filed or will file notices, applications and other statements, as required by any applicable healthcare laws and regulations of each applicable state or applicable regulated entities’ licenses.

Other Governmental Approvals
Amedisys is not aware of any material governmental approvals or actions that are required for completion of the Merger other than those described above. It is presently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought.
Litigation Related to the Merger
After the filing of the OPCH Preliminary Registration Statement, but prior to the OPCH Preliminary Registration Statement being withdrawn by Option Care Health, Amedisys received demand letters from four purported stockholders alleging that the OPCH Preliminary Registration Statement omitted material information that rendered it misleading or incomplete in violation of federal securities laws and the Amedisys Board breached their fiduciary duties. The demand letters demand corrective disclosure to the OPCH Preliminary Registration Statement. Amedisys believes the claims asserted in the demand letters are meritless. Amedisys has also received a demand from a purported stockholder in connection with the OPCH Preliminary Registration Statement seeking to inspect certain Amedisys corporate books and records under Section 220 of the DGCL.
In connection with the Merger Agreement, a complaint has been filed as an individual action in the United States District Court for the Southern District of New York, captioned O’Dell v. Amedisys, Inc., et al., 22-cv-6977 (filed August 8, 2023). The foregoing complaint is referred to as the ‘‘Transaction Action’’.
The Transaction Action generally alleges that the preliminary proxy statement filed by Amedisys with the SEC on July 31, 2023 misrepresents and/or omits certain purportedly material information relating to Amedisys’ financial projections and the analyses performed by the financial advisor to the Amedisys Board in connection with the Merger. The Transaction Action asserts violations of Section 14(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder and 17 C.F.R. § 244.100 against all defendants (Amedisys and the Amedisys Board) and violations of Section 20(a) of the Exchange Act against Amedisys’ directors. The Transaction Action seeks, among other things, an injunction enjoining the stockholder vote on the Merger and the consummation of the Merger unless and until certain additional information is disclosed to Amedisys stockholders, rescissory damages, an accounting to the plaintiff for all damages suffered as a result of Amedisys and the Amedisys Board’s alleged wrongdoing, costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees, and other relief the court may deem just and proper.
Amedisys cannot predict the outcome of the Transaction Action. Amedisys believes that the Transaction Action is without merit and Amedisys and the individual defendants intend to vigorously defend against the Transaction Action and any subsequently filed similar actions. If additional similar complaints are filed, Amedisys will not necessarily disclose such additional filings, unless such disclosure is required by law.
Delisting and Deregistration of Amedisys Common Stock
If the Merger is completed, Amedisys Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, following which Amedisys will no longer be required to file periodic reports with the SEC with respect to Amedisys Common Stock.

THE MERGER AGREEMENT
The following is a summary of the material terms and conditions of the Merger Agreement. This summary may not contain all the information about the Merger Agreement that is important to you. This summary set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement attached as Annex A to, and incorporated by reference into, this proxy statement. You are encouraged to read the Merger Agreement in its entirety because it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement
The Merger Agreement and the summary of its terms and conditions in this proxy statement have been included to provide information about the material terms and conditions of the Merger Agreement. The summary and information in the Merger Agreement are not intended to provide any other public disclosure of factual information about Amedisys, Parent, or any of their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement are made by Parent, Amedisys and Merger Sub only for the purposes of the Merger Agreement and are qualified and subject to certain limitations and exceptions agreed to by Parent, Amedisys and Merger Sub in connection with negotiating the terms of the Merger Agreement, including being qualified by reference to confidential disclosures. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the SEC, including being qualified by reference to confidential disclosures. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement.
For the foregoing reasons, the representations, warranties, covenants and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Parent, Amedisys, Merger Sub or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.
Structure of the Merger
At the Effective Time, Merger Sub will be merged with and into Amedisys, the separate corporate existence of Merger Sub will cease, and Amedisys will continue as the surviving corporation (which we refer to as the “Surviving Corporation”) and as a wholly owned subsidiary of Parent. The Surviving Corporation will continue to exist under the laws of the State of Delaware. At the Effective Time and by virtue of the Merger, Amedisys’ charter in effect immediately prior to the Effective Time will be amended and restated in its entirety to be the certificate of incorporation of the Surviving Corporation in the form attached to the Merger Agreement as Exhibit A and the Merger Sub bylaws in effect immediately prior to the Effective Time will be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name will be replaced with references to the Surviving Corporation’s name until duly amended in accordance with the DGCL and such bylaws.
Consummation and Effectiveness of the Merger
The closing of the Merger is required to take place on the third business day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions to closing (other than those conditions that by their terms are to be fulfilled at the closing, but subject to the fulfillment or (to the extent permitted by applicable law) waiver of such conditions), or such other date as may be mutually agreed upon in writing by Amedisys, Parent and Merger Sub. The Merger will become effective at the time the certificate of merger for the Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as agreed by Parent and Amedisys and specified in the certificate of merger.

Merger Consideration
Subject to the terms and conditions of the Merger Agreement, at the Effective Time, by virtue of the Merger: (i) each share of Amedisys Common Stock held in treasury by Amedisys or owned by Parent or Merger Sub or any of their respective subsidiaries, in each case, immediately prior to the Effective Time will be cancelled (collectively, “cancelled shares”) without consideration; and (ii) each share of Amedisys Common Stock, other than any cancelled shares, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $101 per share in cash, without interest (the “per share merger consideration” and the total amount to be paid, the “Merger Consideration”), less any applicable withholding taxes. Stockholders who have properly made and not validly withdrawn or lost a demand for appraisal rights with respect to their shares of Amedisys Common Stock pursuant to Section 262 of the DGCL will only be entitled to receive the payment provided by such appraisal and will cease to have any rights with respect to their shares.
Appraisal Rights
No dissenting Amedisys stockholder will be entitled to receive the per share merger consideration contemplated above with respect to the their dissenting shares of Amedisys Common Stock. Each dissenting Amedisys stockholder will be entitled to receive only the payment provided by Section 262 of the DGCL with respect to their dissenting shares of Amedisys Common Stock and such dissenting Amedisys stockholder shall cease to have any other rights with respect to such shares. Notwithstanding the foregoing, if any holders of dissenting shares of Amedisys Common Stock lose their status as such with respect to such shares (through failure to perfect, waiver, effective withdrawal or otherwise), then, as of the later of the Effective Time or the date of loss of such status, each such shares of Amedisys Common Stock will automatically be converted into or will be deemed to have been, as of the Effective Time, converted into, as applicable, and will represent only the right to receive, the per share merger consideration, after the surrender of the Amedisys certificate(s) or book-entry shares, as applicable, representing such dissenting shares of Amedisys Common Stock.
Procedures for Surrendering Amedisys Stock Certificates
Prior to the closing, Parent is required to enter into a customary paying agent agreement with a paying agent that is the transfer agent of Parent, the transfer agent of Amedisys or another nationally recognized financial institution or trust company designated by Parent and reasonably acceptable to Amedisys, for the payment and delivery of the Merger Consideration. Prior to or substantially concurrently with the Effective Time, Parent is required to deposit or cause to be deposited with the paying agent an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the paying agent to making payments in respect of the outstanding shares of Amedisys Common Stock.
Pursuant to the paying agent agreement, the paying agent will invest these funds, if and as directed by Parent; provided, however, that any investment will be in obligations of or guaranteed as to principal and interest by the U.S. government in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services, LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. Any interest and other income resulting from such investment (if any) in excess of the amounts payable under the Merger Agreement will be promptly returned to Parent or the Surviving Corporation, as determined by Parent in accordance with the terms and conditions of the paying agent agreement. If the funds are inadequate to pay the amounts payable under the Merger Agreement, Parent will promptly provide additional funds to the paying agent sufficient to satisfy all such payments.
As promptly as practicable following the Effective Time, and in no event later than the fourth business day thereafter, Parent will cause the paying agent to mail a letter of transmittal to each holder of record of a certificate (an “Amedisys Certificate”) that immediately prior to the completion of the Merger represented outstanding shares of Amedisys Common Stock. The letter of transmittal will specify that delivery of

Amedisys Certificates will be effected and risk of loss and title to such Amedisys Certificates will pass only upon proper delivery of such Amedisys Certificates (or affidavits of loss in lieu of such certificates) to the paying agent and will be in the form and have such other provisions as are reasonably acceptable to Parent and Amedisys. The letter of transmittal will be accompanied by instructions (in the form and having such provisions as are reasonably acceptable to Parent and Amedisys) for use in effecting the surrender of the Amedisys Certificates in exchange for the right to receive the per share merger consideration of $101 in cash, without interest (subject to adjustments in the event of any stock split or similar change to the number or type of shares of Amedisys Common Stock outstanding prior to the Effective Time as a result of specified events, as specified in the Merger Agreement). Upon surrender of an Amedisys Certificate (or affidavit of loss in lieu thereof) for cancellation to the paying agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Amedisys Certificate will be entitled to receive the per share merger consideration.
No holder of record of a book-entry share (an “Amedisys Book-Entry Share”) that immediately prior to the Effective Time represented outstanding shares of Amedisys Common Stock will be required to deliver an Amedisys Certificate or letter of transmittal or surrender such Amedisys Book-Entry Shares to the paying agent, and in lieu thereof, upon receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request), the holder of such Amedisys Book-Entry Share shall be entitled, upon or following the Effective Time, to receive in exchange therefor the per share merger consideration. With respect to Amedisys Book-Entry Shares held directly or indirectly through the Depository Trust Company (“DTC”), Parent and Amedisys will cooperate to establish procedures to ensure that the paying agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time and in any event on the closing date, upon surrender of such Amedisys Book-Entry Shares, the per share merger consideration. No interest will be paid or will accrue for the benefit of holders of the Amedisys Certificates or Amedisys Book-Entry Shares on the Merger Consideration or any cash payable pursuant to the Merger Agreement.
As of the Effective Time, shares of Amedisys Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist. As of the Effective Time, each holder of an Amedisys Certificate or Amedisys Book-Entry Share representing any shares of Amedisys Common Stock will cease to have any rights with respect thereto, except the right to receive the per share merger consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.
Each of Amedisys, Parent, Merger Sub, the Surviving Corporation and the paying agent will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the Merger Agreement to any person such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of applicable law. Any amounts so withheld will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made.
Treatment of Amedisys Equity Awards
Amedisys RSUs
At the Effective Time, each outstanding Amedisys RSU Award will be converted into a Converted RSU Award with the same terms and conditions that applied to the Amedisys RSU Award, adjusted so that the number of shares of Parent common stock underlying the Converted RSU Award equals (1) the number of shares of Amedisys Common Stock subject to the Amedisys RSU Award immediately prior to the Effective Time, multiplied by (2) the Equity Award Exchange Ratio, rounded to the nearest whole number of shares of Parent common stock. Each Converted RSU Award will have the same terms and conditions (including any double-trigger protections) that applied to the corresponding Amedisys RSU Award immediately prior to the Effective Time (other than any other terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or other immaterial administrative or ministerial changes).

Amedisys PSUs
At the Effective Time, each outstanding Amedisys PSU Award will be converted into a Converted PSU Award with the same terms and conditions that applied to the Amedisys PSU Award (other than performance-based vesting conditions), adjusted so that that the number of shares of Parent common stock underlying the Converted PSU Award equals (1) the number of shares of Amedisys Common Stock subject to such Amedisys PSU Award immediately prior to the Effective Time multiplied by (2) the Equity Award Exchange Ratio, assuming achievement at target performance with respect to any Amedisys PSU Award for which the level of performance-vesting has not yet been determined, rounded to the nearest whole number of shares of Parent common stock. Each Converted PSU Award will have the same terms and conditions (including any double-trigger protections but excluding any performance-based vesting conditions) that applied to the corresponding Amedisys PSU Award immediately prior to the Effective Time (other than any other terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or other immaterial administrative or ministerial changes).
Amedisys Options
At the Effective Time, each outstanding Amedisys Option Award will be converted into a Converted Option Award with the same terms and conditions that applied to the Amedisys Option Award, adjusted so that the number of shares of Parent common stock underlying the Converted Option Award equals (1) the number of shares of Amedisys Common Stock subject to the Amedisys Option Award immediately prior to the Effective Time, multiplied by (2) the Equity Award Exchange Ratio, rounded down to the nearest whole number of shares of Parent common stock. A Converted Option Award will have an exercise price per share equal to (1) the exercise price per share of the equivalent Amedisys Option Award immediately prior to the Effective Time divided by (2) the Equity Award Exchange Ratio, rounded up to the nearest whole cent. Each Converted Option Award will have the same terms and conditions (including any double-trigger protections) that applied to the corresponding Amedisys Option Award immediately prior to the Effective Time (other than any other terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or other immaterial administrative or ministerial changes).
Amedisys Director RSUs
At the Effective Time, each Director RSU Award outstanding as of immediately prior to the Effective Time shall be cancelled and only entitle such holder to receive (without interest) an amount in cash equal to the product of (1) the number of shares of Amedisys Common Stock subject to such Director RSU Award immediately prior to the Effective Time and (2) the per share merger consideration.
Amedisys Employee Stock Purchase Plan
With respect to the Amedisys ESPP, the Amedisys Board or the appropriate committee thereof will terminate the Amedisys ESPP immediately prior to the Effective Time, and, as soon as practicable after the date of the Merger Agreement, will take necessary action to ensure that (i) participation following the date of the Merger Agreement will be limited to those employees who participate on the date of the Merger Agreement, (ii) except to the extent necessary to maintain the status of the Amedisys ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code, participants may not increase their payroll deductions or purchase elections from those in effect on the date of the Merger Agreement, (iii) no offering period will be commenced after the date of the Merger Agreement and (iv) each participant’s outstanding rights to purchase shares of Amedisys Common Stock under the Amedisys ESPP will automatically be exercised on the day immediately prior to the day on which the Effective Time occurs (if not earlier terminated pursuant to the terms of the Amedisys ESPP), and the resulting shares of Amedisys Common Stock will be converted to the right to receive the per share merger consideration in accordance with the Merger Agreement.
Conditions to the Consummation of the Merger
Mutual Conditions
The respective obligations of Parent and Amedisys to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver (to the extent permitted by applicable law) by Parent and Amedisys of the following conditions:

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receipt of the Amedisys Stockholder Approval;

•
the expiration or termination of any waiting period (and any extension thereof) under the HSR Act relating to the consummation of the Merger;

•
the receipt of the required state regulatory approvals; and

•
the absence of any order issued or entered, or any law enacted or promulgated, after the date of the Merger Agreement by any governmental body enjoining, or otherwise prohibiting the consummation of the Merger.

Additional Conditions
In addition, Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by the Merger Agreement, including the Merger, are subject to the satisfaction or waiver by Parent (to the extent permitted by applicable law) of the following conditions:
•
certain representations and warranties Amedisys made in the Merger Agreement regarding corporate organization, corporate standing and corporate power, authority and non-contravention, existing agreements with respect to Amedisys’ securities, stockholder rights plans, subsidiaries, required vote to approve the transactions, the opinion of the financial advisor to Amedisys, broker’s fees and termination of the OPCH Merger Agreement (i) that are qualified by “materiality” or “Material Adverse Effect” being true and correct, as of the closing date, as though made on the closing date (except to the extent such representations and warranties expressly relate to a specific date or the date of the Merger Agreement (in which case as of such date)) and (ii) that are not qualified by “materiality” or “Material Adverse Effect” being true and correct in all material respects as of the closing date, as if made on the closing date (except to the extent such representations and warranties expressly relate to a specific date of the date of the Merger Agreement (in which case as of such date));

•
certain representations and warranties Amedisys made in the Merger Agreement regarding capitalization and no other Amedisys equity securities being true and correct as of the closing date as if made on the closing date (except to the extent such representations and warranties expressly relate to a specific date or the date of the Merger Agreement (in which case as of such date)), except for any de minimis inaccuracies;

•
certain representations and warranties Amedisys made in the Merger Agreement regarding the absence of a Material Adverse Effect on Amedisys being true and correct as of the closing date as if made on the closing date;

•
all other representations and warranties Amedisys made in the Merger Agreement (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) being true and correct as of the closing date as if made on the closing date (except to the extent such representations and warranties expressly relate to a specific date or the date of the Merger Agreement (in which case as of such date)), except where any failure of any such representation and warranty to be true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Amedisys;

•
performance by Amedisys in all material respects of all obligations required to be performed by it under the Merger Agreement at or prior to the closing date;

•
the delivery by Amedisys to Parent of a certificate duly executed by an authorized officer of Amedisys, to the effect that the conditions in the five preceding bullet points have been satisfied; and

•
the expiration or termination of any waiting period (and any extension thereof) under all antitrust laws applicable to the consummation of the transactions contemplated by the Merger Agreement is done so without the imposition by any governmental entity of any term, condition, obligation, requirement, limitation, prohibition, remedy, sanction or other action that would reasonably be expected to result in a “Burdensome Condition.”

Under the Merger Agreement, a “Burdensome Condition” means any term, condition, obligation,

requirement, limitation, prohibition, remedy, sanction or other action imposed upon Parent, Amedisys or any of their respective subsidiaries in connection with effecting the expiration of any waiting period (and any extension thereof) under any antitrust laws applicable to the consummation of the transactions contemplated by the Merger Agreement or obtaining from a governmental entity any consent, registration, approval, permit or authorization, in each case necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement (a) that would reasonably be expected to result in (i) any requirement to sell, license, assign, transfer, divest, hold separate or otherwise dispose of, before or after the closing, any assets or businesses of Parent, Amedisys or any of their respective affiliates generating, individually or in the aggregate, greater than $333,000,000 in annual revenue from third parties (measured based on the 12 calendar month period immediately prior to such term, condition, obligation, requirement, limitation, prohibition, remedy, sanction or other action being imposed by such governmental antitrust entity) or (ii) individually or in the aggregate with all other such terms, conditions, obligations, requirements, limitations, prohibitions, remedies, sanctions or other actions, reasonably be expected to result in a material adverse effect on the business, operations, financial condition or results of operations of the Amedisys and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole (assuming for purposes of such analysis that any material adverse effect is measured against Amedisys); or (b) that would reasonably be expected to require Parent, Amedisys or any of their respective affiliates to agree to obtain prior approval or other approval from a governmental entity, or submit a notification or otherwise notify the governmental entity prior to (other than with respect to the transactions contemplated by the Merger Agreement) or to appoint a monitor with respect to, in each case, consummating any future transaction (including, for the avoidance of doubt, by complying with any “consent order” or similar arrangement under the United States Federal Trade Commission’s “prior approval” policy).
In addition, Amedisys’ obligations to consummate the transactions contemplated by the Merger Agreement, including the Merger, are subject to the satisfaction or waiver by Amedisys (to the extent permitted by applicable law) of the following conditions:
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each of the representations and warranties Parent and Merger Sub made in the Merger Agreement (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) being true and correct as of the closing date as if made on the closing date (except to the extent any representations and warranties expressly relate to a specific date or the date of the Merger Agreement (in which case as of such date)), except where any failure of any such representation and warranty to be true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect on Parent;

•
performance by Parent in all material respects of all obligations required to be performed by it at or prior to the closing date; and

•
the delivery by Parent to Amedisys of a certificate duly executed by an authorized officer of Parent, to the effect that the conditions in the five preceding bullet points have been satisfied.

Representations and Warranties
The Merger Agreement contains customary representations and warranties by Amedisys on the one hand, and Parent and Merger Sub on the other hand.
The representations and warranties of Amedisys in the Merger Agreement relate to, among other things:
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organization, standing and corporate power;

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corporate authority and non-contravention;

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capital structure;

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subsidiaries;

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SEC documents, financial statements, and undisclosed liabilities;

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absence of certain changes or events;

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compliance with applicable laws and outstanding orders;

•
healthcare matters and data privacy;

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corrupt practices;

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sanctions;

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litigation;

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benefit plans;

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labor and employment matters;

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taxes;

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intellectual property;

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information technology and data protection;

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certain contracts;

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environmental protection;

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real property (in the case of Amedisys only);

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voting requirements;

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opinion of financial advisors;

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brokers;

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the termination of the OPCH Merger Agreement;

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the Amedisys disclosure letter to the OPCH Merger Agreement; and

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no other representations.

The representations and warranties of Parent and Merger Sub in the Merger Agreement relate to, among other things:
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organization, standing and corporate power;

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corporate authority and non-contravention;

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litigation;

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brokers;

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Merger Sub;

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available funds;

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payment of the OPCH Termination Fee; and

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no other representations.

The representations and warranties made by Parent and Amedisys are subject to exceptions and qualifications (including exceptions based on materiality or (i) in the case of Amedisys, a Material Adverse Effect or (ii) in the case of Parent and Merger Sub, a Parent Material Adverse Effect). In addition, the representations and warranties are qualified by certain documents filed with or furnished to the SEC by Parent or Amedisys and the confidential disclosure letter delivered by Amedisys to Parent.
None of the representations, warranties or agreements contained in the Merger Agreement or in any certificate, document or instrument delivered pursuant to the Merger Agreement will survive the Effective Time, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time. For more information, see the section entitled “The Merger Agreement — Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement” above.

Definition of “Material Adverse Effect”
Many of the representations and warranties in the Merger Agreement are qualified by a “material adverse effect” standard on the party making such representations and warranties.
Definition of Material Adverse Effect
“Material Adverse Effect” on Amedisys means, for the purposes of the Merger Agreement, any change, event, or development (each, a “Change”) that has had, or would reasonably be expected to have, individually, or in the aggregate with all other Changes, a material adverse effect on the business, financial condition or results of operations of Amedisys and its subsidiaries, taken as a whole, excluding any Change to the extent that it results from or arises out of:
•
general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction;

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any failure, in and of itself, by Amedisys to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Amedisys unless otherwise excluded in the definition of “Material Adverse Effect”);

•
the execution and delivery of the Merger Agreement or the public announcement or pendency of the Merger or any of the other transactions contemplated by the Merger Agreement, including any litigation resulting or arising therefrom or with respect thereto or the impact thereof on the relationships of Amedisys and its subsidiaries, with customers, employees, suppliers or partners, or compliance with or performance of the Merger Agreement (subject to additional limitations in the Merger Agreement);

•
any change, in and of itself, in the market price or trading volume of the securities of Amedisys (it being understood that the facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Amedisys unless otherwise excluded in the definition of “Material Adverse Effect”);

•
any change in applicable law or GAAP (or authoritative interpretation or enforcement thereof);

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geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, or any trade wars or sanctions;

•
any hurricane, tornado, flood, earthquake or other natural disaster;

•
any changes generally affecting the industries in which Amedisys operates;

•
any epidemic, pandemic or other outbreak of illness or disease or public health event (including COVID-19) or any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Applicable Laws, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (“COVID-19 Measures”) or any changes, after the date of the Merger Agreement, in such COVID-19 Measures or changes, after the date of the Merger Agreement, in the interpretation, implementation or enforcement thereof;

•
any transaction litigation;

•
any action (A) specifically required to be taken by Amedisys pursuant to the Merger Agreement, (B) taken (or failure to be taken) by Amedisys at the written direction of Parent or (C) taken with the prior written consent of Parent; and

•
any action required by the provisions in the Merger Agreement related to the obligations of Amedisys to use its reasonable best efforts to consummate the transactions contemplated by the Merger Agreement and cause the conditions to the Merger to be satisfied as promptly as reasonably practicable;

provided that the exclusions in the first, fifth, sixth, seventh, eighth and ninth bullet points will not apply to the extent that such Changes have a disproportionate impact on Amedisys and its subsidiaries relative to other participants in the industries in which Amedisys and its subsidiaries operate.
Definition of Parent Material Adverse Effect
“Parent Material Adverse Effect” on Parent, means, for the purposes of the Merger Agreement, anything that individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by the Merger Agreement.
Conduct of Business Pending the Merger
Amedisys has agreed to certain covenants in the Merger Agreement restricting the conduct of its and its subsidiaries’ businesses between the date of the Merger Agreement and the Effective Time or, if applicable, the date on which the Merger Agreement is validly terminated.
In general, except as required by applicable law, as expressly contemplated or expressly permitted by the Merger Agreement, as required by or to the extent commercially reasonable in response to COVID-19 Measures, with the prior written consent of Parent or subject to specified exceptions set forth in the Merger Agreement and the confidential disclosure letter delivered by Amedisys to Parent, from the date of the Merger Agreement until the earlier of the Effective Time or the date the Merger Agreement is validly terminated (the “Pre-Closing Period”), Amedisys will, and will cause its subsidiaries to, use reasonable best efforts to carry on their respective businesses in all material respects in the ordinary course of business consistent with past practice, and preserve intact its current business organizations and their relationships with customers, suppliers, licensors, licensees and other third parties.
Without limiting the generality of the preceding paragraph, during the Pre-Closing Period and except as required by applicable law, as expressly contemplated or expressly permitted by the Merger Agreement, as required by or to the extent commercially reasonable in response to certain measures in response to COVID-19, with the prior written consent of Parent or subject to specified exceptions set forth in the Merger Agreement and the confidential disclosure letter delivered by Amedisys to Parent, Amedisys and its subsidiaries have agreed not to take the following actions:
•
other than dividends and distributions by a direct or indirect subsidiary wholly owned by Amedisys payable to another direct or indirect subsidiary wholly owned by Amedisys or payable to Amedisys, declare, set aside or pay any dividends on, make any other distributions in respect of, any of its capital stock;

•
split, combine or reclassify any equity securities of Amedisys or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any equity securities of Amedisys, other than, solely with respect to the capital stock or other securities of Amedisys’ wholly owned subsidiaries, actions or transactions solely between Amedisys and its wholly owned subsidiaries, or among Amedisys’ wholly owned subsidiaries

•
purchase, redeem or otherwise acquire any equity securities of Amedisys (other than certain acquisitions of shares under Amedisys’ equity plans), other than, solely with respect to the capital stock or other securities of Amedisys’ wholly owned subsidiaries, actions or transactions solely between Amedisys and its wholly owned subsidiaries, or among Amedisys’ wholly owned subsidiaries;

•
issue, deliver, sell, pledge or otherwise encumber or subject to any lien any equity securities (other than (1) in connection with the settlement or exercise of Amedisys equity awards outstanding as of the date of the Merger Agreement in accordance with their terms in effect on the date of the Merger Agreement or issued as permitted by the Merger Agreement in accordance with the terms governing the issuance of such type of Amedisys equity awards in effect on the date of the Merger Agreement, (2) as required under the terms of any Amedisys benefit plan in effect on the date of the Merger Agreement, as permitted by or pursuant to the Merger Agreement and (3) solely with respect to the capital stock or other securities of Amedisys’ wholly owned subsidiaries, transactions solely between

Amedisys and its wholly owned subsidiaries, or among Amedisys’ wholly owned subsidiaries), or enter into any agreement with respect to the voting of, any of Amedisys’ capital stock;
•
(1) (A) other than in the ordinary course of business consistent with past practice (except as it relates to contracts for indebtedness for borrowed money), (B) with respect to certain contracts specified in Amedisys’ confidential disclosure letter delivered by Amedisys to Parent or (C) with respect to expirations of any Amedisys material contract in accordance with the terms and conditions contained therein, amend or waive any material provision of, enter into, renew (other than on terms that are no less favorable, in the aggregate, to Amedisys) or terminate, specified Amedisys material contracts or (2) acquire any material assets, other than (including with respect to equipment and inventory) in the ordinary course of business consistent with past practice;

•
acquire any equity interests in, or make any investment in or any capital contribution to, any person, or acquire a substantial portion of the assets or business of any person (or any division or line of business thereof), including in each case by merger or consolidation, except (1) for transactions solely between Amedisys and its wholly owned subsidiaries, or among Amedisys’ wholly owned subsidiaries or (2) in one or more transactions with respect to which the aggregate consideration for all such transactions during the period from the date of the Merger Agreement to the closing does not exceed $10,000,000;

•
transfer, assign, sell, lease, license, mortgage, pledge, surrender, encumber (except for certain liens permitted under the Merger Agreement), divest, cancel, abandon, allow to lapse or otherwise dispose of any material tangible or intangible assets (including any material intellectual property) except (1) for transactions solely between Amedisys and its wholly owned subsidiaries, or among Amedisys’ wholly owned subsidiaries, (2) for dispositions of obsolete or worthless equipment in the ordinary course of business, (3) for dispositions, abandonments, waivers, failures to renew or maintain or lapse of any intellectual property in the ordinary course of business or as determined by Amedisys or any of its subsidiaries in the exercise of its reasonable business judgment, (4) in one or more transactions with respect to which the aggregate fair market value of such assets for all such transactions during the period from the date of the Merger Agreement to the closing date does not exceed $10,000,000 (provided that this clause (4) does not apply with respect to surrenders, cancellations, abandonments or lapses), (5) the expiration of intellectual property at the end of its maximum statutory duration in accordance with its statutory terms (after exercising any renewal rights or options except if Amedisys or any of its subsidiaries, in the exercise of its reasonable business judgement, opts not to so exercise) or (6) the non-exclusive license of intellectual property in the ordinary course of business consistent with past practice;

•
create, incur or assume any indebtedness for borrowed money, or issue any debt securities or any right to acquire debt securities, assume, guarantee, endorse or otherwise become liable or responsible (whether, directly, contingently or otherwise) for the indebtedness of another person, enter into any agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in each case, except (1) for additional indebtedness incurred in the ordinary course of business consistent with past practice after the date of the Merger Agreement under Amedisys’ current borrowing agreements that does not, at any time, exceed $20,000,000 in the aggregate and (2) for any inter-company indebtedness solely between Amedisys and its wholly owned subsidiaries, or among Amedisys’ wholly owned subsidiaries;

•
other than any action with respect to taxes, settle, pay, discharge or satisfy any legal, administrative, arbitral or other action, suit, charge investigation, proceeding, complaint, audit, indictment or litigation, other than any settlement, payment, discharge or satisfaction that (1) does not relate to any transaction litigation and (2) (A) either (x) results solely in a monetary obligation involving only the payment of monies by Amedisys or its subsidiaries of not more than $2,000,000 individually or $10,000,000 in the aggregate (as well as related non-substantive incidental provisions and other remedies or obligations that are not material in the context of the applicable resolution) or (y) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, Amedisys or any of its subsidiaries and the payment of monies by Amedisys and its subsidiaries that are not more than $1,000,000 individually or $5,000,000 in the aggregate (not funded by an indemnity obligation or through insurance policies) (as well as related non-substantive incidental provisions and other remedies or obligations that are not material in the context of the applicable resolution) and (B) does not involve any admission of guilt or impose any non-de-minimis restrictions or non-de-minimis limitations upon the operations or business of or other conduct remedy or injunctive relief applicable to Amedisys or any of its subsidiaries, whether before, on or after the Effective Time;
•
make, change or rescind any material tax election, change any annual tax accounting period or adopt or change any method of tax accounting, in either case, relating to a material amount of taxes, settle or compromise any claim or enter into any closing agreement, in either case, relating to a material amount of taxes, file any material amended tax return, surrender any claim for a refund of a material amount of taxes or file any material tax return other than one prepared in accordance with past practice;

•
except as set forth in the confidential disclosure letter delivered by Amedisys to Parent or as required under the terms of any Amedisys benefit plan or labor agreement applicable to Amedisys or any of its subsidiaries, in each case, as in effect on the date of the Merger Agreement:

•
increase the compensation or increase the benefits of any current or former officer, director, employee or other individual service provider, other than in the ordinary course of business consistent with past practice with respect to individuals whose annualized base compensation is less than $250,000;

•
grant or pay any bonus, incentive, change in control, retention, severance, termination, tax gross-up or profit-sharing award or payment;

•
enter into, adopt, amend, terminate or modify any Amedisys benefit plan (or any arrangement that would be an Amedisys benefit plan if in effect on the date of the Merger Agreement);

•
accelerate the vesting or payment of any compensation or benefits of any current or former officer, director, employee or other individual service provider;

•
provide any funding for any rabbi trust or similar arrangement, or take any other action to fund or secure the payment of any compensation or benefit;

•
grant to any current or former officer, director, employee or other individual service provider any right to receive any severance, change-in-control, retention, termination, transaction or similar compensation or benefits or increases therein, including adding participants to any Amedisys severance plan maintained for employees at the level of vice president and above;

•
hire, promote or terminate (other than for “cause”) any individual, except for new hires or terminations in the ordinary course of business consistent with past practice with respect to individuals whose annualized base compensation is less than $250,000;

•
forgive any material loans or advances to any current or former officer, director, employee or other individual service provider, or any of their respective affiliates, or change its existing borrowing or lending arrangements for or on behalf of any of such persons in accordance with an employee benefit plan or otherwise, except in the ordinary course of business in connection with relocation activities to any employees of Amedisys or any subsidiary of Amedisys; or

•
announce or commit to take any of the actions set forth in the items set forth above in this bullet point; provided that foregoing sub-bullets will not restrict Amedisys or any of its subsidiaries from entering into, in the ordinary course of business, any offer letter with any newly hired employee to fill a vacant position whose annualized base compensation will be less than $250,000, provided that the compensation and benefits provided pursuant to such offer letter contains terms substantially similar to the terms provided to similarly situated employees of Amedisys and does not contain any change in control, equity or severance benefits;

•
change any of its material financial accounting policies or procedures currently in effect, except (1) as required (or with respect to permitted early adoption of changes required) by GAAP, Regulation S-X of the Exchange Act or a governmental entity or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization) or (2) as required by applicable law;

•
make any payment of, commitment for or accrual of aggregate capital expenditures for any twelve (12)-month period that are greater than 100% of the amount set forth in the confidential disclosure letter delivered by Amedisys to Parent;

•
other than in the ordinary course of business consistent with past practice, voluntarily terminate, suspend, abrogate, amend or modify any material Amedisys permit in a manner materially adverse to Amedisys and its subsidiaries;

•
(1) amend the certificate of incorporation of Amedisys or bylaws of Amedisys or any similar organizational documents of Amedisys’ subsidiaries (other than immaterial amendments to the organizational documents of any subsidiary of Amedisys that would not and would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by the Merger Agreement), (2) merge or consolidate with any person or (3) adopt or implement any plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization (other than, in the case of this clause (3), in with respect to subsidiaries with de minimis assets and liabilities), other than internal reorganizations or consolidations solely involving wholly owned subsidiaries of Amedisys that would not reasonably be expected to hinder, delay or prevent the consummation of the transactions contemplated by the Merger Agreement or increase the risk of not obtaining any action, consent, approval, resignation, waiver, permit, authorization, order, expiration or termination of waiting periods or other confirmations from any governmental entity;

•
amend, modify, extend, terminate, or enter into any material labor agreement or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of Amedisys or its subsidiaries; or

•
authorize, or commit or agree to take, any of the actions described in the bullet points above.

Obligations to Call Amedisys Special Meeting
Amedisys is required to duly give notice of, convene and hold the Amedisys Special Meeting as promptly as reasonably practicable following the mailing of the definitive proxy statement (taking into account a reasonable period of time for the solicitation of proxies), for the purpose of obtaining the Amedisys Stockholder Approval. Amedisys may only postpone or adjourn the Amedisys Special Meeting (i) to solicit additional proxies for the purpose of obtaining the Amedisys Stockholder Approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Amedisys has determined after consultation with outside legal counsel is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Amedisys prior to the Amedisys Special Meeting. Subject to terms described in “The Merger Agreement — Obligations to Recommend the Approval of the Amedisys Merger Proposal”, Amedisys is required, through the Amedisys Board, to recommend that its stockholders adopt the Merger Agreement and to use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the Merger Agreement and to take all other action necessary or advisable to secure the Amedisys Stockholder Approval.
No Solicitation
Amedisys has agreed not to, and to cause its affiliates and its and their respective officers, directors and employees not to, and to use reasonable best efforts to cause its and its controlled affiliates’ other representatives not to, directly or indirectly:
•
solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or take any other action to knowingly facilitate, any inquiries relating to, the submission of, or the making of, any proposal the consummation of which would constitute an alternative transaction or fail to terminate any direct or indirect solicitation, encouragement, discussions or negotiations with any persons (other than with the other parties to the Merger Agreement and their representatives) that may be ongoing with respect to a proposal for an alternative transaction, including terminating all access granted to any such person or its representatives to any physical or electronic dataroom and requesting the prompt return or destruction of all confidential information concerning Amedisys and any of its subsidiaries provided to any such person or its representatives;
•
engage in, participate in, or otherwise continue any discussions or negotiations, or cooperate in any way with any person (or group of persons), with respect to any inquiries relating to, or the making of, any proposal the consummation of which would constitute or would reasonably be expected to lead to an alternative transaction;

•
amend or grant any waiver or release under, or fail to enforce, any standstill or similar agreement with respect to any class of equity securities of it or its subsidiaries (provided that Amedisys shall be permitted on a confidential non-public basis to release or waive any explicit or implicit standstill or similar agreement solely to the extent necessary to permit the relevant party thereto to submit a proposal for an alternative transaction to the Amedisys Board on a confidential nonpublic basis and solely to the extent the Amedisys Board determines in good faith that the failure to do so would be inconsistent with the Amedisys Board’s fiduciary duties under applicable law, so long as Amedisys promptly (and in any event within 24 hours) notifies Parent in writing of any such waiver or release); or approve, authorize, agree or publicly announce an intention to do any of the foregoing.

Notwithstanding these restrictions, the Merger Agreement provides that, if, at any time prior to obtaining the Amedisys Stockholder Approval, Amedisys receives a bona fide written proposal the consummation of which would constitute an alternative transaction that the Amedisys Board determines in good faith (after consultation with its outside counsel and financial advisors) constitutes or would reasonably be expected to result in a “superior proposal” (as defined below) and which did not result from a breach of the non-solicitation obligations set forth in the Merger Agreement, then Amedisys may (1) furnish information with respect to itself and its subsidiaries to the person (or group of persons) making such proposal and its representatives pursuant to a customary confidentiality agreement containing substantive terms that are not less favorable in any material respect to Amedisys than those contained in that certain confidentiality agreement between Amedisys and Parent executed in connection with the transactions contemplated by the Merger Agreement (provided, however, that such confidentiality agreement (x) need not contain any “standstill” or similar provision and (y) may not (I) include any provision calling for an exclusive right to negotiate with Amedisys or (II) provide for the reimbursement by Amedisys or any of its subsidiaries of any of the counterparty’s costs or expenses) and which does not prohibit Amedisys from complying with its obligations under the Merger Agreement and (2) participate in discussions or negotiations regarding such proposal with the person (or group of persons) making such proposal and its representatives.
The Merger Agreement also requires each Amedisys to (1) notify Parent promptly, and in any event within 24 hours of receipt by a member of the Amedisys Board or an executive officer of Amedisys (or if received by another representative), of any request for information, proposal or inquiry relating to an alternative transaction, the material terms and conditions of such request or proposal (including any changes thereto) and the identity of the person making such request, proposal or inquiry, keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry on a reasonably current basis and (3) provide Parent, as soon as reasonably practicable after receipt or delivery (but in no event later than 24 hours after receipt or delivery thereof), copies of all correspondence and other written materials exchanged with the person making such request or proposal or its representatives that relates to any such request, proposal or inquiry.
For purposes of the Merger Agreement, an “alternative transaction” means any of (i) a merger, consolidation, share exchange, tender offer, share issuance or similar transaction pursuant to which any person (or group of persons) other than the other party to the Merger Agreement and its subsidiaries (such person (or group of persons), a “Third Party”), or the direct or indirect stockholders of such Third Party or the resulting company, acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of, or would otherwise own or control, directly or indirectly, more than 20% of the outstanding shares of Amedisys Common Stock or other equity securities of Amedisys representing 20% or more of the equity or voting power of Amedisys, (ii) any transaction or series of transactions pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of Amedisys) or businesses of Amedisys or any of the respective subsidiaries representing 20% or more of the revenues, net income or assets (in each case on a consolidated basis) of Amedisys and its subsidiaries taken as a whole or (iii) any disposition of assets to an Third Party representing 20% or more of the revenues, net income or assets (in each case on a consolidated basis) of Amedisys and its subsidiaries, taken as a whole.
For purposes of the Merger Agreement, a “superior proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an alternative transaction (with all references to 20% in the definition of “alternative transaction” above being treated as references to 50%) that (i) did not result from a breach of the applicable non-solicitation obligations set forth in the Merger Agreement, (ii) is on terms that the Amedisys Board determines in good faith (after consultation with its outside financial advisors and outside legal counsel) to be superior from a financial point of view to the Amedisys stockholders than the transactions contemplated by the Merger Agreement, taking into account all financial, regulatory, legal and other aspects of such proposal (including any changes to the Merger Agreement that may be proposed by Parent to the Merger Agreement in response to such alternative transaction proposal and the identity of the person making such alternative transaction proposal) and (iii) is reasonably likely to be completed in accordance with its terms, taking into account all financial, regulatory, legal and other aspects of such proposal, and is not subject to a diligence or financing condition.
Obligations to Recommend the Approval of the Amedisys Merger Proposal
Amedisys has agreed under the Merger Agreement to, through the Amedisys Board, recommend to Amedisys’ stockholders the Amedisys Merger Proposal and to include such recommendation in this proxy statement.
The Merger Agreement provides that, subject to the exceptions described below, neither the Amedisys Board nor any committee thereof, will (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, or fail to make, in each case in a manner adverse to the other party, its approval or recommendation of the Merger or the Merger Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any alternative transaction, (iii) fail to include in this proxy statement its recommendation in favor of the Merger Agreement and the Merger, (iv) fail to publicly, within ten business days after the commencement of a tender or exchange offer relating to shares of Amedisys Common Stock (or, if earlier, at least two business days prior to the Amedisys Special Meeting), recommend the rejection of such tender or exchange offer by the holders of such shares and reaffirm its recommendation of the Merger Agreement and the Merger or (v) fail to publicly reaffirm its recommendation of the Merger Agreement and the Merger within ten business days of Parent’s written request to do so (or, if earlier, at least two business days prior to the Amedisys Special Meeting), following the public announcement of any alternative transaction proposal (or any material amendment, including any change to the price or form of consideration); provided that Parent will not be entitled to make such written request, and the Amedisys Board shall not be required to make such reaffirmation, more than once with respect to any particular alternative transaction and each material amendment thereto) (any action in clauses (ii), (iii), (iv) and (iv) is referred to as a “board recommendation change”).
Notwithstanding the foregoing restrictions, in the event that, prior to obtaining the Amedisys Stockholder Approval, the Amedisys Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that it has received a superior proposal, the Amedisys Board may effect a board recommendation change and, subject to compliance with the terms and conditions of the Merger Agreement, enter into a definitive agreement with any Third Party with respect to a superior proposal if (i) it determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (ii) it has notified Parent in writing that it intends to effect a board recommendation change, (iii) it has provided Parent with a copy of the proposed definitive agreements and other proposed transaction documentation between Amedisys and the person making such superior proposal, and the identity of the person making such superior proposal, (iv) for a period of five business days following the notice delivered to Parent, Amedisys shall have discussed and negotiated in good faith and made its representatives available to discuss and negotiate in good faith (in each case to the extent Parent desires to negotiate) with Parent’s representatives any proposed modifications to the terms and conditions of the Merger Agreement or the transactions contemplated by the Merger Agreement so that the proposal no longer constitutes a superior proposal (provided that any amendment to any material term or condition of any superior proposal will require a new notice and a new negotiation period that will expire on the later to occur of (A) three business days following delivery of such new notice and (B) the expiration of the original five business day period) and (v) no earlier than the end of such negotiation period, the Amedisys Board shall have determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendment or modification to the Merger Agreement, that (1) the alternative transaction still constitutes a superior proposal and (2) the failure to take such action would still be inconsistent with its fiduciary duties under applicable law.
Neither the Amedisys Board nor any committee thereof will cause or permit Amedisys or its controlled affiliates to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement or other similar agreement related to any alternative transaction, or requiring, or reasonably likely to cause, Amedisys to terminate, delay or fail to complete, or that would otherwise impede, interfere with or be inconsistent with, the completion of the Merger (other than a confidentiality agreement otherwise permitted by the Merger Agreement). In addition, prior to obtaining the Amedisys Stockholder Approval, the Amedisys Board may, in response to an “intervening event” (as defined below) effect such a board recommendation change only if (i) the Amedisys Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (ii) the Amedisys Board has notified Parent in writing that it intends to effect such a board recommendation change (which notice shall specify the facts and circumstances providing the basis of the intervening event and for the determination by the Amedisys Board to effect such a board recommendation change in reasonable detail), (iii) for a period of five business days following the notice delivered to Parent, Amedisys shall have discussed and negotiated in good faith and made its representatives available to discuss and negotiate in good faith (in each case to the extent Parent desires to negotiate) with Parent’s representatives any proposed modifications to the terms and conditions of the Merger Agreement or the transactions contemplated by the Merger Agreement so that the failure to take such action would no longer be inconsistent with its fiduciary duties under applicable law (provided that any material change to the relevant facts and circumstances will require a new notice and a new negotiation period that will expire on the later to occur of (A) three business days following delivery of such new notice and (B) the expiration of the original five business day period) and (iv) no earlier than the end of such negotiation period, the Amedisys Board shall have determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendment or modification to the Merger Agreement, that the failure to take such action would still be inconsistent with its fiduciary duties under applicable law. For purposes of the Merger Agreement, an “intervening event” means an event or circumstance with respect to Amedisys or any of its subsidiaries that materially improves the business, assets, operations or prospects of Amedisys and its subsidiaries, taken as a whole, and that (1) was not known or reasonably foreseeable to the Amedisys Board on the date of the Merger Agreement (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable to the Amedisys Board on the date of the Merger Agreement), which event or circumstance, or any consequence thereof, becomes known to the Amedisys Board prior to the Amedisys Stockholder Approval, (2) does not relate to any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to an alternative transaction, or the consequences thereof; (3) does not relate to the fact, in and of itself, that Amedisys meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics or any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations for any period, or any changes after the date of the Merger Agreement in the price or trading volume of the Amedisys Common Stock (it being understood that the event or circumstance underlying any of the foregoing in this clause (2) may be taken into consideration, unless otherwise excluded by the exceptions to this definition), as applicable, (4) does not relate to the timing of any consents, registrations, approvals, permits, clearances or authorizations required to be obtained prior to the closing in connection with the transactions contemplated by the Merger Agreement, (5) does not relate to performance of the Merger Agreement or any action required to be taken or refrained from being taken by the Merger Agreement and (6) does not relate to changes in general economic or geopolitical conditions, or changes in conditions in the global, international or U.S. economy generally.
Notwithstanding the foregoing, the Merger Agreement provides that Amedisys’ obligation to hold the Amedisys Special Meeting will not be affected by the commencement, public proposal, public disclosure or communication to Amedisys or any other person of any Amedisys alternative transaction or an Amedisys Board recommendation change.
None of the foregoing will prohibit Amedisys from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, from making any disclosure to its stockholders that is required by applicable law or from issuing a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided that any such disclosure or statement that constitutes or contains a board recommendation change shall be subject to the restrictions in the second and third paragraphs of this section entitled “The Merger Agreement — Obligations to Recommend the Approval of the Amedisys Merger Proposal”; and provided further that a “stop, look and listen” communication pursuant to Rule 14d-9(f) of the Exchange Act shall not be deemed to be a board recommendation change so long as any such communication states that the recommendation of the Amedisys Board in favor of the Amedisys Merger Proposal continues to be in effect (unless, prior to the time of such public disclosure, a board recommendation change has been made in compliance with the terms of the Merger Agreement).
Efforts to Consummate the Merger
Amedisys and Parent have agreed to cooperate with each other and use (and to cause their respective subsidiaries to use) their respective reasonable best efforts to consummate the transactions contemplated by the Merger Agreement and cause the conditions to the Merger to be satisfied as promptly as reasonably practicable (and in any event, prior to the Outside Date), including by using their respective reasonable best efforts to:
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obtain all actions, consents, approvals, registrations, waivers, permits, authorizations, orders, expirations or terminations of waiting periods and other confirmations from any governmental entity or other person that are necessary, proper or advisable;

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prepare and make all registrations, filings, forms, notices, petitions, statements, submissions of information, applications and other documents (including filings with governmental entities) that are necessary, proper or advisable,

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take all steps as may be necessary, proper or advisable to obtain an approval from, or to avoid an action by, any governmental entity or other person;

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defend any lawsuits or other actions, whether judicial or administrative, challenging the Merger Agreement or that would otherwise prevent or delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger, including seeking to have any stay, temporary restraining order or preliminary or permanent injunction or other order, decree, decision, determination or judgment of any kind entered by any court or other governmental entity vacated, modified, reversed, suspended, eliminated or removed; and

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execute and deliver any additional instruments that are reasonably necessary, proper or advisable to carry out fully the purposes of the Merger Agreement.

Each of Parent and Amedisys has agreed to, in consultation and cooperation with the other party and as promptly as reasonably practicable (but in no event later than as required by applicable law, or later than ten business days from the date of the Merger Agreement with respect to its filing under the HSR Act), make its respective filing under the HSR Act (which the parties filed on July 5, 2023), and certain state regulatory filings. Neither Parent nor Amedisys will withdraw any such filings or applications without the prior written consent of the other party; provided, that, Parent may withdraw and promptly thereafter (and in any event within five business days) refile its Notification and Report Form pursuant to the HSR Act in accordance with 16 C.F.R. § 803.12 and any other applicable law if deemed advisable by Parent’s outside legal counsel. Furthermore, neither Parent nor Amedisys, nor any of their respective subsidiaries, shall be required to (and Amedisys shall not, without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed)), pay any material consent or other similar fee, payment or consideration, make any other material concession or provide any additional material security (including a guaranty) to any non- governmental entity third party in connection with seeking or obtaining its consent to the transactions contemplated by the Merger Agreement.

Additionally, each of Parent and Amedisys has agreed to jointly develop, and consult and cooperate in all respects with the other, and consider in good faith the views of the other, in connection with the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any antitrust law; provided, that in the event of any conflict or disagreement between Parent and Amedisys with respect to process, strategy or communications regarding any matter with a governmental entity, Parent shall have the right to direct the matter that is the cause of any such conflict or disagreement in its sole discretion, acting reasonably and in good faith. Each of Parent and Amedisys have agreed to (1) furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any governmental filings, submissions or other documents and to otherwise effect the expiration of all waiting periods under applicable Antitrust Laws, (2) promptly inform the other of any such filing, submission or other document and of any communication with or from any governmental entity regarding the transactions contemplated by the Merger Agreement, and permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any such filing, submission, document or communication and (3) cooperate in making an appropriate response as promptly as reasonably practicable to any investigation or other inquiry from a governmental entity or any action initiated by a governmental entity or private party, including promptly notifying the other party of any such investigation, inquiry or action, and consulting in advance before making any presentations or submissions to a governmental entity, or, in connection with any action initiated by a private party, to any other person.
Each of Parent and Amedisys has also agreed to (1) promptly make an appropriate response to any request for information, documentation, other material, or testimony by any governmental entity, including by using reasonable best efforts to as promptly as practical make an appropriate response to any request for additional information, documents or other materials, including any “second request” under the HSR Act (which Parent and Amedisys received from the U.S. Department of Justice relating to the Merger on August 4, 2023, extending the HSR Act waiting period until the parties have substantially complied with the second request, unless the period is extended voluntarily by the parties or terminated sooner by the U.S. Department of Justice), received by any party or any of their respective subsidiaries from any governmental entity in connection with such filings, submissions or in connection with proceedings under or relating to any antitrust law, (2) and in connection with the transactions contemplated by the Merger Agreement, promptly inform and consult with the other in advance of any meeting, conference or material communication with any governmental entity, or, in connection with any action by a private party, with any other person, and to the extent not prohibited by applicable law or by the applicable governmental entity, reasonably consult with the other party in advance of any such meeting, conference or material communication, and give the other party a reasonable opportunity to attend and participate therein, and if the other party does not participate, keep such party apprised with respect thereto and (3) subject to certain limitations (including with respect to sensitive information of a party), furnish to the other copies of all filings, submissions, correspondence and communications between it and its affiliates and their respective representatives, on the one hand, and any governmental entity (or any other person in connection with any action initiated by a private party), on the other hand, with respect to the transactions contemplated by the Merger Agreement.
Each of Parent and Amedisys agreed, between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, that it and its subsidiaries would not consummate, enter into any agreement providing for, or announce, any investment, acquisition, divestiture or other business combination that would reasonably be expected to materially delay or prevent the completion of the transactions contemplated by the Merger Agreement or materially increase the risk of not obtaining any action, consent, approval, registration, waiver, permit, authorization, order expiration or termination of waiting periods or other confirmations from any governmental entity that is a condition to the closing.
Each of Parent and Amedisys acknowledged and agreed that none of the provisions set forth in the Merger Agreement will require, or be construed to require, Parent or any of its subsidiaries, in order to effect the expiration of any waiting periods under applicable Antitrust laws or the obtaining from any governmental entity of any consent, registration, approval, non-objection, permit or authorization to proffer or agree to any term, condition, obligation, liability, requirement, limitation, qualification, remedy, commitment, sanction or other action that is, or would reasonably be expected to result in a Burdensome Condition; provided, that Parent can compel Amedisys to (and to cause Amedisys’ subsidiaries to) agree to any such term or condition or take any such actions (or agree to take such actions) so long as the effectiveness of such term or condition or action is conditioned upon the consummation of the transactions contemplated by the Merger Agreement.
Amedisys has agreed, if reasonably requested by Parent in order to permit (or as identified by the parties as reasonably likely to be necessary to permit) the expiration or termination of the applicable waiting periods under the HSR Act or the receipt of any other consent under any other applicable antitrust law, in each case as soon as practicable after the date of the Merger Agreement (but in any event not later than the Outside Date unless otherwise directed by Parent), to effect and agree to any sale, divestiture, license, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, any assets, operations, rights, product lines, licenses, businesses or interests therein of Amedisys and its subsidiaries, and take such action or actions that would in the aggregate have a similar effect; provided, however, that any such sale, divestiture, license, holding separate or other similar arrangement, disposition, restriction or action or actions is conditioned on the occurrence of, and shall become effective only from and after, the closing.
Amedisys has agreed, to the extent reasonably requested by Parent, to, and to cause its subsidiaries to, cooperate with Parent to facilitate such a potential sale transaction, including by (i) entering into confidentiality agreements, in each case, containing customary terms with any persons who Parent identifies to Amedisys as potential purchasers in a potential sale transaction; (ii) permitting potential purchasers to conduct (and cooperating with such potential purchasers) reasonable documentary and other investigations with respect to such potential sale transaction (provided, that any such potential purchaser executes and delivers to Amedisys a confidentiality agreement and, to the extent deemed advisable by Parent’s outside legal counsel, a clean team agreement, in each case containing customary terms); (iii) complying with any applicable right of first refusal, right of first offer, right of approval and similar provisions that may be applicable to a proposed transfer of a potential sale transaction; (iv) delivering such notices, make such filings and executing such contracts relating to a potential sale transaction as reasonably requested by Parent and at Parent’s expense; and (v) cooperating in good faith with respect to any tax matters (including the structuring of any relevant transactions in a tax efficient manner) in connection with any potential sale transaction.
Indemnification of Officers and Directors
Parent has agreed that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time in favor of the present and former directors, officers, members, managers, employees or agents of Amedisys or any of its subsidiaries as provided in Amedisys’ and its subsidiaries’ organizational documents, and specified indemnification agreements between such directors or officers and Amedisys will survive the Merger and will continue in full force and effect in accordance with their terms.
For a period of six years following the Effective Time, Parent has agreed to cause the Surviving Corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions equivalent to the provisions of the certificate of incorporation and bylaws of Amedisys and its subsidiaries as in effect immediately prior to the Effective Time with respect to acts or omissions or other matters occurring prior to the Effective Time and not to amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any of the present and former directors, officers, members, managers, employees or agents of Amedisys or any of its subsidiaries; provided that all rights to indemnification in respect of any claim made for indemnification within such six-year period will continue until the disposition of such action or resolution of such claim.
From and after the Effective Time, Parent will cause the Surviving Corporation to indemnify, defend and hold harmless the current or former directors or officers of Amedisys or any subsidiary of Amedisys against any costs or expenses (including attorneys’ fees and expenses), amounts paid in settlement, judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any actual or alleged action in connection with, arising out of or otherwise related to matters existing or occurring or alleged to have occurred prior to or at the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including actions to enforce this provision or any other indemnification or advancement right of any such persons, and the Surviving Corporation shall also promptly advance reasonable costs and expenses (including attorney’s fees) as incurred to the fullest extent permitted under applicable law (subject to the execution of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined, by final judicial decision from a court of competent jurisdiction which there is no further right to appeal, that such person is not entitled to be indemnified under the Merger Agreement). In the event of any such actual or alleged action, Parent and the Surviving Corporation shall cooperate with such indemnified persons in the defense of any such actual or alleged action. None of Parent, the Surviving Corporation nor any of their respective affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any action for which indemnification may be sought by such indemnified person pursuant to the Merger Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all such persons from all liability arising out of such action.
The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to), at its option, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, (i) maintain in effect Amedisys’ current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to or more favorable than those of Amedisys’ current directors’ and officers’ liability insurance or (ii) purchase a six-year prepaid “tail” policy with respect to the directors’ and officers’ liability insurance from an insurance carrier with a comparable credit rating as Amedisys’ current directors’ and officers’ liability insurance carrier. The Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by Amedisys for coverage for its last full fiscal year prior to the date of the Merger Agreement for such insurance policy (such 300% amount, the “Maximum Premium”) or incur an aggregate cost for the tail policy in excess of the Maximum Premium. If the annual premiums of such insurance coverage for the six-year period exceed the Maximum Premium or the aggregate cost for such tail policy exceeds the Maximum Premium, then the Surviving Corporation shall only be obligated to obtain a policy with the greatest coverage available for an annual premium not exceeding the Maximum Premium or an aggregate cost for such tail policy not exceeding the Maximum Premium from an insurance carrier with the same or better credit rating as Amedisys’ current directors’ and officers’ liability insurance carrier. In lieu of the foregoing obligations, prior to the Effective Time, Amedisys may and, at Parent’s request, will use reasonable best efforts to, purchase such a tail policy, provided that the aggregate cost for such tail policy shall not exceed the Maximum Premium. If Amedisys purchases the tail policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such tail policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations thereunder.
Employee Matters
During the period commencing at the Effective Time and ending on the date that is one year following the Effective Time (or until an earlier termination of the Continuing Employee) (the “Continuation Period”), Parent or the Surviving Corporation or any of their respective affiliates are required to provide each employee of Amedisys or any of its subsidiaries (or any individual who provides services to Amedisys or any of its subsidiaries pursuant to an arrangement with a professional employer organization) (each, a “Continuing Employee”) with:
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a base salary or hourly wage rate, as applicable, that is no less than the base salary or hourly wage rate, as applicable, in effect for such Continuing Employee immediately prior to the Effective Time;

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target short-term cash bonus compensation opportunities that are no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time, unless the Continuing Employee’s classification under the Fair Labor Standards Act changes following the date of the Merger Agreement (in each case, including annual cash bonuses, but excluding commissions or other incentives, long-term incentives and equity or equity-based compensation or opportunities); and

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other employee benefits that are substantially comparable in the aggregate to the employee benefits provided to such Continuing Employee immediately prior to the Effective Time under Amedisys’ employee benefit plans disclosed to Parent (in each case, excluding any employee stock purchase, equity or equity-based, nonqualified deferred compensation, retention, incentive, bonus, change in control or transaction compensation or arrangements and defined benefit pension and post-employment welfare benefits).

During the Continuation Period, Parent is required to (or will cause the Surviving Corporation to) (i) honor all Amedisys employee benefit plans disclosed to Parent and all employment, severance and termination plans and agreements in effect as of immediately prior to the date of the Merger Agreement and disclosed to Parent, in each case, in accordance with their terms in effect immediately prior to the date of the Merger Agreement and (ii) assume any such plan that requires or contemplates assumption. Parent will provide any Continuing Employee who experiences an involuntarily termination during the Continuation Period with severance payments and benefits that are no less favorable than those that such termination Continuing Employee would have been entitled under the Amedisys’ employee benefit plans in effect immediately prior to the date of the Merger Agreement and disclosed to Parent.
With respect to any employee benefit plans of Parent or its subsidiaries in which any Continuing Employee become eligible to participate on or after the Effective Time, Parent is required to (i) recognize all service of such Continuing Employees with Amedisys and its subsidiaries for purposes of eligibility, vesting (other than vesting of future equity awards), future vacation accruals and determinations of severance, subject to customary exclusions, (ii) use commercially reasonable efforts to waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements, except to the extent such pre- existing conditions, exclusions or waiting periods would apply under the analogous Amedisys employee benefit plan, and (iii) use commercially reasonable efforts to provide each such Continuing Employee and their eligible dependents with credit under any replacement Parent employee benefit plan, with respect to the plan year in which the Effective Time occurs, for any coinsurance and deductibles paid prior to the Effective Time under the analogous Amedisys employee benefit plan.
Parent will assume (or cause the Surviving Corporation to assume) the liability for, and allow any Continuing Employee to continue to use, any accrued but unused personal, sick, vacation time or other paid time off to which any Continuing Employee is entitled under the policies, agreements, or arrangements applicable to such Continuing Employee immediately prior to the Effective Time.
With respect to the fiscal year in which closing occurs, Parent (or the Surviving Corporation) will pay to each Continuing Employee who participates in any annual short-term cash incentive plan that is maintained by Amedisys and disclosed to Parent (each, a “Bonus Plan”), a bonus amount to which the Continuing Employee is entitled under the terms of the Bonus Plans in effect as of the date of the Merger Agreement, which bonus amount will be no less than the amount payable under the applicable Bonus Plan based on actual performance through the date of closing of the Merger and payable in the ordinary course under the terms in effect as of the Merger Agreement under the applicable Bonus Plan.
Prior to the date of closing of the Merger, if requested by Parent in writing at least thirty days prior to the closing of the Merger, to the extent permitted by applicable law and the terms of the applicable plan or arrangement, Amedisys will cause the appropriate governing body to adopt resolutions to cause the 401(k) plan of Amedisys (the “Amedisys 401(k) Plan”) as so required by Parent to be terminated effective immediately prior to the closing of the Merger, subject to the closing of the Merger. In the event that Parent requests such termination, Parent will provide that each Continuing Employee who elects to make an eligible rollover distribution will be permitted to roll such eligible rollover distribution, including any associated loans, as part of any lump sum distribution into an account under a 401(k) plan maintained by Parent or a subsidiary of Parent. In the event that Parent requests that the Amedisys 401(k) Plan be terminated, Amedisys will provide Parent with evidence of such termination pursuant to resolutions adopted by the applicable board of directors or other governing body or committee thereof no later than the day immediately preceding the closing.
Upon Parent’s written request, Amedisys will adopt resolutions and take such corporate action as is reasonably necessary to transfer authority for each qualified plan sponsored by Amedisys and its subsidiaries, effective as of the date of closing of the Merger, as follows: (i) the Senior Vice President, Total Rewards & People Services of UnitedHealth Group Incorporated will be authorized to amend or terminate each plan and take other action on behalf of the plan sponsor; (ii) the UnitedHealth Group Employee Benefits Plans Administrative Committee will be appointed as the plan administrator; and (iii) the UnitedHealth Group Employee Benefits Plans Investment Committee will be appointed as the named fiduciary responsible for plan investments and oversight of the plan’s assets. In the event that Parent requests that Amedisys transfer such authority with respect to such qualified plans, Amedisys will provide Parent with evidence of such action

(the form and substance of which will be subject to review and approval by Parent, which approval will not be unreasonably withheld) no later than the day immediately prior to the closing date.
Other Agreements
The Merger Agreement contains certain other covenants and agreements, including covenants and agreements relating to, among other things, and subject to certain exceptions and qualifications described in the Merger Agreement:
•
confidentiality and reasonable access by Parent and its representatives to certain information about Amedisys during the period prior to the completion of the Merger;

•
cooperation between Amedisys and Parent in the preparation of this proxy statement;

•
consultation between Amedisys and Parent in connection with public announcements with respect to the Merger Agreement or the transactions contemplated thereby;

•
taking actions to complete the Merger and eliminate or minimize the effects of any antitakeover or similar statute or regulation that is or becomes applicable to the transactions contemplated by the Merger Agreement;

•
cooperation between Amedisys and Parent in the preparation, execution and filing of all tax returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes that become payable in connection with the transactions contemplated by the Merger Agreement that are required or permitted to be filed on or before the Effective Time;

•
cooperation between Amedisys and Parent in connection with the exemption under Rule 16b-3 promulgated under the Exchange Act of the transactions contemplated by the Merger Agreement, including any dispositions of equity securities of Amedisys or acquisitions of equity securities of Parent by directors or officers of Amedisys or, as of the Effective Time, Parent;

•
cooperation, consultation and consent rights between Amedisys and Parent in connection with certain litigation relating to the Merger and the transactions contemplated by the Merger Agreement; and

•
Amedisys using its reasonable best efforts to facilitate the commencement of the delisting of Amedisys and of the shares of Amedisys Common Stock from the Nasdaq as promptly as practicable after the Effective Time.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time:
•
by the mutual written consent of Amedisys and Parent;

•
by either Amedisys or Parent if:

•
the Merger shall not have been consummated by the Outside Date; provided that if the closing has not have occurred by the Outside Date but on that date any of the conditions that relate to any antitrust laws or healthcare laws or orders entered thereunder are not satisfied or waived but all other conditions have been satisfied or waived (other than those that by their terms are to be fulfilled at the closing, provided that each such condition would be capable of being fulfilled if the closing were to occur on such date), then the Outside Date will automatically, without any action on the part of the parties to the Merger Agreement, be extended to December 27, 2024, and such date shall be the “Outside Date” under the Merger Agreement; provided, further, that the right to terminate the Merger Agreement pursuant to this bullet point will not be available to any party if a material breach by such party of any of its obligations under the Merger Agreement has been the principal cause of or principally resulted in the failure of the closing to have occurred on or before the Outside Date;

•
the Amedisys Stockholder Approval has not been obtained upon a vote taken thereon at the Amedisys Special Meeting duly convened therefor or at any adjournment or postponement thereof;

•
(A) prior to the Effective Time, any governmental entity of competent jurisdiction has issued or entered any order that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and such order has become final and non-appealable, or (B) any expiration, termination, authorization or consent from a governmental entity required to be obtained related to (i) the HSR Act and (ii) the required state regulatory approvals specified in Amedisys’ confidential disclosure letter has been denied and such denial has become final and non-appealable; provided that the right to terminate the Merger Agreement under this bullet point will not be available to a party if a material breach by such party of any of its relevant obligations under the Merger Agreement has been the principal cause of or principally resulted in the issuance of such order or the denial of such expiration, termination, authorization or consent;

•
by Parent:

•
if Amedisys has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that any of the closing conditions for Parent relating to the accuracy of Amedisys’ representations and warranties or compliance by Amedisys with its covenants and agreements would not be satisfied and such breach or failure to perform is incapable of being cured by Amedisys or is not cured by the earlier of (x) the Outside Date and (y) 45 days of written notice thereof from Parent, provided, that Parent will not have the right to terminate the Merger Agreement as described in this bullet point if Parent is then in breach of any representation, warranty, covenant or obligation under the Merger Agreement in the such that any of the closing conditions for Amedisys relating to the accuracy of Parent’s representations and warranties or compliance by Parent with its covenants and agreements would not be satisfied;

•
at any time prior to the Amedisys Special Meeting, (A) if the Amedisys Board or any committee thereof has (i) withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or modify, or failed to make, in each case in a manner adverse to Parent, the approval or recommendation by the Amedisys Board or such committee of the Merger or the Merger Agreement, (ii) failed to include in this proxy statement the recommendation of the Amedisys Board in favor of the Merger Agreement and the Merger, (iii) failed to publicly, within ten business days after the commencement of a tender or exchange offer relating to shares of Amedisys Common Stock (or, if earlier, at least two business days prior to the Amedisys Special Meeting), recommend the rejection of such tender or exchange offer by the holders of such shares of Amedisys Common Stock and reaffirm its recommendation of the Merger Agreement and the Merger or (iv) failed to publicly reaffirm its recommendation of the Merger Agreement and the Merger within ten business days of Parent’s written request to do so (or, if earlier, at least two business days prior to the Amedisys Special Meeting) following the public announcement of any Amedisys alternative transaction or any material amendment, including any change to the price or form of consideration of such Amedisys alternative transaction (which request may only be made once with respect to any particular Amedisys alternative transaction and each material modification thereof) (any such action or failure to act, an “Amedisys Board recommendation change”) or (B) if Amedisys or its subsidiaries have materially breached the obligations set forth in the Merger Agreement regarding no solicitation.

•
by Amedisys:

•
if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that any of the closing conditions for Amedisys relating to the accuracy of Parent’s representations and warranties or compliance by Parent with its covenants and agreements would not be satisfied and such breach or failure to perform is incapable of being cured by Parent or is not cured by the earlier of (x) the Outside Date and (y) 45 days of written notice thereof from Amedisys, provided, however, that Amedisys will not have the right to terminate the Merger Agreement as described in this bullet point if Amedisys is then in breach of any representation, warranty, covenant or obligation under the Merger Agreement such that any of the closing conditions for Parent relating to the accuracy of Amedisys’ representations and warranties or compliance by Amedisys with its covenants and agreements would not be satisfied; and

•
at any time prior to the Amedisys Special Meeting, in order to enter into a definitive agreement with any person (or group of persons) other than Parent and its subsidiaries with respect to a superior proposal, provided, however, that Amedisys will not have the right to terminate the Merger Agreement as described in this bullet point if Amedisys (i) has not paid a termination fee of $125,000,000 to Parent (the “Amedisys Termination Fee”), (ii) has not refunded the $106,000,000 OPCH Termination Fee that Parent had paid, on behalf of Amedisys, to Option Care Health in connection with the termination of the OPCH Merger Agreement (the “OPCH Termination Fee Refund”), or (iii) has materially breached its obligations to not solicit in respect of such superior proposal.
If the Merger Agreement is terminated, the Merger Agreement will become void, without liability or obligation on the part of any of the parties, except in the case of a fraud or willful breach of the Merger Agreement. The provisions of the Merger Agreement relating to fees and expenses, information provided or made pursuant to the Merger Agreement which is governed by the confidentiality agreement between Amedisys and Parent, effect of termination, non-survival of representations and warranties, notices, definitions, interpretation, counterparts, entire agreement, no third-party beneficiaries, no additional representations, assignment, governing law, waiver of jury trial, specific enforcement, jurisdiction, headings and severability will continue in effect notwithstanding termination of the Merger Agreement.
Expenses and Termination Fees
Generally, each party is required to pay all fees and expenses incurred by it in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (whether or not the Merger is completed), except that each of Parent and Amedisys will bear and pay one-half of the costs and expenses (other than the fees and expenses of each party’s attorneys and accountants, which will be borne by the party incurring such expenses) incurred by Parent and Amedisys in connection with the filings of the premerger notification and report forms under the HSR Act and similar laws of other jurisdictions (including filing fees) and the filings and notices required to obtain the required state regulatory approvals. However, if the Merger Agreement is terminated under specified circumstances, Parent or Amedisys may be required to pay certain other termination fees or break fees.
The Merger Agreement provides that Amedisys will pay Parent the Amedisys Termination Fee of $125 million:
•
if Parent terminates the Merger Agreement in response to (i) the Amedisys Board or any committee thereof making an Amedisys Board recommendation change or if Parent or Amedisys terminates the Merger Agreement because the Amedisys Stockholder Approval is not obtained at the Amedisys Special Meeting or any adjournment or postponement thereof and, immediately prior to the Amedisys Special Meeting, Parent would have been entitled to terminate the Merger Agreement in response to the Amedisys Board or any committee thereof making an Amedisys Board recommendation change or (ii) Amedisys or its subsidiaries having materially breached the obligations set forth in the Merger Agreement regarding no solicitation.

•
if the Merger Agreement is terminated by either Parent or Amedisys as a result of (ii) the Outside Date having passed or (ii) the Amedisys Stockholder Approval not having been obtained at the Amedisys Special Meeting, and, in each case, (A) at or prior to the Amedisys Special Meeting in the case of a termination as a result of the Amedisys Stockholder Approval not having been obtained at the Amedisys Special Meeting or any adjournment or postponement thereof, or at or prior to the time of such termination in the case of a termination as a result of the Outside Date having passed, a person has publicly announced a proposal (or the intention to make a proposal) for an Amedisys alternative transaction or such proposal has otherwise become publicly known, and (C) Amedisys enters into or consummates an alternative transaction within 12 months of such termination;

•
if the Merger Agreement is terminated by Parent as a result of Amedisys having breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in the failure of a condition related to the accuracy of its representations and warranties or performance of its covenants in the Merger Agreement and which breach or failure to perform is incapable of being cured by Amedisys or was not cured by the earlier of (i) the Outside Date and (ii) 45 days of written notice from Parent, and (A) at or prior to the time of such termination, a person has publicly announced a proposal (or the intention to make a proposal) for an Amedisys alternative transaction or such proposal has otherwise become publicly known, and (B) Amedisys enters into or consummates an alternative transaction within 12 months of such termination; or
•
if the Merger Agreement is terminated by Amedisys at any time prior to the Amedisys Special Meeting, in order to enter into a definitive agreement with any person (or group of persons) other than Parent and its subsidiaries with respect to a superior proposal.

Additionally, the Merger Agreement provides that Amedisys will pay Parent the OPCH Termination Fee Refund of $106 million within two days after the date of termination of the Merger Agreement under all circumstances in which the Merger Agreement is terminated pursuant to its terms, except:
•
if the Merger Agreement is terminated by either Parent or Amedisys as a result of the Outside Date having passed, and at the time of such termination (A) any of the following conditions have not been satisfied or waived (i) the expiration or termination of any waiting period (and any extension thereof) under all antitrust laws applicable to the consummation of the transactions contemplated by the Merger Agreement is done so without the imposition by any governmental entity of any term, condition, obligation, requirement, limitation, prohibition, remedy, sanction or other action that would reasonably be expected to result in a Burdensome Condition; (ii) the expiration or termination of any waiting period (and any extension thereof) under the HSR Act relating to the consummation of the Merger or (iii) the absence of any order issued or entered, or any law enacted or promulgated, after the date of the Merger Agreement by any governmental entity enjoining or otherwise prohibiting the consummation of the Merger (solely to the extent such condition in this (iii) relates to any antitrust law), (B) all other conditions for the obligations of Parent and Amedisys to consummate the transactions contemplated by the Merger Agreement are satisfied or waived, other than (1) the conditions to closing specified in clause (A) of this bullet point, (2) those that were to be fulfilled at Closing and (3) those that would have been fulfilled had the contemplated transactions been consummated at such time, and (C) no willful breach by Amedisys of its obligation under the regulatory efforts covenant contained in the Merger Agreement to cooperate with Parent and use reasonable best efforts to consummate the transactions contemplated by the Merger Agreement contributed materially to the failure of the conditions set forth in (A) above;

•
if the Merger Agreement is terminated by either Parent or Amedisys as a result of (A) any governmental entity of competent jurisdiction issuing or entering any order that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and such order has become final and non-appealable prior to the Effective Time, or (B) any expiration, termination, authorization or consent from a governmental entity required to be obtained related to (i) the HSR Act or (ii) the required state regulatory approvals specified in Amedisys’ confidential disclosure letter has been denied and such denial has become final and non-appealable and in the case of each of (A) and (B) of this bullet point, (1) that a material breach by the terminating party of any of its relevant obligations under the Merger Agreement has not been the principal cause of or principally resulted in the issuance of such order or the denial of such expiration, termination, authorization or consent and (2) that the applicable order, expiration, termination authorization or consent in clause (A) or (B) of this bullet point that gives rise to such termination right is in respect of, pursuant to or arises under any applicable antitrust law; or

•
if the Merger Agreement is terminated by Amedisys as a result of Parent having breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in the failure of a condition related to the accuracy of its representations and warranties or performance of its covenants in the Merger Agreement and which breach or failure to perform is incapable of being cured by Parent or was not cured by the earlier of (i) the Outside Date and (ii) 45 days of written notice from Amedisys, (provided that Amedisys is not at the time of such termination in breach of any representations, warranties covenants or agreements contained in the Merger Agreement, which breach would result in a failure of a condition related to the accuracy of its representations and warranties or performance of its covenants in the Merger Agreement.

The Merger Agreement provides that Parent will pay Amedisys a termination fee of $250 million less an amount of $106 million representing the OPCH Termination Fee paid by Parent to Option Care Health on behalf of Amedisys, equaling a net amount of $144 million (such fee, the “Regulatory Break Fee”):

•
if the Merger Agreement is terminated by either Parent or Amedisys as a result of the Outside Date having passed, and at the time of such termination (A) any of the following conditions have not been satisfied or waived (i) the expiration or termination of any waiting period (and any extension thereof) under all antitrust laws applicable to the consummation of the transactions contemplated by the Merger Agreement is done so without the imposition by any governmental entity of any term, condition, obligation, requirement, limitation, prohibition, remedy, sanction or other action that would reasonably be expected to result in a Burdensome Condition; (ii) the expiration or termination of any waiting period (and any extension thereof) under the HSR Act relating to the consummation of the Merger or (iii) the absence of any order issued or entered, or any law enacted or promulgated, after the date of the Merger Agreement by any governmental entity enjoining or otherwise prohibiting the consummation of the Merger (solely to the extent such condition in this (iii) relates to any antitrust law), (B) all other conditions for the obligations of Parent and Amedisys to consummate the transactions contemplated by the Merger Agreement are satisfied or waived, other than (1) the conditions to closing specified in clause (A) of this bullet point, (2) those that were to be fulfilled at Closing and (3) those that would have been fulfilled had the contemplated transactions been consummated at such time, and (C) no willful breach by Amedisys of its obligation under the regulatory efforts covenant contained in the Merger Agreement to cooperate with Parent and use reasonable best efforts to consummate the transactions contemplated by the Merger Agreement contributed materially to the failure of the conditions set forth in (A) above; or

•
if the Merger Agreement is terminated by either Parent or Amedisys as a result of (A) any governmental entity of competent jurisdiction issuing or entering any order that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and such order has become final and non-appealable prior to the Effective Time, or (B) any expiration, termination, authorization or consent from a governmental entity required to be obtained related to (i) the HSR Act or (ii) the required state regulatory approvals specified in Amedisys’ confidential disclosure letter has been denied and such denial has become final and non-appealable and in the case of each of (A) and (B) of this bullet point, (1) that a material breach by the terminating party of any of its relevant obligations under the Merger Agreement has not been the principal cause of or principally resulted in the issuance of such order or the denial of such expiration, termination, authorization or consent and (2) that the applicable order, expiration, termination authorization or consent in clause (A) or (B) of this bullet point that gives rise to such termination right is in respect of, pursuant to or arises under any applicable antitrust law.

The term “alternative transaction” shall have the meaning as described in the section labeled “The Merger Agreement — No Solicitation”, except that for purposes of the termination rights and the triggering of the termination fees, the term “alternative transaction” shall be revised such that all references to “20%” shall be deemed replaced with “50%”.
Any termination fee, regulatory break fee or refund payable under the Merger Agreement shall be payable in immediately available funds no later than the applicable date set forth in the Merger Agreement. If a party fails to promptly pay to the other party any termination fee regulatory break fee or refund due under the Merger Agreement, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.
Exclusive Remedy
Each party agrees that, other than with respect to claims for, or arising out of or in connection with a fraud or willful breach or with respect to claims pursuant to the confidentiality agreement between the parties, in the event that the Amedisys Termination Fee, the OPCH Termination Fee Refund or the Regulatory Break Fee, as applicable, is payable by Amedisys or Parent, as applicable, (i) the payment of such Amedisys Termination Fee, the OPCH Termination Fee Refund or the Regulatory Break Fee, as applicable, by Amedisys or Parent, as applicable, pursuant to the Merger Agreement shall be the sole and exclusive remedy of such party, its subsidiaries, stockholders, affiliates, officers, directors, employees and representatives against the other party or any of its representatives or affiliates, and (ii) in no event will the party being paid the Amedisys Termination Fee, the OPCH Termination Fee Refund or the Regulatory Break Fee, as

applicable, by Amedisys or Parent, as applicable, or any other person seek to recover any other money damages or seek any other remedy based on a claim in law or equity with respect to, in each case of clause (i) and (ii), (A) any loss suffered, directly or indirectly, as a result of the failure of the Merger to be consummated, (B) the termination of the Merger Agreement, (C) any liabilities or obligations arising under the Merger Agreement or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under the Merger Agreement, and (iii) no party nor any affiliates or representatives of any party shall have any further liability or obligation to the other party relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement. In no event shall any party be required to pay Amedisys Termination Fee, the OPCH Termination Fee Refund or the Regulatory Break Fee, as applicable, pursuant to the Merger Agreement on more than one occasion.
Third Party Beneficiaries
The Merger Agreement is not intended to and will not confer upon any person other than the parties thereto any rights or remedies except for, from and after the Effective Time, the provisions of the Merger Agreement relating to indemnification and exculpation from liability for the current or former directors, officers, members, managers, employees or agents of Amedisys or any subsidiary of Amedisys;
Specific Enforcement
The parties have agreed in the Merger Agreement that irreparable damage would occur and that monetary damages, even if available, would not be an adequate remedy in the event that any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached. The parties have agreed that they will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the performance of its terms and provisions, without proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. The parties have further agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any breach.
Governing Law
The Merger Agreement and any action arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement are governed by and are required to be construed in accordance with the laws of the State of Delaware without regard to laws that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.
Amendments; Waivers
Subject to compliance with applicable law, the Merger Agreement may be amended by mutual agreement of the parties in writing at any time before or after receipt of the Amedisys Stockholder Approval; provided that any amendment of the Merger Agreement that requires the approval by the stockholders of Amedisys under applicable law, will be subject to such approval.
Subject to compliance with applicable law, at any time prior to the Effective Date, a party may, in writing, (1) extend the time for performance of any obligation or act of the other party, (2) waive any inaccuracy in any representation or warranty of the other party, (3) waive compliance by the other party with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement or (4) waive the satisfaction of any of the conditions contained in the Merger Agreement. No extension or waiver granted by Amedisys or Parent in connection with the Merger Agreement and the transactions contemplated thereby requires the approval of the stockholders of Amedisys, unless such approval is required by applicable law.

INTERESTS OF AMEDISYS DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
In considering the recommendation of the Amedisys Board with respect to the Amedisys proposals, Amedisys stockholders should be aware that the directors and executive officers of Amedisys have interests in the Merger, including financial interests, that may be different from, or in addition to, the interests of Amedisys stockholders generally. The members of the Amedisys Board were aware of and carefully considered these interests, among other matters, in evaluating, negotiating and approving the Merger Agreement and in determining to recommend that Amedisys stockholders approve the Amedisys Merger Proposal.
These interests are described in more detail below, and certain of them, including compensation that may become payable in connection with the Merger to named executive officers, are subject to a non-binding, advisory vote of Amedisys shareholders and are quantified in the narrative below. For more information, see the sections titled “The Merger — Background of the Merger” and “The Merger — Amedisys’ Reasons for the Merger and Recommendation of the Amedisys Board.” Such interests are described in more detail below. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.
For purposes of this disclosure, the Amedisys named executive officers are:
•
Richard Ashworth, Chief Executive Officer;

•
Paul B. Kusserow, former Chief Executive Officer (until April 15, 2022 and again from November 17, 2022 to April 10, 2023) and Chairman of the Board;

•
Scott G. Ginn, Acting Chief Operating Officer, Executive Vice President and Chief Financial Officer;

•
Nicholas Muscato, Chief Strategy Officer;

•
Michael P. North, Chief Information Officer;

•
Denise Bohnert, Chief Compliance Officer;

•
Christopher T. Gerard, former President and Chief Executive Officer (from April 15, 2022 to November 17, 2022); and

•
David L. Kemmerly, former Chief Legal and Government Affairs Officer (until September 23, 2022) (collectively, the “NEOs”).

For purposes of this disclosure, “qualifying termination” means a termination of employment without cause or a resignation by the executive officer for good reason during the two-year period following the occurrence of the Effective Time. No NEO or executive officer has a tax gross-up agreement relating to any excise taxes on excess parachute payments that would be imposed under Sections 280G and Section 4999 of the Code.
Outstanding Shares Held by Amedisys Directors and Executive Officers
Certain of Amedisys’ non-employee directors and executive officers own shares of Amedisys Common Stock and will receive the same merger consideration for each share of Amedisys Common Stock on the same terms and conditions as other Amedisys stockholders. For more information regarding the security ownership of the members of the Amedisys Board and Amedisys’ executive officers, see the section titled “Certain Beneficial Owners of Amedisys Common Stock.”
The following table shows, for each Amedisys director and executive officer, as applicable: (1) the total number of shares of Amedisys Common Stock held by such individual and (2) the total estimated value of such shares. The total estimated values in the table below have been determined assuming a share price of $101, which is the per share merger consideration, and are based on applicable holdings as of July 24, 2023 (and without regard to any acquisitions or dispositions that may have been or will be made after such date other than the transactions specifically identified in the footnotes below), and which excludes any shares of Amedisys Common Stock that may be issued pursuant to granted and outstanding Amedisys RSU Awards, Amedisys PSU Awards or Amedisys Option Awards.

Directors	Total Shares of Amedisys Common Stock (#)	Total Estimated Value ($)
Vickie L. Capps(1)	6,450	651,450
Molly J. Coye(1)	5,450	550,450
Julie D. Klapstein(1)	12,663	1,278,963
Teresa L. Kline(1)	6,450	651,450
Bruce D. Perkins(1)	20,729	2,093,629
Jeffrey A. Rideout(1)	5,967	602,667
Ivanetta Davis Samuels(1)	4,232	427,432
Executive Officers
Richard Ashworth	—	—
Paul Kusserow(2)	516,979	52,214,879
Scott B. Ginn(3)	35,058	3,540,858
Nicholas Muscato(4)	2,884	291,284
Michael P. North(5)	4,704	475,104
Denise Bohnert(6)	10,504	1,060,904
Christopher T. Gerard	41,898	4,231,698
David L. Kemmerly	16,336	1,649,936
Adam Holton	—	—

(1)
Included in the “Shares of Amedisys Common Stock” column are 1,941 shares of nonvested stock, 100% of which will vest on May 3, 2024, provided the director remains a non-employee member of the Board through such date.

(2)
Includes 80,602 shares that Mr. Kusserow has, or will have, within 60 days of July 24, 2023, the right to acquire pursuant to Amedisys Option Awards and 412,367 shares held in trusts. Of these shares, 2,927 shares held in a trust have been pledged as security for a margin loan and another 13 shares may be pledged for future borrowing. This pledge is in accordance with the one-time waiver of Amedisys’ insider trading policy provisions prohibiting the pledging of shares of Amedisys’ stock by executive officers and directors, which waiver was granted by the Board in 2018 solely with respect to Mr. Kusserow.

(3)
Includes 17,090 shares that Mr. Ginn has, or will have, within 60 days of July 24, 2023, the right to acquire pursuant to Amedisys Option Awards.

(4)
Includes 1,454 shares that Mr. Muscato has, or will have, within 60 days of July 24, 2023, the right to acquire pursuant to Amedisys Option Awards.

(5)
Includes 7,875 shares that Mr. North has, or will have, within 60 days of July 24, 2023, the right to acquire pursuant to Amedisys Option Awards.

(6)
Includes 4,795 shares that Ms. Bohnert has, or will have, within 60 days of July 24, 2023, the right to acquire pursuant to Amedisys Option Awards.

Treatment of Amedisys Equity Awards
The treatment of outstanding Amedisys equity awards at the Effective Time is summarized below. The outstanding Amedisys equity awards held by Amedisys’ executive officers following the Effective Time will be treated in the same manner as those Amedisys equity awards held by employees generally, in accordance with the terms and conditions that were applicable to such awards immediately prior to the Effective Time. The outstanding Amedisys equity awards held by all non-employee directors of Amedisys will be converted into a right to receive an amount in cash (without interest) equal to the product of the number of shares of Amedisys Common Stock underlying each Director RSU Award and the per share merger consideration.
Treatment of Amedisys RSU Awards.   At the Effective Time, each Amedisys RSU Award (other than a Director RSU Award) will be converted to a Converted RSU Award, with the underlying shares of Parent common stock subject to such Converted RSU Award equal to (1) the number of shares of Amedisys Common Stock subject to such Amedisys RSU Award immediately prior to the Effective Time, multiplied by (2) the Equity Award Exchange Ratio, rounded to the nearest whole number of shares of Parent common stock. Each Converted RSU Award will have the same terms and conditions (including any double-trigger protections) that applied to the corresponding Amedisys RSU Award immediately prior to the Effective Time (other than any other terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or other immaterial administrative or ministerial changes).
Treatment of Amedisys PSU Awards.   At the Effective Time, each Amedisys PSU Award will be converted into a Converted PSU Award, with the underlying shares of Parent common stock subject to such Converted PSU Award equal to (1) the number of shares of Amedisys Common Stock subject to such Amedisys PSU Award immediately prior to the Effective Time (assuming achievement at target performance with respect to any Amedisys PSU Award for which the level of performance-vesting has not yet been determined), multiplied by (2) the Equity Award Exchange Ratio, rounded to the nearest whole number of shares of Parent common stock. Each Converted PSU Award will have the same terms and conditions (including any double-trigger protections but excluding any performance-based vesting conditions) that applied to the corresponding Amedisys PSU Award immediately prior to the Effective Time (other than any other terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or other immaterial administrative or ministerial changes).
Treatment of Amedisys Option Awards.   At the Effective Time, each Amedisys Option Award will be converted into a Converted Option Award, with the underlying shares of Parent common stock subject to such Converted Option Award equal to (1) the number of shares of Amedisys Common Stock subject to such Amedisys Option Award immediately prior to the Effective Time, multiplied by (2) the Equity Award Exchange Ratio, rounded down to the nearest whole number of shares of Parent common stock. A Converted Option Award will have an exercise price per share equal to (1) the exercise price per share of the equivalent Amedisys Option Award immediately prior to the Effective Time divided by (2) the Equity Award Exchange Ratio, rounded up to the nearest whole cent. Each Converted Option Award will have the same terms and conditions (including any double-trigger protections) that applied to the corresponding Amedisys Option Award immediately prior to the Effective Time (other than any other terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or other immaterial administrative or ministerial changes).
Treatment of Amedisys RSU Awards Held by Non-Employee Directors.   Each Director RSU Award will be cancelled and only entitle such holder to receive an amount in cash (without interest) as soon as reasonably practicable after the Effective Time (but in no event later than three business days after the Effective Time) equal to the product of (1) the number of shares of Amedisys Common Stock subject to such Director RSU Award as of immediately prior to the Effective Time and (2) the per share merger consideration.
For an estimate of the total value of unvested Amedisys equity awards that would vest assuming that the Merger occurs on July 24, 2023 and each of the NEOs experiences a qualifying termination on such date, see “Interests of Amedisys Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Amedisys’ Named Executive Officers in Connection with the Merger.” Assuming that the Effective Time occurs on July 24, 2023 and, in the case of Amedisys’ non-NEO executive officer, such executive officer experiences a qualifying termination on such date, the estimated aggregate value of unvested Amedisys equity awards held by Amedisys’ non-NEO executive officer that would vest is $962,714 in the aggregate and the estimated aggregate value of unvested Amedisys equity awards held by Amedisys’ non-employee directors that would be cancelled and converted into cash payments as described above is $1,372,287 in the aggregate, calculated based on a price per share of Amedisys Common Stock of $101 (the per share merger consideration). These amounts do not attempt to forecast any additional Amedisys equity award grants, issuances or forfeitures that may occur prior to the Effective Time following the date of this proxy statement.
One-Time RSU Awards
In anticipation of the Merger, the Compensation Committee of the Board approved one-time equity grants of time-based Amedisys RSU Awards that vest ratably over three years to Messrs. Ashworth and Ginn, each with a grant date value of $2.5 million and $1.5 million, respectively, effective as of the date of the Merger Agreement, in exchange for Messrs. Ashworth and Ginn agreeing not to resign their employment for “good reason” (as defined in the applicable Amedisys severance plan and the 2018 Plan) due to a material diminution of their authority, responsibilities or duties during the six-month period following the Effective Time. Such Amedisys RSU Awards will be treated in the same manner as those Amedisys equity awards held by employees generally as described in the section above entitled “Interests of Amedisys Directors and Executive Officers in the Merger — Treatment of Amedisys Equity Awards” and are included in the total value of unvested Amedisys equity awards held by each of Messrs . Ashworth and Ginn as estimated and described under the section below entitled “Interests of Amedisys Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Amedisys’ Named Executive Officers in Connection with the Merger.”
Executive Officer Severance Arrangements
CEO Severance Plan.   The Amedisys Chief Executive Officer, Mr. Ashworth, participates in the Amedisys Holdings, LLC Severance Plan for the Chief Executive Officer (the “CEO Severance Plan”), which provides that in the event of a termination of his employment by Amedisys without “cause” or a resignation by him for “good reason,” in either case, within two years following a change in control (each a “CIC Qualifying Termination”), Mr. Ashworth will be eligible to receive (i) a lump sum cash payment equal to three times the sum of (A) his base salary and (B) an amount equal to the greater of (x) his earned annual cash bonus for the year prior to the termination date or (y) his then-current target annual cash bonus for the year in which the termination date occurs and (ii) treatment of his outstanding equity awards in accordance with the Amedisys 2018 Omnibus Incentive Plan (the “2018 Plan”) (which provides for accelerated vesting of all equity awards that are outstanding prior to the Closing). The Merger will constitute a change in control under the CEO Severance Plan. The severance benefits are conditioned on Mr. Ashworth’s execution and non-revocation of Amedisys’ form of Executive Protection Covenants Agreement (“EPCA”) and a general release of claims in favor of Amedisys.
Executive Officer Severance Plan.   Each Amedisys executive officer, other than the Chief Executive Officer and former executive officers, Messrs. Kusserow, Gerard and Kemmerly, participates in the Amedisys Holdings, LLC Amended and Restated Severance Plan for Executive Officers (the “Executive Severance Plan”). The Executive Severance Plan provides that upon an executive officer’s CIC Qualifying Termination, the executive officer would be entitled to (i) a lump sum cash payment equal to two times the sum of (A) the executive officer’s base salary and (B) the greater of (x) the executive officer’s earned cash bonus for the year prior to the termination date or (y) the executive officer’s then-current target annual cash bonus for the year in which the termination date occurs and (ii) treatment of the executive officer’s outstanding equity awards in accordance with the 2018 Plan (which provides for accelerated vesting of all the executive officer’s equity awards that are outstanding prior to the Closing). The Merger will constitute a change in control under the Executive Severance Plan. The severance benefits are conditioned on the executive officer’s execution and non-revocation of the EPCA and a general release of claims in favor of Amedisys. Messrs. Kusserow, Gerard and Kemmerly are not expected to receive any change of control payments in connection with the Merger.
For an estimate of the value of the payments and benefits described above that would be payable or provided to Amedisys’ NEOs under the CEO Severance Plan and the Executive Severance Plan upon a CIC Qualifying Termination assuming that the Merger occurs on July 24, 2023 and each of the NEOs experience a qualifying termination on such date, see “Interests of Amedisys Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Amedisys’ Named Executive Officers in

Connection with the Merger.” Assuming that the Effective Time occurs on July 24, 2023 and Amedisys’ non-NEO executive officer experiences a qualifying termination on such date, we estimate that the aggregate value of severance payments that would be payable is $1,452,500.
Retention Program
In connection with the prior transaction with Option Care Health, certain Amedisys NEOs received retention bonuses that would be payable on the six-month anniversary of the closing of such transaction (“Prior Retention Bonuses”). In connection with Amedisys establishing a cash retention program under the Merger Agreement (the “Retention Program”), Amedisys amended the terms of the Prior Retention Bonuses to provide that such Prior Retention Bonuses would be paid as follows (consistent with the payment schedule of other bonuses payable under the Retention Program): 25% will be paid on or as soon as reasonably practicable following the date of the Merger Agreement (the “Initial Payment”), 25% will be paid on or as soon as reasonably practicable following the Closing and 50% will be paid on the six-month anniversary of the Closing, subject to the recipient’s continued employment through the applicable payment date (or earlier termination of employment by their employer without “cause” (as defined in the 2018 Plan)). If the recipient’s employment is terminated by Amedisys for “cause” or the recipient voluntarily resigns prior to the Closing, the recipient will be required to repay the after-tax proceeds received by the recipient from the Initial Payment within 10 days following such termination or resignation.
For an estimate of the total value of the retention payments that would be payable to Amedisys’ NEOs under the Retention Program assuming that the Merger occurs on July 24, 2023 and the NEOs experience qualifying terminations on such date, see “Interests of Amedisys Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Amedisys’ Named Executive Officers in Connection with the Merger.”
Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, Amedisys’ directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of six years following the effective time under directors’ and officers’ liability insurance policies from the surviving corporation. For additional information with respect to the indemnification and insurance coverage, see “The Merger Agreement — Indemnification and Insurance.”
Quantification of Potential Payments and Benefits to Amedisys’ Named Executive Officers in Connection with the Merger
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of the NEOs that is based on or that otherwise relates to the Merger. The Merger- related compensation payable to these individuals is subject to a non-binding advisory vote of Amedisys’ stockholders, as described above in “Amedisys Proposal 2: Amedisys Compensation Proposal.” The table below sets forth, for the purposes of this Merger-related compensation disclosure, the amount of payments and benefits that each NEO would receive, using the following assumptions:
•
The Effective Time occurs on July 24, 2023 (which is an assumed date solely for the purposes of the calculations in this section);

•
Each NEO experiences a qualifying termination of employment under the CEO Severance Plan, the Executive Severance Plan and the 2018 Plan, as applicable, immediately following the Effective Time;

•
The NEOs’ base salary rate and annual target bonus remain unchanged from those in place as of July 24, 2023;

•
The total equity value for each NEO is based on such NEO’s outstanding equity awards as of July 24, 2023; and

•
A price per share of Amedisys Common Stock of $101, the per share merger consideration.

The calculations in the table do not include amounts to which the NEOs were already entitled to receive or vested in as of the date of this proxy statement. In addition, these amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur, or future dividends or dividend equivalents that may be accrued, prior to the completion of the Merger.
As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by an NEO may materially differ from the amounts set forth below.
For purposes of this golden parachute disclosure, “single trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination of employment or continued employment through a specified date, as applicable. No NEO has a tax gross-up agreement relating to any excise taxes on excess parachute payments that would be imposed under Sections 280G and 4999 of the Code.
Golden Parachute Compensation
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Other ($)(3)	Total ($)
Richard Ashworth	6,000,000	17,717,753	—	23,717,753
Paul Kusserow(4)	—	—	—	—
Scott B. Ginn	2,700,000	6,418,488	—	9,118,488
Nicholas Muscato	1,400,000	1,743,848	250,000	3,393,848
Michael P. North	1,487,500	1,239,597	—	2,727,097
Denise Bohnert	1,400,000	932,515	150,000	2,482,515
Christopher T. Gerard(5)	—	—	—	—
David L. Kemmerly(6)	—	—	—	—

(1)
Cash Severance.   As described above in the section titled “Interests of Amedisys Directors and Executive Officers in the Merger — Severance Plans,” pursuant to the CEO Severance Plan applicable to Mr. Ashworth and the Executive Severance Plan applicable to the current NEOs (other than Mr. Ashworth), upon a CIC Qualifying Termination, subject to the NEO’s execution of a general release of claims in favor of Amedisys, each NEO will become entitled to a lump sum cash payment equal to the sum of two times (or three times in the case of Mr. Ashworth) the sum of (A) his or her base salary as in effect on the date of termination and (B) the greater of (x) his or her annual cash bonus earned for the year prior to the year in which the termination occurs or (y) his or her then current target annual cash bonus for the year in which the termination occurs. The amounts in this column are “double trigger” as they will only become payable in the event of a qualifying termination of employment at or following the Effective Time. Mr. Kusserow is not expected to receive any change of control payments in connection with the Merger.

Below is a breakdown of the cash amounts reflected in the table above detailing the cash severance and prorated bonus amounts payable upon the qualifying termination:
Named Executive Officer	Base Salary ($)	Bonus ($)	Cash Severance Multiplier	Total ($)
Richard Ashworth	1,000,000	1,000,000	3.0	6,000,000
Paul Kusserow	—	—	—	—
Scott B. Ginn	675,000	675,000	2.0	2,700,000
Nicholas Muscato	400,000	300,000	2.0	1,400,000
Michael P. North	425,000	318,750	2.0	1,487,500
Denise Bohnert	400,000	300,000	2.0	1,400,000
Christopher T. Gerard	—	—	—	—
David L. Kemmerly	—	—	—	—

(2)
Outstanding Amedisys Equity Awards.   The amounts in this column represent the estimated value that may be realized by the NEOs in respect of their respective outstanding and unvested Amedisys RSU Awards, Amedisys PSU Awards and Amedisys Option Awards. As described above in the section titled “Interests of Amedisys Directors and Executive Officers in the Merger — Treatment of Amedisys Equity Awards” at the Effective Time, each outstanding and unvested Amedisys equity award held by the NEOs will be automatically converted into a corresponding award with respect to Parent common stock, with Amedisys PSU Awards with outstanding performance periods converted assuming target performance. Upon a qualifying termination without “cause,” a resignation for “good reason” or a relocation of the NEO’s principal place of employment by more than 50 miles, in each case, within two years following a change in control, such converted equity awards will become fully vested. All amounts shown in this column are “double trigger.”

Named Executive Officer	Unvested Amedisys RSU Awards ($)	Unvested Amedisys PSU Awards ($)	Unvested Amedisys Option Awards ($)	Total ($)
Richard Ashworth	7,513,592	9,490,162	713,999	17,717,753
Paul Kusserow	—	—	—	—
Scott B. Ginn	5,386,532	952,329	79,627	6,418,488
Nicholas Muscato	1,409,051	308,252	26,545	1,743,848
Michael P. North	701,344	498,435	39,818	1,239,597
Denise Bohnert	580,043	325,927	26,545	932,515
Christopher T. Gerard	—	—	—	—
David L. Kemmerly	—	—	—	—

(3)
As described above in the section titled “Interests of Amedisys Directors and Executive Officers in the Merger — Retention Program,” certain NEOs are entitled to cash retention payments that will be payable as follows: the Initial Payment (25%) will be paid on or as soon as reasonably practicable following the date of the Merger Agreement, 25% will be paid on or as soon as reasonably practicable following the Closing and 50% will be paid on the six-month anniversary of the Closing, subject to the recipient’s continued employment through the applicable payment date (or earlier termination of employment by their employer without “cause” (as defined in the 2018 Plan)). If the recipient’s employment is terminated by Amedisys for “cause” or the recipient voluntarily resigns prior to the Closing, the recipient will be required to repay the after-tax proceeds received by the recipient from the Initial Payment within 10 days following such termination or resignation. The Initial Payment and the portion of the retention payment that is payable in connection with the Closing are “single trigger” and the portion of the retention payment that is payable on the six-month anniversary of the Closing is “double trigger.”

(4)
Mr. Kusserow ceased employment with Amedisys on May 17, 2023, in accordance with Amedisys’ previously planned CEO transition timeline. Mr. Kusserow is no longer entitled to any severance benefits, and he continues to serve Amedisys as the Chairman of the Board.

(5)
Mr. Gerard ceased employment with Amedisys on January 9, 2023. Mr. Gerard is no longer entitled to any severance benefits and does not hold any unvested Amedisys equity awards.

(6)
Mr. Kemmerly ceased employment with Amedisys on September 23, 2022. Mr. Kemmerly is no longer entitled to any severance benefits and does not hold any unvested Amedisys equity awards.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following discussion addresses certain material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Amedisys Common Stock whose shares of Amedisys Common Stock are exchanged for cash pursuant to the Merger. The discussion is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect) and differing interpretations. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this proxy statement. Tax considerations arising under foreign, state or local laws, or U.S. federal laws other than those pertaining to U.S. federal income tax (such as estate or gift tax laws), are not addressed in this proxy statement.
For purposes of this discussion, the term “U.S. holder” refers to a beneficial owner of Amedisys Common Stock that is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•
an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion applies only to U.S. holders of Amedisys Common Stock that hold their shares of Amedisys Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the tax consequences of the Merger and, in particular, does not address any consequences arising under the alternative minimum tax, the Medicare tax on net investment income under the Code or the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). This discussion does not address the U.S. federal income tax consequences to (i) holders of options, restricted stock units or other equity securities or (ii) holders of shares of Amedisys Common Stock who exercise appraisal rights in connection with the Merger under the DGCL. This discussion also does not address all aspects of U.S. federal taxation that may be relevant to a particular U.S. holder in light of its personal circumstances or to U.S. holders subject to special treatment under the U.S. federal income tax laws, including, for example:
•
non-U.S. holders

•
banks, thrifts, mutual funds, insurance companies or other financial institutions;

•
partnerships, S corporations, or other pass-through entities (or investors in partnerships, S corporations, or other pass-through entities);

•
tax-exempt organizations or governmental organizations;

•
dealers or brokers in stocks, securities, commodities, or currencies;

•
traders in securities that elect to use a mark-to-market method of accounting;

•
individual retirement or other deferred accounts;

•
persons that hold shares of Amedisys Common Stock as part of a straddle, hedge, appreciated financial position, constructive sale, conversion, integrated or other risk reduction transaction;

•
regulated investment companies or real estate investment trusts;

•
U.S. holders whose “functional currency” is not the U.S. dollar;

•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

•
holders who, directly, indirectly or constructively own (or at any time during the five-year period ending on the date of the Merger owned) 5% or more of Amedisys Common Stock; and

•
stockholders who acquired their shares of Amedisys Common Stock through the exercise of employee stock options, as a restricted stock award or otherwise as compensation.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of shares of Amedisys Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partner and partnership. Partnerships holding shares of Amedisys Common Stock and partners in such partnerships are urged to consult their tax advisors about the tax consequences of the Merger to them.
This discussion is not tax advice and does not purport to be a complete analysis or discussion of all
U.S. federal income tax considerations relating to the Merger. The actual tax consequences of the Merger to you may be complex and may depend on your specific situation and on factors not within Amedisys’ control. You are urged to consult with your tax advisor as to the tax consequences of the Merger in your particular circumstances, including any federal, state, local or foreign and other tax laws and of changes in those laws.
No ruling has been or will be sought from the Internal Revenue Service (“IRS”) and no opinion has been or will be rendered, regarding any matter described in this discussion or the U.S. federal income tax consequences of the Merger. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth herein.
Consequences to U.S. Holders
The receipt of cash by U.S. holders in exchange for shares of Amedisys Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of Amedisys Common Stock pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that the U.S. holder receives pursuant to the Merger and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in its shares of Amedisys Common Stock will generally equal the amount that such U.S. holder paid for such shares of Amedisys Common Stock. If a U.S. holder acquired different blocks of Amedisys Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each such block of Amedisys Common Stock.
If a U.S. holder’s holding period in the shares of Amedisys Common Stock surrendered pursuant to the Merger is greater than one year as of the date of the completion of the Merger, any such gain or loss recognized by the U.S. holder will generally be long-term capital gain or loss. Long-term capital gains of certain non-corporate U.S. holders, including individuals, are generally taxed at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to substantial limitations.
Information Reporting and Backup Withholding
Payments of cash to U.S. holders made in exchange for shares of Amedisys Common Stock pursuant to the Merger generally will be subject to information reporting and may be subject to U.S. federal backup withholding (currently, at a rate of 24%). To prevent backup withholding, U.S. holders of Amedisys Common Stock should (1) furnish the paying agent for the Merger (or other payer) with a properly completed IRS Form W-9 (or an applicable substitute or successor form) certifying such U.S. holder’s correct taxpayer identification number and that such U.S. holder is not subject to backup withholding and otherwise comply with all the applicable backup withholding rules or (2) otherwise establish an applicable exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments to a U.S. holder of shares of Amedisys Common Stock under the backup withholding rules may be refunded or credited against such U.S. holder’s U.S. federal income tax liability provided that such U.S. holder timely furnishes the required information to the IRS.
The preceding discussion is intended only as an overview of the material U.S. federal income tax consequences of the Merger to U.S. holders of Amedisys Common Stock and is not tax advice. It is not a complete analysis or discussion of all potential tax considerations that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the Merger, including tax return reporting requirements, the applicability and effect of federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.

APPRAISAL RIGHTS
If the Merger is completed, stockholders and beneficial owners of shares of Amedisys Common Stock who continuously hold their shares through the effective date of the Merger, who do not vote in favor of the Amedisys Merger Proposal, who properly demand in writing an appraisal of their shares of Amedisys Common Stock delivered to Amedisys prior to the taking of the vote on the Amedisys Merger Proposal to approve and adopt the Merger Agreement and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, the applicable provisions of Delaware law will be entitled to appraisal rights to receive, in cash, the fair value of their shares of Amedisys Common Stock as determined by the Delaware Court of Chancery in connection with the Merger under Section 262 the DGCL (“Section 262”).
The following discussion is intended only as a brief summary of certain provisions of the statutory procedures that a person must follow under the DGCL in order to seek and perfect appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262) and is incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Amedisys stockholders or beneficial owners exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of Amedisys Common Stock unless otherwise expressly noted herein, and all such references to a “beneficial owner” mean a person who is the beneficial owner of shares of Amedisys Common Stock held either in voting trust or by a nominee on behalf of such person unless otherwise expressly noted herein.
Pursuant to Section 262, when a merger agreement will be submitted for adoption at a meeting of stockholders, a company must notify each of its stockholders who was a stockholder of record on the record date for notice of such meeting, with respect to shares for which appraisal rights are available, not less than 20 days before the meeting to vote on the merger agreement, that appraisal rights are available. Either a copy of Section 262 must be included with the notice or the notice must direct stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Amedisys’ notice to Amedisys stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262).
In connection with the Merger, any Amedisys stockholder or beneficial owner who wishes to exercise appraisal rights, or who wishes to preserve their or its right to do so, should review Section 262 carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. In addition, the Court of Chancery will dismiss appraisal proceedings as to all Amedisys stockholders and beneficial owners who assert appraisal rights unless (i) the total number of shares of Amedisys Common Stock for which appraisal rights have been pursued and perfected exceeds one percent (1%) of the outstanding shares of Amedisys Common Stock measured in accordance with subsection (g) of Section 262 or (ii) the value of the aggregate Merger Consideration in respect of the shares of Amedisys Common Stock for which appraisal rights have been pursued and perfected exceeds $1 million. An Amedisys stockholder or beneficial owner who loses their or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Amedisys Common Stock, Amedisys believes that if an Amedisys stockholder or beneficial owner considers exercising such rights, that person should seek the advice of legal counsel.
Amedisys stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Amedisys Common Stock must comply with Section 262, which means doing, among other things, ALL of the following:
•
the person must not vote in favor of, or consent in writing to, the proposal to adopt the Merger Agreement;

•
the person must deliver to Amedisys a written demand for an appraisal of their shares of Amedisys Common Stock before the vote is taken on the Amedisys Merger Proposal at the Amedisys Special

Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section. The demand must reasonably inform Amedisys of the identity of the Amedisys stockholder or beneficial owner, as applicable, and the intention of such person to demand appraisal of such person’s shares of Amedisys Common Stock. A stockholder’s or beneficial owner’s failure to make a written demand for appraisal before the vote with respect to the Merger is taken will constitute a waiver of appraisal rights;
•
the person must continuously hold their shares of Amedisys Common Stock from the date of making the demand through the Effective Time (a stockholder or beneficial owner, as applicable, will lose appraisal rights if the person transfers the shares before the Effective Time);

•
the person, another Amedisys stockholder or beneficial owner who has properly demanded appraisal rights or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

If you fail to comply with any of these requirements and the Merger is completed, you will be entitled to receive the Merger Consideration for your shares of Amedisys Common Stock as provided in the Merger Agreement, but you will not have appraisal rights with respect to such shares of Amedisys Common Stock.
A person wishing to exercise appraisal rights must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement either by ballot or by proxy. In the case of a holder of record shares of Amedisys Common Stock, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it will cause a stockholder to lose the stockholder’s right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement. In the case of a beneficial owner, brokers, banks and other nominees that hold shares of Amedisys Common Stock in “street name” for their customers do not have discretionary authority to vote those shares on the proposal to adopt the Merger Agreement without specific voting instructions from the beneficial owner on such proposal, but such brokers, banks or other nominees will vote such shares as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares held in “street name” instructs such person’s broker, bank or other nominee to vote such person’s shares in favor of the proposal to adopt the Merger Agreement, and does not revoke such instruction prior to the vote on the proposal to adopt the Merger Agreement, then such shares will be voted in favor of the adoption of the Merger Agreement, and it will cause such beneficial owner to lose his, her or its right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a beneficial owner who wishes to exercise appraisal rights must either not provide any instructions to such person’s broker, bank or other nominee how to vote on the proposal to adopt the Merger Agreement or must instruct such broker, bank or other nominee to vote against the adoption of the Merger Agreement or abstain from voting on such proposal.
Making a Written Demand
Any holder or beneficial owner of shares of Amedisys Common Stock wishing to exercise appraisal rights must deliver to Amedisys, before the vote on the proposal to adopt the Merger Agreement at the Special Meeting, a written demand for the appraisal of the stockholder’s or beneficial owner shares. The person making the written demand must be a stockholder of record or a beneficial owner, as applicable, on the date the written demand for appraisal is made, and such person must continue to hold or beneficially own, respectively, the shares as to which such demand relates through the effective date of the Merger. Neither voting against the proposal to adopt the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement. A proxy or vote against the proposal to adopt the Merger Agreement will not constitute a demand. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the Merger Agreement at the Special Meeting will cause such person to lose its appraisal rights in connection with the Merger.
A demand for appraisal made by an Amedisys stockholder or beneficial owner should be executed by or on behalf of the holder of record or beneficial owner, as applicable, and must reasonably inform Amedisys of the identity of such stockholder or beneficial owner. In addition, in the case of a demand for appraisal of such beneficial owner, the demand must also (1) reasonably identify the holder of record of the shares for which the demand is made, (2) be accompanied by documentary evidence of the beneficial owner’s ownership of stock (such as a brokerage or securities account statement containing such information or a letter from the broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and the verified list required by subsection (f) of Section 262 (discussed further below). Whether made by an Amedisys stockholder or a beneficial owner, a written demand for appraisal must state that the person intends thereby to demand appraisal of the person’s shares in connection with the Merger. If the shares are held of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of such holder of record or beneficial owner, and if the shares are held of record or beneficially owned by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all such joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, may execute a demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record holder or holders or beneficial owner or owners, respectively, and should expressly disclose that, in executing the demand, the agent is acting as agent for the record holder or holders or beneficial owner or owners, as applicable.
All written demands for appraisal pursuant to Section 262 of the DGCL should be mailed or delivered to:
Amedisys, Inc.
3854 American Way, Suite A
Baton Rouge, Louisiana 70816
Attention: Corporate Secretary
Any holder or beneficial owner of shares of Amedisys Common Stock who has delivered a written demand to Amedisys and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his or her or its demand for appraisal in respect of some or all of such person’s shares and accept the Merger Consideration with respect to the shares subject to the withdrawal by delivering to Amedisys a written withdrawal of the demand for appraisal within 60 days after the effective date of the Merger. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of such court and such approval may be conditioned upon such terms as the Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal in respect of some or all of such person’s shares and accept the Merger Consideration with respect to the shares subject to the withdrawal within 60 days after the effective date of the Merger.
Notice by the Surviving Corporation
If the Merger is consummated, within 10 days after the effective date of the Merger, he Surviving Corporation will notify each Amedisys stockholder who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the approval and adoption of the Merger Agreement, and any beneficial owner who has demanded appraisal in such person’s name pursuant to Section 262, that the Merger has become effective.

Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, either the Surviving Corporation or any person who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on Amedisys, as the surviving corporation, in the case of a petition filed by an Amedisys stockholder or beneficial owner, demanding a determination of the fair value of the shares of Amedisys Common Stock held by all persons entitled to appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. Amedisys, as the surviving corporation to the Merger, is under no obligation to file any such petition and has no present intent of doing so, and Amedisys stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair values of shares of Amedisys Common Stock.. Accordingly, any Amedisys stockholder or beneficial owner of Amedisys Common Stock who desires to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery in the manner prescribed by Section 262.
Within 120 days after the effective date of the Merger, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Amedisys Common Stock not voted in favor of the approval and adoption of the Merger Agreement and with respect to which Amedisys has received demands for appraisal, and the aggregate number of Amedisys stockholders or beneficial owners holding or owning such shares of Amedisys Common Stock (provided that, where a beneficial owner makes a demand in such person’s name, the record holder of such shares of Amedisys Common Stock will not be considered a separate stockholder holding such shares of Amedisys Common Stock for purposes of such aggregate number). The Surviving Corporation must mail this statement to the requesting Amedisys stockholder or beneficial owner within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a stockholder or beneficial owner of shares of Amedisys Common Stock and a copy thereof is served upon the Surviving Corporation, then the Surviving Corporation will be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares of Amedisys Common Stock and with whom agreements as to the value of their shares of Amedisys Common Stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of these notices will be borne by the Surviving Corporation.
After providing notice to the Amedisys stockholders and beneficial owners as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares of Amedisys Common Stock to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
Determination of Fair Value
After determining the persons entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding,the Delaware Court of Chancery will determine the “fair value” of the shares of Amedisys Common Stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together within interest, if any, to be paid upon the amount determined to be the fair value.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on the future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their shares of Amedisys Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Amedisys Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration offered pursuant to the Merger Agreement is not an opinion as to, and might not in any manner address, “fair value” under Section 262. Although Amedisys believes that the per share merger consideration offered pursuant to the Merger Agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and persons considering exercising appraisal rights should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration offered pursuant to the Merger Agreement. Neither Amedisys nor Parent anticipates offering more than the Merger Consideration offered pursuant to the Merger Agreement to any holder of shares of Amedisys Common Stock exercising appraisal rights, and Amedisys and Parent each reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Amedisys Common Stock is less than the Merger Consideration offered pursuant to the Merger Agreement.
Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment; provided that if at any time before the Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (i) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery and (ii) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.
The Delaware Court of Chancery will direct the payment of the fair value of the shares of Amedisys Common Stock, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware

Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of Amedisys Common Stock entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of Section 262. In the absence of such an order, each party bears its own expenses.
If any person who demands appraisal of such person’s shares of Amedisys Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, such person’s shares of Amedisys Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration offered pursuant to the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger, if the appraisal proceeding is dismissed to such person or all persons who demanded appraisal or if the person delivers to Amedisys a written withdrawal of the person’s demand for appraisal in respect to some or all of such person’s shares and an acceptance of the Merger Consideration with respect to the shares subject to withdrawal in accordance with Section 262.
From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares of Amedisys Common Stock will be entitled to vote such shares of Amedisys Common Stock for any purpose or to receive payment of dividends or other distributions on such shares of Amedisys Common Stock, except dividends or other distributions payable to Amedisys stockholders of record as of a time prior to the Effective Time.
Failure to comply with all of the procedures set forth in Section 262 may result in the loss of an Amedisys stockholder’s or beneficial owner’s statutory appraisal rights.
Consequently, any Amedisys stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult with their legal and financial advisors before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.

CERTAIN BENEFICIAL OWNERS OF AMEDISYS COMMON STOCK
Security Ownership of Amedisys Beneficial Owners and Management
The following table shows beneficial ownership of Amedisys Common Stock as of July 24, 2023, unless otherwise indicated, by (i) each person known by Amedisys to beneficially own more than five percent of the outstanding Amedisys Common Stock in accordance with Rule 13d-3 under the Exchange Act, (ii) each of Amedisys’ directors, and named executive officers, and (iii) all of Amedisys’ directors and executive officers as a group. Except as noted below, the persons named have sole voting and investment power with respect to all shares of Amedisys Common Stock.
Unless otherwise indicated, the address of each of the individuals named in the table below under “Named Executive Officers and Directors” is c/o Amedisys, Inc., 3854 American Way, Suite A, Baton Rouge, Louisiana 70816.
Name of Beneficial Owner(1)	Number of Shares of Amedisys Common Stock	Percent of Amedisys Common Stock(1)
5% Stockholders
BlackRock, Inc.(2)	4,106,566	12.6%
Wellington Management Group LLP(3)	2,802,831	8.6%
The Vanguard Group, Inc.(4)	3,128,416	9.6%
Ameriprise Financial, Inc.(5)	1,100,719	3.4%
Deerfield Management, L.P.(6)	1,794,000	5.5%
Executive Officers and Directors
Richard Ashworth	—	—
Vickie L. Capps(7)	6,450	*
Molly J. Coye, MD(7)	5,450	*
Julie D. Klapstein(7)	12,663	*
Teresa L. Kline(7)	6,450	*
Bruce D. Perkins(7)	20,729	*
Jeffrey A. Rideout, MD(7)	5,967	*
Ivanetta Davis Samuels(7)	4,232	*
Paul B. Kusserow(8)	516,979	1.6%
Scott G. Ginn(9)	35,058	*
Nicholas Muscato(10)	2,884	*
Michael P. North(11)	4,704	*
Denise Bohnert(12)	10,504	*
Christopher T. Gerard(13)	41,898	*
David L. Kemmerly(14)	16,336	*
Adam Holton	—	—
All Executive Officers and Directors as a Group (16 persons)	690,304	2.12%

*
Represents beneficial ownership of less than 1% of the outstanding shares of Amedisys Common Stock.

All references below to shares refer to shares of Amedisys Common Stock.
(1)
Based on 32,607,894 shares of Amedisys Common Stock outstanding on July 24, 2023, plus shares of Amedisys Common Stock that can be acquired through the exercise of options or warrants or conversion of restricted stock units within 60 days thereafter by the specified individual or group.

(2)
This disclosure is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 26,

2023, reporting beneficial ownership as of December 31, 2022. BlackRock, Inc. reported it has sole voting power over 4,036,365 of the shares and sole dispositive power over 4,106,566 of the shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(3)
This disclosure is based on a Schedule 13G/A filed with the SEC on February 6, 2023, reporting beneficial ownership as of December 30, 2022, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP, in which they reported that each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP had shared voting power over 2,575,094 of the shares and shared dispositive power over 2,802,831 of the shares. Wellington Management Company LLP had shared voting power over 2,529,348 of the shares and share dispositive power over 2,664,075 of the shares. The principal business address is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(4)
This disclosure is based on a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. on February 9, 2023, reporting beneficial ownership as of December 30, 2022. The Vanguard Group, Inc. reported that it has sole voting power over none of the shares, shared voting power over 10,722 of the shares, sole dispositive power over 3,085,372 of the shares, and shared dispositive power over 43,044 of the shares. The principal business address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
This disclosure is based on a Schedule 13G/A filed with the SEC on February 14, 2023, reporting beneficial ownership as of December 31, 2022, by Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC. Ameriprise Financial, Inc. reported shared voting power over 1,098,663 shares and shared dispositive power over 1,100,719 shares. Columbia Management Investment Advisers, LLC reported shared voting power over 1,080,636 shares and shared dispositive power over 1,082,242 shares. According to this Schedule 13G/A, Ameriprise Financial, Inc., as the parent company of Columbia Management Investment Advisers, LLC, may be deemed to beneficially own the shares reported in such filing by Columbia Management Investment Advisers, LLC. Accordingly, the shares reported in such filing by Ameriprise Financial, Inc. include those shares separately reported in such filing by Columbia Management Investment Advisers, LLC. The principal business address for Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474, and the principal business address for Columbia Management Investment Advisors, LLC is 290 Congress Street, Boston, Massachusetts 02210.

(6)
This disclosure is based on a Schedule 13G filed with the SEC on May 18, 2023, reporting beneficial ownership as of May 11, 2023, by Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., and James E. Flynn, each of which reported shared voting power over 1,794,000 shares and shared dispositive power over 1,794,000 shares. Deerfield Mgmt, L.P. is the general partner of Deerfield Partners, L.P. Deerfield Management Company, L.P. is the investment advisor of Deerfield Partners, L.P. The principal business address of James E. Flynn, Deerfield Mgmt, L.P., Deerfield Partners, L.P., and Deerfield Management Company, L.P. is 345 Park Avenue South, 12th Floor, New York, NY 10010.

(7)
Included in the “Shares Beneficially Owned” column are 1,304 shares of nonvested Amedisys Common Stock, 100% of which will vest on June 9, 2023 and 1,941 shares of nonvested Amedisys Common Stock, 100% of which will vest on May 3, 2024, provided the director remains a non-employee member of the Board through such dates.

(8)
Includes 80,602 shares that Mr. Kusserow has, or will have, within 60 days of July 24, 2023, the right to acquire pursuant to stock options, and 412,367 shares held in trusts. Of these shares, 2,927 shares held in a trust have been pledged as security for a margin loan and another 13 shares may be pledged for future borrowing. This pledge is in accordance with the one-time waiver of Amedisys’ insider trading policy provisions prohibiting the pledging of shares of Amedisys stock by executive officers and directors, which waiver was granted by the Board in 2018 solely with respect to Mr. Kusserow.

(9)
Includes 17,090 shares that Mr. Ginn has, or will have, within 60 days of July 24, 2023, the right to acquire pursuant to stock options.

(10)
Includes 1,454 shares that Mr. Muscato has, or will have, within 60 days of July 24, 2023, the right to acquire pursuant to stock options.

(11)
Includes 7,875 shares that Mr. North has, or will have, within 60 days of July 24, 2023, the right to acquire pursuant to stock options.

(12)
Includes 4,795 shares that Ms. Bohnert has, or will have, within 60 days of July 24, 2023, the right to acquire pursuant to stock options.

(13)
The information reported is based on Mr. Gerard’s and Mr. Kemmerly’s most recent Form 4 filed with the SEC.

STOCKHOLDER PROPOSALS
Amedisys will hold an annual meeting of stockholders in 2024, which is referred to as the “Amedisys 2024 Annual Meeting,” only if the Merger has not already been completed. Amedisys stockholders interested in submitting a proposal for inclusion in Amedisys’ proxy materials for the Amedisys 2024 Annual Meeting must do so by sending such proposal to Amedisys’ Corporate Secretary at its principal executive offices located at 3854 American Way, Suite A, Baton Rouge, Louisiana 70816, Attention: Corporate Secretary.
Under the SEC’s proxy rules, the deadline for submission of proposals to be included in Amedisys’ proxy materials for the Amedisys 2024 Annual Meeting is December 29, 2023; provided, however, that, in the event that Amedisys changes the date of the Amedisys 2024 Annual Meeting more than 30 days before or after the one-year anniversary date of the previous year’s annual meeting, Amedisys will disclose the new deadline by which stockholders proposals must be received under Item 5 of its earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Any stockholder proposal received after December 29, 2023 (or any Amedisys-directed amended date as provided in the preceding sentence) or that fails to comply with the procedures and requirements under Rule 14a-8 will not be included in Amedisys’ proxy materials. Amedisys stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with Amedisys’ bylaws.
Amedisys’ bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director on the Amedisys Board. Amedisys’ bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to the Corporate Secretary of Amedisys at Amedisys’ principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 9, 2024), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., March 10, 2024). The Amedisys bylaws also provide that, in the event that the date of the annual meeting is changed to be more than 30 days before or more than 60 days after the previous year’s annual meeting as specified in Amedisys’ notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by Amedisys. In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by Amedisys’ bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Amedisys Board. A copy of Amedisys’ bylaws may be obtained by written request to Amedisys’ Corporate Secretary at its principal executive offices located at 3854 American Way, Suite A, Baton Rouge, Louisiana 70816. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Amedisys’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2024.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.
Amedisys has previously adopted householding for stockholders of record. As a result, stockholders with the same address and last name may receive only one copy of this proxy statement. Registered Amedisys stockholders (those who hold shares directly in their name with Amedisys’ transfer agent) may opt out of householding and receive a separate proxy statement or other proxy materials by sending a written request to Amedisys at the address below.
Some brokers also household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Requests for additional copies of this proxy statement should be directed to: Amedisys, Inc., 3854 American Way, Suite A, Baton Rouge, Louisiana 70816, Attention: Investor Relations — Nicholas Muscato, or by telephone at (225) 292-2031.

WHERE YOU CAN FIND MORE INFORMATION
Amedisys files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Amedisys, which you can access at www.sec.gov. In addition, you may obtain free copies of the documents Amedisys files with the SEC, including this proxy statement, by going to Amedisys’ website at https://investors.amedisys.com/. The website of Amedisys is provided as an inactive textual reference only. The information contained on or accessible through the website of Amedisys (other than the documents listed below that are incorporated by reference herein) does not constitute a part of this proxy statement, and is not incorporated by reference herein.
Statements contained or incorporated by reference in this proxy statement regarding the contents of any contract or other document are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC. The SEC allows Amedisys to “incorporate by reference” in this proxy statement documents that Amedisys files with the SEC. This means that Amedisys can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be a part of this proxy statement, and later information that Amedisys files with the SEC will update and supersede that information. Amedisys incorporates by reference the following documents and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Amedisys Special Meeting (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about Amedisys’ businesses and financial performance.
This document incorporates by reference the following documents that have been previously filed with the SEC by Amedisys:
•
Amedisys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 16, 2023;

•
Amedisys’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 4, 2023;

•
Amedisys’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on July 27, 2023;

•
the Part III information contained in Amedisys’ definitive proxy statement on Schedule 14A for Amedisys’ 2023 annual meeting of stockholders, filed with the SEC on April 27, 2023, that was incorporated into Amedisys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 16, 2023;

•
Amedisys’ Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof) filed with the SEC on January 13, 2023, February 15, 2023, March 13, 2023 and May 3, 2023 (only the Current Report on Form 8-K that includes Item 1.01, Item 7.01 and Item 9.01 disclosure), June 5, 2023, June 13, 2023, June 21, 2023, June 26, 2023, and July 26, 2023; and

•
the description of Amedisys’ securities contained in Exhibit 4.2 to Amedisys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022, and in any report filed for the purpose of amending such description.

If you are an Amedisys stockholder, you may request a copy of this proxy statement, any of the documents incorporated by reference in this proxy statement or other information concerning Amedisys, without charge, through the SEC’s website at www.sec.gov or by written or telephonic request to:
Attention: Innisfree M&A
Incorporated 501 Madison Avenue,
20th Floor
New York, New York 10022
Stockholders may call toll free: (877) 750-0625
Banks and Brokers may call collect: (212) 750-5833

Annex A

AGREEMENT AND PLAN OF MERGER
by and among
UNITEDHEALTH GROUP INCORPORATED,
AURORA HOLDINGS MERGER SUB INC.
and
AMEDISYS, INC.
dated as of June 26, 2023

A-i

A-ii

INDEX OF DEFINED TERMS
Term	Section
2018 Plan	9.3(a)
Action	4.1(k)
affiliate	9.3(b)
Agreement	Preamble
Amedisys	Preamble
Amedisys 401(k) Plan	6.9(h)
Amedisys Alternative Transaction	5.2(a)
Amedisys Balance Sheet	4.1(e)(iii)
Amedisys Benefit Plan	9.3(d)
Amedisys Book-Entry Share	3.2(c)
Amedisys Certificate	3.2(c)
Amedisys Common Stock	4.1(c)(i)
Amedisys Disclosure Letter	4.1
Amedisys Equity Awards	3.1(b)(v)
Amedisys Equity Awards Capitalization Table	4.1(c)(iii)
Amedisys ESPP	9.3(e)
Amedisys Filed SEC Documents	4.1
Amedisys Financial Advisor	4.1(u)
Amedisys Foreign Plan	4.1(l)(viii)
Amedisys Healthcare Professional	4.1(h)(v)
Amedisys Intervening Event	5.2(d)
Amedisys Material Contracts	4.1(q)(xiv)
Amedisys Material Leased Real Property	4.1(s)(ii)
Amedisys Material Real Property Lease	4.1(s)(ii)
Amedisys Option	3.1(b)(iii)
Amedisys Owned IP	4.1(o)
Amedisys Permits	4.1(g)
Amedisys Preferred Stock	4.1(c)(i)
Amedisys Provider JVs	9.3(f)
Amedisys PSU Award	3.1(b)(ii)
Amedisys Recommendation Change	5.2(b)
Amedisys Registered IP	4.1(o)
Amedisys RSU Award	3.1(b)(i)
Amedisys SEC Documents	4.1(e)(i)
Amedisys Stock Plans	9.3(g)
Amedisys Stockholder Approval	4.1(t)
Amedisys Stockholders Meeting	6.1(b)
Amedisys Superior Proposal	5.2(a)
Amedisys Termination Fee	8.2(b)
Amedisys Third Party	5.2(a)
Anti-Corruption Laws	9.3(c)

A-iii

Term	Section
Antitrust Laws	4.1(b)(iii)
Applicable Laws	4.1(g)
Bonus	6.9(f)
Bonus Plans	6.9(f)
Burdensome Condition	9.3(h)
business day	9.3(i)
Bylaws	2.1(a)
Certificate of Merger	1.3
Change	9.3(hh)
Closing	1.2
Closing Date	1.2
Closing Fiscal Year	6.9(f)
COBRA	4.1(l)(ii)
Code	9.3(j)
Confidentiality Agreement	9.3(k)
Continuation Period	6.9(a)
Continuing Employee	6.9(a)
control	9.3(b)
COVID-19	9.3(l)
COVID-19 Measures	9.3(m)
D&O Indemnified Parties	6.4(b)
D&O Insurance	6.4(c)
DGCL	1.1
Director RSU	3.1(b)(iv)
Dissenting Shares	9.3(n)
Dissenting Stockholders	9.3(o)
Double-Trigger Protection	9.3(p)
DTC	9.3(q)
Effective Time	1.3
Enforceability Exceptions	4.1(b)(i)
Environmental Laws	9.3(r)
Environmental Permits	4.1(r)
Equity Award Exchange Ratio	9.3(s)
Equity Securities	9.3(t)
ERISA	9.3(u)
ERISA Affiliate	9.3(v)
Exchange Act	4.1(b)(iii)
Exchange Fund	3.2(a)
Existing Indemnified Parties	6.4(a)
Ex-Im Laws	9.3(w)
GAAP	4.1(e)(ii)
Governmental Entity	4.1(b)(iii)
Governmental Health Program	9.3(x)

A-iv

Term	Section
Harmful Code	9.3(y)
Hazardous Materials	9.3(z)
Healthcare Laws	9.3(aa)
Healthcare Permits	9.3(bb)
HIPAA	9.3(cc)
HSR Act	4.1(b)(iii)
Intellectual Property	9.3(dd)
IRS	4.1(l)(i)
IT Assets	9.3(ee)
knowledge	9.3(ff)
Labor Agreement	9.3(gg)
Liens	4.1(b)(ii)
Material Adverse Effect	9.3(hh)
Maximum Premium	6.4(c)
Measurement Date	4.1(c)(i)
Merger	1.1
Merger Consideration	3.1(a)(i)
Merger Sub	Preamble
Merger Sub Stockholder Approval	4.2(e)
Merger Sub Written Consent	4.2(e)
Multiemployer Plan	9.3(ii)
NASDAQ	6.1(b)
OPCH	Preamble
OPCH Agreement	Preamble
OPCH Agreement Termination Fee	Preamble
OPCH Agreement Termination Fee Refund	8.2(d)
OPCH Merger Sub	Preamble
OPCH Termination Agreement	Preamble
Open Source Software	9.3(jj)
Order	9.3(kk)
Outside Counsel Only Material,	6.3(b)
Outside Date	8.1(b)(i)
Owned Amedisys Software	4.1(o)
Parent	Preamble
Parent Filed SEC Documents	4.2
Parent Common Stock	9.3(ll)
Parent Material Adverse Effect	4.2(a)
Parent Trading Price	9.3(mm)
Paying Agent	3.2(a)
Paying Agent Agreement	3.2(a)
Payor	9.3(nn)
PCI DSS	9.3(oo)
Per Share Merger Consideration	9.3(pp)

A-v

Term	Section
Permits	4.1(g)
Permitted Confidentiality Agreement	5.2(a)
Permitted Liens	9.3(qq)
person	9.3(rr)
Personal Data	9.3(ss)
Potential Purchasers	6.3(e)
Potential Sale Transaction	6.3(e)
Privacy and Security Requirements	9.3(tt)
Privacy Contracts	9.3(uu)
Privacy Laws	9.3(vv)
Privacy Policies	9.3(ww)
Process	9.3(xx)
Processing	9.3(xx)
Proxy Statement	4.1(b)(iii)
PTO Policy	6.9(e)
Qualifying Event	9.3(zz)
Referral Recipient	4.1(h)(ix)
Referral Source	4.1(h)(ix)
Regulatory Break Fee	8.2(c)
Release	9.3(yy)
Replacement Plans	6.9(d)
Representatives	9.3(aaa)
Sanctioned Person	9.3(bbb)
Sanctions	9.3(ccc)
Sarbanes-Oxley Act	4.1(e)(i)
SEC	3.1(b)(vi)
Securities Act	4.1(e)(i)
Security Breach	9.3(ddd)
Stimulus Funds	9.3(fff)
subsidiary	9.3(eee)
Surviving Corporation	1.1
Tail Policy	6.4(c)
Tax Return	9.3(ggg)
Taxes	9.3(hhh)
Taxing Authority	9.3(iii)
Termination Fee Amount	8.2(b)(iii)
Transaction Litigation	6.11
WARN Act	4.1(m)(ii)
Willful Breach	9.3(jjj)

A-vi

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER, dated as of June 26, 2023 (this “Agreement”), is entered into by and among Amedisys, Inc., a Delaware corporation (“Amedisys”), UnitedHealth Group Incorporated, a Delaware corporation (“Parent”), and Aurora Holdings Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).
W I T N E S S E T H:
WHEREAS, Amedisys, Parent and Merger Sub intend that, subject to the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall merge with and into Amedisys (the “Merger”), with Amedisys surviving the Merger;
WHEREAS, the Board of Directors of Amedisys has (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, Amedisys and the stockholders of Amedisys, (c) resolved to recommend the adoption of this Agreement to the stockholders of Amedisys, on the terms and subject to the conditions set forth in this Agreement, and (d) directed that this Agreement be submitted to the stockholders of Amedisys for adoption at the Amedisys Stockholders Meeting;
WHEREAS, the Board of Directors of Merger Sub has approved and declared advisable this Agreement and the Merger and has resolved to recommend to its stockholder the adoption of this Agreement;
WHEREAS, immediately following the execution and delivery of this Agreement, Parent (as Merger Sub’s sole stockholder) will approve the adoption of this Agreement; and
WHEREAS, that certain Agreement and Plan of Merger, dated as of May 3, 2023 (the “OPCH Agreement”), by and among Option Care Health, Inc., a Delaware corporation (“OPCH”), Uintah Merger Sub, Inc., a wholly owned subsidiary of OPCH and a Delaware corporation (“OPCH Merger Sub”), and Amedisys, has been validly terminated pursuant to that certain Termination Agreement, dated as of June 26, 2023 by and among OPCH, OPCH Merger Sub and Amedisys (the “OPCH Termination Agreement”) and, substantially concurrent with the execution and delivery of this Agreement, Parent has paid, on behalf of Amedisys, to OPCH a termination fee of one hundred and six million dollars ($106,000,000) (such fee, the “OPCH Agreement Termination Fee”) by wire transfer of immediately available funds in full satisfaction of all of Amedisys’s remaining obligations under the OPCH Agreement and without any further liability of Amedisys thereunder.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I
THE MERGER
Section 1.1.   The Merger.
Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into Amedisys (the “Merger”) at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and Amedisys shall continue as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”) and a wholly owned subsidiary of Parent, and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of Merger Sub in accordance with the DGCL.
Section 1.2.   Closing.
The closing of the Merger (the “Closing”) shall take place at 8:00 a.m., New York time, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, 10004, or remotely by exchange of documents and signatures (or their electronic counterparts) on the third (3rd) business day after satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their terms are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions); provided that the Closing may occur at such other time, date or place as may be agreed to in writing by the parties hereto (the date of the Closing, the “Closing Date”).
Section 1.3.   Effective Time.
Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger (the “Certificate of Merger”) with respect to the Merger, duly executed and completed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL with respect to the Merger. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such later time as may be mutually agreed by the parties and specified in the Certificate of Merger (the “Effective Time”).
Section 1.4.   Effects of the Transaction.
The Merger shall have the effects set forth in the applicable provisions of the DGCL.
ARTICLE II
DIRECTORS AND OFFICERS; ORGANIZATIONAL DOCUMENTS
Section 2.1.   Organizational Documents; Merger Sub Arrangements.
(a)   Subject, in all cases to Section 6.4, at the Effective Time, (i) the Certificate of Incorporation of Amedisys shall be amended and restated in the form attached hereto as Exhibit A and shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the DGCL and such certificate of incorporation and (ii) the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the “Bylaws”), except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until duly amended in accordance with the DGCL and such bylaws.
(b)   The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, in each case until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal, in each case in accordance with the charter and bylaws of the Surviving Corporation and the DGCL.
(c)   The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time, in each case until such officer’s successor is elected and qualified or such officer’s earlier death, resignation, retirement, disqualification or removal, in each case in accordance with the bylaws of the Surviving Corporation.
ARTICLE III
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF AMEDISYS; DELIVERY OF MERGER CONSIDERATION
Section 3.1.   Effect of the Merger.
(a)   Conversion of Amedisys Common Stock and Merger Sub Common Stock.   As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Amedisys, Merger Sub, or the holders of any securities of Parent, Amedisys or Merger Sub:
(i)   Subject to the other provisions of this Article III, each issued and outstanding share of Amedisys Common Stock (other than any shares of Amedisys Common Stock to be canceled pursuant to Section 3.1(a)(ii))) shall be converted into the right to receive the Per Share Merger Consideration (the total amount to be paid, the “Merger Consideration”). As of the Effective Time, all such shares of Amedisys Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each holder of an Amedisys Certificate or Amedisys Book-Entry Share shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Per Share Merger Consideration in accordance with Section 3.2.
(ii)   Each share of Amedisys Common Stock (A) held in the treasury of Amedisys, or (B) owned by Parent or Merger Sub or any of their respective Subsidiaries, in each case, immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(iii)   Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of the common stock of the Surviving Corporation.
(b)   Treatment of Amedisys Equity Awards.
(i)   Each award of time-based vesting restricted stock units relating to Amedisys Common Stock (each, an “Amedisys RSU Award”) that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof be converted into an award of Parent restricted stock units with the same terms and conditions (including the Double-Trigger Protection) that applied to such Amedisys RSU Award immediately prior to the Effective Time (other than any other terms rendered inoperative by reason of the transactions contemplated by this Agreement or other immaterial administrative or ministerial changes), relating to a number of shares of Parent Common Stock equal to the product, rounded to the nearest whole number of shares, of (1) the number of shares of Amedisys Common Stock subject to such Amedisys RSU Award immediately prior to the Effective Time and (2) the Equity Award Exchange Ratio.
(ii)   Each award of performance-based vesting restricted stock units relating to Amedisys Common Stock (each, an “Amedisys PSU Award”) that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof be converted into an award of Parent restricted stock units with the same terms and conditions (including the Double-Trigger Protection) that applied to such Amedisys PSU Award immediately prior to the Effective Time (other than performance-based vesting conditions, which shall not apply following the Effective Time, or any other terms rendered inoperative by reason of the transactions contemplated by this Agreement or other immaterial administrative or ministerial changes), relating to a number of shares of Parent Common Stock equal to the product, rounded to the nearest whole number of shares, of (1) the number of shares of Amedisys Common Stock subject to such Amedisys PSU Award immediately prior to the Effective Time and (2) the Equity Award Exchange Ratio. The number of shares outstanding in respect of any Amedisys PSU Award that remains subject to performance-based vesting conditions as of the Closing Date (i.e., any Amedisys PSU Award for which the level of performance vesting has not yet been determined) shall be determined by assuming, in respect of such Amedisys PSU Award, achievement at target performance.
(iii)   Each option to purchase Amedisys Common Stock (each, an “Amedisys Option”) that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted into an option to purchase Parent Common Stock with the same terms and conditions (including the Double-Trigger Protections) that applied to such Amedisys Option immediately prior to the Effective Time (other than any other terms rendered inoperative by reason of the transactions contemplated by this Agreement or other immaterial administrative or ministerial changes), relating to a number of shares of Parent Common Stock equal to the product, rounded down to the nearest whole number of shares, of (1) the number of shares of Amedisys Common Stock subject to such Amedisys Option immediately prior to the Effective Time and (2) the Equity Award Exchange Ratio, and with an exercise price per share equal to the exercise price per share of Amedisys Common Stock of such Amedisys Option immediately prior to the Effective Time divided by the Equity Award Exchange Ratio, rounded up to the nearest whole cent (each, an “Adjusted Parent Option”). The exercise price and the number of shares of Parent Common Stock subject to such Adjusted Parent Options shall be determined in a manner consistent with the requirements of

Section 409A of the Code; provided, that in the case of any Amedisys Option to which Section 422 of the Code applies, the exercise price and the number of shares of Parent Common Stock subject to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary to satisfy the requirements of Section 424(a) of the Code.
(iv)   Each Amedisys RSU Award held by a current or former non-employee director of Amedisys (a “Director RSU”), that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, be cancelled and shall only entitle the holder of such Director RSU to receive (without interest), as soon as reasonably practicable after the Effective Time (but in any event no later than three (3) Business Days after the Effective Time), an amount in cash equal to the product of (1) the number of shares of Amedisys Common Stock subject to such Director RSU Award immediately prior to the Effective Time and (2) the Per Share Merger Consideration; provided, that, with respect to any Director RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Amedisys Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.
(v)   Prior to the Effective Time, the Board of Directors of Amedisys or the appropriate committee thereof shall take, or cause to be taken, all reasonably necessary and appropriate action under the Amedisys Stock Plans (and the underlying grant, award or similar agreements), including adopting resolutions providing for the treatment of the Amedisys RSU Awards, the Amedisys PSU Awards, the Amedisys Options and the Director RSUs (collectively, the “Amedisys Equity Awards”) as contemplated by this Section 3.1(b), to carry out the treatment of Amedisys Equity Awards contemplated by this Section 3.1(b).
(vi)   As soon as practicable after the Effective Time, and in any event at least one (1) business day thereafter, Parent shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (or other applicable form) registering the shares of Parent Common Stock necessary to fulfill Parent’s obligations under this Section 3.1(b). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery with respect to the Amedisys Equity Awards assumed by it in accordance with this Section 3.1(b).
(c)   Treatment of ESPP.   Prior to the Effective Time, the Board of Directors of Amedisys or the appropriate committee thereof shall take, or cause to be taken, all reasonably necessary and appropriate action to provide that, subject to the consummation of the Merger, the Amedisys ESPP shall terminate effective immediately prior to the Effective Time. As soon as practicable following the date of this Agreement, the Board of Directors of Amedisys or the appropriate committee thereof, shall adopt resolutions and shall take, or cause to be taken, all necessary and appropriate action to provide that, with respect to the Amedisys ESPP, (1) participation following the date of this Agreement shall be limited to those employees who participate on the date of this Agreement, (2) except to the extent necessary to maintain the status of the Amedisys ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the Treasury Regulations thereunder, participants may not increase their payroll deductions or purchase elections from those in effect on the date of this Agreement, (3) no offering period shall be commenced after the date of this Agreement and (4) each participant’s outstanding right to purchase shares of Amedisys Common Stock under the Amedisys ESPP shall automatically be exercised on the day immediately prior to the day on which the Effective Time occurs (if not earlier terminated pursuant to the terms of the Amedisys ESPP), and the resulting shares of Amedisys Common Stock will be converted into the right to receive the Per Share Merger Consideration in accordance with Section 3.1(a)(i); provided, further that Amedisys shall first provide Parent with copies of such resolutions for Parent’s (or Parent’s counsel’s) review and comment (which shall not be unreasonably withheld or delayed). Without limiting the foregoing, Amedisys may, in its discretion, suspend or terminate any current or future offering periods under the Amedisys ESPP as it deems advisable prior to the Effective Time and to the extent permitted under the terms of the Amedisys ESPP.

Section 3.2.   Delivery of Merger Consideration.
(a)   Deposit of Merger Consideration and Paying Agent.   Prior to the Closing, Parent shall enter into a customary paying agent agreement (the “Paying Agent Agreement”) with a paying agent that is the transfer agent of Parent, the transfer agent of Amedisys or another nationally recognized financial institution or trust company designated by Parent and reasonably acceptable to Amedisys (the “Paying Agent”) for the payment and delivery of the Merger Consideration as provided in Section 3.1(a)(i). Prior to or substantially concurrently with the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments in respect of the outstanding shares of Amedisys Common Stock pursuant to Section 3.1(a)(i) (such cash, the “Exchange Fund”).
(b)   Exchange Fund.   Pursuant to the Paying Agent Agreement, among other things, the Paying Agent shall invest the Exchange Fund, if and as directed by Parent; provided, however, that any investment shall be in obligations of or guaranteed as to principal and interest by the U.S. government in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services, LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. Any interest and other income resulting from such investment (if any) in excess of the amounts payable pursuant to Section 3.1(a)(i) shall be promptly returned to Parent or the Surviving Corporation, as determined by Parent in accordance with the terms and conditions of the Paying Agent Agreement. If the Exchange Fund is inadequate to pay the amounts payable pursuant to Section 3.1(a)(i), Parent shall promptly provide additional funds to the Paying Agent sufficient to make all payments of the Merger Consideration, which additional funds shall be deemed to be part of the Exchange Fund.
(c)   Exchange Procedures.   As promptly as practicable following the Effective Time, and in no event later than the fourth (4th) business day thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a certificate (an “Amedisys Certificate”) that immediately prior to the Effective Time represented outstanding shares of Amedisys Common Stock (i) a letter of transmittal (which shall specify that delivery of Amedisys Certificates shall be effected, and risk of loss and title to the Amedisys Certificates shall pass only upon proper delivery of the Amedisys Certificates (or affidavits of loss in lieu thereof) to the Paying Agent, and which shall be in the form and have such other provisions as are reasonably acceptable to Parent and Amedisys) and (ii) instructions (which instructions shall be in the form and have such other provisions as are reasonably acceptable to Parent and Amedisys) for use in effecting the surrender of the Amedisys Certificates in exchange for the Per Share Merger Consideration. Upon surrender of an Amedisys Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Amedisys Certificate shall be entitled to receive the Per Share Merger Consideration. No holder of record of a book-entry share (an “Amedisys Book-Entry Share”) that immediately prior to the Effective Time represented outstanding shares of Amedisys Common Stock shall be required to deliver an Amedisys Certificate or letter of transmittal or surrender such Amedisys Book-Entry Shares to the Paying Agent, and in lieu thereof, upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), the holder of such Amedisys Book-Entry Share shall be entitled, upon or following the Effective Time, to receive in exchange therefor the Per Share Merger Consideration. Until surrendered, in the case of an Amedisys Certificate, or exchanged for, in the case of an Amedisys Book-Entry Share, in each case, as contemplated by this Section 3.2(c), each Amedisys Certificate or Amedisys Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration as contemplated by this Section 3.2(c). The Paying Agent shall accept such Amedisys Certificates (or affidavits of loss in lieu thereof) and make such payments and deliveries with respect to Amedisys Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Amedisys Certificates or Amedisys Book-Entry Shares on the Merger Consideration or any cash payable hereunder. With respect to Amedisys Book-Entry Shares held, directly or indirectly, through DTC, Parent and Amedisys shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time and in any event on the Closing Date, upon surrender of such Amedisys Book-Entry Shares in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, Amedisys, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Per Share Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to this Article III.
(d)   Certain Transfers of Ownership.   In the event of a transfer of ownership of Amedisys Common Stock that is not registered in the transfer records of Amedisys, payment of the appropriate amount of Merger Consideration may be made to a person other than the person in whose name the Amedisys Certificate so surrendered is registered, if such Amedisys Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Exchange Agent) and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Amedisys Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Payment of the Per Share Merger Consideration with respect to Amedisys Book-Entry Shares shall only be made to the person in whose name such Amedisys Book-Entry Shares are registered in the stock transfer books or ledger of Amedisys.
(e)   Lost Certificates.   If any Amedisys Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such Amedisys Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Amedisys Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Amedisys Certificate the Per Share Merger Consideration to which the holder thereof is entitled pursuant to this Article III.
(f)   No Further Ownership Rights in Amedisys Common Stock.   From and after the Effective Time, the stock transfer books of Amedisys shall be closed, and thereafter there shall be no transfers on the stock transfer books or ledger of Amedisys of the shares of Amedisys Common Stock. The Per Share Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to any shares of Amedisys Common Stock. From and after the Effective Time, the holders of shares of Amedisys Common Stock outstanding immediately prior to the Effective Time shall, subject to Section 3.2(j), cease to have any rights with respect to such shares or as shareholders of Amedisys except the right to receive the Per Share Merger Consideration, without interest thereon, into which the shares have been converted pursuant to Section 3.1(a) upon the surrender thereof in accordance with this Section 3.2(f) and subject to Section 3.2(i). If, after the Effective Time, any Amedisys Certificate or acceptable evidence of an Amedisys Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled to receive as a result of the Merger pursuant to this Article III.
(g)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including any interest and other income resulting from any investments thereof (if any)) which remains undistributed to the holders of the Amedisys Certificates or Amedisys Book-Entry Shares for one year after the Effective Time shall be delivered to Parent or its designee upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to Parent as general creditor thereof for payment (after giving effect to any required Tax withholdings as provided in Section 3.2(i)) of their claims for Merger Consideration.
(h)   No Liability.   None of Parent, Merger Sub, Amedisys or the Paying Agent shall be liable to any former holder of shares of Amedisys Common Stock for any amount properly delivered to a

Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law. If any Amedisys Certificate shall not have been surrendered or Amedisys Book-Entry Share not paid, in each case, in accordance with Section 3.2(c), immediately prior to the date on which any Merger Consideration in respect of such Amedisys Certificate or Amedisys Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such Amedisys Certificate or Amedisys Book-Entry Share shall, to the extent permitted by Applicable Law, become the property of Parent free and clear of all claims or interest of any person previously entitled thereto.
(i)   Withholding Rights.   Each of Amedisys, Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any person such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of Applicable Law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.
(j)   Appraisal Rights.   Subject to the last sentence of this Section 3.2(j), no Dissenting Stockholder shall be entitled to receive the Per Share Merger Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder; each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder, and such Dissenting Stockholder shall cease to have any other rights with respect to such Dissenting Shares. Notwithstanding the foregoing, if any Dissenting Shares lose their status as such (through failure to perfect, waiver, effective withdrawal or otherwise), then, as of the later of the Effective Time or the date of loss of such status, each such Dissenting Share shall automatically be converted into or shall be deemed to have been, as of the Effective Time, converted into, as applicable, and shall represent only the right to receive, the Per Share Merger Consideration in accordance with Section 3.1(a), after the surrender of the Amedisys Certificate(s) or Book-Entry Shares, as applicable, representing such Dissenting Shares in accordance with this Agreement. Amedisys shall give Parent prompt notice and copies of any written demands for appraisal, actual, attempted or purported withdrawals of such demands, and any other instruments served pursuant to (or purportedly pursuant to) applicable Law that are received by Amedisys relating to the Amedisys stockholders’ demands of appraisal. Parent shall have the right to participate in and direct all negotiations and Proceedings with respect to any demand for appraisal under the DGCL, including any determination to make any payment or deposit with respect to any of the Dissenting Stockholders with respect to any of their Dissenting Shares under Section 262(h) of the DGCL prior to the entry of judgment in the Proceedings regarding appraisal. Amedisys shall not, except with the prior written consent of Parent, voluntarily make any payment or deposit with respect to any demands for appraisals, offer to settle or settle any such demands or approve any withdrawal of any such demands, or agree, authorize or commit to do any of the foregoing.
Section 3.3.   Certain Adjustments.
Without limiting the other provisions of this Agreement, if at any time during the period between the execution of this Agreement and the Effective Time any change in the number or type of outstanding shares of Amedisys Common Stock shall occur as a result of a reclassification, recapitalization, exchange, stock split (including a reverse stock split), combination or readjustment of shares or any stock dividend or stock distribution with a record date during such period, the Per Share Merger Consideration and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 3.3 shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
Section 3.4.   Further Assurances.
If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and Amedisys with respect to the Merger, the officers of Parent shall be fully authorized (in the name of Merger Sub, Amedisys, the Surviving Corporation and otherwise) to take such action.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.1.   Representations and Warranties of Amedisys.
Except as set forth in any Amedisys SEC Document filed with the SEC since January 1, 2021 and publicly available prior to the date of this Agreement (as amended prior to the date of this Agreement, the “Amedisys Filed SEC Documents”) (excluding any disclosures in any risk factors section, in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature) or as disclosed in the disclosure letter delivered by Amedisys to Parent upon the execution of this Agreement (the “Amedisys Disclosure Letter”) and making reference to the particular subsection of this Agreement to which exception is being taken (provided that such disclosure shall be deemed to qualify that particular subsection and such other subsections of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other subsections), Amedisys represents and warrants to Parent as follows:
(a)   Organization, Standing and Corporate Power.   Each of Amedisys and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys. Each of Amedisys and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys. The Certificate of Incorporation of Amedisys and the Bylaws of Amedisys, in each case as amended through the date of this Agreement, have been filed prior to the date of this Agreement with the Amedisys Filed SEC Documents.
(b)   Corporate Authority; Non-contravention.
(i)   Amedisys has all requisite corporate power and authority to enter into this Agreement and, subject to the Amedisys Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Amedisys, the performance by Amedisys of its obligations hereunder and the consummation by Amedisys of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Amedisys, subject, in the case of the Merger, to the Amedisys Stockholder Approval. The Board of Directors of Amedisys (at a meeting duly called and held) has, by the unanimous vote of all directors of Amedisys, (A) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement, (B) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, Amedisys and the stockholders of Amedisys, (C) resolved to recommend the adoption of this Agreement to the stockholders of Amedisys, on the terms and subject to the conditions set forth in this Agreement, (D) directed that this Agreement be submitted to the stockholders of Amedisys for adoption at the Amedisys Stockholders Meeting and (E) approved the termination of the OPCH Agreement and, except to the extent expressly permitted pursuant to Section 5.2(b) and Section 5.2(d), such resolutions have not been rescinded, modified or withdrawn in any way. This Agreement has been duly executed and delivered by Amedisys and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the legal, valid and binding obligation of Amedisys, enforceable against Amedisys in accordance with its terms, except that (1) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (2) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).
(ii)   The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, “Liens”) upon any of the properties or assets of Amedisys or any of its subsidiaries under, (A) the Certificate of Incorporation of Amedisys or the Bylaws of Amedisys or the comparable organizational documents of any of its subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization to which Amedisys or any of its subsidiaries is a party or by which Amedisys, any of its subsidiaries or their respective properties or assets may be bound or (C) subject to the governmental filings and other matters referred to in Section 4.1(b)(iii), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Amedisys or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (A) (solely with respect to the certificate of incorporation and bylaws or comparable organizational documents of Amedisys’s subsidiaries), (B) and (C), any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to (1) have a Material Adverse Effect on Amedisys or (2) prevent, materially impair or materially delay the ability of Amedisys to consummate any of the transactions contemplated hereby.
(iii)   No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, national, state, provincial, local or supranational government, any court, legislative, administrative, regulatory or other governmental agency, commission or authority or any accrediting body or non-governmental self-regulatory agency, commission or authority, in each case, whether domestic or foreign (each, a “Governmental Entity”) is required by or with respect to Amedisys or any of its subsidiaries in connection with the execution and delivery of this Agreement by Amedisys, the performance by Amedisys of its obligations hereunder or the consummation by Amedisys of the transactions contemplated hereby, except for (A) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and with any other competition, antitrust, merger control or investment laws or laws that provide for review of national security matters (together with the HSR Act, the “Antitrust Laws”), (B) the filing or submission with the SEC of a proxy statement relating to the Amedisys Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the “Proxy Statement”) and such reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Amedisys or its subsidiaries are qualified to do business, (D) the approvals, orders or authorizations set forth in Section 4.1(b)(iii) of the Amedisys Disclosure Letter and (E) such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to (1) have a Material Adverse Effect on Amedisys or (2) prevent, materially impair or materially delay the ability of Amedisys to consummate any of the transactions contemplated hereby.
(c)   Capital Structure.
(i)   The authorized capital stock of Amedisys consists of 60,000,000 shares of common stock, par value $0.001 per share (the “Amedisys Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Amedisys Preferred Stock”). At the close of business on June 23, 2023 (the “Measurement Date”), (A) 32,607,808 shares of Amedisys Common Stock were issued and outstanding (for the avoidance of doubt, excluding shares of Amedisys

Common Stock held by Amedisys in its treasury), (B) no shares of Amedisys Preferred Stock were issued and outstanding, (C) 5,422,072 shares of Amedisys Common Stock were held by Amedisys in its treasury, (D) 542,962 shares of Amedisys Common Stock were subject to issuance pursuant to Amedisys RSU Awards, (E) 134,099 shares of Amedisys Common Stock were subject to issuance pursuant to Amedisys PSU Awards (assuming satisfaction of any performance vesting conditions at maximum levels), (F) 261,377 shares of Amedisys Common Stock were subject to issuance upon exercise of Amedisys Options, with a weighted average exercise price of $129.42 per share of Amedisys Common Stock, and (G) 1,238,750 shares of Amedisys Common Stock were reserved for issuance pursuant to the Amedisys ESPP. No shares of Amedisys Common Stock are owned by any subsidiary of Amedisys.
(ii)   All outstanding shares of capital stock of Amedisys are, and all shares of capital stock of Amedisys that may be issued as permitted by this Agreement or otherwise shall be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 4.1(c)(i) and except for changes since the Measurement Date resulting from the issuance of shares of Amedisys Common Stock pursuant to the settlement of Amedisys RSU Awards or Amedisys PSU Awards or exercise of Amedisys Options, in each case, outstanding on the Measurement Date in accordance with their terms in effect on the date of this Agreement or as expressly permitted by Section 5.1(a)(ii), (A) there are no issued, reserved for issuance or outstanding Equity Securities of Amedisys, and (B) there are no outstanding obligations of Amedisys or any of its subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of Amedisys or to issue, deliver or sell, or cause to be issued, delivered or sold, any Equity Securities of Amedisys.
(iii)   As of the date hereof, Amedisys has made available to Parent a true and complete list of all outstanding Amedisys Equity Awards (the “Amedisys Equity Awards Capitalization Table”), including, the date of grant, the type of the award, the vesting schedule, whether subject to performance conditions, the number of shares of Amedisys Common Stock subject to such type of award (based on the aggregate number of shares granted on the grant date and vesting on the applicable vesting date and assuming satisfaction of any performance vesting conditions at maximum levels), and, for each Amedisys Option, the applicable exercise price and expiration date. Amedisys shall provide Parent with an updated Amedisys Equity Awards Capitalization Table no later than five business days prior to the Effective Time. The terms of the Amedisys Stock Plans and the underlying award agreements permit the treatment of Amedisys Equity Awards described in Section 3.1(b).
(iv)   There are no stockholder agreements or voting trusts or other agreements or understandings to which Amedisys or any of its subsidiaries is a party with respect to the voting, or restricting the transfer, of any Equity Securities of Amedisys or any of its subsidiaries. Neither Amedisys nor its subsidiaries has granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to any Equity Securities of Amedisys or any of its subsidiaries that are in effect. Neither Amedisys nor any of its subsidiaries has any outstanding any bonds, debentures, notes or other debtor obligations the holders of which have the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) with the stockholders of Amedisys or any of its subsidiaries on any matter.
(v)   As of the date of this Agreement, there is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which Amedisys or any of its subsidiaries is subject, party or otherwise bound.
(d)   Subsidiaries.
(i)   Except as, individually or in the aggregate, would not reasonably be expected to be material to Amedisys and its subsidiaries, taken as a whole, all Equity Securities of each subsidiary of Amedisys (A) have been validly issued and are fully paid and nonassessable and (B) are owned by Amedisys or one of its wholly owned subsidiaries, directly or indirectly, free and clear of any Lien (other than any restrictions imposed by Applicable Laws) and free of preemptive rights, rights of first refusal, subscription rights or similar rights of any person and transfer restrictions (other than transfer restrictions under Applicable Laws or under the organizational documents of such subsidiary).
(ii)   Except as, individually or in the aggregate, would not reasonably be expected to be material to Amedisys and its subsidiaries, taken as a whole, there are no outstanding (A) Equity Securities of Amedisys or any of its subsidiaries convertible into or exchangeable or exercisable for, or based upon the value of, shares of capital stock or other voting or equity securities or interests in any subsidiary of Amedisys or (B) warrants, calls, options, preemptive rights or other rights to acquire from Amedisys or any of its subsidiaries, or any obligation of Amedisys or any of its subsidiaries to issue, any Equity Securities in any subsidiary of Amedisys.
(e)   SEC Documents; Financial Statements; Undisclosed Liabilities.
(i)   Amedisys has filed or furnished all required registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein, regardless of when such exhibits and other information were filed) with the SEC since January 1, 2021 (the “Amedisys SEC Documents”). As of their respective dates, the Amedisys SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Amedisys SEC Documents, and none of the Amedisys SEC Documents when filed and at their respective effective times, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Amedisys SEC Documents, and, to the knowledge of Amedisys, none of the Amedisys SEC Documents is the subject of any outstanding SEC investigation. No subsidiary of Amedisys is required to file reports with the SEC pursuant to the requirements of the Exchange Act.
(ii)   The consolidated financial statements (including all related notes and schedules) of Amedisys and its subsidiaries included in the Amedisys SEC Documents were prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Amedisys and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material and to any other adjustments described therein, including the notes thereto).
(iii)   Except (A) as reflected or reserved against in Amedisys’s audited balance sheet as of December 31, 2022 (or the notes thereto) included in Amedisys’s Annual Report on Form 10-K filed with the SEC on February 16, 2023 (the “Amedisys Balance Sheet”), (B) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2022, and (C) for liabilities and obligations incurred in connection with or contemplated by this Agreement, neither Amedisys nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Amedisys.
(iv)   Amedisys maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Amedisys’s properties or assets. Since January 1, 2021, none of Amedisys, Amedisys’s independent accountants, the Board of Directors of Amedisys or its audit committee has identified or been made aware of any (1) “significant deficiency” in the internal controls over financial reporting of Amedisys, (2) “material weakness” in the internal controls over financial reporting of Amedisys, (3) fraud, whether or not material, that involves management or other employees of Amedisys who have a significant role in the internal controls over financial reporting of Amedisys or (4) any bona fide complaints regarding a material violation of accounting procedures, internal accounting controls or auditing matters, including from employees of Amedisys or any of its subsidiaries regarding questionable accounting, auditing or legal compliance matters.
(v)   The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Amedisys are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Amedisys in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Amedisys, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officers and chief financial officer of Amedisys to make the certifications required under the Exchange Act with respect to such reports.
(vi)   Neither Amedisys nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among Amedisys and any of its subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Amedisys or any of its subsidiaries in Amedisys’s or such subsidiary’s published financial statements or other Amedisys SEC Documents.
(f)   Absence of Certain Changes or Events.
(i)   From December 31, 2022 through the date of this Agreement, other than with respect to or in connection with the transactions contemplated hereby, (A) the businesses of Amedisys and its subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice and (B) neither Amedisys nor any of its subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Sections 5.1(a)(i)(A), (iv), (v), (viii), (x), (xiii) or (xv) (solely as it relates to the foregoing Sections 5.1(a)(i), (ii), (iv), (v), (viii), (x) or (xiii)).
(ii)   Since December 31, 2022, there have been no Changes that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Amedisys.
(g)   Compliance with Applicable Laws; Outstanding Orders.   Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys, Amedisys and its subsidiaries hold all permits, licenses, accreditations, certifications, qualifications, agreements, authorizations, easements, franchises, rulings, waivers, consents, variances, exemptions, orders, registrations and approvals of all Governmental Entities or accreditation organizations, or the administrative agents thereof (“Permits”) that are required for the operation of the businesses of Amedisys and its subsidiaries as currently conducted (the “Amedisys Permits”), and all such Amedisys Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval. Amedisys and its subsidiaries are in compliance with the terms of the Amedisys Permits and all applicable federal, national, state, provincial, local or supranational laws (statutory, common or otherwise), acts, statutes, constitutions, treaties, ordinances, guidance, codes, ordinances, rules or regulations promulgated, administrative interpretation, policy, or decisions, directives or Orders or other similar requirements issued, enacted, adopted, promulgated, implemented, applied or otherwise put in to effect or enforced by any Governmental Entity (collectively, “Applicable Laws”) relating to Amedisys and its subsidiaries or their respective businesses or properties, except where the failure to be in compliance with such Amedisys Permits or Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys. Neither Amedisys nor any of its subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to (i) have a Material Adverse Effect on Amedisys or (ii) prevent, materially impair or materially delay the ability of Amedisys to consummate any of the transactions contemplated hereby.
(h)   Healthcare Matters; Data Privacy.   Except as, individually or in the aggregate, would not reasonably be expected to be material to Amedisys and its subsidiaries, taken as a whole:
(i)   Amedisys, its subsidiaries and the Amedisys Provider JVs are, and since January 1, 2021 have been, in compliance with all Healthcare Laws. Amedisys, its subsidiaries and the Amedisys Provider JVs have not received any written or, to the knowledge of Amedisys, oral, notice from any Governmental Entity regarding any alleged or actual violation of Healthcare Laws.
(ii)   Neither Amedisys nor any of its subsidiaries nor any of the Amedisys Provider JVs is, or has been since January 1, 2022, (A) a party to a Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services or any other consent decree, deferred prosecution agreement, monitoring agreement, Order or similar agreement with a Governmental Entity, (B) to the knowledge of Amedisys, the subject of any unresolved investigation (other than ordinary course licensure and accreditation surveys), program integrity review, targeted probe review, payment suspensions (actual or threatened), Recovery Audit Contractor audits, Medicaid Integrity Program audits, Zone Program Integrity Contractor audits, claims review, or audit, or to the knowledge of Amedisys, any investigation conducted by any Payor or any federal, state or local Governmental Entity, (C) to the knowledge of Amedisys, a defendant or named party in any qui tam/False Claims Act litigation, or (D) the subject of any voluntary self-disclosure to a Governmental Entity or Payor, and no voluntary self-disclosures are planned or anticipated. Neither Amedisys nor any of its subsidiaries nor any of the Amedisys Provider JVs has any continuing material reporting obligations pursuant to a settlement agreement or other remedial measure entered into with any Governmental Entity.
(iii)   Neither Amedisys, nor any of its subsidiaries, nor any of the Amedisys Provider JVs, nor any respective owner, director, officer, manager, managing employee (as such term is defined in 42 U.S.C. § 1320a-5(b)), or, to the knowledge of Amedisys, Amedisys Healthcare Professional, vendor or other personnel (whether employees or independent contractors) is currently or has been, or, to the knowledge of Amedisys, threatened to be: (A) debarred, excluded or suspended from participating in any Governmental Health Program or subject to an investigation or proceeding that would reasonable be expected to result in such debarment, exclusion, or suspension; (B) subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act, sanctioned, indicted or convicted of a crime, or pled nolo contendere or to sufficient facts, in connection with any allegation of violation of any Governmental Health Program requirement or Healthcare Law; (C) listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; (D) designated a Specially Designated National or Blocked Person by the Office of Foreign Asset Control of the U.S. Department of Treasury; (E) listed on the United States Food and Drug Administration Debarment List; or (F) subjected to any other debarment, exclusion, or sanction list or database.
(iv)   Amedisys, its subsidiaries and the Amedisys Provider JVs (A) have all Healthcare Permits necessary for the ownership and operation of its business as presently conducted, and each such Healthcare Permit is in full force and effect (B) are and since January 1, 2021 have been, in compliance with the terms of all Healthcare Permits necessary for the ownership and operation of its business, and (C) since January 1, 2021, neither Amedisys nor its subsidiaries nor any of the Amedisys Provider JVs (1) are subject to any pending or unresolved action by or (2) to the knowledge of Amedisys, written or oral notice from, a Governmental Entity regarding a violation of any such Healthcare Permit which would result in the revocation withdrawal, suspension, cancellation, limitation, or termination of any Healthcare Permit. Amedisys has filed all reports and maintained all records required with respect to all Healthcare Permits by Applicable Laws, including all Healthcare Laws.

(v)   All employees and independent contractors of Amedisys, its subsidiaries, the Amedisys Provider JVs and any affiliated professional corporations managed by Amedisys required by Applicable Laws, including any Healthcare Laws, to be licensed, certified, registered, accredited, or similarly approved by a Governmental Entity (each an “Amedisys Healthcare Professional”) are, to the knowledge of Amedisys, in compliance with such licensing requirements and any applicable supervision requirements and do not engage in activities subject to licensure or such other regulatory approval in jurisdictions in which such license or other regulatory approval is required but has not been obtained and maintained. To the knowledge of Amedisys, no such Amedisys Healthcare Professional has (A) had any professional license, Drug Enforcement Agency number (if applicable), Medicare, Medicaid or TRICARE provider number suspended or revoked, (B) been reprimanded, sanctioned or disciplined by any state licensing board or any Governmental Entity, professional society, hospital, Payor or specialty board, (C) been the subject of any criminal complaint, indictment, or criminal proceedings while providing services to Amedisys or any subsidiary or any of the Amedisys Provider JVs, or (D) had a final judgment or settlement without judgment entered against him or her in connection with a malpractice or similar action.
(vi)   Amedisys, its subsidiaries and the Amedisys Provider JVs currently maintain, and at all times since January 1, 2021 have maintained and implemented, a compliance program having elements of an effective corporate compliance and ethics program consistent with the criteria established by the Federal Sentencing Guidelines and the guidance of the Office of Inspector General of the Department of Health and Human Services and the Department of Justice. There are no material outstanding compliance complaints, reports, or corrective actions, or ongoing internal compliance investigations.
(vii)   Amedisys, each of its subsidiaries and each Amedisys Provider JV, as applicable, is eligible for participation and reimbursement in Governmental Health Programs and is in good standing with all Payors with which Amedisys, its subsidiary or Amedisys Provider JV is contracted. All billing practices (including, without limitation, billing, coding, documentation, filing and claims practices, and the related reports and filings) of Amedisys, its subsidiaries and the Amedisys Provider JVs are, and have been at all times since January 1, 2021, conducted in compliance with Healthcare Laws and applicable Payor program rules, requirements, and conditions of participation. Each of Amedisys, its subsidiaries and the Amedisys Provider JVs has paid or caused to be paid all known and undisputed refunds, overpayments, discounts, or adjustments, which have become due, and there are no reimbursements, payment or payment rate appeals, disputes or contested positions, or any repayment obligations outstanding or otherwise pending before any Governmental Entity or material Payor and, to the knowledge of Amedisys, none are threatened, and no repayment obligations are planned or anticipated. The right of Amedisys, its subsidiaries and the Amedisys Provider JVs to receive reimbursement from any Payor has not been terminated, rescinded, revoked, suspended, or otherwise adversely affected, and remains so, as a result of any Action by a Governmental Entity or any Payor. Neither Amedisys, nor any of its subsidiaries, nor any of the Amedisys Provider JVs (i) has received and failed to adequately resolve in accordance with applicable Healthcare Laws any notice of denial of payment, recoupment, overpayment, set-off, penalty or fine from any Payor since January 1, 2020, or (ii) has outstanding overpayments or refunds due to any Payor in excess of $4,000,000 in the aggregate (excluding, for the avoidance of doubt, overpayments or refunds due in the ordinary course of business).
(viii)   Amedisys, each of its subsidiaries and each Amedisys Provider JV is, and at all times has been, in compliance with all Applicable Laws and requirements established by any Governmental Entity relating to the Stimulus Funds, including the maintenance of accounting records associated with the Stimulus Funds in compliance with their respective terms and conditions and related guidance available as of the date of this Agreement, in each case listed by each tax identification number, as applicable, (ii) neither Amedisys nor any subsidiary nor any Amedisys Provider JV is currently the subject of a non-routine audit or, to the knowledge of Amedisys, investigation or other inquiry by a Governmental Entity with respect to attestation, receipt or use of any Stimulus Funds by Amedisys, a subsidiary or any Amedisys Provider JV and (iii) Amedisys, each of its subsidiaries and each Amedisys Provider JV, as applicable, has timely submitted all documentation and reporting required to date with respect to receipt and retention of the Stimulus Funds and there are no outstanding payments due under the Medicare Accelerated and Advance Payment Program.
(ix)   Amedisys, each of its subsidiaries and each Amedisys Provider JV, and to the knowledge of Amedisys, their respective directors, managers, officers, personnel (whether employed or engaged as independent contractors) and authorized representatives are operating, and since January 1, 2021 have operated, in compliance in all material respects with the federal health care program anti-kickback statute (42 U.S.C. § 1320a-7b, et seq.), the federal physician self-referral law (commonly known as the Stark Law) (42 U.S.C. § 1395nn, et seq., and its implementing regulations, 42 C.F.R. Subpart J), and all other Applicable Laws with respect to direct and indirect compensation arrangements, ownership interests or other relationships between such Person and any past, present or potential patient, physician, supplier, contractor, customer, Payor or other Person in a position to refer, recommend or arrange for the referral of patients or other health care business (a “Referral Source”) to Amedisys or any of its subsidiaries or any of the Amedisys Provider JVs or to whom such Person refers, recommends or arranges for the referral of patients or other health care business (a “Referral Recipient”).
(x)   Since January 1, 2021, Amedisys, its subsidiaries and the Amedisys Provider JVs is and has complied in all material respects with HIPAA, and has maintained a compliance program with the requisite physical, technical and administrative security safeguards to protect all “protected health information” created, collected or transmitted by Amedisys and its subsidiaries. Since January 1, 2021, Amedisys and its subsidiaries have not received any notices of, and there is no Action, or to the knowledge of Amedisys, any inquiry or investigation pending or threatened with respect to any alleged “Breach” or material “Security Incident” (as each such term is defined by HIPAA) by Amedisys, its subsidiaries, or each of its respective “workforce” (as defined by HIPAA). No “Breach” by Amedisys, its subsidiaries or its “workforce” or any successful “Security Incident” has occurred with respect to any “protected health information” in the possession or under the control of Amedisys or its subsidiaries since January 1, 2021. Amedisys and its subsidiaries have conducted a risk analysis as required by HIPAA within the last three (3) years, and no material vulnerabilities identified by such analyses remains outstanding as of the date of this Agreement. Each of Amedisys, its subsidiaries and the Amedisys Provider JVs, as applicable, have entered into a business associate agreement (as described by HIPAA at 45 C.F.R. §§ 164.502(e) and 164.504(e)) with each: (i) “Business Associate” (as defined by HIPAA) that performs functions or activities that render the person or entity a Business Associate of Amedisys or any of its subsidiaries or any of the Amedisys Provider JVs; (ii) “Covered Entity” (as defined by HIPAA) for which Amedisys or any of its subsidiaries or any of the Amedisys Provider JVs performs functions or activities that render it a “Business Associate” of such Covered Entity; and (iii) “Subcontractor” (as defined by HIPAA) of Amedisys or any of its subsidiaries or any of the Amedisys Provider JVs that is a Business Associate. Neither Amedisys nor any of its subsidiaries nor any of Amedisys Provider JVs has materially breached any such business associate agreement and, to the knowledge of Amedisys, no Business Associate or Subcontractor of Amedisys or any of its subsidiaries has materially breached any such business associate agreement.
(i)   Corrupt Practices.   Except as, individually or in the aggregate, would not reasonably be expected to be material to Amedisys and its subsidiaries, taken as a whole, (i) since January 1, 2021, none of Amedisys or its subsidiaries or any of the Amedisys Provider JVs, nor, to the knowledge of Amedisys, any director, officer, employee or agent of Amedisys, has directly or indirectly made, offered to make, attempted to make, or promised any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to or from any person, private or public, regardless of what form, whether in money, property or services, in violation of any Anti-Corruption Laws, (ii) to the knowledge of Amedisys, as of the date of this Agreement, neither Amedisys nor any of its subsidiaries is under internal or Governmental Entity investigation for any violation of any Anti-Corruption Laws, has received any written notice or other communication from any Governmental Entity regarding a violation of, or failure to comply with, any Anti-Corruption Laws, (iii) Amedisys, its subsidiaries and the Amedisys Provider JVs maintain a system or systems of internal controls as required by applicable Anti-Corruption Laws, and (iv) since January 1, 2021, neither Amedisys nor any of its subsidiaries nor any of the Amedisys Provider JVs has made any disclosure (voluntary or otherwise) to any Governmental Entity with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any Anti-Corruption Laws.
(j)   Sanctions.   Neither Amedisys nor any of its subsidiaries nor any of the Amedisys Provider JVs, and, to the knowledge of Amedisys, no director, officer or employee thereof, (i) is a Sanctioned Person or (ii) as of the date of this Agreement, has pending or, to the knowledge of Amedisys, threatened claims against it, him or her with respect to applicable Sanctions or Ex-Im Laws and (iii) each of Amedisys, its subsidiaries and each Amedisys Provider JV is and, since January 1, 2021, has been, in compliance in all material respects with all applicable Sanctions and Ex-Im Laws. Neither Amedisys nor any of its subsidiaries nor any of the Amedisys Provider JVs has, since January 1, 2021, made any voluntary or directed disclosure to any Governmental Entity regarding any apparent or alleged violation of Sanctions or Ex-Im Laws.
(k)   Litigation.   There is no legal, administrative, arbitral or other action, suit, charge, investigation, proceeding, complaint, audit, indictment or litigation before any court or arbitrator or any Governmental Entity (each, an “Action”) pending or, to the knowledge of Amedisys, threatened against or affecting Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs or any of their respective properties or any of their respective officers or directors, except as, individually or in the aggregate, would not reasonably be expected to (i) be material to Amedisys and its subsidiaries, taken as a whole, or (ii) prevent, materially impair or materially delay the ability of Amedisys to consummate any of the transactions contemplated hereby.
(l)   Benefit Plans.
(i)   Section 4.1(l)(i) of the Amedisys Disclosure Letter is a complete and correct list of each material Amedisys Benefit Plan. With respect to each material Amedisys Benefit Plan, Amedisys has made available, upon request, to Parent complete and correct copies, to the extent applicable, of (A) such Amedisys Benefit Plan and a summary plan description thereof, (B) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto and (C) the most recently received Internal Revenue Service (the “IRS”) determination letter or opinion.
(ii)   Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys, (A) each of the Amedisys Benefit Plans has been established, maintained, operated and administered in accordance with its terms and in compliance with Applicable Laws, including ERISA, the Code and in each case the regulations thereunder, (B) no Amedisys Benefit Plan provides post-employment or retiree welfare benefits, including death or medical benefits (whether or not insured), other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), or comparable U.S. state or foreign law, (C) all contributions, distributions or other amounts payable by Amedisys or its subsidiaries as of the Effective Time pursuant to each Amedisys Benefit Plan in respect of current or prior plan years have been timely paid in accordance with Applicable Laws or, to the extent not yet due, have been accrued in accordance with GAAP, (D) neither Amedisys nor any of its subsidiaries has engaged in a transaction in connection with which Amedisys or its subsidiaries could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code and (E) there are no pending or, to the knowledge of Amedisys, threatened in writing or anticipated claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Amedisys Benefit Plans or any trusts related thereto.
(iii)   None of Amedisys or any of its subsidiaries or any of their respective ERISA Affiliates contributes to or is obligated to contribute to or has any liability with respect to a plan subject to Title IV of ERISA or a Multiemployer Plan, including as a result of any complete or partial withdrawal from any Multiemployer Plan.
(iv)   Each of the Amedisys Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code, (A) is so qualified and, to the knowledge of Amedisys, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan and (B) has received a favorable determination letter or opinion letter as to its qualification.
(v)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) could reasonably be expected to (A) entitle any current or former employee, director or other individual service provider of Amedisys or any of its subsidiaries to any payment of compensation, (B) result in the acceleration of vesting, exercisability, funding or delivery of, or increase in the amount or value of, any payment, right or other benefit to any current or former employee, director or other individual service provider of Amedisys or any of its subsidiaries, (C) result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any Amedisys Benefit Plan or otherwise, (D) result in any limitation on the right of Amedisys or any of its subsidiaries to amend, merge, terminate or receive a reversion of assets from any Amedisys Benefit Plan or related trust on or after the Effective Time, or (E) result in the payment of any amount (whether in cash, in property, the vesting of property or in the form of benefits) that could, individually or in combination with any other such payment, reasonably be expected to constitute an “excess parachute payment” within the meaning of Section 280G of the Code.
(vi)   No person is entitled to receive any additional payment (including any Tax gross-up, reimbursement, make-whole or other payment or indemnification) from Amedisys or any of its subsidiaries as a result of the imposition of Taxes or related interest or penalties under Section 4999 of the Code or Section 409A of the Code.
(vii)   Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys, all Amedisys Benefit Plans subject to the laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements, (B) that are intended to qualify for special tax treatment meet all requirements for such treatment and (C) that are intended to be funded or book-reserved are fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions.
(viii)   Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys, (A) each Amedisys Benefit Plan maintained by Amedisys on behalf of current or former directors, officers, managers, employees or other service providers who reside or work primarily outside of the United States (each, an “Amedisys Foreign Plan”) required by any Applicable Law to be registered or approved by a Governmental Entity has been so registered or approved and has been maintained in good standing with the applicable Governmental Entity; (B) each Amedisys Foreign Plan required under any Applicable Law to be funded, is either (1) funded in all material respects in accordance with such law to an extent sufficient to provide for accrued benefit obligations with respect to all affected employees or (2) is fully insured, in each case based upon generally accepted local accounting and actuarial practices and procedures, and none of the transactions contemplated by this Agreement will, or would reasonably be expected to, cause such funding or insurance obligations to be materially less than such benefit obligations; (C) no Amedisys Foreign Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, gratuity or similar plan or arrangement; and (D) no unfunded or underfunded liabilities exist with respect to any Amedisys Foreign Plan.
(m)   Labor and Employment Matters.
(i)   Neither Amedisys nor any of its subsidiaries nor any of the Amedisys Provider JVs are party to, or bound by, any Labor Agreement and no employees of Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs are represented by any labor union, works council, or other labor organization with respect to their employment with Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs. Except for matters that, individually or in the aggregate, would not reasonably be expected to be material to Amedisys and its subsidiaries, taken as a whole, (i) there are no (and have not been since January 1, 2021) strikes or lockouts with respect to any employees of

Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs, (ii) there is no (and has not been since January 1, 2021) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of Amedisys, threatened in writing against Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs, (iii) there is no (and has not been since January 1, 2021) slowdown, or work stoppage in effect or, to the knowledge of Amedisys, threatened in writing, with respect to any employees of Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs, and (iv) there are no labor union claims or demands to represent any employees or contractors and there are no organizational campaigns in progress with respect to any of the employees or contractors.
(ii)   Except as, individually or in the aggregate, would not reasonably be expected to be material to Amedisys and its subsidiaries, taken as a whole, Amedisys, its subsidiaries and the Amedisys Provider JVs each are, and have been since January 1, 2021, in compliance with all Applicable Laws respecting labor, employment and employment practices, including all Applicable Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (“WARN Act”)), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, COVID-19, affirmative action and unemployment insurance. Except as, individually or in the aggregate, would not reasonably be expected to be material to Amedisys and its subsidiaries, taken as a whole, neither Amedisys nor any of its subsidiaries nor any of the Amedisys Provider JVs has received notice since January 1, 2021 of the intent of any Governmental Entity responsible for the enforcement of labor, employment and workers compensation insurance laws to conduct an investigation of Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs and, to the knowledge of Amedisys, no such investigation is in progress.
(iii)   Except as, individually or in the aggregate, would not reasonably be expected to be material to Amedisys and its subsidiaries, taken as a whole, to the knowledge of Amedisys, no current or former employee or independent contractor of Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation (A) owed to Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs or (B) owed to any third party with respect to such person’s right to be employed or engaged by Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs.
(iv)   Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys, (i) Amedisys, its subsidiaries and the Amedisys Provider JVs have reasonably investigated all sexual harassment or other harassment, discrimination, or retaliation allegations against officers, directors and Senior Vice President level employees of Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs that have been reported to Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs or of which Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs are otherwise aware; (ii) neither Amedisys nor its subsidiaries nor any of the Amedisys Provider JVs reasonably expects any substantial liability with respect to any such allegations and is not aware of any allegations relating to any officer, director or Senior Vice President level employee of Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs that, if known to the public, would bring Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs into significant disrepute; and (iii) to the knowledge of Amedisys, no allegations of sexual harassment are pending against any key employee of Amedisys or any of its subsidiaries.

(n)   Taxes.
(i)   Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys:
(A)   (1) All Tax Returns required to be filed by Amedisys or any of its subsidiaries have been timely filed (taking into account extensions), (2) all such Tax Returns are true, complete and correct in all respects, and (3) all Taxes due and payable (including Taxes required to be deducted or withheld from payments to employees, creditors, stockholders or other third parties) by Amedisys or any of its subsidiaries have been paid in full.
(B)   The Amedisys Balance Sheet accrues all liabilities for Taxes with respect to all periods through such date in accordance with GAAP, and none of Amedisys or its subsidiaries has incurred any liabilities for Taxes since such date, other than in the ordinary course of business.
(C)   (1) No audits or other administrative proceedings or proceedings before any Taxing Authority are pending or threatened in writing with regard to any Taxes or Tax Return of Amedisys or any of its subsidiaries, (2) no Taxing Authority is asserting any claim, assessment or deficiency for Taxes of Amedisys or any of its subsidiaries, and (3) no agreement or document is in force that waives or extends, or has the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to Amedisys or any of its subsidiaries.
(D)   Neither Amedisys nor any of its subsidiaries (1) is, or has been since January 1, 2010, a member of an affiliated, consolidated or unitary group for Tax purposes (other than a group the common parent of which is or was Amedisys or any of its subsidiaries), (2) has any liability for the Taxes of any person (other than Amedisys or any of its current or former subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor as a result of any transaction since January 1, 2010, by contract or otherwise (other than customary Tax indemnifications contained in ordinary course commercial agreements or arrangements that are not primarily related to Taxes) or (3) will be bound in any taxable period ending after the Closing by a closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or non-U.S. law)
(E)   None of the assets of Amedisys or any of its subsidiaries is subject to any Liens for Taxes (other than Liens for Taxes that are Permitted Liens).
(ii)   Within the past two years, neither Amedisys nor any of its subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(iii)   Neither Amedisys nor any of its subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 (or any similar provision of state, local or non-U.S. law) in any taxable period for which the statute of limitations has not expired.
(o)   Intellectual Property.   Section 4.1(o) of the Amedisys Disclosure Letter contains a list of all issuances, registrations, and applications for registration of all Intellectual Property owned by Amedisys or its subsidiaries or the Amedisys Provider JVs as of the date of this Agreement (the “Amedisys Registered IP” and, together with all other Intellectual Property owned or purported to be owned by Amedisys, its subsidiaries or the Amedisys Provider JVs, the “Amedisys Owned IP”). Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys: (i) all Amedisys Registered IP is subsisting, and, to the knowledge of Amedisys, valid and enforceable; (ii) Amedisys or one of its subsidiaries exclusively owns all Amedisys Owned IP; (iii) Amedisys, its subsidiaries or the Amedisys Provider JVs exclusively own, free and clear of all Liens (except Permitted Liens), or have the right to use pursuant to valid licenses, sublicenses, agreements or permissions, all items of Intellectual Property necessary for or used in the operation of Amedisys, its subsidiaries’ and the Amedisys Provider JVs’ businesses, as currently conducted; (iv) to the knowledge of Amedisys, Amedisys, its subsidiaries, and the conduct of Amedisys’s, its subsidiaries’ and the Amedisys Provider JVs’ businesses as currently conducted do not, infringe, misappropriate, dilute or otherwise violate, and, since January 1, 2021, have not infringed, misappropriated, diluted or otherwise violated any of the Intellectual Property rights of any third party; (v) no claims are, or have been since January 1, 2021, pending or, to the knowledge of Amedisys, threatened in writing, alleging that Amedisys or its subsidiaries have infringed, misappropriated, diluted or otherwise violated the Intellectual Property rights of any third party or challenging Amedisys’s ownership or use of any Amedisys Owned IP; (vi) to the knowledge of Amedisys, no third party is infringing, misappropriating, diluting or otherwise violating, or, since January 1, 2021, has infringed, misappropriated, diluted, or otherwise violated any Amedisys Owned IP; (vii) Amedisys, its subsidiaries and the Amedisys Provider JVs have taken reasonable measures to protect the confidentiality of trade secrets and other confidential information owned by or provided to them under conditions of confidentiality; (viii) to the knowledge of Amedisys, there has been no unauthorized disclosure of any such trade secrets or confidential information by Amedisys, any of its subsidiaries or any of the Amedisys Provider JVs to any person; (ix) all employees, contractors or consultants who have contributed to the development of any material Intellectual Property for or on behalf of Amedisys, any of Amedisys’s subsidiaries or any of the Amedisys Provider JVs have executed contracts that assign to Amedisys or one of Amedisys’s subsidiaries all of such person’s rights in and to such Intellectual Property (to the extent such rights are not transferred to Amedisys or one of Amedisys’s subsidiaries via operation of law); and (x) except as would be material to Amedisys and its subsidiaries, taken as a whole, no software included in the Amedisys Owned IP (“Owned Amedisys Software”) (A) includes any Harmful Code or (B) is linked to by Amedisys or its subsidiaries, or, to the knowledge of Amedisys, by any other person, incorporates or is otherwise integrated by Amedisys or its subsidiaries, or, to the knowledge of Amedisys, by any other person, in each case with any Open Source Software or any modification or derivative thereof in a manner that (1) subjects such Owned Amedisys Software to any obligations to make such software or source code therefor available to the public or to be licensed to third parties at no or minimal cost, (2) creates obligations for Amedisys to grant, or purports to grant, to any person any rights or immunities under any Amedisys Owned IP, or (3) that otherwise restricts the ability of Amedisys to commercially exploit such Owned Amedisys Software.
(p)   Information Technology; Data Protection.   The IT Assets owned by, controlled by, or otherwise used in the conduct of the businesses of Amedisys and its subsidiaries are sufficient for, and operate and perform as needed by, Amedisys and its subsidiaries to adequately conduct their respective businesses as currently conducted, except for insufficiencies or failures to operate or perform that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys. Since January 1, 2021, to the knowledge of Amedisys, there have not been, and there are no known vulnerabilities or defects that would reasonably be expected to result in, any Security Breaches or unauthorized access or disclosure, unauthorized use, failures or unplanned outages or other adverse integrity or security access incidents affecting the IT Assets owned by or controlled by Amedisys or its subsidiaries or any other persons to the extent used by or on behalf of Amedisys or its subsidiaries (or, in each case, Personal Data and other information and transactions stored or contained therein or transmitted thereby), except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys. Since January 1, 2021, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys, (A) Amedisys and its subsidiaries (1) have been in compliance with all Privacy and Security Requirements and any binding industry standards applicable to the industry in which each of Amedisys or any of its subsidiaries operates, and (2) have implemented and maintained a data security plan with commercially reasonable administrative, technical and physical safeguards to protect the IT Assets of Amedisys and its subsidiaries, and the Personal Data and other information and transactions stored or contained therein or transmitted thereby, against unauthorized access, use, loss and damage; (B) there have been no Actions related to any Security Breaches, other data security incidents, or violations of any Privacy and Security Requirements by Amedisys or any of its subsidiaries; and (C) none of Amedisys or any of its subsidiaries have sent (or been required to send) or received any written notices to or from any Person or Governmental Entity relating to violations or potential violations of any Privacy and Security Requirements. To the knowledge of Amedisys, since January 1, 2021, there has been no (x) unauthorized access, misuse of or damage to any IT Assets owned by or controlled by, or otherwise used in the conduct of the business of, Amedisys or any of its subsidiaries or (y) unauthorized access, use, misuse of, Processing or loss of, or damage to, any Personal Data maintained by or on behalf of Amedisys or any of its subsidiaries, in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys.
(q)   Certain Contracts.   Except for this Agreement, as of the date of this Agreement, neither Amedisys nor any of its subsidiaries is a party to or bound by (in each case, excluding any Amedisys Benefit Plan):
(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC)
(ii)   any contract involving payment by or to Amedisys or its subsidiaries of more than $20,000,000 in the year ended December 31, 2022 or that is expected to involve payment by or to Amedisys or its subsidiaries of more than $20,000,000 for the year ended December 31, 2023;
(iii)   contracts with any Payor involving payment by or to Amedisys or its subsidiaries of more than $10,000,000 in the year ended December 31, 2022 or that is expected to involve payment to Amedisys or its subsidiaries of more than $10,000,000 for the year ended December 31, 2023;
(iv)   contracts with a Governmental Entity, pursuant to which Amedisys or a subsidiary received payments from any Governmental Entity in excess of $2,500,000 for the year ended December 31, 2022 or is expected to receive payments from any Governmental Entity in excess of $2,500,000 for the year ended December 31, 2023;
(v)   any loan agreements, credit agreements, notes, debentures, bonds, mortgages, indentures, and other contracts pursuant to which any indebtedness of Amedisys or any of its subsidiaries is outstanding or may be incurred and all guarantees of or by Amedisys or any of its subsidiaries of any indebtedness of any other person (except for any such indebtedness or guarantees of indebtedness (A) the principal amount of which does not exceed $1,000,000 in the aggregate and (B) intercompany indebtedness among Amedisys and its wholly owned subsidiaries in the ordinary course of business);
(vi)   any contract relating to any swap or hedging transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions;
(vii)   any contract containing a right of first refusal, right of first negotiation or right of first offer with respect to any assets of Amedisys or any of its subsidiaries or joint ventures that have a fair market value or purchase price of more than $2,500,000;
(viii)   any contract containing any non-compete, exclusivity, “most favored nation” provision or any similarly restrictive provision with respect to any line of business, person, property or geographic area that limits, in any material respect, the business of Amedisys or any of its subsidiaries (or, following the Effective Time, Parent and its subsidiaries);
(ix)   any contract with any (A) executive officer or director of Amedisys, or (B) affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) or (C) “associates” (or members of any of their “immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such executive officer, director or affiliate;
(x)   any contract involving the settlement of any Action or threatened Action (or series of related Actions) which (A) will involve payments by Amedisys or any of its subsidiaries after the date hereof, or involved such payments, in excess of $1,000,000, (B) will impose materially burdensome monitoring or reporting obligations on Amedisys or any of its subsidiaries or material restrictions on Amedisys or any of its subsidiaries (or, following the Effective Time, on Parent or any of its subsidiaries), including any Corporate Integrity Agreements and similar agreement with a Governmental Entity or (C) creates or could create a Lien (other than a Permitted Lien) on any asset of Amedisys and its subsidiaries in excess of $1,000,000;
(xi)   any partnership, joint venture, strategic alliance, limited liability company agreement, and any contract that provides for any sharing of revenues, profits or losses with one or more persons or other similar agreement (including all such agreements with respect to each Amedisys Provider JV), in each case other than any such agreement solely between or among Amedisys and its wholly owned subsidiaries;
(xii)   any acquisition or divestiture contract that would reasonably be expected to result in the receipt or making by Amedisys or any of its subsidiaries of future payments in excess of $2,500,000, other than contracts solely between or among Amedisys and its wholly owned subsidiaries;
(xiii)   any contract under which Amedisys or its subsidiaries has granted or received any license or other rights with respect to material Intellectual Property or otherwise restricting their ability to own, enforce, use, license or disclose any material Intellectual Property (other than (A) licenses to “off-the-shelf,” non-customized, commercially available software, (B) non-exclusive licenses to Amedisys Owned IP granted to customers, (C) non-exclusive licenses granted by vendors or service providers under contracts primarily for the provision of services, where such non-exclusive license is incidental to the subject matter of the agreement, and (D) Intellectual Property assignment and confidentiality agreements entered into with employees, consultants and independent contractors of Amedisys or its subsidiaries, in each case of (B), (C) and (D), in the ordinary course of business consistent with past practice); or
(xiv)   any contract for the development of material Intellectual Property for the benefit of Amedisys or any of its subsidiaries (other than contracts entered into with employees, consultants and independent contractors of Amedisys or its subsidiaries in the ordinary course of business consistent with past practice that do not involve the development of any material Intellectual Property) (all contracts of the types described in clauses (i) through (xiii), collectively, the “Amedisys Material Contracts”).
True, correct and complete copies of each Amedisys Material Contract have been made available to Parent. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys, (i) neither Amedisys nor any subsidiary of Amedisys is in breach of or default under (or, with the giving of notice or lapse of time or both, would be in default under), and has not taken any action resulting in the termination of, the acceleration of performance required by, or a right of termination or acceleration under, any Amedisys Material Contract to which it is a party or by which it is bound, (ii) to the knowledge of Amedisys, no other party to any Amedisys Material Contract is in breach of or default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, the acceleration of performance required by, or a right of termination or acceleration under, any Amedisys Material Contract and (iii) each Amedisys Material Contract is (A) a valid and binding obligation of Amedisys or any subsidiary of Amedisys that is a party thereto, as applicable, and, to the knowledge of Amedisys, the other parties thereto (subject to the Enforceability Exceptions) and (B) in full force and effect. Neither Amedisys nor any of its subsidiaries has knowledge of, or has received written notice of, any violation or default (nor, to the knowledge of Amedisys, does there exist any condition that with the passage of time or the giving of notice or both would result in such a violation or default) under any Amedisys Material Contract, in each case that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Amedisys. Neither Amedisys nor any of its subsidiaries has received, in the twelve (12) month period prior to the date of this Agreement, any written notice or other written communication from any person that such person intends to terminate, accelerate maturity or performance, not renew or modify in a manner materially adverse to Amedisys and its subsidiaries any Amedisys Material Contract.
(r)   Environmental Protection.   Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys, (i) Amedisys and each of its subsidiaries are and have been since January 1, 2021 in compliance with all applicable Environmental Laws, and neither Amedisys nor any of its subsidiaries has received any written communication from any person or

Governmental Entity that alleges that Amedisys or any of its subsidiaries is not in such compliance with, or has any liability under, applicable Environmental Laws, (ii) Amedisys and each of its subsidiaries have obtained all permits, licenses, variances, exemptions, registrations, approvals and authorizations of all Governmental Entities required or necessary for, pursuant to applicable Environmental Law, the construction, occupation and operation of their facilities and the conduct of their business and operations (“Environmental Permits”), and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Amedisys and its subsidiaries are and since January 1, 2021 have been in compliance with all terms and conditions of the Environmental Permits, (iii) as of the date hereof, there are no Actions under any Environmental Laws pending or, to the knowledge of Amedisys, threatened in writing against Amedisys or any of its subsidiaries, (iv) there has been no Release or disposal of, exposure of any person to, or contamination by, any Hazardous Material that has given or would be reasonably likely to give rise to liability for Amedisys or its subsidiaries under any Environmental Laws and (v) neither Amedisys nor any of its subsidiaries has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, the liability of any other Person, either contractually or by operation of law, under any Environmental Laws.
(s)   Real Property.
(i)   Amedisys does not, nor do any of its subsidiaries, own any real property.
(ii)   Section 4.1(s)(ii) of the Amedisys Disclosure Letter sets forth a list of all leases, subleases, licenses and other use and occupancy arrangements of real property for which Amedisys or its subsidiaries is a tenant or subtenant, licensee or occupant having an annual rent payments of $500,000 or more (such real property, the “Amedisys Material Leased Real Property” and each underlying lease, an “Amedisys Material Real Property Lease”). Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Amedisys, (i) each Amedisys Material Real Property Lease is valid and in full force and effect and, to the knowledge of Amedisys, valid and enforceable against the other parties thereto, (ii) neither Amedisys nor any of its subsidiaries, nor to the knowledge of Amedisys any other party to an Amedisys Material Real Property Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Amedisys Material Real Property Lease, and neither Amedisys nor any of its subsidiaries has received or given any notice in writing that there is a breach, violation or default under any Amedisys Material Real Property Lease where such breach, violation or default remains uncured, (iii) neither Amedisys nor any of its subsidiaries has subleased or otherwise granted any Person the right to use or occupy any Amedisys Material Leased Real Property, and (iv) there is no condemnation proceeding pending or, to the knowledge of Amedisys, threatened as to any Amedisys Material Real Property Lease nor any material casualty which has not been fully restored.
(t)   Voting Requirements.   The affirmative vote of the holders of a majority of all outstanding shares of Amedisys Common Stock entitled to vote thereon (the “Amedisys Stockholder Approval”), at the Amedisys Stockholders Meeting, is necessary to adopt this Agreement. The Amedisys Stockholder Approval is the only vote of holders of any securities of Amedisys necessary to approve the transactions contemplated by this Agreement.
(u)   Opinion of Financial Advisors.   The Board of Directors of Amedisys has received the opinion of Guggenheim Securities, LLC (the “Amedisys Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, factors, qualifications and other matters set forth therein, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Amedisys Common Stock (it being agreed that such opinion is for the benefit of the Board of Directors of Amedisys and, for the avoidance of doubt, may not be relied upon by Parent or any of its Affiliates). A true and complete copy of the signed, written opinion of the Amedisys Financial Advisor will promptly following receipt thereof by Amedisys be made available to Parent after the date hereof for informational purposes only.
(v)   Brokers.   Except for fees payable to the Amedisys Financial Advisor, no broker, investment banker or financial advisor is entitled to broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement or the OPCH Agreement based upon arrangements made by or on behalf of Amedisys. Amedisys has, prior to the execution and delivery of this Agreement, made available to Parent, a true, correct and complete copy of Amedisys’s engagement letter with the Amedisys Financial Advisor as in effect on the date of this Agreement related to the Merger, the transactions contemplated hereby and the transactions contemplated by the OPCH Agreement.
(w)   Termination of OPCH Agreement.   Amedisys and OPCH have validly terminated the OPCH Agreement in accordance with its terms and the OPCH Termination Agreement, and assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.2(g), Amedisys has no further liabilities thereunder and all of Amedisys’s remaining obligations under the OPCH Agreement are fully satisfied. Concurrently with the execution and delivery of this Agreement, Amedisys has terminated all access granted to OPCH or its representatives to any physical or electronic dataroom and has instructed OPCH to promptly return or destroy all confidential information concerning Amedisys and any of its subsidiaries in accordance with the terms of the Amended and Restated Confidentiality Agreement, dated as of March 3, 2023, by and between Amedisys and OPCH.
(x)   OPCH Agreement Disclosure Letter.   Except as set forth in Section 4.1(x) of the Amedisys Disclosure Letter, Section 5.1 of the Amedisys Disclosure Letter is identical to Section 5.1 of the Amedisys Disclosure Letter (as defined in the OPCH Agreement).
(y)   No Other Representations.
(i)   Except for the express written representations and warranties made in this Section 4.1 (as qualified by the Amedisys Disclosure Letter and the Amedisys Filed SEC Documents) or any certificate delivered by or at the direction of Amedisys pursuant to this Agreement, neither Amedisys nor any other person acting on behalf of Amedisys or its subsidiaries makes any express or implied representation or warranty with respect to Amedisys, its subsidiaries, the Amedisys Provider JVs or their respective affiliates, businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the transactions contemplated hereby, and Amedisys hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except as expressly provided in this Section 4.1 or any certificate delivered pursuant to this Agreement, neither Amedisys nor any other person makes or has made any representation or warranty to Parent or any of its affiliates or representatives with respect to (A) any financial projection, forecast, estimate, budget or prospect information relating to Amedisys or any of its subsidiaries or their respective businesses or (B) except for the express written representations and warranties made in this Section 4.1 (as qualified by the Amedisys Disclosure Letter and the Amedisys Filed SEC Documents) or any certificate delivered by or at the direction of Amedisys pursuant to this Agreement, any oral or written information presented to Parent or any of its affiliates or representatives in the course of their due diligence investigation of Amedisys, the negotiation of this Agreement or in the course of the transactions contemplated hereby; provided, however, that notwithstanding the foregoing provisions of this Section 4.1(y)(i), nothing in this Section 4.1(y)(i) shall limit Parent’s or Merger Sub’s remedies with respect to claims of actual fraud or Willful Breach in connection with, arising out of or related to this Agreement and the transactions contemplated by this Agreement or any instrument or other document delivered pursuant to this Agreement.
(ii)   Notwithstanding anything contained in this Agreement to the contrary, Amedisys acknowledges and agrees that neither Parent nor Merger Sub or any other person acting on behalf of Parent or its subsidiaries has made, is making or is authorized to make, and Amedisys expressly disclaims reliance upon, any representations, warranties or statements relating to Parent or its subsidiaries whatsoever, express or implied, beyond those expressly given by Parent in writing in Section 4.2 (as qualified by the Parent Filed SEC Documents) or any certificate delivered by or at the direction of Parent pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent or Merger Sub furnished or made available to Amedisys or any of its representatives. Without limiting the generality of the foregoing, Amedisys acknowledges that, except as expressly provided in Section 4.2 (as qualified by the Parent Filed SEC Documents) or any certificate delivered by or at the direction of Parent pursuant to this Agreement, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Amedisys or any of its representatives.
Section 4.2.   Representations and Warranties of Parent and Merger Sub.
Except as set forth in any required registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein, regardless of when such exhibits and other information were filed) filed or furnished by Parent with the SEC since January 1, 2021 and publicly available prior to the date of this Agreement (as amended prior to the date of this Agreement, the “Parent Filed SEC Documents”) (excluding any disclosures in any risk factors section, in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature), Parent and Merger Sub represent and warrant to Amedisys as follows:
(a)   Organization, Standing and Corporate Power.   Parent is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement (a “Parent Material Adverse Effect”). Parent is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Certificate of Incorporation of Parent and the Bylaws of Parent, in each case as amended through the date of this Agreement, have been filed prior to the date of this Agreement with the Parent Filed SEC Documents. Parent has provided to Amedisys and/or its Representatives, the complete and correct copies of Merger Sub’s certificate of incorporation and bylaws, in each case, as amended through the date of this Agreement.
(b)   Corporate Authority; Non-contravention.
(i)   Parent has all requisite corporate power and authority to enter into this Agreement and the Merger Sub Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. The Board of Directors of Merger Sub (at a meeting duly called and held) has unanimously, (A) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement, (B) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of Merger Sub and Parent (as Merger Sub’s sole stockholder), (C) resolved to recommend the approval of the adoption of this Agreement to Parent (as Merger Sub’s sole stockholder), on the terms and subject to the conditions set forth in this Agreement, and (D) directed that this Agreement be submitted to Parent (as Merger Sub’s sole stockholder) for its adoption. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by Amedisys, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except for the Enforceability Exceptions.
(ii)   The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, (A) the Certificate of Incorporation of Parent or Merger Sub or the Bylaws of Parent or Merger Sub, (B) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization to which Parent or Merger Sub is a party or by which Parent or Merger Sub may be bound or (C) subject to the governmental filings and other matters referred to in Section 4.2(b)(iii), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub, other than, in the case of clauses (B) and (C), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse.
(iii)   No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub, the performance by Parent or Merger Sub of their obligations hereunder or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except for (A) compliance with any applicable requirements of Antitrust Laws, (B) the filing or submission with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent or Merger Sub are qualified to do business, and (D) such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(c)   Litigation.   There is no Action pending or, to the knowledge of Parent, threatened against or affecting Parent or Merger Sub or any of their respective subsidiaries, assets, businesses or properties or any of their respective officers or directors, and neither Parent nor any of its subsidiaries (including Merger Sub) nor any of their respective properties, assets or businesses is a party to or subject to the provisions of any order issued by a Governmental Entity or court of competent jurisdiction (other than those of general applicability) except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(d)   Brokers.   Except for such fees or commissions borne solely by Parent and its subsidiaries, no broker, investment banker or financial advisor is entitled to broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.
(e)   Merger Sub.   All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be owned directly by Parent. Merger Sub was formed solely for the purpose of entering into the transactions contemplated by this Agreement and, since the date of its formation, has not carried on any business, other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub, the performance by Merger Sub of its obligations hereunder and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub, subject to the Merger Sub Stockholder Approval. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by Amedisys, constitutes the legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except for the Enforceability Exceptions. The affirmative vote by Parent, in its capacity as the sole holder of all the issued and outstanding capital stock of Merger Sub as of the effective date of the Merger Sub Written Consent in favor of adopting this Agreement (the “Merger Sub Stockholder Approval”) is the only vote of the holders of any class or series of Merger Sub’s capital stock prior to the Effective Time, or any holder of any other security of Merger Sub, necessary to adopt this Agreement and approve the consummation of the Merger and the other transactions contemplated hereby, and the execution and delivery by Parent, in its capacity as sole holder of all the issued and outstanding capital stock of Merger Sub as of the effective date of the Merger Sub Written Consent, of the written consent in the form attached hereto as Exhibit C (the “Merger Sub Written Consent”) will satisfy the Merger Sub Stockholder Approval and will be sufficient to approve this

Agreement and the transactions contemplated hereby, including the Merger, in accordance with the DGCL and Merger Sub’s organizational documents.
(f)   Available Funds.   As of the Closing, Parent will have available to it, or will cause Merger Sub to have available to it, funds sufficient to consummate the transactions contemplated by this Agreement.
(g)   Termination of OPCH Agreement.   Substantially concurrently with the execution and delivery of this Agreement, the OPCH Agreement Termination Fee was paid by Parent, on behalf of Amedisys, to OPCH by wire transfer of immediately available funds.
(h)   No Other Representations.
(i)   Except for the express written representations and warranties made in this Section 4.2 (as qualified by the Parent Filed SEC Documents) or any certificate delivered by or at the direction of Parent pursuant to this Agreement, neither Parent nor Merger Sub or any other person acting on behalf of Parent or its subsidiaries makes any express or implied representation or warranty with respect to Parent or its subsidiaries or their respective affiliates, businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the transactions contemplated hereby, and Parent and Merger Sub hereby disclaim any such other representations or warranties; provided, however, that notwithstanding the foregoing provisions of this Section 4.2(h)(i), nothing in this Section 4.2(h)(i) shall limit Amedisys’s remedies with respect to claims of actual fraud or Willful Breach in connection with, arising out of or related to this Agreement and the transactions contemplated by this Agreement or any instrument or other document delivered pursuant to this Agreement.
(ii)   Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub acknowledge and agree that neither Amedisys nor any other person acting on behalf of Amedisys, its subsidiaries or the Amedisys Provider JVs has made, is making, or is authorized to make, and Parent and Merger Sub expressly disclaim reliance upon, any representations, warranties or statements relating to Amedisys, its subsidiaries or the Amedisys Provider JVs whatsoever, express or implied, beyond those expressly given by Amedisys in writing in Section 4.1 (as qualified by the Amedisys Disclosure Letter or the Amedisys Filed SEC Documents) or any certificate delivered by or at the direction of Amedisys pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding Amedisys, its subsidiaries or the Amedisys Provider JVs furnished or made available to Parent or Merger Sub or any of their representatives. Without limiting the generality of the foregoing, Parent and Merger Sub acknowledge that, except as expressly provided in Section 4.1 (as qualified by the Amedisys Disclosure Letter and the Amedisys Filed SEC Documents) or any certificate delivered by or at the direction of Amedisys pursuant to this Agreement, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent and Merger Sub or any of their representatives.
ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 5.1.   Conduct of Business.
(a)   Conduct of Business by Amedisys.   Except for (1) matters set forth in Section 5.1(a) of the Amedisys Disclosure Letter, as required by Applicable Law, (2) as expressly contemplated or expressly permitted by this Agreement, (3) as required by or to the extent commercially reasonable in response to any COVID-19 Measures (so long as Amedisys keeps Parent reasonably informed of, and to the extent reasonably practicable, consults with Parent prior to the taking of, any material action with respect to such COVID-19 Measures) or (4) as otherwise consented to by Parent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement to the Effective Time, Amedisys (x) shall, and shall cause its subsidiaries to, use reasonable best efforts to (1) carry on their respective businesses in all material respects in the ordinary course consistent with past practice and (2) preserve intact its business organization and relationships with customers, suppliers, licensors, licensees and other third parties (provided that the failure to take any action prohibited by any specific subclause of Section 5.1(a)(y) shall not be a breach of the covenant, and agreements, in this clause (x)), and (y) shall not, and shall not permit any of its subsidiaries to:
(i)   (A) other than dividends and distributions by a direct or indirect subsidiary wholly owned by Amedisys payable to another direct or indirect subsidiary wholly owned by Amedisys or payable to Amedisys, declare, set aside or pay any dividends on, make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any Equity Securities of Amedisys or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Equity Securities of Amedisys or (C) purchase, redeem or otherwise acquire any Equity Securities of Amedisys (other than the acquisition of shares upon the vesting, exercise or settlement of an Amedisys Equity Award outstanding on the date of this Agreement in accordance with their terms in effect on the date of this Agreement or issued as permitted by this Agreement in accordance with the terms governing the issuance of such type of Amedisys Equity Awards in effect on the date of this Agreement), in the case of each of clauses (B) and (C), other than, solely with respect to the capital stock or other securities of Amedisys’s wholly owned subsidiaries, actions or transactions solely between Amedisys and its wholly owned subsidiaries, or among Amedisys’s wholly owned subsidiaries;
(ii)   issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any Equity Securities (other than (A) in connection with the settlement or exercise of Amedisys Equity Awards outstanding as of the date of this Agreement in accordance with their terms in effect on the date of this Agreement or issued as permitted by this Agreement in accordance with the terms governing the issuance of such type of Amedisys Equity Awards in effect on the date of this Agreement, (B) as required under the terms of any Amedisys Benefit Plan in effect on the date of this Agreement, as permitted by this Agreement, or pursuant to Section 3.1(b) of this Agreement and (C) solely with respect to the capital stock or other securities of Amedisys’s wholly owned subsidiaries, transactions solely between Amedisys and its wholly owned subsidiaries, or among Amedisys’s wholly owned subsidiaries), or enter into any agreement with respect to the voting of, any of Amedisys’s capital stock;
(iii)   (A) other than (x) in the ordinary course of business consistent with past practice (provided, that the exception in this clause (A)(x) shall not apply to contracts for indebtedness for borrowed money which shall be subject to Section 5.1(a)(vi)), (y) the Amedisys Material Contract set forth on Section 5.1(a)(iii)(A) of the Amedisys Disclosure Letter or (z) expirations of any Amedisys Material Contract in accordance with the terms and conditions contained therein, (1) amend or waive any material provision of any Amedisys Material Contract, (2) enter into any contract that would have been an Amedisys Material Contract had it been in effect as of the date of this Agreement or (3) renew any Amedisys Material Contract (other than on terms that are no less favorable, in the aggregate, to Amedisys), (B) other than the expiration of any Amedisys Material Contract in accordance with the terms and conditions contained therein, terminate any Amedisys Material Contract or (C) acquire any material assets, other than (including with respect to equipment and inventory) in the ordinary course of business consistent with past practice.
(iv)   acquire any equity interests in, or make any investment in or any capital contribution to, any person, or acquire a substantial portion of the assets or business of any person (or any division or line of business thereof), including in each case by merger or consolidation, except (A) for transactions solely between Amedisys and its wholly owned subsidiaries, or among Amedisys’s wholly owned subsidiaries or (B) in one or more transactions with respect to which the aggregate consideration for all such transactions during the period from the date of this Agreement to the Closing Date does not exceed $10,000,000;
(v)   transfer, assign, sell, lease, license, mortgage, pledge, surrender, encumber (except for Permitted Liens), divest, cancel, abandon, allow to lapse or otherwise dispose of any material tangible or intangible assets (including any material Intellectual Property) except (A) for transactions solely between Amedisys and its wholly owned subsidiaries, or among Amedisys’s wholly owned subsidiaries, (B) for dispositions of obsolete or worthless equipment in the ordinary course of business, (C) for dispositions, abandonments, waivers, failures to renew or maintain or lapse of any

Intellectual Property in the ordinary course of business or as determined by Amedisys or any of its subsidiaries in the exercise of its reasonable business judgment, (D) in one or more transactions with respect to which the aggregate fair market value of such assets for all such transactions during the period from the date of this Agreement to the Closing Date does not exceed $10,000,000 (provided that this clause (D) shall not apply with respect to surrenders, cancellations, abandonments or lapses), (E) the expiration of Intellectual Property at the end of its maximum statutory duration in accordance with its statutory terms (after exercising any renewal rights or options except if Amedisys or any of its subsidiaries, in the exercise of its reasonable business judgement, opts not to so exercise) or (F) the non-exclusive license of Intellectual Property in the ordinary course of business consistent with past practice;
(vi)   create, incur or assume any indebtedness for borrowed money, or issue any debt securities or any right to acquire debt securities, assume, guarantee, endorse or otherwise become liable or responsible (whether, directly, contingently or otherwise) for the indebtedness of another person, enter into any agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in each case, except (A) for additional indebtedness incurred in the ordinary course of business consistent with past practice after the date of this Agreement under Amedisys’s current borrowing agreements that does not, at any time, exceed $20,000,000 in the aggregate and (B) for any inter-company indebtedness solely between Amedisys and its wholly owned subsidiaries, or among Amedisys’s wholly owned subsidiaries;
(vii)   other than any Action with respect to Taxes (which shall be governed by Section 5.1(a)(viii)) and subject to the requirements set forth in Section 5.1(a)(vii) of the Amedisys Disclosure Letter, settle, pay, discharge or satisfy any Action, other than any settlement, payment, discharge or satisfaction that (A) does not relate to any Transaction Litigation (with respect to which any settlements, releases, waivers or compromises shall be subject to Section 6.11) and (B) (1) either (x) results solely in a monetary obligation involving only the payment of monies by Amedisys or its subsidiaries of not more than $2,000,000 individually or $10,000,000 in the aggregate (as well as related non-substantive incidental provisions and other remedies or obligations that are not material in the context of the applicable resolution), individually or in the aggregate for all such Actions (excluding any settlements made under the following clause (y)), or (y) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, Amedisys or any of its Subsidiaries and the payment of monies by Amedisys and its subsidiaries that are not more than $1,000,000 individually or $5,000,000 in the aggregate (not funded by an indemnity obligation or through insurance policies) (as well as related non-substantive incidental provisions and other remedies or obligations that are not material in the context of the applicable resolution) and (2) does not involve any admission of guilt or impose any non de-minimis restrictions or non de-minimis limitations upon the operations or business of or other conduct remedy or injunctive relief applicable to Amedisys or any of its subsidiaries, whether before, on or after the Effective Time;
(viii)   make, change or rescind any material Tax election, change any annual Tax accounting period or adopt or change any method of Tax accounting, in either case, relating to a material amount of Taxes, settle or compromise any claim, or enter into any closing agreement, relating to a material amount of Taxes, file any material amended Tax Return, surrender any claim for a refund of a material amount of Taxes or file any material Tax Return other than one prepared in accordance with past practice;
(ix)   except as set forth on Section 5.1(a)(ix) of the Amedisys Disclosure Letter or as required under the terms of any Amedisys Benefit Plan or Labor Agreement applicable to Amedisys or any of its subsidiaries, in each case, as in effect on the date of this Agreement, (A) (I) increase the compensation or increase the benefits of any current or former officer, director, employee or other individual service provider, other than in the ordinary course of business consistent with past practice with respect to individuals whose annualized base compensation is less than $250,000, or (II) grant or pay any bonus, incentive, change in control, retention, severance, termination, tax gross-up or profit-sharing award or payment, (B) enter into, adopt, amend, terminate or modify any Amedisys Benefit Plan (or any arrangement that would be an Amedisys Benefit Plan if in effect on the date hereof), (C) accelerate the vesting or payment of any compensation or benefits of any current or former officer, director, employee or other individual service provider, (D) provide any funding for any rabbi trust or similar arrangement, or take any other action to fund or secure the payment of any compensation or benefit, (E) grant to any current or former officer, director, employee or other individual service provider any right to receive any severance, change-in-control, retention, termination, transaction or similar compensation or benefits or increases therein, including adding participants to any Amedisys severance plan maintained for employees at the level of vice president and above, (F) hire, promote or terminate (other than for “cause”) any individual, except for new hires or terminations in the ordinary course of business consistent with past practice with respect to individuals whose annualized base compensation is less than $250,000, (G) forgive any material loans or advances to any current or former officer, director, employee or other individual service provider, or any of their respective Affiliates, or change its existing borrowing or lending arrangements for or on behalf of any of such Persons in accordance with an employee benefit plan or otherwise, except in the ordinary course of business in connection with relocation activities to any employees of Amedisys or any subsidiary of Amedisys; or (H) announce or commit to take any of the actions set forth in this Section 5.1(a)(ix); provided, however, that the foregoing clauses (A) and (H) shall not restrict Amedisys or any of its subsidiaries from entering into, in the ordinary course of business, any offer letter with any newly hired employee to fill a vacant position whose annualized base compensation will be less than $250,000, provided that the compensation and benefits provided pursuant to such offer letter contains terms substantially similar to the terms provided to similarly situated employees of Amedisys and does not contain any change in control, equity or severance benefits;
(x)   change any of its material financial accounting policies or procedures currently in effect, except (A) as required (or with respect to permitted early adoption of changes required) by GAAP, Regulation S-X of the Exchange Act or a Governmental Entity or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization) or (B) as required by Applicable Law;
(xi)   make any payment of, commitment for or accrual of aggregate capital expenditures for any twelve (12)-month period that are greater than 100% of the amount set forth on Section 5.1(a)(xi) of the Amedisys Disclosure Letter;
(xii)   other than in the ordinary course of business consistent with past practice, voluntarily terminate, suspend, abrogate, amend or modify any material Amedisys Permit in a manner materially adverse to Amedisys and its subsidiaries;
(xiii)   (A) amend the Certificate of Incorporation of Amedisys or Bylaws of Amedisys or any similar organizational documents of Amedisys’s subsidiaries (other than immaterial amendments to the organizational documents of any subsidiary of Amedisys that would not and would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby), (B) merge or consolidate with any person or (C) adopt or implement any plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization (other than, in the case of this clause (C), in with respect to subsidiaries with de minimis assets and liabilities); provided, however, that the foregoing shall not prohibit internal reorganizations or consolidations solely involving wholly owned subsidiaries of Amedisys that would not reasonably be expected to hinder, delay or prevent the consummation of the transactions contemplated by this Agreement or increase the risk of not obtaining any action, consent, approval, resignation, waiver, permit, authorization, order, expiration or termination of waiting periods or other confirmations from any Governmental Entity;
(xiv)   (A) amend, modify, extend, terminate, or enter into any material Labor Agreement or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of Amedisys or its subsidiaries; or
(xv)   authorize, or commit or agree to take, any of the foregoing actions.

(b)   No Right to Control or Direct Operations.   Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of Amedisys or its subsidiaries prior to the Effective Time in violation of Applicable Law. Prior to the Effective Time, Amedisys shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ operations.
Section 5.2.   No Solicitation by Amedisys.
(a)   Amedisys shall not, and shall cause its affiliates and its and their respective officers, directors and employees not to, and shall use reasonable best efforts to cause its and its controlled affiliates’ other Representatives not to, directly or indirectly, (i) (A) solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or take any other action to knowingly facilitate, any inquiries relating to, the submission of, or the making of, any proposal the consummation of which would constitute an Amedisys Alternative Transaction or (B) fail to terminate any direct or indirect solicitation, encouragement, discussions or negotiations with any persons (other than Parent or Merger Sub and their Representatives) that may be ongoing with respect to a proposal for an Amedisys Alternative Transaction, including terminating all access granted to any such person or its representatives to any physical or electronic dataroom and requesting the prompt return or destruction of all confidential information concerning Amedisys and any of its subsidiaries provided to any such person or its representatives, (ii) engage in, participate in or otherwise continue any discussions or negotiations, or cooperate in any way with any person (or group of persons), with respect to any inquiries relating to, or the making of, any proposal the consummation of which would constitute or would reasonably be expected to lead to an Amedisys Alternative Transaction, (iii) amend or grant any waiver or release under, or fail to enforce, any standstill or similar agreement with respect to any class of equity securities of Amedisys or its subsidiaries (provided that Amedisys shall be permitted on a confidential non-public basis to release or waive any explicit or implicit standstill or similar agreement solely to the extent necessary to permit the relevant party thereto to submit a proposal for an Amedisys Alternative Transaction to the Amedisys Board on a confidential nonpublic basis and solely to the extent the Amedisys Board determines in good faith that the failure to do so would be inconsistent with the Amedisys Board’s fiduciary duties under applicable Law, so long as Amedisys promptly (and in any event within twenty-four (24) hours) notifies Parent in writing of any such waiver or release) or (iv) approve, authorize, agree or publicly announce an intention to do any of the foregoing; provided that if, after the date hereof but at any time prior to obtaining the Amedisys Stockholder Approval, Amedisys receives a bona fide written proposal that did not result from a breach of this Section 5.2(a) the consummation of which would constitute an Amedisys Alternative Transaction, and the Board of Directors of Amedisys determines in good faith (after consultation with its outside counsel and financial advisors) that such proposal constitutes or could reasonably be expected to result in an Amedisys Superior Proposal, subject to compliance with Section 5.2(c), Amedisys and its Representatives may (A) furnish information with respect to Amedisys and its subsidiaries to the person (or group of persons) making such proposal (and its Representatives) (provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time it is provided to such person) pursuant to a customary confidentiality agreement containing substantive terms that are not less favorable in any material respect to Amedisys than those contained in the Confidentiality Agreement (provided, however, that such confidentiality agreement (x) need not contain any “standstill” or similar provision and (y) may not (I) include any provision calling for an exclusive right to negotiate with Amedisys or (II) provide for the reimbursement by Amedisys or any of its subsidiaries of any of the counterparty’s costs or expenses) and which does not prohibit Amedisys from complying with its obligations under this Agreement (any confidentiality agreement satisfying such criteria, a “Permitted Confidentiality Agreement”) and (B) participate in discussions or negotiations regarding such proposal with the person (or group of persons) making such proposal and its Representatives. For purposes of this Agreement, “Amedisys Alternative Transaction” means any of (1) a merger, consolidation, share exchange, tender offer, share issuance or similar transaction pursuant to which any person (or group of persons) other than Parent and its subsidiaries (such person (or group of persons), an “Amedisys Third Party”), or the direct or indirect stockholders of such Amedisys Third Party or the resulting company, acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of, or would otherwise own or control, directly or indirectly, more than 20% of the outstanding shares of Amedisys Common Stock or other

Equity Securities of Amedisys representing 20% or more of the equity or voting power of Amedisys (or the resulting company), (2) any transaction or series of transactions pursuant to which any Amedisys Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of Amedisys and any entity surviving any merger or combination including any of them) or businesses of Amedisys or any of its subsidiaries representing 20% or more of the revenues, net income or assets (in each case on a consolidated basis) of Amedisys and its subsidiaries taken as a whole or (3) any disposition of assets to an Amedisys Third Party representing 20% or more of the revenues, net income or assets (in each case on a consolidated basis) of Amedisys and its subsidiaries, taken as a whole. For purposes of this Agreement, an “Amedisys Superior Proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by an Amedisys Third Party to enter into an Amedisys Alternative Transaction (with all references to 20% in the definition of Amedisys Alternative Transaction being treated as references to 50% for these purposes) that (A) did not result from a breach of this Section 5.2(a), (B) is on terms that the Board of Directors of Amedisys determines in good faith (after consultation with its outside financial advisors and outside legal counsel) to be superior from a financial point of view to Amedisys’s stockholders than the transactions contemplated by this Agreement, taking into account all financial, regulatory, legal and other aspects of such proposal (including any changes to this Agreement that may be proposed by Parent in response to such proposal to enter into an Amedisys Alternative Transaction and the identity of the person making such proposal to enter into an Amedisys Alternative Transaction) and (C) is reasonably likely to be completed in accordance with its terms, taking into account all financial, regulatory, legal and other aspects of such proposal, and is not subject to a diligence or financing condition. Amedisys agrees that any violations of the restrictions set forth in this Section 5.2 by any of its officers (or its officers’ direct reports) or directors, or any investment banker or financial advisor, retained by and acting on behalf of Amedisys will be deemed to be a breach of this Section 5.2 by Amedisys.
(b)   Except as permitted by this Section 5.2(b) or Section 5.2(d), neither the Board of Directors of Amedisys nor any committee thereof shall (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, or fail to make, in each case in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Amedisys Alternative Transaction, (iii) fail to include in the Proxy Statement the recommendation of the Board of Directors of Amedisys in favor of this Agreement and the Merger, (iv) fail to publicly, within ten business days after the commencement of a tender or exchange offer relating to shares of Amedisys Common Stock (or, if earlier, at least two business days prior to the Amedisys Stockholders Meeting), recommend the rejection of such tender or exchange offer by the holders of such shares of Amedisys Common Stock and reaffirm its recommendation of this Agreement and the Merger or (v) fail to publicly reaffirm its recommendation of this Agreement and the Merger within ten business days of Parent’s written request to do so (or, if earlier, at least two business days prior to the Amedisys Stockholders’ Meeting) following the public announcement of any Amedisys Alternative Transaction (or any material amendment, including any change to the price or form of consideration); provided that Parent shall not be entitled to make such written request, and the Board of Directors of Amedisys shall not be required to make such reaffirmation, more than once with respect to any particular Amedisys Alternative Transaction and each material modification thereof (any action or failure to act in clauses (i), (iii), (iv) and (v) being referred to as an “Amedisys Recommendation Change”). Notwithstanding the foregoing, in the event that, prior to obtaining the Amedisys Stockholder Approval, the Board of Directors of Amedisys determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that it has received an Amedisys Superior Proposal, the Board of Directors of Amedisys may effect an Amedisys Recommendation Change and, subject to compliance with Section 8.1(f) (Amedisys Superior Proposal), enter into a definitive agreement with any Amedisys Third Party with respect to an Amedisys Superior Proposal if (A) the Board of Directors of Amedisys determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law, (B) Amedisys has notified Parent in writing that it intends to effect an Amedisys Recommendation Change pursuant to this Section 5.2(b), (C) Amedisys has provided Parent with a copy of the proposed definitive agreements and other proposed transaction documentation between

Amedisys and the person making such Amedisys Superior Proposal and the identity of the person making such Amedisys Superior Proposal, (D) for a period of five business days following the notice delivered pursuant to clause (B) of this Section 5.2(b), Amedisys shall have discussed and negotiated in good faith and made Amedisys’s Representatives available to discuss and negotiate in good faith (in each case to the extent Parent desires to negotiate) with Parent’s Representatives any proposed modifications to the terms and conditions of this Agreement or the transactions contemplated by this Agreement so that the proposal no longer constitutes an Amedisys Superior Proposal (it being understood and agreed that any amendment to any material term or condition of any Amedisys Superior Proposal shall require a new notice and a new negotiation period that shall expire on the later to occur of (I) three business days following delivery of such new notice from Amedisys to Parent and (II) the expiration of the original five business day period described above in this clause (D)), and (E) no earlier than the end of such negotiation period, the Board of Directors of Amedisys shall have determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendments or modifications to this Agreement, that (x) the Amedisys Alternative Transaction that is the subject of the notice described in clause (B) above still constitutes an Amedisys Superior Proposal and (y) the failure to take such action would still be inconsistent with its fiduciary duties under Applicable Law. Neither the Board of Directors of Amedisys nor any committee thereof shall cause or permit Amedisys or any of its controlled affiliates to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement or other similar agreement related to any Amedisys Alternative Transaction or requiring, or reasonably likely to cause, Amedisys to terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the consummation of the Merger (other than a confidentiality agreement referred to in Section 5.2(a)).
(c)   In addition to the obligations of Amedisys set forth in Section 5.2(a) and Section 5.2(b), Amedisys shall promptly, and in any event within twenty-four hours of receipt by a member of the Board of Directors of Amedisys, an executive officer of Amedisys or any other Representative of Amedisys, advise Parent orally and in writing of any request for information, proposal or inquiry relating to an Amedisys Alternative Transaction, the material terms and conditions of such request, proposal or inquiry (including any changes thereto) and the identity of the person making such request, proposal or inquiry. Amedisys shall (i) keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry on a reasonably current basis and (ii) provide to Parent as soon as reasonably practicable after receipt or delivery (but in no event later than twenty-four hours after receipt or delivery) thereof copies of all correspondence and other written materials exchanged between Amedisys or its subsidiaries or any of their Representatives, on the one hand, and any person making such request or proposal or any of its Representatives, on the other hand, in each case relating to any such request, proposal or inquiry.
(d)   Other than in connection with an Amedisys Superior Proposal (which shall be subject to Section 5.2(b) and shall not be subject to this Section 5.2(d)), prior to obtaining the Amedisys Stockholder Approval, the Board of Directors of Amedisys may, solely in response to an Amedisys Intervening Event, take any action prohibited by clauses (i) or (iii) of Section 5.2(b), only if (i) the Board of Directors of Amedisys determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law, (ii) Amedisys has notified Parent in writing that it intends to effect such an Amedisys Recommendation Change (under clauses (i) or (iii) of Section 5.2(b)) pursuant to this Section 5.2(d) (which notice shall specify the facts and circumstances providing the basis of the Amedisys Intervening Event and for the determination by the Board of Directors of Amedisys to effect an Amedisys Recommendation Change under clauses (i) or (iii) of Section 5.2(b) in reasonable detail), (iii) for a period of five business days following the notice delivered pursuant to clause (ii) of this Section 5.2(d), Amedisys shall have discussed and negotiated in good faith and made Amedisys’s Representatives available to discuss and negotiate in good faith (in each case to the extent Parent desires to negotiate) with Parent’s Representatives any proposed modifications to the terms and conditions of this Agreement or the transactions contemplated by this Agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties under Applicable Law of the Board of Directors of Amedisys (it being understood and agreed that any material change to the relevant facts and circumstances shall require a new notice and a new negotiation period that shall expire on the later to occur of (A) three business days following delivery of such new notice from Amedisys to Parent and (B) the expiration of the original five business day period described above in this clause (iii)), and (iv) no earlier than the end of such negotiation period, the Board of Directors of Amedisys shall have determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendments or modifications to this Agreement, that the failure to take such action would still be inconsistent with its fiduciary duties under Applicable Law. The term “Amedisys Intervening Event” means an event or circumstance with respect to Amedisys or any of its subsidiaries that materially improves the business, assets, operations or prospects of Amedisys and its subsidiaries, taken as a whole, and that (1) was not known or reasonably foreseeable to the Board of Directors of Amedisys on the date of this Agreement (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable to the Board of Directors of Amedisys on the date of this Agreement), which event or circumstance, or any consequence thereof, becomes known to the Board of Directors of Amedisys prior to the Amedisys Stockholder Approval; (2) does not relate to any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to an Amedisys Alternative Transaction, or the consequences thereof; (3) does not relate to the fact, in and of itself, that Amedisys meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics or any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations for any period, or any changes after the date of this Agreement in the price or trading volume of the Amedisys Common Stock (it being understood that the event or circumstance underlying any of the foregoing in this clause (3) may be taken into consideration, unless otherwise excluded by the exceptions to this definition); (4) does not relate to the timing of any consents, registrations, approvals, permits, clearances or authorizations required to be obtained prior to the Closing in connection with the transactions contemplated by this Agreement; (5) does not relate to performance of this Agreement or any action required to be taken or refrained from being taken by this Agreement; and (6) does not relate to changes in general economic or geopolitical conditions, or changes in conditions in the global, international or U.S. economy generally.
(e)   Nothing contained in this Section 5.2 shall prohibit Amedisys from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, (ii) making any disclosure to the Amedisys stockholders that is required by applicable Law, or (iii) issuing a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided that any such disclosure or statement that constitutes or contains an Amedisys Recommendation Change shall be subject to the provisions of Section 5.2(b); provided, further, that a “stop, look and listen” communication by Amedisys pursuant to Rule 14d-9(f) of the Exchange Act shall not be deemed to be an Amedisys Recommendation Change so long as any such communication states that the recommendation of the Board of Directors of Amedisys in favor of this Agreement and the Merger continues to be in effect (unless, prior to the time of such public disclosure, an Amedisys Recommendation Change has been made in compliance with Section 5.2(b)).
ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.1.   Preparation of the Proxy Statement.
(a)   As soon as reasonably practicable following the date of this Agreement, but in any event within twenty (20) business days after the date of this Agreement, Amedisys shall prepare and file the preliminary Proxy Statement with the SEC. The parties shall consult each other in connection with setting a preliminary record date for the Amedisys Stockholders Meeting and shall commence broker searches pursuant to Section 14a-13 of the Exchange Act in connection therewith. Amedisys shall, as promptly as practicable after receipt thereof, provide Parent with copies of any written comments and advise Parent of any oral comments, with respect to the Proxy Statement received from the SEC. Amedisys shall cooperate and provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC. No filing of, or amendment or supplement to the Proxy Statement will be made by Amedisys without providing Parent with a reasonable opportunity to review and comment (which comments shall be considered by Amedisys in good faith) thereon if reasonably practicable; provided that with respect to documents filed by Amedisys that are incorporated by reference in the Proxy Statement, this right of review and comment shall apply only with respect to information relating to Parent or its business, financial condition or results of operations, or the combined entity or the transactions contemplated hereby; and provided, further, that this review and comment right shall not apply with respect to information relating to an Amedisys Recommendation Change. Amedisys shall use reasonable best efforts to cause the definitive Proxy Statement to be mailed to Amedisys’s stockholders as promptly as practicable after the date the SEC staff confirms that the SEC does not intend to review the preliminary Proxy Statement or advises that it has no further comments thereon or that Amedisys may commence mailing the Proxy Statement. Amedisys shall advise Parent promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments on the Proxy Statement and responses thereto or requests by the SEC for additional information relating thereto. If at any time prior to the Effective Time any information relating to Amedisys, Parent or any of their respective affiliates, officers or directors, should be discovered by Amedisys or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of Amedisys.
(b)   Amedisys shall as promptly as reasonably practicable following mailing of the Proxy Statement (taking into account a reasonable period of time for the solicitation of the proxies), duly give notice of, convene and hold a meeting of its stockholders (the “Amedisys Stockholders Meeting”) in accordance with the DGCL and the rules of the NASDAQ Stock Market (“NASDAQ”) for the purpose of obtaining the Amedisys Stockholder Approval and shall, subject to the provisions of Section 5.2(b) and Section 5.2(d), through its Board of Directors, recommend to its stockholders the adoption of this Agreement. Amedisys may only postpone or adjourn the Amedisys Stockholders Meeting (i) to solicit additional proxies for the purpose of obtaining the Amedisys Stockholder Approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Amedisys has determined after consultation with outside legal counsel is reasonably likely to be required under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Amedisys prior to the Amedisys Stockholders Meeting.
(c)   Amedisys shall use reasonable best efforts to hold the Amedisys Stockholders Meeting as soon as reasonably practicable after the date of this Agreement.
(d)   Subject to the terms and conditions of this Agreement, including Section 5.2, Amedisys shall use reasonable best efforts to (i) solicit from Amedisys’s stockholders proxies in favor of the Amedisys Stockholder Approval and (ii) take all other action necessary or advisable to secure the Amedisys Stockholder Approval.
(e)   The only matters to be voted upon at the Amedisys Stockholders Meeting are (i) the Merger, (ii) compensatory arrangements between Amedisys and its executive officers relating to the Merger (on a non-binding, advisory basis), (iii) any adjournment or postponement of the Amedisys Stockholders Meeting for a reasonable period to solicit additional proxies, if deemed necessary by Amedisys, and (iv) any other matters that are (I) required by Applicable Law or the Bylaws of Amedisys, as applicable, or (II) if so desired and mutually agreed on, of the type customarily brought before a meeting of stockholders in connection with approval of this Agreement and the transactions contemplated by this Agreement.
(f)   Without limiting the generality of the foregoing, Amedisys agrees that its obligations pursuant to this Section 6.1 to hold the Amedisys Stockholders Meeting shall not be affected by the commencement, public proposal, public disclosure or communication to Amedisys or any other person of any Amedisys Alternative Transaction or the making of an Amedisys Recommendation Change.

(g)   Each of Amedisys and Parent agrees that none of the information supplied or to be supplied by such party (or its subsidiaries) for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Amedisys’s stockholders or at the time of the Amedisys Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Amedisys will cause the Proxy Statement to comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no covenant is made by either Amedisys or Parent with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the other party (or its subsidiaries) for inclusion or incorporation by reference in the Proxy Statement.
Section 6.2.   Access to Information; Confidentiality. Subject to the Confidentiality Agreement, Applicable Law and any applicable COVID-19 Measures, and solely for the purposes of furthering the Merger, upon reasonable notice, Amedisys shall, and shall cause its subsidiaries to, afford to Parent and to the officers, employees and Representatives of Parent, reasonable access, during normal business hours during the period from the date of this Agreement to the Effective Time, to all of its and their respective properties, books, contracts, commitments, personnel and records (provided that such access shall not unreasonably interfere with the business or operations of Amedisys), and during such period, Amedisys shall, and shall cause its subsidiaries to, furnish promptly to Parent all information concerning its and their business, properties and personnel as Parent may reasonably request; provided, that the foregoing shall not require Amedisys to disclose any information pursuant to this Section 6.2 to the extent that (i) such disclosure contravenes any Applicable Law or Order, (ii) in the reasonable good faith judgment of Amedisys, the information is subject to confidentiality obligations to a third party, (iii) disclosure of any such information or document would result in the loss of attorney-client privilege, attorney work product or other relevant legal privilege, or (iv) such disclosure would result in the disclosure of competitively sensitive information; provided, further, that, with respect to the foregoing clauses (i) through (iv), Amedisys shall use its commercially reasonable efforts to (A) obtain the required consent of any third party necessary to provide such disclosure, (B) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent and (C) utilize the procedures of a joint defense agreement or implement such other techniques if the parties determine that doing so would reasonably permit the disclosure of such information without violating Applicable Law or jeopardizing such privilege. No review pursuant to this Section 6.2 shall affect any representation or warranty given by Amedisys. Any information provided or made available pursuant to this Section 6.2 shall be governed by the terms and conditions of the Confidentiality Agreement.
Section 6.3.   Reasonable Best Efforts.
(a)   Subject to the terms and conditions of this Agreement, Parent and Amedisys will cooperate with each other and use (and will cause their respective subsidiaries to use) their respective reasonable best efforts to consummate the transactions contemplated by this Agreement and cause the conditions to the Merger set forth in Article VII to be satisfied as promptly as reasonably practicable (and in any event prior to the Outside Date), including by using their respective reasonable best efforts to accomplish the following (in connection with the consummation of the transactions contemplated by this Agreement, including the Merger) as promptly as reasonably practicable (and in any event prior to the Outside Date): (i) obtaining all actions, consents, approvals, registrations, waivers, permits, authorizations, orders, expirations or terminations of waiting periods and other confirmations from any Governmental Entity or other person that are necessary, proper or advisable, (ii) preparing and making all registrations, filings, forms, notices, petitions, statements, submissions of information, applications and other documents (including filings with Governmental Entities) that are necessary, proper or advisable, (iii) taking all steps as may be necessary, proper or advisable to obtain an approval from, or to avoid an Action by, any Governmental Entity or other person, (iv) defending any lawsuits or other Actions, whether judicial or administrative, challenging this Agreement or that would otherwise prevent or delay the consummation of the transactions contemplated by this Agreement, including the Merger, including seeking to have any stay, temporary restraining order or preliminary or permanent injunction or other order, decree, decision, determination or judgment of any kind entered by any court or other Governmental Entity vacated, modified, reversed, suspended, eliminated or removed and (v) executing and delivering any additional instruments that are reasonably necessary, proper or advisable to carry out fully the purposes of this Agreement. Each of Parent and Amedisys shall, in consultation and cooperation with the other and as promptly as reasonably practicable (but in no event later than as required by Applicable Law, or later than ten business days from the date of this Agreement with respect to its filing under the HSR Act) make its filing under the HSR Act and any filings set forth on Section 7.1(c) of the Amedisys Disclosure Letter. Neither Parent nor Amedisys will withdraw any such filings or applications without the prior written consent of the other party; provided, that Parent may withdraw and promptly thereafter (and in any event within five (5) business days) refile its Notification and Report Form pursuant to the HSR Act in accordance with 16 C.F.R. § 803.12 and any other applicable law if deemed advisable by Parent’s outside legal counsel. Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor Amedisys, nor any of their respective subsidiaries, shall be required to (and Amedisys shall not, without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed)), pay any material consent or other similar fee, payment or consideration, make any other material concession or provide any additional material security (including a guaranty) to any non-Governmental Entity third party in connection with seeking or obtaining its consent to the transactions contemplated by this Agreement.
(b)   In connection with and without limiting the efforts referenced in Section 6.3(a), Parent and Amedisys shall jointly develop, and Parent and Amedisys shall consult and cooperate in all respects with one another, and consider in good faith the views of one another, in connection with the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any Antitrust Law; provided, that in the event of any conflict or disagreement between Parent and Amedisys with respect to process, strategy or communications regarding any matter with a Governmental Entity, Parent shall have the right to direct the matter that is the cause of any such conflict or disagreement in its sole discretion, acting reasonably and in good faith. Each of Parent and Amedisys shall (i) furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any governmental filings, submissions or other documents and to otherwise effect the expiration of all waiting periods under applicable Antitrust Laws, (ii) promptly inform the other of any such filing, submission or other document and of any communication with or from any Governmental Entity regarding the transactions contemplated by this Agreement, and permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any such filing, submission, document or communication and (iii) cooperate in making an appropriate response as promptly as reasonably practicable to any investigation or other inquiry from a Governmental Entity or any Action initiated by a Governmental Entity or private party, including promptly notifying the other party of any such investigation, inquiry or Action, and consulting in advance before making any presentations or submissions to a Governmental Entity, or, in connection with any Action initiated by a private party, to any other person. Each of Parent and Amedisys shall promptly make an appropriate response to any request for information, documentation, other material, or testimony by any Governmental Entity, including by using reasonable best efforts to as promptly as practicable make an appropriate response to any request for additional information, documents or other materials, including any “second request” under the HSR Act, received by any party or any of their respective subsidiaries from any Governmental Entity in connection with such filings, submissions or in connection with proceedings under or relating to any Antitrust Law. Each of Parent and Amedisys shall, in connection with the transactions contemplated by this Agreement, promptly inform and consult with the other in advance of any meeting, conference or material communication with any Governmental Entity, or, in connection with any Action by a private party, with any other person, and to the extent not prohibited by Applicable Law or by the applicable Governmental Entity, reasonably consult with the other party in advance of any such meeting, conference or material communication, and give the other party a reasonable opportunity to attend and participate therein, and if the other party does not participate, keep such party apprised with respect thereto. Each party shall furnish to the other copies of all filings, submissions, correspondence and communications between it and its affiliates and their respective Representatives, on the one hand, and any Governmental Entity (or any other person in connection with any Action initiated by a private party), on the other hand, with respect to the transactions contemplated by this Agreement. Each party may, as it deems advisable and necessary, reasonably designate material provided to the other party as “Outside Counsel Only Material,” and also may reasonably redact the material as necessary to (A) remove personally sensitive information, (B) remove references concerning the valuation of a party and its subsidiaries conducted in connection with the approval and adoption of this Agreement and the negotiations and investigations leading thereto, (C) comply with contractual arrangements, (D) prevent the loss of a legal privilege or (E) comply with Applicable Law.
(c)   Between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1, each party shall not (and shall ensure that its subsidiaries do not), consummate, enter into any agreement providing for, or announce, any investment, acquisition, divestiture or other business combination that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement or materially increase the risk of not obtaining any action, consent, approval, registration, waiver, permit, authorization, order expiration or termination of waiting periods or other confirmations from any Governmental Entity that is a condition to the Closing pursuant to Section 7.1(b) or Section 7.1(c).
(d)   Amedisys and Parent hereby acknowledge and agree that neither this Section 6.3 nor the “reasonable best efforts” standard nor any other provision set forth in this Agreement shall require, or be construed to require, Parent or any of its subsidiaries, in order to effect the expiration of any waiting periods under applicable Antitrust Laws or the obtaining from any Governmental Entity of any consent, registration, approval, non-objection, permit or authorization to proffer or agree to any term, condition, obligation, liability, requirement, limitation, qualification, remedy, commitment, sanction or other action that is, or would reasonably be expected to result in, a Burdensome Condition; provided, that Parent can compel Amedisys to (and to cause Amedisys’s subsidiaries to) agree to any such term or condition or take any such actions (or agree to take such actions) so long as the effectiveness of such term or condition or action is conditioned upon the consummation of the transactions contemplated by this Agreement.
(e)   Amedisys shall agree, if reasonably requested by Parent so as to permit (or as identified by the parties as reasonably likely to be necessary to permit) the expiration or termination of the applicable waiting periods under the HSR Act or the receipt of any other consent under any other applicable Antitrust Law, in each case as soon as practicable after the date of this Agreement (but in any event not later than the Outside Date unless otherwise directed by Parent), to effect and agree to any sale, divestiture, license, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, any assets, operations, rights, product lines, licenses, businesses or interests therein of Amedisys and its subsidiaries, and take such action or actions that would in the aggregate have a similar effect; provided, however, that any such sale, divestiture, license, holding separate or other similar arrangement, disposition, restriction or action or actions (each, a “Potential Sale Transaction”) is conditioned on the occurrence of, and shall become effective only from and after, the Closing. Without limiting the foregoing, to the extent requested by Parent, Amedisys shall, and shall cause its subsidiaries to, cooperate with Parent to facilitate a Potential Sale Transaction. To the extent reasonably requested by Parent, Amedisys shall and shall cause its subsidiaries to (i) enter into confidentiality agreements, in each case, containing customary terms with any persons who Parent identifies to Amedisys as potential purchasers in a Potential Sale Transaction (such potential purchasers to be referred to as “Potential Purchasers”); (ii) permit Potential Purchasers to conduct (and cooperate with such Potential Purchasers) reasonable documentary and other investigations with respect to such Potential Sale Transaction (provided, that any such Potential Purchaser executes and delivers to Amedisys a confidentiality agreement and, to the extent deemed advisable by Parent’s outside legal counsel, a clean team agreement, in each case containing customary terms); (iii) comply with any applicable right of first refusal, right of first offer, right of approval and similar provisions that may be applicable to a proposed transfer of a Potential Sale Transaction; (iv) deliver such notices, make such filings and execute such contracts relating to a Potential Sale Transaction as reasonably requested by Parent and at Parent’s expense; and (v) cooperate in good faith with respect to any Tax matters (including the structuring of any relevant transactions in a Tax efficient manner) in connection with any Potential Sale Transaction.

Section 6.4.   Indemnification, Exculpation and Insurance.
(a)   Parent agrees that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions or other matter occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, members, managers, employees or agents of Amedisys or any subsidiary of Amedisys (determined as of the Effective Time) (the “Existing Indemnified Parties”) as provided in the organizational documents of Amedisys and any of its subsidiaries or any indemnification contract between such directors or officers and Amedisys (in each case, as in effect on, and, in the case of any indemnification contracts, to the extent made available to Parent prior to, the date of this Agreement) shall survive the Merger and shall continue in full force and effect. For a period of six years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the organizational documents of Amedisys and any of its subsidiaries as in effect immediately prior to the Effective Time with respect to acts or omissions or other matters occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Existing Indemnified Parties; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Parent shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 6.4.
(b)   From and after the Effective Time, Parent agrees that it will cause the Surviving Corporation to indemnify, defend and hold harmless, to the fullest extent permitted under Applicable Law, the current or former directors or officers of Amedisys or any subsidiary of Amedisys (the “D&O Indemnified Parties”) against any costs or expenses (including attorneys’ fees and expenses), amounts paid in settlement, judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any actual or alleged Action, in connection with, arising out of or otherwise related to matters existing or occurring or alleged to have occurred prior to or at the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including actions to enforce this provision or any other indemnification or advancement right of any D&O Indemnified Party, and the Surviving Corporation shall also promptly advance reasonable costs and expenses (including attorney’s fees) as incurred to the fullest extent permitted under Applicable Law (subject to the execution of an undertaking by or on behalf of the D&O Indemnified Party to repay such amount if it shall ultimately be determined, by final judicial decision from a court of competent jurisdiction which there is no further right to appeal, that the D&O Indemnified Party is not entitled to be indemnified under this Section 6.4(b)). In the event of any such actual or alleged Action, Parent and the Surviving Corporation shall cooperate with the D&O Indemnified Party in the defense of any such actual or alleged Action. None of Parent, the Surviving Corporation nor any of their respective affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Action for which indemnification may be sought by an D&O Indemnified Party pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all D&O Indemnified Parties from all liability arising out of such Action.
(c)   The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to), at its option, (i) during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, maintain in effect Amedisys’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to or more favorable than those of the D&O Insurance or (ii) purchase a six (6)-year prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with a comparable credit rating as Amedisys’s current directors’ and officers’ liability insurance carrier (the “Tail Policy”). In satisfying its obligations pursuant to the first sentence of this Section 6.4(c), the Surviving Corporation shall not be obligated to (A) pay annual premiums in excess of 300% of the amount paid by Amedisys for coverage for its last full fiscal year prior to the date hereof for the D&O Insurance (such 300% amount, the “Maximum Premium”) or (B) incur an aggregate cost for the Tail Policy in excess of the Maximum Premium. If the annual premiums of such insurance coverage for the six-year period exceed the Maximum Premium or the aggregate cost for such Tail Policy exceeds the Maximum Premium, then the Surviving

Corporation shall only be obligated to obtain a policy with the greatest coverage available for an annual premium not exceeding the Maximum Premium or an aggregate cost for such Tail Policy not exceeding the Maximum Premium from an insurance carrier with the same or better credit rating as Amedisys’s current directors’ and officers’ liability insurance carrier. In lieu of the foregoing obligations, prior to the Effective Time Amedisys may and, at Parent’s request, shall use reasonable best efforts to, purchase the Tail Policy; provided, that the aggregate cost for such Tail Policy shall not exceed the Maximum Premium. If Amedisys purchases the Tail Policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such Tail Policy in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations thereunder.
(d)   The covenants contained in this Section 6.4 are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and shall not be deemed exclusive of any other rights to which any such person is entitled, whether pursuant to Applicable Law, contract or otherwise. Nothing contained in this Section 6.4 shall be construed or interpreted to release, waive or impair any other right to director and officer liability insurance claims under any policy that is or has been in existence with respect to Amedisys and its subsidiaries and the rights contained in this Section 6.4 shall be deemed to be additional to, and not in lieu of or in substitution for any claims under any such policies or other rights to indemnification, advancement or contribution.
(e)   In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.4.
Section 6.5.   Fees and Expenses.
Except as set forth in this Section 6.5 and in Section 8.2, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger are consummated, except that each of Parent and Amedisys shall bear and pay one half of the costs and expenses (other than the fees and expenses of each party’s attorneys and accountants, which shall be borne by the party incurring such expenses) incurred by the parties in connection with the filings of the premerger notification and report forms under the HSR Act and similar laws of other jurisdictions (including filing fees) and the filings and notices required to obtain the consents of any Governmental Entity listed on Section 7.1(c) of the Amedisys Disclosure Letter.
Section 6.6.   Public Announcements.
Amedisys and Parent shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the first sentence of this Section 6.6 shall not apply to (a) any press release or public statement required by Applicable Law or any listing agreement with any national securities exchange, provided that the party making the release or statement has used its reasonable best efforts to consult with the other party, (b) an Amedisys Recommendation Change (or any responses thereto) or any communication regarding an Amedisys Alternative Transaction in accordance with Section 5.2(e), (c) any disclosure of information concerning this Agreement in connection with any party hereto enforcing or exercising its rights under this Agreement and (d) any press release or public statement containing content with respect to this Agreement or the transactions contemplated hereby consistent in all material respects with content included in any press release or public statement that has been previously consented to by the other party or otherwise exempted from this Section 6.6.
Section 6.7.   Takeover Statutes.
If any antitakeover or similar statute or regulation is or may become applicable to the transactions contemplated by this Agreement, Amedisys and the Board of Directors of Amedisys shall (a) grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise act to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.
Section 6.8.   Conveyance Taxes.
Amedisys and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar Taxes that become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. All such Taxes shall be borne 50% by Parent, on the one hand, and 50% by Amedisys, on the other hand, when due.
Section 6.9.   Employee Benefits.
(a)   For a period of one (1) year commencing immediately following the Effective Time (or until the termination of the Continuing Employee, if sooner) (the “Continuation Period”), Parent shall, or shall cause the Surviving Corporation or any of their respective Affiliates to, provide each individual who, immediately prior to the Effective Time, is employed by Amedisys or any of its subsidiaries (or who provides services to Amedisys or any of its subsidiaries pursuant to an arrangement with a professional employer organization) (each, a “Continuing Employee”) (i) a base salary or hourly wage rate that is not less than that provided to such Continuing Employee immediately prior to the Effective Time, (ii) target short-term cash bonus compensation opportunities (including annual cash bonuses, but excluding commissions or other incentives, long-term incentives and equity or equity-based compensation or opportunities) that are no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time (including annual cash bonuses, but excluding commissions or other incentives, long-term incentives and equity or equity-based compensation or opportunities), unless the Continuing Employee’s classification under the Fair Labor Standards Act changes following the date hereof, and (iii) other employee benefits (excluding any employee stock purchase, equity or equity-based, nonqualified deferred compensation, retention, incentive, bonus, change in control or transaction compensation or arrangements and defined benefit pension and post-employment welfare benefits) that are substantially comparable in the aggregate to the employee benefits provided to such Continuing Employee immediately prior to the Effective Time under the Amedisys Benefit Plans set forth on Section 4.1(l)(i) of the Amedisys Disclosure Letter (excluding any employee stock purchase, equity or equity-based, nonqualified deferred compensation, retention, incentive, bonus, change in control or transaction compensation or arrangements and defined benefit pension and post-employment welfare benefits).
(b)   During the Continuation Period, Parent shall honor, and shall cause the Surviving Corporation to honor, all Amedisys Benefit Plans set forth on Section 4.1(l)(i) of the Amedisys Disclosure Letter and all employment, severance, and termination plans and agreements in effect as of immediately prior to the date hereof and set forth on Section 4.1(l)(i) of the Amedisys Disclosure Letter, in each case, in accordance with their terms as in effect immediately prior to the date hereof and shall assume any Amedisys Benefit Plan that requires or contemplates assumption by their terms by an acquirer or successor. To the extent that a Continuing Employee experiences an involuntary termination of employment during the Continuation Period, Parent shall provide, or cause to be provided, to each such Continuing Employee with severance payments and benefits that are no less favorable than the severance payments and benefits that such Continuing Employee would have been entitled under the Amedisys Benefit Plans set forth on Section 4.1(l)(i) of the Amedisys Disclosure Letter as in effect immediately prior to the date hereof.
(c)   Parent hereby acknowledges that a “change in control,” “sale event” or term or concept of similar import within the meaning of the severance plans that are Amedisys Benefit Plans and set forth on Section 4.1(l)(i) of the Amedisys Disclosure Letter, the Amedisys ESPP, the 2008 Omnibus Incentive Plan and the 2018 Plan, will occur at the Effective Time.
(d)   For purposes of eligibility, vesting (other than vesting of future equity awards), future vacation accruals and determinations of severance amounts (but not (i) for purposes of benefit accrual under any defined benefit pension plan, (ii) to the extent that such credit would result in a duplication of compensation or benefits, or (iii) credit under any plan that is grandfathered or frozen) under each applicable Parent Benefit Plan that will apply to Amedisys’s employees after the Effective Time (each, a “Replacement Plan”), service with or credited by Amedisys or any of its subsidiaries or predecessors for continuing employees of Amedisys and its subsidiaries shall be treated as service with Parent to the same extent that such service was taken into account under the analogous Amedisys Benefit Plan prior to the Effective Time. With respect to the participation of any Amedisys employees in any Replacement Plan, Parent shall or shall cause the Surviving Corporation to, use commercially reasonable efforts to: (i) waive all preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents, except to the extent such pre-existing conditions, exclusions or waiting periods would apply (and were not previously satisfied) under the analogous Amedisys Benefit Plan that such employee participated in prior to the Effective Time and (ii) during the plan year in which the Effective Time occurs provide each such employee and his or her eligible dependents with credit for any co-insurance and deductibles paid prior to the Effective Time (or, if later, prior to the time such employee commenced participation in the Replacement Plan) under a Replacement Plan (to the same extent that such credit was given under the analogous Amedisys Benefit Plan that such employee participated in prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any Replacement Plan in which such employee first become eligible to participate during the calendar year in which the Effective Time occurs.
(e)   With respect to any accrued but unused personal, sick, vacation time or other paid time off to which any Continuing Employee is entitled pursuant to the policies or individual agreements or other arrangements applicable to such Continuing Employee immediately prior to the Effective Time (the “PTO Policy”), Parent shall, or shall cause the Surviving Corporation to and instruct its Affiliates to, as applicable (and without duplication of benefits), assume, as of the Effective Time, the liability for such accrued personal, sick, vacation time or other paid time off and allow such Continuing Employee to use such accrued personal, sick, vacation time or other paid time off in accordance with the PTO Policy.
(f)   With respect to the fiscal year in which Closing occurs, Parent shall, or shall cause the Surviving Corporation to, pay to each Continuing Employee who, as of immediately prior to the date hereof, participates in any annual short-term cash incentive plan that is maintained by Amedisys and set forth on Section 4.1(1)(i) of the Amedisys Disclosure Letter (collectively, the “Bonus Plans”) with respect to Amedisys’s fiscal year (or such shorter performance period) during which the Closing occurs (the “Closing Fiscal Year”) the following: a bonus amount (each, a “Bonus”) to which the Continuing Employee is entitled under the terms in effect as of the date hereof under the Bonus Plans for the Closing Fiscal Year, which shall be (i) no less than the amount payable under the applicable Bonus Plan based on actual performance through the Closing Date (as determined by the Board of Directors of Parent or the appropriate committee thereof), and (ii) payable in the ordinary course under the terms in effect as of the date hereof under the applicable Bonus Plan.
(g)   Nothing in this Agreement shall confer upon any employee, officer, director or consultant of Amedisys or any of its subsidiaries any right to continue in the employ or service of the Surviving Corporation, Amedisys, Parent or any subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, Amedisys, Parent or any subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Amedisys or any of its subsidiaries at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, modify or terminate any Amedisys Benefit Plan, Replacement Plan or any other compensation or benefit plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its subsidiaries or affiliates to establish, amend, modify or terminate any Amedisys Benefit Plan, Replacement Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 9.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, including any current or former employee, officer, director or consultant of Amedisys or any of its subsidiaries, any right (including any third-party right), benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h)   Prior to the Closing Date, if requested by Parent in writing at least thirty (30) days prior to the Closing, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, Amedisys shall cause the appropriate governing body to adopt resolutions to cause the 401(k) plan of Amedisys (the “Amedisys 401(k) Plan”) as so required by Parent to be terminated effective immediately prior to the Closing, subject to the Closing. In the event that Parent requests that the Amedisys 401(k) Plan be terminated, Parent shall provide, that each Continuing Employee who elects to make an eligible rollover distribution shall be permitted to roll such eligible rollover distribution, including any associated loans, as part of any lump sum distribution into an account under a 401(k) plan maintained by Parent or a Subsidiary of Parent. In the event that Parent requests that the Amedisys 401(k) Plan be terminated, Amedisys shall provide Parent with evidence that such Amedisys 401(k) Plan has been terminated, pursuant to resolutions duly adopted by the applicable board of directors or such other applicable governing body or committee thereof, not later than the day immediately preceding the Closing.
(i)   Upon Parent’s written request, Amedisys shall adopt resolutions and take such corporate action as is reasonably necessary to transfer authority for each qualified plan sponsored by Amedisys and its subsidiaries, effective as of the Closing Date, as follows: (i) the Senior Vice President, Total Rewards & People Services of UnitedHealth Group Incorporated shall be authorized to amend or terminate each plan and take other action on behalf of the plan sponsor; (ii) the UnitedHealth Group Employee Benefits Plans Administrative Committee shall be appointed as the plan administrator; and (iii) the UnitedHealth Group Employee Benefits Plans Investment Committee shall be appointed as the named fiduciary responsible for plan investments and oversight of the plan’s assets. In the event that Parent requests that Amedisys transfer such authority with respect to such qualified plans, Amedisys shall provide Parent with evidence of such action (the form and substance of which shall be subject to review and approval by Parent, which approval shall not be unreasonably withheld) not later than the day immediately preceding the Closing Date.
Section 6.10.   Section 16(b).
Amedisys and Parent shall each take all such steps as are reasonably necessary to cause the transactions contemplated by this Agreement, including any dispositions of equity securities of Amedisys (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) in connection herewith, by any individual who (a) is a director or officer subject to the reporting requirement of Section 16(a) of the Exchange Act with respect to Amedisys or (b) at the Effective Time will become a director or officer subject to the reporting requirement of Section 16(a) of the Exchange Act with respect to Parent, in each case to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.11.   Certain Litigation.
Each of Amedisys and Parent shall promptly notify the other of, and cooperate with the other party with respect to, any stockholder demands, litigations, arbitrations or other similar claims, actions, suits or proceedings (including derivative claims) commenced against it, its subsidiaries or its or its subsidiaries’ respective directors or officers relating to this Agreement or any of the transactions contemplated hereby or any matters relating thereto (collectively, “Transaction Litigation”); provided, that “Transaction Litigation” shall not include any litigation where the parties are adverse to each other or any litigation related to or arising out of a proposal with respect to an Amedisys Alternative Transaction. Amedisys shall give Parent the opportunity to reasonably participate (at Parent’s expense) in (but not control) the defense and settlement of any Transaction Litigation and none of Amedisys nor any of its subsidiaries shall settle or offer to settle any Transaction Litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). Parent shall keep Amedisys reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation, and will consider in good faith Amedisys’s comments or suggestions with respect to such Transaction Litigation.
Section 6.12.   Stock Exchange Delisting; Deregistration.
Prior to the Effective Time, Amedisys shall use its reasonable best efforts to facilitate the commencement of the delisting of Amedisys and of the shares of Amedisys Common Stock from the NASDAQ as promptly as practicable after the Effective Time. Prior to the Effective Time, Amedisys shall not voluntarily delist the Amedisys Common Stock from the NASDAQ.

Section 6.13.   Merger Sub Stockholder Consent and Other Transaction Consents.
Parent, in its capacity as the sole stockholder of Merger Sub, shall, immediately following the execution and delivery of this Agreement, deliver or cause to be delivered the irrevocable written consent of the sole stockholder of Merger Sub adopting this Agreement in accordance with the DGCL and the organizational documents of Merger Sub. Parent shall take all necessary action to cause Merger Sub and the Surviving Corporation to perform their respective obligations under, and in accordance with the terms of, this Agreement.
ARTICLE VII
CONDITIONS PRECEDENT
Section 7.1.   Conditions to Each Party’s Obligation to Effect the Merger.
The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver, in whole or in part (to the extent permitted by Applicable Law), on or prior to the Closing Date of the following conditions:
(a)   Amedisys Stockholder Approval.   The Amedisys Stockholder Approval shall have been obtained.
(b)   HSR Act.   Any applicable waiting period (and any extension thereof) under the HSR Act relating to the consummation of the Merger shall have expired or been terminated.
(c)   Other Approvals.   All approvals listed on Section 7.1(c) of the Amedisys Disclosure Letter shall have been obtained.
(d)   No Injunctions or Restraints.   No Governmental Entity of competent jurisdiction shall have issued or entered any Order after the date of this Agreement, and no Applicable Law shall have been enacted or promulgated after the date of this Agreement, in each case, that (whether temporary or permanent) is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger.
Section 7.2.   Conditions to Obligations of Parent and Merger Sub.
The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver by Parent, in whole or in part (to the extent permitted by Applicable Law), of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of Amedisys contained in Section 4.1(a) (Organization, Standing and Corporate Power) (excluding the final sentence thereof), Section 4.1(b)(i) (Corporate Authority), Section 4.1(b)(ii)(A) (Non-Contravention), Section 4.1(c)(iv) (Agreements with Respect to Amedisys Equity Securities), Section 4.1(c)(v) (Stockholder Rights Plans), Section 4.1(d) (Subsidiaries), Section 4.1(t) (Voting Requirements), Section 4.1(u) (Opinion of Financial Advisors), Section 4.1(v) (Brokers), and Section 4.1(w) (Termination of OPCH Agreement) (x) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct as of such date) and (y) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct in all material respects as of such date), (ii) the representations and warranties of Amedisys contained in Section 4.1(c)(i) (Capitalization) (other than the last sentence thereof) and Section 4.1(c)(ii) (No Other Amedisys Equity Securities) shall be true and correct as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct as of such date), except for any de minimis inaccuracies, (iii) the representations and warranties of Amedisys contained in Section 4.1(f)(ii) (No Material Adverse Effect) shall be true and correct as of the Closing

Date as though made on the Closing Date and (iv) each of the representations and warranties of Amedisys contained in this Agreement (other than those contained in the sections set forth in the preceding clauses (i), (ii) and (iii)) (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) shall be true and correct as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct as of such date), except where the failure to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Amedisys.
(b)   Performance of Obligations of Amedisys.   Amedisys shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)   No Burdensome Condition.   The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under all applicable Antitrust Laws shall have expired or been earlier terminated without the imposition by any Governmental Entity of any term, condition, obligation, requirement, limitation, prohibition, remedy, sanction or other action that has resulted in or would reasonably be expected to result in a Burdensome Condition.
(d)   Officer’s Certificate.   Parent shall have received an officer’s certificate duly executed by an authorized officer of Amedisys to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
Section 7.3.   Conditions to Obligations of Amedisys.
The obligation of Amedisys to effect the Merger is further subject to satisfaction or waiver by Amedisys, in whole or in part (to the extent permitted by Applicable Law), of the following conditions:
(a)   Representations and Warranties.   Each of the representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) shall be true and correct as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct as of such date), except where the failure to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Performance of Obligations of Parent.   Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)   Officer’s Certificate.   Amedisys shall have received an officer’s certificate duly executed by an authorized officer of Parent to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
Section 8.1.   Termination.
This Agreement may be terminated at any time prior to the Effective Time, and whether before or (except in the case of Section 8.1(e) and Section 8.1(f)) after receipt of the Amedisys Stockholder Approval:
(a)   by mutual written consent of Amedisys and Parent;
(b)   by either Amedisys or Parent, if:
(i)   the Merger shall not have been consummated by June 26, 2024 (the “Outside Date”); provided that if the Closing shall not have occurred by the Outside Date but on that date any of the conditions set forth in Section 7.1(b), Section 7.1(c) or Section 7.1(d) (solely as it relates to any

Antitrust Laws or Healthcare Laws or Orders entered thereunder) shall not be satisfied or waived but all other conditions shall have been satisfied or waived (other than those that by their terms are to be fulfilled at the Closing, provided that each such condition would be capable of being fulfilled if the Closing were to occur on such date), then the Outside Date shall automatically, without any action on the part of the parties hereto, be extended to December 27, 2024, and such date shall be the “Outside Date” for purposes of this Agreement; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if a material breach by such party of any of its obligations under this Agreement has been the principal cause of or principally resulted in the failure of the Closing to have occurred on or before the Outside Date;
(ii)   the Amedisys Stockholder Approval shall not have been obtained upon a vote taken thereon at the Amedisys Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;
(iii)   (A) prior to the Effective Time, any Governmental Entity of competent jurisdiction shall have issued or entered any Order that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and such Order shall have become final and non-appealable, or (B) any expiration, termination, authorization or consent from a Governmental Entity required to be obtained pursuant to Section 7.1(b) or Section 7.1(c) shall have been denied and such denial shall have become final and non-appealable; provided that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to a party if a material breach by such party of any of its obligations under Section 6.3 has been the principal cause of or principally resulted in the issuance of such Order or the denial of such expiration, termination, authorization or consent;
(c)   by Parent (provided that Parent is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b)), if Amedisys shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) is incapable of being cured by Amedisys or is not cured by the earlier of (x) the Outside Date and (y) forty-five (45) days of written notice thereof from Parent;
(d)   by Amedisys (provided that Amedisys is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b)), if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) is incapable of being cured by Parent or is not cured by the earlier of (x) the Outside Date and (y) forty-five (45) days of written notice thereof from Amedisys;
(e)   by Parent at any time prior to the Amedisys Stockholders Meeting, if (i) the Board of Directors of Amedisys or any committee thereof shall have made an Amedisys Recommendation Change or (ii) Amedisys or its Subsidiaries shall have materially breached the obligations set forth in Section 5.2; and
(f)   by Amedisys, at any time prior to the Amedisys Stockholders Meeting, in order to enter into a definitive agreement with any Amedisys Third Party with respect to an Amedisys Superior Proposal; provided; that Amedisys shall have paid or caused to be paid to Parent the Amedisys Termination Fee pursuant to Section 8.2(b) and the OPCH Agreement Termination Fee Refund pursuant to Section 8.2(d) and shall not have materially breached its obligations set forth in Section 5.2 in respect of such Amedisys Superior Proposal.
Section 8.2.   Effect of Termination.
(a)   In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any of the parties, except (i) the provisions of this Section 8.2, the last sentence of Section 6.2, Section 6.5 and Article IX shall survive any such termination of this Agreement and no such termination shall relieve any party from any liability or obligation under such provisions and (ii) nothing contained herein shall relieve any party from liability for fraud or any Willful Breach hereof.
(b)   If this Agreement is terminated:
(i)   (A) by Parent pursuant to Section 8.1(e)(i) (Amedisys Recommendation Change) or Section 8.1(e)(ii) (No Solicitation), or (B) by either Parent or Amedisys pursuant to Section 8.1(b)(ii) (Amedisys Stockholder No Vote) and in the case of this clause (B) immediately prior to the Amedisys Stockholders Meeting, Parent would have been entitled to terminate this Agreement pursuant to Section 8.1(e) (Amedisys Recommendation Change);
(ii)   by Parent or Amedisys pursuant to Section 8.1(b)(i) (Outside Date) or Section 8.1(b)(ii) (Amedisys Stockholder No Vote) and, in each case,
(A)   at or prior to the Amedisys Stockholders Meeting, in the case of a termination pursuant to Section 8.1(b)(ii) (Amedisys Stockholder No Vote) or at or prior to the time of such termination, in the case of a termination pursuant to Section 8.1(b)(i) (Outside Date) there shall have been publicly made to the stockholders of Amedisys generally or shall otherwise have become publicly known, or any person shall have publicly announced an intention (whether or not conditional) to make, an offer or proposal for an Amedisys Alternative Transaction; and
(B)   within twelve (12) months of termination of this Agreement, Amedisys or any of its subsidiaries enters into a definitive agreement with any Amedisys Third Party with respect to any Amedisys Alternative Transaction or any Amedisys Alternative Transaction is consummated;
(iii)   by Parent pursuant to Section 8.1(c) (Breach of Amedisys Representations or Covenants) and,
(A)   at or prior to the time of such termination there shall have been publicly made to the stockholders of Amedisys generally or shall otherwise have become publicly known, or any person shall have publicly announced an intention (whether or not conditional) to make, an offer or proposal for an Amedisys Alternative Transaction; and
(B)   within twelve (12) months of termination of this Agreement, Amedisys or any of its subsidiaries enters into a definitive agreement with any Amedisys Third Party with respect to any Amedisys Alternative Transaction or any Amedisys Alternative Transaction is consummated;
(iv)   by Amedisys pursuant to Section 8.1(f) (Amedisys Superior Proposal);
then Amedisys shall pay to Parent, (a) in the case of clauses (i) and (iv), not later than two business days after the date of termination of this Agreement, and (b) in the case of clauses (ii) and (iii), not later than two business days after the earlier of the date the agreement with respect to the Amedisys Alternative Transaction is entered into and the date the Amedisys Alternative Transaction is consummated, a termination fee of one hundred and twenty-five million dollars ($125,000,000) (such dollar amount, the “Termination Fee Amount,” and such fee, the “Amedisys Termination Fee”); provided that, for purposes of this Section 8.2(b), the term “Amedisys Alternative Transaction” shall have the meaning assigned to the term in Section 5.2(a), except that all references to “20%” shall be deemed replaced with “50%”.
(c)   If this Agreement is terminated by Parent or Amedisys pursuant to:
(i)   Section 8.1(b)(i) (Outside Date), and at the time of such termination, (w) any of the conditions set forth in Section 7.1(b), Section 7.1(d) or Section 7.2(c) (in the case of Section 7.1(d), solely as such condition relates to any Antitrust Law) shall not be satisfied or waived, (x) all other conditions for Closing set forth in Article XII (other than those set forth in Section 7.1(b), Section 7.1(d) and Section 7.2(c) (in each case, solely as such condition relates to any Antitrust Law)) have been satisfied or waived (other than those that by their terms are to be fulfilled at the

Closing, provided that each such condition would be capable of being fulfilled if the Closing were to occur on such date) and (y) no Willful Breach by Amedisys of any of its obligations under Section 6.3 has contributed materially to the failure of the conditions set forth in Section 7.1(b), Section 7.1(d) or Section 7.2(c) (in the case of Section 7.1(d), solely as such condition relates to any Antitrust Law) to be satisfied or waived; or
(ii)   Section 8.1(b)(iii) (Regulatory Matters) and any applicable Order, expiration, termination, authorization or consent that gives rise to such termination right is in respect of, pursuant to or arises under any Antitrust Law, then Parent shall pay, or cause to be paid, to Amedisys, not later than two business days after the date of termination of this Agreement, a termination fee of two hundred and fifty million dollars ($250,000,000) less the amount of the OPCH Agreement Termination Fee equaling a net amount of one hundred and forty-four million dollars ($144,000,000) (such fee, the “Regulatory Break Fee”).
(d)   Refund of OPCH Agreement Termination Fee.   Except if the Regulatory Break Fee is payable to Amedisys pursuant to Section 8.2(c) or this Agreement is terminated by Amedisys pursuant to Section 8.1(d), Amedisys shall pay, or cause to be paid, to Parent not later than two business days after the date of termination of this Agreement, a termination fee, in return for the payment by Parent to OPCH of the OPCH Agreement Termination Fee, $106,000,000 (the “OPCH Agreement Termination Fee Refund”).
(e)   Any Amedisys Termination Fee, Regulatory Break Fee or OPCH Agreement Termination Fee Refund payable under Section 8.2(b), Section 8.2(c) or Section 8.2(d) shall be payable in immediately available funds no later than the applicable date set forth therein. If a party fails to promptly pay to the other party any fee due under such Section 8.2(b), Section 8.2(c) or Section 8.2(d), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.
(f)   Each party agrees that notwithstanding anything in this Agreement to the contrary (other than with respect to claims for, or arising out of or in connection with fraud or a Willful Breach hereunder or with respect to claims pursuant to the Confidentiality Agreement), in the event that any Amedisys Termination Fee, Regulatory Break Fee or OPCH Agreement Termination Fee Refund is paid to a party in circumstances in which such fee is payable in accordance with this Section 8.2, (i) the payment of such Amedisys Termination Fee, Regulatory Break Fee or OPCH Agreement Termination Fee Refund shall be the sole and exclusive remedy of such party, its subsidiaries, stockholders, affiliates, officers, directors, employees and Representatives against the other party or any of its Representatives or affiliates, and (ii) in no event will the party being paid the Amedisys Termination Fee, Regulatory Break Fee or OPCH Agreement Termination Fee Refund or any other such person seek to recover any other money damages or seek any other remedy based on a claim in law or equity with respect to, in each case of clause (i) and (ii), (A) any loss suffered, directly or indirectly, as a result of the failure of the Merger to be consummated, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, and (iii) no party nor any affiliates or Representatives of any party shall have any further liability or obligation to the other party relating to or arising out of this Agreement or the transactions contemplated hereby. In no event shall any party be required to pay an Amedisys Termination Fee, Regulatory Break Fee or OPCH Agreement Termination Fee Refund, as applicable, on more than one occasion.
Section 8.3.   Amendment.
Subject to compliance with Applicable Law, this Agreement may be amended by the parties hereto at any time before or after the Amedisys Stockholder Approval; provided that any amendment of this Agreement that requires approval by the stockholders of Amedisys under Applicable Law shall be subject to such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties’ respective Boards of Directors or a duly authorized committee thereof.
Section 8.4.   Extension; Waiver.
At any time prior to the Effective Time, a party may, subject to the first proviso of Section 8.3 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance by the other party with any of the agreements or conditions for the benefit of such party contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by Amedisys or Parent shall require the approval of the stockholders of Amedisys or Parent, respectively, unless such approval is required by Applicable Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 8.4 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
ARTICLE IX
GENERAL PROVISIONS
Section 9.1.   Non-survival of Representations and Warranties.
None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that, by its terms, contemplates performance after the Effective Time.
Section 9.2.   Notices.
All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or delivered by electronic mail (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a)   if to Parent or Merger Sub to:
UnitedHealth Group Incorporated
UnitedHealth Group Center
9900 Bren Road East
Minnetonka, MN 55343
Attention:
Richard Mattera
Ryan Adrian

Email:
[***]
[***]

with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:
Keith Pagnani
Melissa Sawyer

Email:
pagnanik@sullcrom.com
sawyerm@sullcrom.com

if to Amedisys, to:
Amedisys, Inc.
3854 American Way, Suite A
Baton Rouge, LA 70816
Attention:
Richard Ashworth
Jennifer Griffin

Email:
[***]
[***]

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:
Krishna Veeraraghavan
Kyle T. Seifried

Email:
kveeraraghavan@paulweiss.com
kseifried@paulweiss.com

Section 9.3.   Definitions.
For purposes of this Agreement:
(a)   “2018 Plan” means Amedisys’s 2018 Omnibus Incentive Compensation Plan.
(b)   “affiliate” means, with respect to any person, another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;
(c)   “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Travel Act, the U.K. Bribery Act 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other Applicable Law relating to anti-corruption or anti-bribery;
(d)   “Amedisys Benefit Plan” means each compensation or benefit plan, arrangement or agreement, whether or not written, including any “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA (whether or not such plan is subject to ERISA), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, commission, incentive, deferred compensation, vacation, stock purchase, stock or stock-based, profit sharing, phantom stock, severance, retention, salary continuation, employment, sale, transaction, change of control or fringe benefit plan, policy, program, arrangement or agreement that is or has been sponsored, maintained or contributed to by Amedisys or any of its subsidiaries or which Amedisys or any of its subsidiaries is obligated to sponsor, maintain or contribute to or with respect to which Amedisys or any of its subsidiaries has any liability, but excluding any Multiemployer Plan;
(e)   “Amedisys ESPP” means the Amended and Restated Amedisys Composite Employee Stock Purchase Plan, as may be amended from time to time;
(f)   “Amedisys Provider JVs” means those certain joint ventures listed on Section 9.3(f) of the Amedisys Disclosure Letter;
(g)   “Amedisys Stock Plans” means, collectively, (i) the 2008 Omnibus Incentive Plan of Amedisys, (ii) the 2018 Plan, in each case, as amended or restated from time to time, (iii) the Amedisys ESPP and (iv) any other plan or arrangement pursuant to which compensatory equity awards have been granted by Amedisys or any of its subsidiaries;
(h)   “Burdensome Condition” means any term, condition, obligation, requirement, limitation, prohibition, remedy, sanction or other action imposed upon Parent, Amedisys or any of their respective subsidiaries in connection with effecting the expiration of any waiting period (and any extension thereof) under any Antitrust Laws applicable to the consummation of the transactions contemplated by this Agreement or obtaining from a Governmental Entity any consent, registration, approval, permit or authorization, in each case necessary or advisable in order to consummate the transactions contemplated by this Agreement (a) that would reasonably be expected to result in (i) any requirement to sell, license, assign, transfer, divest, hold separate or otherwise dispose of, before or after the Closing, any assets or businesses of Parent, Amedisys or any of their respective affiliates generating, individually or in the aggregate, greater than $333,000,000 in annual revenue from third parties (measured based on the 12 calendar month period immediately prior to such term, condition, obligation, requirement, limitation, prohibition, remedy, sanction or other action being imposed by such governmental antitrust entity) or (ii) individually or in the aggregate with all other such terms, conditions, obligations, requirements, limitations, prohibitions, remedies, sanctions or other actions, reasonably be expected to result in a material adverse effect on the business, operations, financial condition or results of operations of the Amedisys and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole (assuming for purposes of such analysis that any material adverse effect is measured against Amedisys); or (b) that would reasonably be expected to require Parent, Amedisys or any of their respective affiliates to agree to obtain prior approval or other approval from a Governmental Entity, or submit a notification or otherwise notify the Governmental Entity prior to (other than with respect to the transactions contemplated by this Agreement) or to appoint a monitor with respect to, in each case, consummating any future transaction (including, for the avoidance of doubt, by complying with any “consent order” or similar arrangement under the United States Federal Trade Commission’s “prior approval” policy).
(i)   “business day” means any day other than a Saturday, Sunday or federal holiday, or a day on which banks in New York, New York are authorized or obligated by law to close;
(j)   “Code” means the Internal Revenue Code of 1986, as amended;
(k)   “Confidentiality Agreement” means the confidentiality agreement by and between Amedisys and Parent, dated as of May 30, 2023.
(l)   “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof and any epidemics, pandemic or outbreaks thereof;
(m)   “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Applicable Laws, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19;
(n)   “Dissenting Shares” has the meaning set forth in the definition of “Dissenting Stockholders.”
(o)   “Dissenting Stockholders” means the holders of Shares who have duly demanded appraisal pursuant to Section 262 of the DGCL and have not effectively withdrawn or otherwise waived or lost such Person’s rights to appraisal under the DGCL (such Shares for which appraisal has been so duly demanded and the right thereto under the DGCL not effectively withdrawn or otherwise waived or lost, the “Dissenting Shares”).
(p)   “Double-Trigger Protections” means the double-trigger protections set forth in Section 22 of the 2018 Plan, as in effect immediately prior to the date hereof, which provides for accelerated vesting of outstanding Amedisys Equity Awards if a Participant experiences a Qualifying Event within two years following a Change in Control (as each such term is defined therein) of Amedisys, subject to and in accordance with the terms therein and any award agreement in respect of such Amedisys Equity Awards;
(q)   “DTC” means The Depository Trust Company;
(r)   “Environmental Laws” means all Applicable Laws relating to pollution or protection of the environment, natural resources, including natural resource damages, or, as it relates to exposure to Hazardous Materials, public or worker health and safety, including Applicable Laws relating to Releases of, or exposure to, Hazardous Materials, and to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials;
(s)   “Equity Award Exchange Ratio” means the Per Share Merger Consideration divided by the Parent Trading Price;
(t)   “Equity Securities” means, with respect to any Person, (i) any shares of capital or capital stock (including any ordinary shares) or other voting securities of, or other ownership interest in, such Person, (ii) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, or (iv) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person or any of its Subsidiaries.
(u)   “ERISA” means the United States Employee Retirement Income Security Act of 1974;
(v)   “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was, at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA;
(w)   “Ex-Im Laws” means all Applicable Laws relating to export, re-export, transfer or import controls (including without limitation, the Export Administration Regulations administered by the U.S. Department of Commerce and customs and import laws administered by U.S. Customs and Border Protection);
(x)   “Governmental Health Program” means any federal health program as defined in 42 U.S.C. § 1320a-7b(f), including but not limited to Medicare, Medicare Advantage, Medicaid, Managed Medicaid and Medicaid waiver programs, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act (42 U.S.C. 1395 et seq.), any health insurance program for the benefit of federal employees, including those under chapter 89 of title 5, United States Code, and any other state or federal healthcare program administered by a Governmental Entity and any successor programs thereto;
(y)   “Harmful Code” means any computer software viruses, time bombs, Trojan horses, ransomware, spyware, adware or scareware or other similar software designed to assault, vandalize, disrupt, damage, disable, hack into, incapacitate, infiltrate, slow or shut down a computer system.
(z)   “Hazardous Materials” means any material, substance, chemical or waste (or combination thereof) that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, a per-or polyfluoroalkyl substance, petroleum, oil, asbestos, or words of similar meaning or effect, or for which liability or standards of conduct may be imposed, under any Environmental Law;
(aa)   “Healthcare Laws” means all Applicable Laws relating to healthcare delivery, regulatory, and reimbursement matters, including but not limited to: (a) Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); (b) any joint federal or state health care or health insurance program, including, Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); (c) TRICARE, 10 U.S.C. § 1071 et seq.; (d) 42 U.S.C. §§ 1320a-7, 7a, and 7b, which are commonly referred to as the “Federal Fraud Statutes,” and their state law counterparts; (e) 42 U.S.C. § 1395nn, which is commonly referred to as the “Stark Law,” and its state law counterparts; (f) 31 U.S.C. §§ 3729- 3733, which is commonly referred to as the “federal False Claims Act”; (g) the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; (h) 41 U.S.C. §§ 51-58 (the Anti-Kickback Act of 1986,); (i) 18 U.S.C. § 1952 (the Travel Act); (j) HIPAA (as defined herein); (k) Applicable Laws relating to participation in or submission of claims to Payors; (l) the Patient Protection and Affordable Care Act, 42 U.S.C. § 18001 et seq., as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 11-152), together with implementing regulations and any other rules or regulations promulgated thereunder; (m) 18 U.S.C. § 220 (the Eliminating Kickbacks in Recovery Act of 2018), the Federal Criminal False Claims Act (18 U.S.C. § 287), the False Statements Relating to Health Care Matters Law (18 U.S.C. § 1035), the Federal Health Care Fraud Law (18 U.S.C. § 1347); (n) the Deficit Reduction Act of 2005; (o) 21 C.F.R. §§ 301 et seq. (the Food, Drug, and Cosmetic Act); (p) the Improving Medicare Post-Acute Care Transformation Act of 2014; (q) all federal, state or local statute or regulations relevant to mail fraud, wire fraud, false statements or claims; (r) survey, certification, and standards as each relates to eligibility to obtain authorizations of Governmental Entities required to participate in Payor programs and medical necessity or physician certification; (s) Medicare program conditions of participation and conditions of payment and the CMS Acute Hospital Care at Home Waiver Program; (t) all Applicable Laws relating to Healthcare Permits, including specifically the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a et seq.), Drug Enforcement Agency registrations, local licensing, accreditation, regulatory, certificate of need, recordkeeping, referrals, quality, and safety Laws and Applicable Laws relating to mandatory reporting; (u) all Applicable Law relating to fee splitting and the corporate practice of medicine, nursing, or any other learned or licensed healthcare professions and the employment of licensed or learned professionals by non-professional entities; (v) all Applicable Law relating to advertising or marketing of healthcare items or services; and (w) the Beneficiary Inducement Statute (42 U.S.C. § 1320a-7a(a)(5)); (x) all Applicable Laws concerning the administration, ordering, storage, security or prescribing of controlled substances, the federal Controlled Substances Act, 21 U.S.C. 13 et seq.; and (y) all similar state Applicable Law counterparts to the foregoing, and the rules and regulations promulgated thereunder, each as may be amended from time to time;
(bb)   “Healthcare Permits” means any and all licenses, Permits, certifications, authorizations, exemptions, waivers, Governmental Health Program enrollments, registrations, accreditations, letters of non-reviewability, certificates of need, permits of approval, consents, supplier or provider numbers, qualifications, operating authority, approvals or clearances, in each case that are issued or enforced by a Governmental Entity with jurisdiction over any Healthcare Law;
(cc)   “HIPAA” means the following, as the same may be amended, modified or supplemented from time to time, any successor statute thereto, and together with any and all rules or regulations promulgated from time to time thereunder: (i) Health Insurance Portability and Accountability Act of 1996, (ii) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (iii) for purposes of this Agreement, the applicable state laws regarding patient privacy and the security, use and disclosure of healthcare records;
(dd)   “Intellectual Property” means all intellectual and industrial proprietary and property rights, including: (i) patents, patent applications, patent disclosures, invention disclosures and inventions (regardless of whether patentable and regardless of whether reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; (ii) registered and unregistered trademarks, service marks, trade names, trade dress, logos, slogans, company names, corporate names, or other source or business identifiers (and all translations, adaptations, derivations and combinations of the foregoing), and registrations and applications for registration thereof, together with all goodwill associated with the foregoing; (iii) works of authorship, whether copyrightable or not, all derivatives, translations and adaptations thereof, copyrights (whether registered or unregistered) therein and thereto and all renewals, extensions, restorations and reversions thereof, and all common Law and moral rights therein; (iv) Internet domain names and social media identifiers; (v) rights in software and computer programs (in both source code and object code form) and documentation and manuals therefor; (vi) databases and data compilations; and (vii) trade secrets, know-how, processes, formulae, recipes, methods, techniques, procedures, algorithms, specifications, inventions, ideas, marketing materials, customer and supplier lists, and other confidential or proprietary information;
(ee)   “IT Assets” means all computers, software, firmware, computer hardware, middleware, servers, networks, workstations, routers, hubs, switches, information, telecommunications systems, data communications lines, peripherals and computer systems, and other information technology equipment, systems, or platforms;
(ff)   “knowledge” means, with respect to Parent or Amedisys, as applicable, the actual knowledge of Parent’s or Amedisys’s, as applicable, Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Compliance Officer, Chief Information Officer and Chief Human Resources Officer (or equivalent officer);

(gg)   “Labor Agreement” means any collective bargaining agreement or similar labor-related contract with any labor union, labor organization, or works council;
(hh)   “Material Adverse Effect” on Amedisys means any change, event or development (each, a “Change”) that has had, or would reasonably be expected to have, individually, or in the aggregate with all other Changes, a material adverse effect on the business, financial condition or results of operations of Amedisys and its subsidiaries, taken as a whole, excluding any Change to the extent that it results from or arises out of (i) general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, (ii) any failure, in and of itself, by Amedisys to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Amedisys unless otherwise excluded in this definition of “Material Adverse Effect”), (iii) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement, including any litigation resulting or arising therefrom or with respect thereto or the impact thereof on the relationships of Amedisys and its subsidiaries, with employees, customers, suppliers or partners, or compliance with or performance of this Agreement (except that this clause (iii) shall not apply with respect to the representations or warranties in Section 4.1(b)(ii) (Corporate Authority) and Section 4.1(b)(iii) (Non-Contravention), or the conditions related thereto), (iv) any change, in and of itself, in the market price or trading volume of the securities of Amedisys (it being understood that the facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Amedisys unless otherwise excluded in this definition of “Material Adverse Effect”), (v) any change in Applicable Law or GAAP (or authoritative interpretation or enforcement thereof), (vi) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, or any trade wars or sanctions, (vii) any hurricane, tornado, flood, earthquake or other natural disaster, (viii) any changes generally affecting the industries in which Amedisys operates, (ix) any epidemic, pandemic or other outbreak of illness or disease or public health event (including COVID-19) or any COVID-19 Measures or any changes, after the date hereof, in such COVID-19 Measures or changes, after the date hereof, in the interpretation, implementation or enforcement thereof, (x) any Transaction Litigation, (xi) any action (A) specifically required to be taken by Amedisys pursuant to this Agreement, (B) taken (or failure to be taken) by Amedisys at the written direction of Parent or (C) taken with the prior written consent of Parent or (xii) any action required by Section 6.3; provided that the exclusions in clauses (i), (v), (vi), (vii), (viii) and (ix) shall not apply to the extent the Changes set forth therein have a disproportionate impact on Amedisys and its subsidiaries, relative to other participants in the industries in which Amedisys and its subsidiaries operate;
(ii)   “Multiemployer Plan” means any plan that is a multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA;
(jj)   “Open Source Software” means any software that is distributed as “free software” or as “open source software” or under any license that is a license now approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, including any software licensed under or subject to the GNU General Public License or the GNU Affero General Public License;
(kk)   “Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent);
(ll)   “Parent Common Stock” means the common stock of Parent, par value $0.01 per share.
(mm)   “Parent Trading Price” means the volume-weighted average of the closing sale prices per share of Parent Common Stock on the New York Stock Exchange, as reported in the New York City edition of The Wall Street Journal (or, if not reported thereby, as reported in another authoritative source) on each of the five full consecutive trading days ending on and including the third business day prior to the Closing Date;

(nn)   “Payor” means any Governmental Health Program (including Medicare Advantage plan and Medicaid managed care plan) and any other healthcare service plan, health maintenance organization, health insurer, physician hospital organization, or private, commercial, or governmental third-party payor.
(oo)   “PCI DSS” means the Payment Card Industry Data Security Standard and related card brand rules.
(pp)   “Per Share Merger Consideration” means $101 per share of Amedisys Common Stock in cash, without interest.
(qq)   “Permitted Liens” means all liens, charges, encumbrances, mortgages, deeds of trust and security agreements disclosed in any Amedisys Filed SEC Documents or Parent Filed SEC Documents, as the case may be, together with the following (without duplication): (i) Liens imposed by Applicable Law, such as and mechanics and materialmen Liens, in each case for sums not yet overdue for a period or more than thirty days or being contested in good faith by appropriate proceedings or such other Liens arising out of judgments or awards against Amedisys or Parent, as the case may be, with respect to which Amedisys or Parent, respectively, shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of Amedisys or Parent, as the case may be, in accordance with GAAP, (ii) Liens for taxes, assessments or other governmental charges not yet due and payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of Amedisys or Parent, as the case may be, in accordance with GAAP, (iii) Liens securing judgments for the payment of money so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period with which such proceedings may be initiated has not expired, (iv) minor survey exceptions on existing surveys or which would be shown on a current accurate survey, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes (including, for the avoidance of doubt, operating agreements), matters disclosed by a current survey, or zoning or other restrictions as to the use of the affected real property, which do not in the aggregate materially adversely affect the value of the leased property or materially impair their use in the operation of the business of the tenant, (v) Liens arising from non-exclusive licenses of Intellectual Property in the ordinary course of business, (vi) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Amedisys or Parent, as the case may be, in the ordinary course of business, (vii) leases, subleases, licenses and occupancy agreements by Amedisys or Parent, as the case may be, as landlord, sublandlord or licensor and (viii) with respect to leased property, all liens, charges and encumbrances existing on the date of the applicable lease, and all mortgages and deeds of trust now or hereafter placed on the leased property by the third-party landlord;
(rr)   “person” means a natural person, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, including any Governmental Entity;
(ss)   “Personal Data” means any information about an identifiable individual that alone or in combination with other information could be used to identify an individual or household, or includes information that is defined as “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information,” “personal information” or any similar terms applicable under any Privacy and Security Requirements;
(tt)   “Privacy and Security Requirements” means, to the extent applicable: (i) all Privacy Laws; (ii) all Privacy Contracts; and (iii) all Privacy Policies.
(uu)   “Privacy Contracts” means the terms of all contracts, as entered into by Amedisys or its subsidiaries or Parent or its subsidiaries (as applicable), with any person that relating to the Processing of Personal Data.
(vv)   “Privacy Laws” means: (i) all Applicable Laws concerning any Processing of Personal Data, the privacy, confidentiality, security, or breach of Personal Data, including: HIPAA; state privacy, data security, and breach notification Laws, and state social security number protection Laws; the Federal Trade Commission Act; the Telephone Consumer Protection Act; the Controlling the Assault of Non-Solicited Pornography And Marketing Act; the California Online Privacy Protection Act; the California Consumer Privacy Act and other state consumer privacy laws; and (ii) PCI DSS.
(ww)   “Privacy Policies” means all written external notices and policies by which Amedisys or its subsidiaries (as applicable) is bound, to the extent relating to privacy, security, data protection, or any notifications of Security Breaches, other data security incidents or violations of any Privacy and Security Requirements, and the Processing of Personal Data.
(xx)   “Process” or “Processing” means the creation, collection, use (including for the purposes of sending telephone calls, text messages and emails), analysis, storage, retention, structuring, recording, organization, consultation, de-identification, re-identification, maintenance, processing, recording, distribution, transfer, sale, lease, transmission, receipt, import, export, protection (including safeguarding, security measures and notification in the event of a breach of security), access, disposal or disclosure or any other operation or set of operations performed on data or sets of data (including Personal Data), whether electronically or in any other form or medium and whether or not by automatic means.
(yy)   “Release” means any release, spill, pumping, pouring, emptying, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment, including the atmosphere, soil, surface water, groundwater, drinking water supply, or property;
(zz)   “Qualifying Event” has the meaning set forth in the 2018 Plan;
(aaa)   “Representatives” means, when used with respect to any person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of such person;
(bbb)   “Sanctioned Person” means (i) any person listed in any Sanctions-related list of designated persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, (ii) any person located, organized or resident in a country or territory which, at the applicable time, is the subject or target of comprehensive Sanctions (at the time of this Agreement, the Crimea region and so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Sudan and Syria) or (iii) any person 50% or more owned or otherwise controlled by any such person or persons described in the foregoing clauses (i) and (ii);
(ccc)   “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government through OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom;
(ddd)   “Security Breach” means any (i) “Breach” of “Unsecured Protected Health Information” (as such terms are defined by HIPAA), (ii) material “Security Incident” (as defined by HIPAA), or (iii) “breach,” “breach of security,” “breach of system security,” or similar event as defined under Applicable Law, including any such incident that would require notification to any Governmental Entity or other person of such incident under Privacy Laws.
(eee)   “subsidiary” means, with respect to any person, any person with respect to which such first person directly or indirectly owns or purports to own, beneficially or of record, (i) an amount of voting securities or other interests in such second person that is sufficient to enable such first person to elect at least a majority of the members of such second person’s board of directors or comparable governing body or (ii) at least 50% of the outstanding equity, voting or financial interests in such second person;
(fff)   “Stimulus Funds” means any grant or other funds received by Amedisys or any subsidiary from any CARES Act (as amended), Families First Coronavirus Response Act and Health Care Enhancement Act stimulus fund programs, including pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program, Medicare Accelerated and Advance Payments Program, or from the U.S. Department of Health and Human Services Provider Relief Fund.

(ggg)   “Tax Return” means any returns, declarations, statements, claim for refund, election, estimate, reports, forms and information returns and any schedules or amendments thereto relating to Taxes that are filed or required to be filed with a Taxing Authority;
(hhh)   “Taxes” means all taxes, charges, levies or other like assessments imposed by any governmental authority, including any income, gross receipts, license, severance, occupation, premium, environmental, customs, duties, profits, disability, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, escheat or unclaimed property, workmen’s compensation or other taxes, charges, levies or other like assessments of any kind whatsoever in the nature of a Tax, together with any interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity, whether disputed or not;
(iii)   “Taxing Authority” means any Governmental Entity responsible for the administration of any Taxes; and
(jjj)   “Willful Breach” means a material breach or failure to perform that is the consequence of an intentional act or omission of a party with the knowledge that such act or omission would, or would reasonably be expected to, cause a material breach of this Agreement.
Section 9.4.   Interpretation.
(a)   When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined, or except as otherwise expressly provided, therein. The phrase “made available” when used in reference to anything made available by Amedisys or any of its Representatives shall be deemed to include anything uploaded to the electronic dataroom maintained by or on behalf of Amedisys or its Representatives for the purpose of the Merger and the transactions contemplated hereby by 4:00 p.m., Eastern Time, on the date hereof. Words in this Agreement describing the singular number shall be deemed to include the plural and vice versa, and words in this Agreement denoting any gender shall be deemed to include all genders. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such statute as from time to time amended (including the rules and regulations promulgated thereunder), unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.
(b)   Except with respect to Section 6.6, whenever a consent or approval of Amedisys or Parent is required under this Agreement, such consent or approval may be executed and delivered only in writing and only by an executive officer of such party.
Section 9.5.   Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.
Section 9.6.   Entire Agreement; No Third-Party Beneficiaries; No Additional Representations. This Agreement (including the documents, exhibits, schedules, disclosure letters and instruments referred to herein), taken together with the Confidentiality Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among Parent, Merger Sub and Amedisys with respect to the Merger and the other transactions contemplated by this Agreement, and

(b) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, other than as provided in Section 6.4.
Section 9.7.   Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
Section 9.8.   GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
Section 9.9.   WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.9.
Section 9.10.   Specific Enforcement.   The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 9.11, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
Section 9.11.   Jurisdiction.   In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 9.2 shall be effective service of process for any such action.
Section 9.12.   Headings, etc.   The headings, table of contents and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.13.   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.13 with respect thereto. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.
UNITEDHEALTH GROUP INCORPORATED
By:
/s/ Richard J. Mattera

Name: Richard J. Mattera
Title: Chief Development Officer
UnitedHealth Group
AURORA HOLDINGS MERGER SUB INC.
By:
/s/ Richard J. Mattera

Name: Richard Mattera
Title: Chief Development Officer
UnitedHealth Group
AMEDISYS, INC.
By:
/s/ Richard Ashworth

Name: Richard Ashworth
Title: President and Chief Executive Officer
[Signature Page to Merger Agreement]

Exhibit A
FORM OF CERTIFICATE OF INCORPORATION OF THE SURVIVING COMPANY
[see attached]

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMEDISYS, INC.
ARTICLE ONE
The name of the corporation is Amedisys, Inc. (hereinafter called the “Corporation”).
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE THREE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE FOUR
The total number of shares of stock which the Corporation shall have the authority to issue is one thousand (1,000) shares, all of which shall be shares of common stock, with a par value of $0.01 per share.
ARTICLE FIVE
The directors shall have the power to adopt, amend or repeal Bylaws, except as may otherwise be provided in the Bylaws.
ARTICLE SIX
The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.
ARTICLE SEVEN
Section 1. Limitation of Liability.   To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer. No amendment to or repeal of this Article Seven shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.
Section 2. Indemnification.
(a)   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
(b)   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)   To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
(d)   Any indemnification under subsections (a) and (b) of this Section 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 2. Such determination shall be made (1) by the Board of Directors of the Corporation (“Board of Directors”) by a majority vote of quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
(e)   Expenses (including attorneys’ fees) incurred by an officer or director in defending in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article Seven. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
(f)   The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article Seven shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
(g)   The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article Seven.
(h)   For purposes of this section references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Seven with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(i)   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Seven shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE EIGHT
The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors of the Corporation are granted subject to such reservation.

Exhibit B
MERGER SUB WRITTEN CONSENT
[see attached]

WRITTEN CONSENT
OF
THE SOLE STOCKHOLDER
OF
AURORA HOLDINGS MERGER SUB, INC.
June [•], 2023
The undersigned, being the sole stockholder (the “Sole Stockholder”) of Aurora Holdings Merger Sub, Inc., a Delaware corporation (the “Corporation”), hereby, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), consents to and approves the following resolution and each and every action effected thereby.
Merger of the Corporation with and into the Company
WHEREAS, the Board of Directors of the Corporation has (a) approved an Agreement and Plan of Merger (the “Agreement”), to be entered into by and among the Sole Stockholder, the Corporation and Amedisys, Inc., a Delaware corporation (the “Company”), pursuant to which, among other things, the Corporation shall merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly owned subsidiary of the Stole Stockholder, in accordance with the DGCL, and upon the terms and subject to the conditions in the Agreement, and (b) determined that the Agreement and the other transactions contemplated by the Agreement, including the Merger, are advisable and fair to, and in the best interests of, the Corporation and the Sole Stockholder;
WHEREAS, the Board of Directors has submitted the Agreement to the Sole Stockholder of the Corporation for adoption in accordance with the applicable provisions of the DGCL, and has recommended the adoption of the Merger Agreement by the Sole Stockholder; and
WHEREAS, the Sole Stockholder has deemed the Merger and the other transactions contemplated by the Agreement to be advisable and fair to, and in the best interests of, the Corporation and the Sole Stockholder.
NOW, THEREFORE, BE IT RESOLVED, that the form, terms and conditions of the Agreement be and hereby are irrevocably adopted in accordance with the DGCL, the Corporation’s Certificate of Incorporation and the Corporation’s Bylaws; and
FURTHER RESOLVED, that this written consent may be executed by facsimile or other electronic transmission (including in Adobe PDF format), which will be as effective as delivery of a manually executed counterpart to this written consent.
[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this written consent as of June [•], 2023.
UNITEDHEALTH GROUP INCORPORATED
By: Name: Title:

Annex B
Opinion of Guggenheim Securities, LLC
Guggenheim Securities, LLC 330 Madison Avenue New York, New York 10017 GuggenheimPartners.com
June 25, 2023
The Board of Directors
Amedisys, Inc.
3854 American Way, Suite A
Baton Rouge, LA 70816
Members of the Board:
We understand that Amedisys, Inc. (“Amedisys”) and UnitedHealth Group Incorporated (“UnitedHealth”) intend to enter into an Agreement and Plan of Merger to be dated as of June 26, 2023 (the “Agreement”) pursuant to which Aurora Holdings Merger Sub Inc., a wholly owned subsidiary of UnitedHealth (“Merger Sub”), will merge with and into Amedisys (the “Merger”) and Amedisys will become a wholly owned subsidiary of UnitedHealth. Pursuant to the Agreement, each of the issued and outstanding shares of the common stock, par value $0.001 per share, of Amedisys (“Amedisys Common Stock”) will, subject to certain exceptions, be converted into the right to receive $101.00 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the stockholders of Amedisys.
In connection with rendering our opinion, we have:
•
Reviewed a draft of the Agreement dated as of June 22, 2023;

•
Reviewed certain publicly available business and financial information regarding Amedisys;

•
Reviewed certain non-public business and financial information regarding Amedisys’s business and future prospects (including certain financial projections for Amedisys on a stand-alone basis for the years ending December 31, 2023 through December 31, 2027 (the “Amedisys-Provided Financial Projections”) and certain other estimates and other forward-looking information), all as prepared by, discussed with and approved for our use by Amedisys’s senior management (collectively, the “Amedisys-Provided Information”);

•
Discussed with Amedisys’s senior management their strategic and financial rationale for the Merger as well as their views of Amedisys’s businesses, operations, historical and projected financial results and future prospects and the commercial, competitive and regulatory dynamics in the home healthcare and hospice sectors;

•
Performed discounted cash flow analyses based on the Amedisys-Provided Financial Projections;

•
Reviewed the valuation and financial metrics of certain mergers and acquisitions that we deemed relevant in evaluating the Merger;

•
Reviewed the historical prices, trading multiples and trading activity of the Amedisys Common Stock;

•
Compared the financial performance of Amedisys and the trading multiples and trading activity of the Amedisys Common Stock with corresponding data for certain other publicly traded companies that we deemed relevant in evaluating Amedisys; and

•
Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

With respect to the information used in arriving at our opinion:
•
We have relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information provided by or discussed with Amedisys (including, without limitation, the Amedisys-Provided Information) or obtained from public sources, data suppliers and other third parties.

•
We (i) do not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and we have not independently verified, any such information (including, without limitation, the Amedisys-Provided Information), (ii) express no view or opinion regarding the reasonableness or achievability of the Amedisys-Provided Financial Projections, any other estimates or any other forward-looking information provided by Amedisys or the assumptions upon which any of the foregoing are based and (iii) have relied upon the assurances of Amedisys’s senior management that they are unaware of any facts or circumstances that would make the Amedisys-Provided Information incomplete, inaccurate or misleading.

•
We (i) (a) have been advised by Amedisys’s senior management, and have assumed, that the Amedisys-Provided Financial Projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Amedisys’s senior management as to the expected future performance of Amedisys on a stand-alone basis and (b) have assumed that the Amedisys-Provided Financial Projections have been reviewed by Amedisys’s Board of Directors with the understanding that such information will be used and relied upon by us in connection with rendering our opinion and (ii) have assumed that any financial projections/forecasts, any other estimates and/or any other forward-looking information obtained from public sources, data suppliers and other third parties are reasonable and reliable.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Amedisys or any other entity or the solvency or fair value of Amedisys or any other entity, nor have we been furnished with any such appraisals. We are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in our opinion should be construed as constituting advice with respect to such matters; accordingly, we have relied on the assessments of Amedisys’s senior management and Amedisys’s other professional advisors with respect to such matters. We are not expressing any view or rendering any opinion regarding the tax consequences of the Merger to Amedisys or its securityholders.
In rendering our opinion, we have assumed that, in all respects meaningful to our analyses, (i) the final executed form of the Agreement will not differ from the draft that we have reviewed, (ii) Amedisys, UnitedHealth and Merger Sub will comply with all terms and provisions of the Agreement and (iii) the representations and warranties of Amedisys, UnitedHealth and Merger Sub contained in the Agreement are true and correct and all conditions to the obligations of each party to the Agreement to consummate the Merger will be satisfied without any waiver, amendment or modification thereof. We also have assumed that the Merger will be consummated in a timely manner in accordance with the terms of the Agreement and in compliance with all applicable legal and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on Amedisys or the Merger in any way meaningful to our analyses or opinion.
In rendering our opinion, we do not express any view or opinion as to (i) the prices at which the Amedisys Common Stock or other securities or financial instruments of or relating to Amedisys may trade or otherwise be transferable at any time, (ii) the potential effects of volatility in the credit, financial or equity markets on Amedisys, any such securities or other financial instruments, the Merger or the financing thereof or (iii) the impact of the Merger on the solvency or viability of UnitedHealth or Merger Sub or the ability of UnitedHealth or Merger Sub to pay their respective obligations when they come due.
We have acted as a financial advisor to Amedisys in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is payable upon successful consummation of the Merger and a portion of which has previously been paid upon the rendering of our opinion. In addition, Amedisys has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.

As previously disclosed, aside from our current engagement by Amedisys, we have not previously been engaged during the past two years by Amedisys, nor have we been previously engaged during the past two years by UnitedHealth, to provide any financial advisory or investment banking services for which we received fees. We may in the future seek to provide Amedisys and UnitedHealth and their respective affiliates with financial advisory and investment banking services unrelated to the Merger, for which services we would expect to receive compensation.
We and our affiliates and related entities engage in a wide range of financial services activities for our and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, we and our affiliates and related entities may (i) provide such financial services to Amedisys, UnitedHealth, other participants in the Merger and their respective affiliates, for which services we and our affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to Amedisys, UnitedHealth, other participants in the Merger and their respective affiliates. Furthermore, we and our affiliates and related entities and our or their respective directors, officers, employees, consultants and agents may have investments in Amedisys, UnitedHealth, other participants in the Merger and their respective affiliates.
Consistent with applicable legal and regulatory guidelines, we have adopted certain policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Amedisys, UnitedHealth, other participants in the Merger and their respective affiliates and the Merger that differ from the views of our investment banking personnel.
Our opinion has been provided to Amedisys’s Board of Directors (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration. Our opinion is not intended to be used or relied upon for any other purpose or by any other person or entity and, subject to limited exceptions, may not be disclosed publicly, made available to third parties or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any joint proxy statement/prospectus to be distributed to the stockholders of Amedisys in connection with the Merger.
Our opinion and any materials provided in connection therewith do not constitute a recommendation to Amedisys’s Board of Directors with respect to the Merger, nor does our opinion or any summary of our underlying analyses constitute advice or a recommendation to any stockholder of Amedisys as to how to vote or act in connection with the Merger or otherwise. Our opinion does not address Amedisys’s underlying business or financial decision to pursue or effect the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Amedisys or the effects of any other transaction in which Amedisys might engage. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration to the stockholders of Amedisys to the extent expressly specified herein. We do not express any view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without limitation, the form or structure of the Merger) or the Agreement or (b) any other agreement, transaction document or instrument contemplated by the Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities (other than as expressly specified herein), creditors or other constituencies of Amedisys. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Amedisys’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise.
Our opinion has been authorized for issuance by our Fairness Opinion and Valuation Committee. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, business, capital markets and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on facts, circumstances or events occurring after the date hereof.
Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of Amedisys.
Very truly yours,
/s/ Guggenheim Securities, LLC
GUGGENHEIM SECURITIES, LLC

AMEDISYS, INC.3854 AMERICAN WAY, SUITE ABATON ROUGE, LA 70816Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ALL OTHER MATTERS.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.The Board of Directors recommends you vote FOR proposals 1, 2 and 3.! ! !SCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on September 7, 2023 for shares held directly and by11:59 p.m. Eastern Time on September 6, 2023 for shares held in the Amedisys ESPP or theAmedisys 401(k) plan. Have your proxy card in hand when you access the website and followthe instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Time on September 7, 2023 for shares held directly and by 11:59 p.m.Eastern Time on September 6, 2023 for shares held in the Amedisys ESPP or the Amedisys401(k) plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be receivedby the close of business on September 7, 2023, or by the close of business onSeptember 6, 2023 for shares held in the Amedisys ESPP or the Amedisys 401(k) plan.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV21118-TBD3. To approve the adjournment of the Amedisys Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficientvotes at the time of the Amedisys Special Meeting to approve proposal 1 to adopt the Merger Agreement.1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of June 26, 2023, by andamong UnitedHealth Group Incorporated ("Parent"), Amedisys, Inc. ("Amedisys") and Aurora Holdings Merger Sub Inc., a wholly owned subsidiary ofParent ("Merger Sub"), pursuant to which Merger Sub will merge with and into Amedisys, with Amedisys continuing as the surviving corporation andas a wholly owned subsidiary of Parent (the "Merger").2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Amedisys named executive officers that is basedon or otherwise relates to the transactions contemplated by the Merger Agreement.For Against Abstain! ! !! ! !AMEDISYS, INC.AMEDISYS, INC.3854 AMERICAN WAY, SUITE ABATON ROUGE, LA 70816Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.comAMEDISYS, INC.Special Meeting of StockholdersSeptember 8, 2023THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMEDISYS, INC.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON THE REVERSE SIDE.The undersigned stockholder of Amedisys, Inc. (the “Company”) hereby appoints each of Scott G. Ginn and Jennifer Guckert Griffin the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's executive office, 1005 17th Avenue South, Nashville, Tennessee 37212, onSeptember 8, 2023 at 10:00 a.m. Central Time, and any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, for the purposes listed on the reverse side and, in their judgment, on such matters as may be incident to the conduct of, or may properly come before, the meeting.YOUR VOTE IS IMPORTANT. EVEN IF YOU WISH TO ATTEND THE SPECIAL MEETING, PLEASE VOTE BY INTERNET, CALL IN YOUR VOTE, OR SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.Continued and to be signed on reverse side